As Filed With The Securities And Exchange Commission On August 8, 2005

Registration No. 333-126051

United States

Securities and Exchange Commission

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

 TO

FORM SB-2

Registration Statement Under The Securities Act Of 1933

________________

MARKLAND TECHNOLOGIES, INC.

(Name of small business issuer in its charter)

Florida

84-1331134

(State or other jurisdiction identification number)

(I.R.S. employer of incorporation or organization)

3829

(Primary Standard Industrial Classification Code Number)

88 Royal Little Drive, Providence, RI  02904

(617) 973-5104

(Address and telephone number of principal executive offices)

276 Washington Street, No. 367,  Boston, MA 02108

(Mailing Address)

Daniel Clevenger

Suzette R. O’Connor

8 Faneuil Hall, Third Floor, Boston, MA 02109

 (617) 973-5104

 (Name, address and telephone number of agent for service)

Copies To:

David A. Broadwin, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

(617) 832-1000

________________

Approximate Date Of Proposed Sale To The Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (18)
Common Stock, par value $.0001 per share	35,991,773 (3)(4)	$0.088 (5)	$3,167,276.02	$372.79
Common Stock, par value $.0001 per share	982,456 (6)	$0.088 (5)	$86,456.13	$10.18
Common Stock, par value $.0001 per share	95,378,199 (7)	$0.088 (5)	$8,393,281.51	$987.89
Common Stock, par value $.0001 per share	4,269,474 (8)	$0.088 (5)	$375,713.71	$44.22
Common Stock, par value $.0001 per share	5,827,239 (9)(10)	$0.088 (5)	$512.797.03	$60.36
Common Stock, par value $.0001 per share	235,945 (11)	$0.088 (5)	$20,763.16	$2.44
Common Stock, par value $.0001 per share	15,442,185 (12)	$0.088 (5)	$1,358,912.28	$159.94
Common Stock, par value $.0001 per share	1,067,368 (13)	$0.088 (5)	$93,928.38	$11.06
Common Stock, par value $.0001 per share	31,421,390 (14)	$0.088 (5)	$2,765,082.32	$325.45
Common Stock, par value $.0001 per share	83,266,682 (15)	$0.088 (5)	$7,327,468.02	$862.44
Common Stock, par value $.0001 per share	15,463,221 (16)	$0.088(17)	$1,360,763.45	$160.16
Total	289,345,932		$25,462,442.02	$2,996.93

(1)

Pursuant to Rule 416(a), the number of shares of common stock being registered will be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions contained in the September 21, 2004 and November 9, 2004 notes and the Series D Preferred Stock issued on June 20, 2005, the underlying shares of which are being registered hereunder.

(2)

In the event the adjustment provisions of the September 21, 2004 and November 9, 2004 notes and the Series D Preferred Stock require us to issue more shares than the shares being registered on this registration statement, for reasons other than those stated in Rule 416 of the Securities Act of 1933, as amended, we will file a new registration statement to register those additional shares.

(3)

Represents our good faith estimate of the number of shares of common stock issuable upon conversion of the September 21, 2004 notes at an assumed conversion price of $0.0875 on June 9, 2005.  The number of shares issuable upon conversion of these notes is equal to the outstanding principal amount of the September 21, 2004 notes to be converted, divided by the conversion price on the conversion date.   We cannot predict the actual number of shares of common stock issuable upon conversion, in part, because the price of our shares will fluctuate based, among other things, on prevailing market conditions and we have not determined whether or not we will repay the notes prior to their maturity date. Nonetheless, for purpose of registering these shares, we can estimate this number using certain assumptions.   Please refer to Note (4) for a description of the assumptions made to calculate the number of shares issuable upon conversion of the September 21, 2004 notes without giving effect to the interest payment provisions.   Please refer to Note (6) for a description of the assumptions made to calculate the number of shares issuable as interest payments.

(4)

Under the terms of the September 21, 2004 notes, the conversion price is a floating rate equal to 80% of the average closing price per share of our common stock for the five (5) trading days preceding conversion or $0.80, whichever is less.  For purposes of registering the shares underlying these notes, we have assumed that the conversion date is June 9, 2005, and that the holders of the September 21, 2004 notes are converting all of the principal amount of these notes outstanding on the conversion date ($3,150,000).

(5)

The conversion price is unknown as of the time of filing of this registration statement. In accordance with Rule 457(g)(3) of Regulation C, the maximum offering price represents the offering price of securities of the same class included in the registration statement. The maximum offering price has been estimated solely for the purpose of determining our registration fee pursuant to Rule 457(c) of Regulation C based on the average of the high and low sales prices of our common stock on June 20, 2005, as reported on the OTC Bulletin Board by the National Association of Securities Dealers, Inc., of $0.091 and $0.085, respectively.

(6)

Represents our good faith estimate of the number of shares issuable as interest payments due on the September 21, 2004 notes.  As of March 15, 2005, in lieu of paying interest in cash we pay accrued interest by delivering on each interest payment date a number of registered shares equal to the quotient obtained by dividing the amount of such interest by 90% of the closing price on the trading day immediately preceding such interest payment date.   We cannot predict the actual number of shares of common stock that will be issued as interest payments, in part, because, among other things, the price of our shares will fluctuate based, among other things, on prevailing market conditions and we have not determined whether or not we will repay the notes prior to their maturity date.  Nonetheless, we can estimate the number of shares of common stock issuable as interest payment using the following assumptions: based upon a recent closing price of our common stock of $0.095 on June 8, 2005, that we will not repay the notes prior to maturity, on September 21, 2005 we will have to issue 982,456 shares of our common stock as interest payments.

(7)

Because of the recent trends and volatility relating to the market price of our common stock and the large proportional effect of small price changes on the conversion price of the September 21, 2004 notes (as more fully described in footnote (4)), this number of shares we are registering reflects our good faith estimate of the additional amount of shares of our common stock that may be issuable upon future conversions of the notes if there were a decrease in the market price of our common stock of $0.06 per share from the closing price on June 8, 2005, which was $0.095.

(8)

 Represents our good faith estimate of the number of shares which may become issuable in satisfaction of liquidated damages arising from our Registration Rights Agreement, dated September 21, 2004.  If the number of shares issuable as liquidated damages exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(9)

Represents our good faith estimate of the number of shares of common stock issuable upon conversion of the November 9, 2004 notes at an assumed conversion of $0.0875 on June 9, 2005.  The number of shares issuable upon conversion of these notes is equal to the outstanding principal amount of the November 9, 2004 notes to be converted, divided by the conversion price on the conversion date.  We cannot predict the actual number of shares of common stock issuable upon conversion, in part, because the price of our shares will fluctuate based, among other things, on prevailing market conditions and we have not determined whether or not we will repay the notes prior to their maturity date. Nonetheless, for purpose of registering these shares, we can estimate this number using certain assumptions.   Please refer to Note (10) for a description of the assumptions made to calculate the number of shares issuable upon conversion of the November 9, 2004 notes without giving effect to the interest payment provisions.   Please refer to Note (11) for a description of the assumptions made to calculate the number of shares issuable as interest payments.

(10)

Under the terms of the November 9, 2004 notes, the conversion price is a floating rate equal to 80% of the average closing price per share of our common stock for the five (5) trading days preceding conversion or $0.80, whichever is less.  For purposes of registering the shares underlying these notes, we have assumed that the conversion date is June 9, 2005, the holders of the November 9, 2004 notes are converting all of the principal amount of these notes outstanding on the conversion date ($510,000).

(11)

Represents our good faith estimate of the number of shares issuable as interest payments due on the November 9, 2004 notes.  As of March 15, 2005, in lieu of paying interest in cash we pay accrued interest by delivering on each interest payment date a number of registered shares equal to the quotient obtained by dividing the amount of such interest by 90% of the closing price on the trading day immediately preceding such interest payment date.   We cannot predict the actual number of shares of common stock that will be issued as interest payments, in part, because, among other things, the price of our shares will fluctuate based on prevailing market conditions and we have not determined whether or not we will repay the notes prior to their maturity date.  Nonetheless, we can estimate the number of shares of common stock issuable as interest payment using the following assumptions: based upon a recent closing price of our common stock of $0.095 on June 8, 2005, that we will not repay the notes prior to maturity, on November 9, 2005 we will have to issue 235,945 shares of our common stock as interest payments.

(12)

Because of the recent trends and volatility relating to the market price of our common stock and the large proportional effect of small price changes on the conversion price of the November 9, 2004 notes (as more fully described in footnote (10)), this number of shares we are registering reflects our good faith estimate of the additional amount of shares of our common stock that may be issuable upon future conversions of the notes if there were a decrease in the market price of our common stock of $0.06 per share from the closing price on June 8, 2005, which was $0.095.

(13)

Represents our good faith estimate of the number of shares which may become issuable in satisfaction of liquidated damages arising from our Securities Purchase Agreement, dated November 9, 2004.  If the number of shares issuable as liquidated damages exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(14)

Represents our good faith estimate of the number of shares of common stock issuable upon conversion of 2,750 shares of Markland Series D Preferred Stock exchanged for 632,182 shares of Series B Preferred Stock of Technest Holdings, Inc., our majority owned subsidiary, on June 9, 2005.  The number of shares of our common stock into which each share of Markland Series D Preferred Stock is convertible is determined by dividing $1,000 by the discounted bid price.  The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by 80%.  We cannot predict the actual number of shares of common stock that will be issued, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions.   We have assumed for purposes of registering these shares of common stock that (i) 2,750 shares of Series D Preferred Stock are being converted on June 9, 2005 and that (ii) on June 9, 2005, the "discounted" bid price was $0.0875.

(15)

Because of the recent trends and volatility relating to the market price of our common stock and the large proportional effect of small price changes on the discounted bid price (as more fully described in footnote (14)), this number of shares we are registering reflects our good faith estimate of the additional amount of shares of our common stock that may be issuable upon future conversions of the Series D Preferred Stock issued in the June 20, 2005 private placement if there were a decrease in the market price of our common stock of $0.06 per share from the closing price on June 8, 2005, which was $0.095.

(16)

Represents shares of common stock that are presently outstanding.  We are registering these shares pursuant to piggy-back registration rights previously granted.

(17)

Estimated solely for the purpose of determining our registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices of our common stock on June 20, 2005, as reported on the OTC Bulletin Board by the National Association of Securities Dealers, Inc., of $0.091 and $0.085, respectively.

(18)    Previously paid.

____________________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

____________________________________

EXPLANATORY NOTES

General.   This registration statement on Form SB-2 covers the resale of 15,463,221 shares of our common stock that are presently outstanding; 165,021,879 shares of our common stock issuable upon conversion of, or in satisfaction of interest and liquidated damages payable in connection with, the notes issued on September 21, 2004 and November 9, 2004  in an aggregate principal amount of $3,660,000; and 114,688,072 of our common issuable upon conversion of 2,750 shares of Series D Preferred Stock issued on June 20, 2005.

Shares of common stock issuable upon conversion of the September 21, 2004 and November 9, 2004 notes.  On November 10, 2004, we filed a registration statement on Form SB-2 (SEC File # 333-120390) with the SEC covering, among other things, the resale by the selling stockholders named therein of 10,867,188 shares issuable upon conversion and/or exercise, as applicable, of notes issued in the September 21, 2004 and November 9, 2004 private placements.  That registration statement was declared effective on December 2, 2004.  As of June 9, 2005, the number of shares of common stock issuable upon conversion of the September 21, 2004 and November 9, 2004 notes exceeds the amount registered.  As a result, we are filing this registration statement to cover the resale of these additional shares issuable upon conversion of outstanding notes issued on September 21, 2004 and November 9, 2004, in accordance with the terms of the Registration Rights Agreement dated September 21, 2004 and the Securities Purchase Agreement dated November 9, 2004.

____________________________________

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

289,345,932 SHARES OF COMMON STOCK

OF

MARKLAND TECHNOLOGIES, INC.

This prospectus relates to the resale, from time to time, of up to 289,345,932 shares of our common stock by the stockholders referred to throughout this prospectus as "selling stockholders" including:

•

43,037,413 shares of our common stock issuable upon conversion of the notes issued in the September 21, 2004 and November 9, 2004 private placements (referred to throughout this prospectus as the September 21, 2004 and November 9, 2004 notes), including shares of our common stock that may be issuable as interest payments;

•

110,820,384 shares of our common stock which may be issued as a result of adjustments to the conversion price of the September 21, 2004 and November 9, 2004 notes based on declines in the price of our common stock;

•

5,336,842 shares of our common stock which may be issued as liquidated damages as contemplated by our Registration Rights Agreement dated September 21, 2004 and our Securities Purchase Agreement dated November 9, 2004;

•

31,421,390 shares of our common stock issuable upon conversion of 2,750 shares of Markland Series D Preferred Stock issued in a private placement completed on June 20, 2005;

•

83,266,682 shares of our common stock which may become issuable as a result of adjustment to the conversion price of 2,750 shares of Markland Series D Preferred Stock (based on declines in the price of our common stock) issued in a private placement completed on June 20, 2005; and

•

15,463,221 shares of our common stock that are presently outstanding.

The selling stockholders may sell the common stock being offered pursuant to this prospectus from time to time (directly or through agents or dealers) on terms to be determined at the time of sale.  The prices at which the selling stockholders may sell their shares may be determined by the prevailing market price for the shares or in negotiated transactions.

The selling stockholders will receive all of the proceeds from the sales made under this prospectus.  Accordingly, we will receive no part of the proceeds from sales made under this prospectus.  We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "MRKL.OB." On August 4, 2005, the last reported sale price of our common stock on the OTC Bulletin Board was $0.1419 per share.

Investing in our common stock involves a high degree of risk.   See Risk Factors on page 8 of this prospectus.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended.  Broker-dealers  dealing  in  penny  stocks  are  required  to  provide potential  investors  with a  document  disclosing  the  risks of penny  stocks. Broker-dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is__, 2005

(i)

TABLE OF CONTENTS

Prospectus Summary

1

Risk Factors

8

Special Note Regarding Forward-Looking Statements

21

Use of Proceeds

22

Price Range for Common Stock and Dividend Policy

22

Selling Stockholders

23

Management's Discussion and Analysis of Financial Condition and Results of Operations

33

Changes in Accountants

46

Business

47

Property

60

Legal Proceedings

61

Directors, Executive Officers, Promoters and Control Persons

63

Compensation of Directors and Executive Officers

65

Security Ownership of Certain Beneficial Owners and Management

77

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

79

Certain Relationships and Related Transactions

79

Description of Securities

85

Plan of Distribution

95

Available Information

97

Legal Matters

97

Experts

97

The selling stockholders are offering and selling shares of our common stock only to those persons and in those in jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof.

(ii)

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

In making a decision to invest in our common stock, you must conduct your own evaluation of the information provided including, among other things, of our company, its business, financial condition and results of operations, the terms of this offering and the common stock, our capital structure, our recent acquisitions and the risks factors and uncertainties. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock due to your particular circumstances.

In this prospectus, "Markland," "the Company," "we," "us" and "our" refer to Markland Technologies, Inc. and its subsidiaries, taken as a whole, unless the context otherwise requires; “Technest” refers to Technest Holdings, Inc.; “Genex” refers to Genex Technologies, Inc.; and “EOIR” refers to EOIR Technologies, Inc.

The information in this prospectus reflects our 1-for-60 reverse stock split effective October 27, 2003.

This prospectus contains trademarks, service marks and registered marks of Markland Technologies, Inc. and its subsidiaries and other companies, as indicated. Unless otherwise provided in this prospectus, as amended and supplemented from time to time, trademarks identified by (R) and (TM) are registered trademarks or trademarks, respectively, of Markland Technologies, Inc. or its subsidiaries. All other trademarks trade names and service names are the properties of their respective owners.

Our executive offices are located at 88 Royal Little Drive, Providence, Rhode Island  02904, and our phone number is (617) 973-5104.

PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this prospectus but does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus and the matters discussed in "Risk Factors" beginning on page 8.

WHO WE ARE

Markland is an integrated homeland security and defense company incorporated under the laws of the State of Florida.  We are the successor to a variety of businesses dating back to 1995.

Our strategy is to grow through organic means through increased acceptance by our customers of our present products and services offerings and also through acquisitions of assets that provide products or services to the Department of Homeland Security (“Homeland Security”), the United States Department of Defense (“DOD”), or various other United States Intelligence agencies (“INTEL”).

OUR BUSINESS

Our business, as it exists today, consists of five business areas: remote sensor systems for military and intelligence applications; chemical detectors; border security; imaging and surveillance; and advanced technologies.  We provide remote sensing technology products and services to protect our country's military personnel and infrastructure assets to the DOD and to various other INTEL. We also provide products, services and emerging technologies to protect our country's borders, infrastructure assets and personnel to the Department of Homeland Security.

As result of the acquisition of EOIR in June 2004, now a wholly-owned subsidiary of Markland, our primary source of operating revenues is sales of remote sensing technology products and services to the DOD and to various other INTEL. We expect that our remote sensing technology products and services will continue to be our most significant revenue-producing business areas going forward. As a result of the acquisition of a controlling interest in Genex and Technest, we also offer imaging products and complete solutions for three-dimensional imaging and display, intelligent surveillance, and three-dimensional facial recognition.

Prior to these recent acquisitions, our primary sources of operating revenue were sales of our automatic chemical agent detection and alarm system, border security logistics products and services, and Small Business Innovation Research funded research grants for the development of gas plasma antenna technology.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our financial statements and the notes therewith.

	Year Ended June 30,		Nine Months Ended March 31,
	2004	2003	2005	2004

Revenue	$ 6,013,930	$ 658,651	$ 46,024,786	$ 5,382,341
Gross Profit	$ 1,339,337	$ 213,433	$ 9,987,604	$ 895,829
Loss from Continuing Operations Before Minority Interest	$(10,511,213)	$(3,835,594)	$ (18,780,177)	$ (4,876,796)
Net Loss Attributable to Common Stockholders	$ (15,095,461)	$(7,598,852)	$ (20,954,843)	$ (6,243,618)
Current Assets	$ 6,740,425	$ 13,576,971
Current Liabilities	$ 9,481,147	$ 15,510,952
Total Assets	$ 32,963,963	$ 46,630,412
Long-term Debt (less current portion and discount	$ 7,774,980	$ 7,639,975

THE OFFERING

The selling stockholders are offering up to 289,345,932 shares of our common stock in accordance with the following terms:

Issuer:

Markland Technologies, Inc.

Securities Offered:

289,345,932 shares of Markland common stock.

OTC Bulletin Board Symbol:

MRKL.OB

Use Of Proceeds:

We will not receive any of the proceeds from the sale by any selling stockholder of the common stock.

Offering Price :

To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

Risk Factors:                                                                                                      The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.  See "Risk Factors" beginning on page 8

Common Stock Outstanding

200,035,340 as of August 8, 2005.

The selling stockholders acquired the securities covered by this registration statement in connection with the transactions described on page 28 under “Transactions with our Selling Stockholders.”

SHARES OF COMMON STOCK OFFERED PURSUANT TO THIS REGISTRATION STATEMENT

The selling stockholders are offering up to 289,345,932 shares of our common stock consisting of (i) 159,194,639 shares of our common stock issuable upon conversion of outstanding notes issued on September 21, 2004 and November 9, 2004 in the principal amount of $3,660,000, including interest and liquidated damages; (ii) 114,688,072 shares of our common stock issuable upon conversion of 2,750 shares of our Series D Preferred Stock issued on June 20, 2005, and (iii) 15,463,221 shares of our common stock that are presently outstanding.

On November 10, 2004, we filed a registration statement on Form SB-2 (SEC File # 333-120390) with the SEC covering, among other things, the resale by the selling stockholders named therein of 10,867,188 shares issuable upon conversion and/or exercise, as applicable, of notes issued in the September 21, 2004 and November 9, 2004 private placements.  That registration statement was declared effective on December 2, 2004.  As of June 9, 2005, the number of shares of common stock issuable upon conversion of the September 21, 2004 and November 9, 2004 notes exceeds the amount registered.  As a result, we are filing this registration statement to cover the resale of these additional shares issuable upon conversion of outstanding notes issued on September 21, 2004 and November 9, 2004, in accordance with the terms of the Registration Rights Agreement dated September 21, 2004 and the Securities Purchase Agreement dated November 9, 2004.

OTHER REGISTRATION STATEMENTS

We have five (5) effective registration statements covering the resale of up to 91,286,644 shares of our common stock.  We have filed with the SEC three registration statements on Form SB-2 (SEC File # 333-115395, 333-120390, and 333-123400) covering the resale, from time to time, of up to 83,153,051 shares of our common stock by the selling stockholders identified therein. These registration statements, as amended and supplemented from time to time, were declared effective by the SEC on June 21, 2004, December 2, 2004, and April 12, 2005, respectively.

In addition we have also filed with the SEC two (2) registration statements on Form S-8 (SEC File # 333-124273   and 333-125267) registering up to 8,133,593 shares of our common stock.  These registration statements were declared effective by the SEC on April 22, 2005 and May 26, 2005, respectively.

We entered into a registration rights agreement with Mr. Jason Geng which provides for the registration of 10,168,174 shares of our common stock issued to Mr. Geng by or before June 1, 2005.  Following the Genex Transactions as defined on page 4, we and Technest have raised certain claims pursuant to the Merger Agreement.  As a result, we do not intend to register the 10,168,174 shares of our common stock issued to Mr. Geng.

We entered into a registration rights agreement, dated February 14, 2005, with accredited investors who participated in the Genex Transactions, pursuant to which we agreed to register 17,000,000 shares of Markland common stock issuable to the holders of the Series B Preferred Stock of Technest, and common stock issuable as liquidated damages for breach of some covenants contained in the agreement.

On January 5, 2005, we entered into an agreement with James LLC, one of the holders of shares of our Series D Preferred Stock.  This agreement calls for the company to enter into a private equity credit agreement with Brittany Capital Management, Ltd. to establish an equity line of credit in the amount of $10,000,000.   We are required, within twenty-one (21) days of the execution of a private equity credit agreement, to file a registration statement with the SEC providing for the resale by the Brittany Capital Management of the shares of common stock sold to Brittany Capital Management pursuant to the equity line.

We do not know when these shares will be sold since sales will depend upon the market price for our common stock, the circumstances, needs and decisions of the selling stockholders, and other factors. Sales of these shares, or their availability for sale, may significantly affect the trading price for our common stock.

RECENT DEVELOPMENTS

Recent Acquisition

This summary highlights selected information regarding the acquisition of a controlling interest in Technest, Technest’s acquisition of Genex and related transactions.  The acquisitions and the related transactions described below, including the issuance of our securities and securities of Technest and the payment of all related fees and expenses, are collectively referred to in this prospectus as the “Genex Transactions.”  For a detailed description of the Genex Transactions, you should refer to our current reports on Form 8-K (SEC File # 000-28863) filed with the SEC on February 15, 2005, and Technest’s Current Reports on Form 8-K (SEC File No. 000-27023) filed on February 15, 2005, as amended on May 4, 2005.  Technest’s current report on Form 8-K/A filed on May 4, 2005 contains Genex’s audited financial statements for the fiscal years ended December 31, 2004 and 2003.  Pro forma financial information related to the Genex Transactions is contained in Technest’s quarterly report on Form 10-QSB for the quarter ended March 31, 2005 (SEC File # 000-27023).  These reports on Form 8-K,  8-K/A and 10-QSB  together with the documents filed as exhibits thereto contain material information and are publicly available on the SEC's web site at www.sec.gov.  We urge you to obtain and read carefully copies of these reports and documents before making an investment decision.

General. On February 14, 2005, we acquired a controlling interest in Technest, a public company with no operations. In connection with this transaction, and, at the same time, Technest acquired all of the capital stock of Genex, a private company with expertise in imaging and surveillance whose primary customer is the U.S. Department of Defense. Technest financed the acquisition of Genex through the private placement of securities to sophisticated investors.  We structured the acquisition of Genex in this manner to comply with covenants in our financing agreements and facilitate the financing of the acquisition.

Markland's Acquisition Of Technest. We acquired 412,650,577 shares of Technest's common stock in exchange for 10,168,764 shares of Markland common stock and our agreement to issue shares of our common stock upon conversion of Technest Series B Preferred Stock. The offer and sale of these securities was made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and rules adopted thereunder (the "Securities Act"). As a result of this transaction, we owned approximately 93% of Technest's common stock on a primary basis and approximately 39% of Technest common stock on a fully diluted basis (assuming the conversion of all of Technest's convertible securities and the exercise of all warrants to purchase Technest's common stock). As of August 4, 2005, we own approximately 85% of Technest's common stock on a primary basis due to warrant exercises.  Technest common stock is quoted on the OTC Bulletin Board under the symbol "TCNH." On August 4, 2005, the closing price of Technest common stock was $22.00.

Robert Tarini, our Chief Executive Officer and Chairman of our Board, was appointed Chief Executive Officer and director of Technest. Technest's only other director, Mark Allen, resigned as director of Technest on March 30, 2005.  Gino M. Pereira, our Chief Financial Officer, was appointed Chief Financial Officer of Technest and Dr. Joseph P. Mackin, our President and Chief Operating Officer and a director of Markland, was appointed President and director of Technest. Our executive officers will split their time between Markland and Technest. They will not be able to devote all of their time to Markland.

Technest's Financing. Technest financed the acquisition of Genex with the sale of 1,149,425 shares of Technest Series B Preferred Stock (which is convertible into our common stock), warrants to purchase up to 242,735,571 shares of Technest common stock for an exercise price of $0.0307 per share, and 1,149,425 shares of Technest Series C Preferred Stock convertible into 242,735,571 shares of Technest's common stock. Technest received gross proceeds of $5,000,000 in this offering.  The purchasers in this offering included (i) Southridge Partners, LP, DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. (which are also selling stockholders named in this prospectus), (ii) ipPartners, Inc., a company controlled by Mr. Tarini, and (iii) other investors.  We refer to this group of investors as the “Technest Investors.”  The offer and sale of these securities was made pursuant to Section 4(2) of the Securities Act. In this prospectus, we refer to these investors collectively as the Technest Investors.

Mr. Tarini invested $625,000 in the Genex Transactions through his wholly-owned company, ipPartners, Inc. and  received 143,678 shares of Technest Series B Preferred Stock, 143,678 shares of Technest Series C Preferred Stock and warrants to purchase 30,341,920 shares of Technest common stock. On June 20, 2005, ipPartners, Inc. exchanged all of its shares of Technest Series B Preferred Stock for 625 shares of Markland Series D Preferred Stock as further discussed in the section entitled “The June 20, 2005 Private Placement.”

Reverse Stock Split.  In connection with the Genex Transactions, on June 2, 2005, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved a 1 for 211.18 reverse stock split of Technest's outstanding common stock (the “Reverse Stock Split”).  The Reverse Stock Split resulted in a decrease in the number of shares of common stock outstanding but did not change the number of shares authorized for issuance. After the Reverse Stock Split, Technest continued to have 495,000,000 authorized shares of common stock.  On June 17, 2005, Technest filed a definitive information statement on Schedule 14C with the SEC and the Reverse Stock Split became effective on the close of business on July 19, 2005.  We do not intend to take Technest private or suspend or terminate, our reporting obligations under the Exchange Act.

Technest's Acquisition Of Genex. Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland common stock to Jason Geng, then the sole stockholder of Genex, in exchange for all of the capital stock of Genex. As a result of this transaction, Genex became a wholly-owned subsidiary of Technest as provided in the Agreement and Plan of Merger. We refer to this agreement as the Merger Agreement.  The Merger Agreement provides that Mr. Geng's share consideration will be adjusted to reflect changes in the closing bid price of our common stock in the 10 trading days following February 14, 2005. In addition, the Merger Agreement provides for Mr. Geng to receive a six month unsecured promissory note in the principal amount of $550,000 that accrues interest at the rate of 6% per year. Also, the Merger Agreement provides that if Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year proceeding the payment and its gross revenue in 2004.  Finally, the Merger Agreement provides that if certain technologies owned by Genex (referred to as the Intraoral Technologies) are commercialized, Mr. Geng shall be entitled to 50% of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005.  The Intraoral Technologies involve the application of Genex’s three dimensional imaging to dental and other applications.  Following the Genex Transactions, Technest has raised certain claims pursuant to the Merger Agreement and it has not issued and does not intend to issue the promissory note, the additional Markland share consideration or the contingent payments of Technest common stock to Mr. Geng.

Business Of Genex. Genex, a private company incorporated under the laws of the State of Maryland, was founded in 1995. Genex offers imaging products and complete solutions for three-dimensional imaging and display, intelligent surveillance, and three-dimensional facial recognition. It has both a research and development team as well as two product teams, one with a focus on government products and the other one with a focus on commercial products. Genex currently has approximately 26 employees.  The Intraoral Technologies involve the application of Genex’s three dimensional imaging to dental and other applications.

Dilution To Our Stockholders. Our stockholders experienced significant dilution as a result of these transactions. The Markland shares issued to Mr. Geng represented approximately 10.75% of our outstanding stock on the date of issuance. In addition, we are obligated to issue shares of our common stock upon conversion of Technest Series B Preferred Stock. The number of shares of our common stock that we will be obligated to issue will be equal to 2,250,000 (after giving effect to the June 20, 2005 private placement) divided by the lower of (a) $0.60 or (b) the average bid price for our common stock during the 20 trading days prior to the first date on which the Technest Series B Preferred Stock may be converted (assuming the Technest Series B Preferred Stock were converted on June 9, 2005, we would be required to issue 23,684,210 shares of our common stock).

Audited Financial Statements of Technest.  On April 15, 2005, Technest filed its annual report on Form 10-KSB (SEC File # 000-27023) for the fiscal year ended December 31, 2004.  This annual report contains audited financial statements for Technest for the fiscal years ending December 31, 2003 and December 31, 2004.  Technest audited financial statements do not include the Genex Transactions, because they were consummated in 2005.

Audited Financial Statements Of Genex.  On May 4, 2005, Technest filed a current report on Form 8-K/A containing Genex’s audited financial statements for the fiscal years ended December 31, 2003 and 2004 (SEC File # 000-27023).

Pro forma Financial Information Technest’s quarterly report on Form 10-QSB for the quarter ended March 31, 2005, filed on May 23, 2005 (SEC File # 000-27023) contained unaudited pro forma financial information for the three months ended March 31, 2005 and 2004.  Please note that the unaudited pro forma financial information reflected in Technest’s current report on Form 8-K/A filed on May 4, 2005, accounted for the acquisition of Genex as a reverse acquisition based on Technest’s preliminary expectations at that time.  Subsequently, it was determined that the use of the push down method of accounting was appropriate; therefore in Technest’s quarterly report on Form 10-QSB for the quarter ended March 31, 2005, the acquisition of Genex was accounted for using the push down method as reflected in the unaudited pro forma financial information set forth therein.

You should not rely on the pro forma information and the historical information of Technest nor Genex as being indicative of the historical results that we would have had or the future results that we could have after the Genex Transactions.  Technest filed historical and pro forma financial information related to these transactions with the SEC and we urge to obtain copies of these reports before making an investment decision.

OTHER RECENT CORPORATE EVENTS

Recent adjustments to the conversion price of the September 21, 2004 and November 9, 2004 notes.  These notes provided that if we did not prepay the notes by March 15, 2005, the conversion price of the notes would be adjusted to a floating rate equal to 80% of the average closing price for the trailing five (5) trading days prior to the date of conversion. We did not prepay the notes on March 15, 2005.  As a result, the conversion price of these notes has been adjusted to a floating rate equal to 80% of the average closing price for the trailing five (5) trading days prior to the date of conversion.  The exercise price of the September 21, 2004 and November 9, 2004 warrants was also adjusted to $0.34.  As of June 9, 2005, we issued 17,407,770 shares of common stock upon conversion and exercise of these notes and warrants.  These shares represent 10% of our outstanding common stock.  If all of the September 21, 2004 and November 9, 2004 notes and warrants were converted or exercised (as applicable) on June 9, 2005, we would be required to issue 43,156,513 shares of common stock (25.7% of our outstanding common stock), which includes warrants to purchase 337,500 shares of common stock issued for services rendered in connection with the September 21, 2004 and November 9, 2004 private placements.  However, the number of shares to be acquired by each of the holders of these notes upon conversion cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 9.999% of our outstanding common stock at any point in time.  The holders of these notes may not waive this limitation.  For additional information, please refer to “September 21, 2004 and November 9, 2004 Private Placements” beginning on page 29 for a description of the terms and conditions of the September 21, 2004 and November 9, 2004 notes.

Recent adjustments to the exercise price of the September 21, 2004 and November 9, 2004 warrants.  Between December 28, 2004 and February 7, 2005, we entered into agreements to amend the exercise price of our September 21, 2004 and November 9, 2004 warrants held by DKR Soundshore Oasis Holding Fund Ltd., DKR Soundshore Strategic Holding Fund Ltd., Greenfield Capital Partners, Richard Rosenblum, David Stefansky, Southridge Partners, LP and Harborview Master Fund LP, effectively reducing the exercise price to $0.60.  In connection with these amendments, the holders exercised their option to purchase an aggregate of 9,193,750 shares of our common stock.  On February 7, 2005 and March 10, 2005, we agreed to issue 8,443,750 common stock purchase warrants, 5,500,000 at an exercise price of $0.50, and 2,943,750 at an exercise price of $0.60, as consideration for entering into these agreements. Shares of common stock underlying these warrants are the subject of a separate registration statement that was declared effective by the SEC on April 12, 2005 (SEC File # 333-123400).  For additional information, please refer to page 89 for a description of the terms and conditions of these warrants.

Repricing of the February 7, 2005 and March 10, 2005 warrants.  On March 29, 2005, we entered into definitive agreements with DKR Soundshore Oasis Holding Fund Ltd., DKR Soundshore Strategic Holding Fund Ltd., Southridge Partners LP, Harborview Master Fund LP, Richard Rosenblum and David Stefansky to amend the exercise price of warrants issued on February 7, 2005 and March 10, 2005 to purchase an aggregate of 8,443,750 shares of our common stock to $0.34 per share. All remaining terms and conditions of these warrants remain unchanged.   Shares of common stock underlying these warrants are the subject of a separate registration statement that was declared effective by the SEC on April 12, 2005 (SEC File # 333-123400).  For an additional information, please refer to page 92 for a description of the terms and conditions of these warrants.

Departure of Kenneth P. Ducey - Appointment of Joseph P. Mackin as President.  On March 23, 2005, we removed Mr. Ducey as President of Markland, and terminated his engagement as director and officer of our wholly owned subsidiaries - Ergo Systems, Inc., Science Technology Research, Inc., and Security Technology, Inc.  As part of this transaction, on March 23, 2005, we appointed Dr. Mackin as President.  On April 15, 2005, we exercised our right to repurchase 6,555,088 shares of our common stock held directly or indirectly by Mr. Ducey at a price of $.01 per share in accordance with Mr. Ducey’s employment agreement, dated December 30, 2004, and our consulting agreement with Asset Growth Company.  Effective as of June 30, 2005, Mr. Ducey resigned as a director of Markland.  We terminated Asset Growth Company’s consulting agreement on April 1, 2005.

Executive Committee of the Board of Directors.  On March 23, 2005, we created an executive committee of the Board of the Directors and appointed Mr. Tarini and Dr. Mackin as members of such committee.  Mr. Tarini and Dr. Mackin will serve as such at the discretion our Board of Directors. We delegated to this executive committee all of the directors' powers permitted to be delegated under Florida law, which include all powers of the Board of Directors except for the power to: (a) approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by shareholders; (b) fill vacancies on the board of directors or any committee thereof; (c) adopt, amend, or repeal the bylaws; (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board.

June 20, 2005 Private Placement. On June 20, 2005, we entered into definitive agreements with DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd., Verdi Consulting, Inc., and ipPartners, Inc. pursuant to which we exchanged 632,182 shares of Technest Series B Preferred Stock (convertible as of June 9, 2005, into 25,183,080 shares of Markland common stock) for 2,750 shares of Markland Series D Preferred Stock (convertible into 31,421,390 shares of Markland common stock as of June 9, 2005).   This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were sold only to "accredited investors" within the meaning of Rule 501 of Regulation D.

                Proposed Financing.  We are contemplating a series of transactions that if completed will be material to us.

                We are contemplating a transaction pursuant to which we plan to raise sufficient financing to repay $8.8 million of our indebtedness to all of the former owners of EOIR (including amounts owed to Joseph Mackin, our President, Chief Operating Officer and a member of our Board of Directors) and provide additional working capital.  We have identified certain institutional investors that may be willing to enter into a financing with Technest and EOIR pursuant to which Technest or EOIR would issue secured 6% convertible promissory notes in the principal amount of $14,400,000.  We expect that the convertible notes would be convertible into shares of Technest common stock at a fixed conversion rate of $4.35 per share and would mature in eighteen months.  The convertible notes would be secured by a lien on substantially all of the assets of Technest and its subsidiaries, as well as EOIR. Technest and its subsidiaries would agree to guaranty EOIR's obligations under the convertible notes.  In addition, Technest would issue warrants to purchase approximately 4,965,000 shares of Technest common stock at an exercise price of $5.00 per share with a five-year term.

                We expect Technest to enter into a registration rights agreement pursuant to which Technest would agree to register the resale of the shares of Technest common stock underlying the convertible notes and the warrants issued within a specified time frame.

                We expect that given the nature of the potential investors that the issuance of the convertible promissory notes and the warrants would not be registered but would be made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

                In connection with this transaction, Technest, our majority-owned subsidiary, would acquire all of the outstanding shares of common stock of EOIR, Markland's wholly-owned subsidiary; such that EOIR would become a wholly-owned subsidiary of Technest.  We completed the acquisition of EOIR on June 30, 2004.  EOIR generated substantially all our revenue for fiscal 2005.  As consideration for this reorganization, we expect Technest would issue to Markland approximately 5,500,000 additional shares of Technest common stock and warrants to purchase approximately 8,250,000 shares of Technest common stock at an exercise price of $6.50 per share with a five-year term.

After giving effect to the contemplated reorganization and the potential financing, Markland's ownership of Technest on a primary basis would increase from 85% to approximately 96% and on a fully diluted basis (assuming the conversion of all of Technest's convertible securities and the exercise of all warrants to purchase Technest common stock) would increase from 39% to approximately 58%.

                   We do not need stockholder consent in order to complete this reorganization.

Accounting Treatment.  Following the reorganization, we will continue to own a majority interest in Technest and, accordingly, Technest will continue to be included in our consolidated financial statements.  EOIR will then be a wholly-owned subsidiary of Technest.  The minority interest owners of Technest will also have an interest in EOIR.

                Risk Factors.  We are not certain of the timing of these transactions or whether we would be able to successfully complete the proposed financing.  The terms of the financing may be dilutive to Technest's existing stockholders and they may limit, among other things, our ability to acquire other businesses, invest in capital assets, sell or otherwise dispose of our existing assets or incur additional indebtedness. The negotiation of these transactions may require a disproportionate amount of management's attention and our resources.

                Tax Matters.  For U.S. federal income tax purposes, the reorganization will be tax-free to you as Markland and Technest common stockholders and to Markland and Technest.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock.  The occurrence of any of the following risks could harm our business and may cause the trading price of our common stock to decline.   As a result,  you may lose part or all of your investment.

RISKS RELATED TO MARKLAND’S OPERATING LOSSES

Because we recently acquired EOIR Technologies, Inc., our most significant subsidiary, it is difficult to evaluate our business and future operating results.

We derive substantially all of our revenues from the operations of our subsidiary, EOIR. We acquired this company on June 30, 2004. Our limited operating history makes it difficult to evaluate our business and expected results.

We have a history of operating losses, and there is no assurance that we will achieve profitability in the future. If we do not achieve profitability, our financial condition and our stock price could suffer.

We have a history of operating losses.  We cannot predict when, or if, we will ever achieve profitability.  Our current business operations began in 2002 and have resulted in losses in each fiscal year.  Our accumulated deficit as of June 30, 2004 was $20,283,948, and as of March 31, 2005 was $39,063,933 (unaudited).  We will need to generate significant revenues to achieve profitability.  There can be no assurance that we will be able to do so.  Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future.  If we continue to experience operating losses, you may lose all or part of your investment.

We have a going-concern qualification in the reports by our independent registered public accounting firms for our financial statements for the years ended June 30, 2004, and June 30, 2003, which may make capital raising more difficult and may require us to scale back or cease operations, putting our investors' funds at risk.

The reports of our independent registered public accounting firms, for fiscal years 2004 and 2003, include a going-concern qualification, which indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations.  If we are unable to obtain additional funding, we may not be able to continue operations. During the fiscal year ended June 30, 2004, we raised a total of $15,345,000 in new capital.  Since June 30, 2004, we raised $13,570,000, net of expenses.  There is no guarantee that we will be able to attract additional equity or debt investors.  To date, we have funded our operations through equity investments and issuances of debt.  Additionally, we had an accumulated deficit of $20,283,948 as of June 30, 2004 and $39,063,933 as of March 31, 2005 (unaudited).  This deficit indicates that we may be unable to meet our future obligations unless we obtain additional sources of funding.

If we cannot obtain additional capital required to fund our operations and finance our growth our business, operating results and financial condition may suffer and the price of our stock may decline.

The development of our technologies will require additional capital, and our business plan is to acquire additional revenue-producing assets. We incurred net losses applicable to our common stockholders of $15,095,461 and $7,598,852 for the fiscal years ended June 30, 2004 and June 30, 2003, respectively and $11,701,631 (unaudited) and $4,237,683 (unaudited) for the quarters ended March 31, 2005 and March 31, 2004. Additionally, we had a working capital deficiency of $1,934,000 (unaudited) as of March 31, 2005.  We may be unable to obtain additional funds in a timely manner or on acceptable terms, which would render us unable to fund our operations or expand our business. If we are unable to obtain capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, the price of our common stock may decline and you may lose part or all of your investment.

Although we have been successful in the past in obtaining financing for working capital and acquisitions, we will have ongoing capital needs as we expand our business.  If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our common stock will be reduced. In addition, these transactions may dilute the value of our common stock.  We may have to issue securities that have rights, preferences and privileges senior to our common stock.  The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand.

We have grown quickly; if we cannot effectively manage our growth, our business may suffer.

We have rapidly and significantly expanded operations through the acquisitions of Science Technology Research Corporation ("STR") in October 2003, EOIR in June 2004 and Genex in February 2005.  This growth has placed, and is expected to continue to place, a strain on our personnel, management, financial and other resources.  Some of our officers have no prior senior management experience at public companies.  Our new employees include a number of key managerial, technical and operations personnel who have not yet been fully integrated into our operations.  To manage our growth effectively, we must, among other things:

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upgrade and expand our manufacturing facilities and capacity in a timely manner;

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successfully attract, train, motivate and manage a larger number of employees for manufacturing, sales and customer support activities;

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control higher inventory and working capital requirements; and

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improve the efficiencies within our operating, administrative, financial and accounting systems, procedures and controls.

To meet our growth objectives, among other things, we must attract and retain highly skilled technical, operational, managerial and sales and marketing personnel.  If we fail to attract and retain the necessary personnel, we may be unable to achieve our business objectives and may lose our competitive position, which could lead to a significant decline in net sales.  We face significant competition for these skilled professionals from other companies, research and academic institutions, government entities and other organizations.

If we fail to manage our growth properly, we may incur unnecessary expenses and the efficiency of our operations may decline, adversely affecting our business and the price of our stock

Future acquisitions of other companies, if any, may disrupt our business and additional expenses. As a result, our business could suffer.

We have completed the acquisitions of several companies including EOIR and Genex.  We plan to review potential acquisition candidates, and our business and our strategy may include building our business through acquisitions. However, acceptable acquisition candidates may not be available in the future or may not be available on terms and conditions acceptable to us.

Acquisitions involve numerous risks including among others, difficulties and expenses incurred in the consummation of acquisitions and assimilations of the operations, personnel, and services and products of the acquired companies. Additional risks associated with acquisitions include the difficulties of operating new businesses, the diversion of management's attention from other business concerns and the potential loss of key employees of the acquired company. If we do not successfully integrate the businesses we may acquire in the future, our business will suffer.

If we fail to realize some or all of the anticipated benefits from our acquisition of EOIR, our business will suffer.

Our combined company may fail to realize some or all of the anticipated benefits and synergies of the transaction as a result of, among other things, lower than expected order rates from customers of EOIR, unanticipated costs, deterioration in the U.S. economy and other factors. There can be no assurance that we will receive new orders under our existing contract with the United States Army Night Vision and Electronic Sensors Directorate. In addition, the integration of the EOIR business and operations with those of Markland may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Markland's or EOIR's existing businesses or customer base.

Our current and future expected revenues are derived from a small number of customers within the U.S. government such that the loss of any one ultimate customer could materially reduce our revenues. As a result, our financial condition and our stock price would be adversely affected.

During the fiscal year ended June 30, 2004, and during the nine months ended Mach 31, 2005, we derived substantially all of our revenue from contracts with the U.S. Government, including the DOD, Homeland Security and various INTEL within the U.S. Government. We have a contract with the United States Army Night Vision and Electronic Sensors Directorate that may provide for revenues of up to approximately $406,000,000 depending upon the U.S. Army's needs of which our subsidiary EOIR recognized in excess of $37,997,450 in revenues for the nine months ended March 31, 2005.  We expect this contract to account for a substantial majority of our revenues in fiscal year 2005.

The loss of this customer due to cutbacks, competition, or other reasons would materially reduce our revenue base. Annual or quarterly losses may occur if there are material gaps or delays in orders from one of our largest customers that are not replaced by other orders or other sources of income.

Many of our technologies are unproven and their success in the marketplace is unknown. If we do not successfully exploit these technologies, our business and our prospects would be adversely affected.

Our Gas plasma antenna, Vehicle stopping system, Acoustic Core(TM) signature analysis, APTIS(TM) human screening portal, and cryptography software have not reached commercial viability. There is no guarantee that these products will be successful in the marketplace. Although we currently sell automatic chemical detection and alarm systems, we do not know for how long the U.S. Navy will continue to buy this product, nor do we know if we will be able to sell this product or others like it to other customers. If we do not successfully exploit our technology, our financial condition, results of operations and business prospects would be adversely affected.

The development of our technology is subject to factors beyond our control, including the production of components by our suppliers. We do not have long term supply agreements. As a result, commercially viable plasma antenna technology systems may not be successfully and timely produced by our original equipment manufacturers due to the inherent risk of technology development, new product introduction, limitations on financing, competition, obsolescence, loss of key technical personnel or other factors. The development and introduction of our technologies could be subject to additional delays. For instance, unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or a determination that further exploitation is unfeasible.

Some of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources than we do. If we cannot effectively compete, our business may suffer and the price of our stock would decrease.

With the U.S. government's large appropriation of money for homeland security programs, many companies are competing for the same homeland security contracts and there can be no assurance that Markland will effectively compete with large companies who have more resources and funds than we do. Several companies have been working on issues relevant to the safety of the American people for the past several years. Because of the services and additional human and financial resources that these larger companies can provide, they may be more attractive to the U.S. government. Lockheed Martin and Northrop Grumman are providers of hardware engineering and systems engineering solutions. Computer Sciences Corporation and EDS provide computer and computer software solutions. Defense companies, such as General Dynamics, Boeing and Raytheon, are solutions providers that could easily expand their businesses into the homeland security business and are currently allocating resources to develop programs in this area.

Our success depends on the services of our chief executive officer and chief operating officer. The loss of key personnel or any inability to attract and retain additional personnel could affect our ability to successfully grow our business.

Our future success depends to a significant degree on the skills and efforts of Robert Tarini, our Chief Executive Officer and Dr. Joseph P. Mackin, our President and Chief Operating Officer. If we lost the services of Mr. Tarini or Dr. Mackin, our business and operating results could be adversely affected. On December 30, 2004, we entered into a five year employment agreements with Mr. Tarini and Dr. Mackin, which have recently been amended. We describe the terms of these agreements in this prospectus in the section entitled "Compensation of Directors and Executive Officers." We also depend on the ability of our other executive officers and members of senior management to work effectively as a team. The loss of one or more of our executive officers or senior management members could impair our ability to manage our business effectively and could harm our business, prospects, financial condition and results of operations.

Our management will spend time on other activities with other entities. As a result, our business may suffer, adversely affecting the price of our common stock.

Robert Tarini, our Chief Executive Officer, also serves as an officer and director of other entities. These entities include Technest Holdings, Inc., Syqwest, Inc., ipPartners, Inc., and Ocean Data Equipment Corporation. These entities may share similar investment objectives and policies. Dr. Mackin, our President and Chief Operating Officer, serves as President of Technest and Genex and the President and Chief Executive Officer of EOIR. Finally, Gino Pereira, our Chief Financial Officer is also the Chief Financial Officer of Technest and Genex. Mr. Tarini, Dr. Mackin and Mr. Pereira may disproportionately allocate their time and resources between these other entities and us. Neither our organizational documents nor our policies specify a minimum standard of time and attention that Mr. Tarini, Dr. Mackin and Mr. Pereira are required to devote to us.

Our largest customers are the DOD, Homeland Security, and various other INTEL whose operations are subject to unique political and budgetary constraints, involve competitive bidding, and our contacts with these customers may be subject to cancellation with or without penalty, which may produce volatility in our earnings and revenue.

Our largest customers are the DOD, Homeland Security, and various other INTEL. Due to political and budgetary processes and other scheduling delays that may frequently occur relating to the contract or bidding process, some government agency orders may be canceled or delayed, and the receipt of revenues or payments may be substantially delayed. This irregular and unpredictable revenue stream makes it difficult for our business to operate smoothly. Obtaining contracts from government agencies is challenging, and government contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

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include provisions that allow the government agency to terminate the contract without penalty under some circumstances;

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be subject to purchasing decisions of agencies that are subject to political influence;

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contain onerous procurement procedures; and

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be subject to cancellation if government funding becomes unavailable.

In addition, federal government agencies routinely audit government contracts. These agencies review a contractor's performance on its contract, pricing practices, cost structure and compliance with applicable laws, regulations and standards. These audits may occur several years after completion of the audited work. An audit could result in a substantial adjustment to our revenues because we would not be reimbursed for any costs improperly allocated to a specific contract, and we would be forced to refund any improper costs already reimbursed. If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. In addition, our reputation could be harmed if allegations of impropriety were made against us.

Our business may suffer if we cannot protect our proprietary technology.

Our ability to compete depends significantly upon our patents, our trade secrets, our source code and our other proprietary technology.  Any misappropriation of our technology or the development of competing technology could seriously harm our competitive position, which could lead to a substantial reduction in net sales.

The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us. Our patents could be challenged, invalidated or circumvented, in which case the rights we have under our patents could provide no competitive advantages. Existing trade secrets, copyright and trademark laws offer only limited protection. In addition, the laws of some foreign countries do not protect our proprietary technology to the same extent as the laws of the United States, which could increase the likelihood of misappropriation.  Furthermore, other companies could independently develop similar or superior technology without violating our intellectual property rights.

If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, disruptive and expensive, distract the attention of management, and there can be no assurance that we would prevail.

Claims by others that we infringe their intellectual property rights could increase our expenses and delay the development of our business. As a result, our business and financial condition could be harmed.

Our industries are characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others.

We do not conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in our quarterly net sales and results of operations could depress the market price of our common stock.

Our future net sales and results of operations are likely to vary significantly from quarter to quarter due to a number of factors, many of which are outside our control. Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that our net sales or results of operations in a quarter will fall below the expectations of securities analysts or investors. If this occurs, the market price of our common stock could fall significantly. Our results of operations in any quarter can fluctuate for many reasons, including:

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Timing of orders from our largest customers - the DOD, Homeland Security, various INTEL and the United States Night Vision and Electronic Sensors Directorate;

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our ability to manufacture, test and deliver products in a timely and cost-effective manner;

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our success in winning competitions for orders;

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the timing of new product introductions by us or our competitors;

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the mix of products we sell;

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competitive pricing pressures; and

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general economic climate.

A large portion of our expenses, including expenses for facilities, equipment, and personnel, are relatively fixed. Accordingly, if our net sales decline or do not grow as much as we anticipate, we might be unable to maintain or improve our operating margins. Any failure to achieve anticipated net sales could therefore significantly harm our operating results for a particular fiscal period.

RISKS RELATED TO THE DILUTIVE EFFECT OF OUR AGREEMENTS

WITH INVESTORS AND OTHER ARRANGEMENTS

You could suffer substantial dilution of your investment and our stock price could decline significantly if we issue substantial shares of our common stock (i) upon conversion of the outstanding Series D Preferred Stock, (ii) upon exercise of our warrants, (iii) upon conversion of our notes, (iv) pursuant to our employment agreements, consulting agreements and our equity compensation plans, (v) upon conversion of Series B Preferred Stock of Technest.

We are obligated to issue a substantial number of shares of common stock pursuant to the terms of the arrangements described above.  Should a significant number of these securities be issued, exercised or converted, the resulting increase in the amount of the common stock in the public market could have a substantial dilutive effect on our outstanding common stock. The conversion and exercise of a substantial amount of the aforementioned securities or the issuance of new shares of common stock may also adversely affect the terms under which we could obtain additional equity capital. The price, which we may receive for the shares of common stock, that are issuable upon conversion or exercise of such securities, may be less than the market price of the common stock at the time of such conversions or exercise.

We cannot predict the actual number of shares of common stock that will be issued pursuant to these arrangements, in part, because the conversion price of some of these securities will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw.  Nonetheless, we can estimate the number of shares of common stock that will be required to issue using the certain assumptions including (1) the recent price of our common stock of $0.095 on June 8, 2005, (2) our recent closing bid price of our common stock for the last five trading days ending June 8, 2005; (3) our recent closing bid price of our common stock for the last twenty trading days ending June 8, 2005, and (4) the number of shares outstanding as of June 9, 2005.

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As of June 9, 2005, the outstanding Series D Preferred Stock would convert into approximately 112,522,852 shares of our common stock, our secured convertible promissory notes issued on September 21, 2004 and November 9, 2004 would convert into approximately 35,991,773 shares of our common stock and approximately 5,827,239 shares of our common stock, respectively, and we had warrants representing the right to purchase approximately 25,099,626 shares of our common stock. After giving effect to the June 20, 2005 private placement, the outstanding Series D Preferred Stock would convert into approximately 143,944,241 shares of our common stock (assuming the same conversion price as above).

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In addition, as provided in Section 2(b) of the Terms and Conditions of the September 21, 2004 and November 9, 2004 notes, interest payments may be made with shares in lieu of cash.  As of June 9, 2005, we had issued 2,461,561 shares of our common stock as payment of interest accrued on the notes.  As a result, existing investors will experience significant dilution, and may experience further dilution if the price of our stock continues to decline.

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Our agreements with our executive officers and consultants contemplate a series of future issuances of our common stock expressed as a percentage of our fully diluted outstanding common stock (i.e., including shares of our common stock for which any options, warrants, convertible preferred, or other common stock equivalents are currently convertible or exercisable, as applicable) currently estimated at 16,797,574 shares (based on the number of outstanding shares of common stock as of June 9, 2005). Moreover, because these grants are expressed as a percentage of our fully diluted common stock, any increase to the fully diluted common stock (whether the result of new issuances or, with respect to future-priced instruments, decreases in our stock price) will result in an increase in the number of shares granted under these agreements.

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Our 2004 and 2005 equity compensation plans contemplate the issuance of up to 50,000,000 shares of common stock to employees of the company.  As of June 9, 2005, we have issued options exercisable into 8,487,551 shares of our common stock and 2,302,104 shares of our common stock under these plans.

Our stockholders will experience significant dilution upon the conversion of our Series D Preferred Stock because the Series D Preferred Stock converts at a discount to the market price of our common stock at the time of conversion.

Shares of Series D preferred stock are convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

Average Closing Bid Price (1)

Discount Factor

$15.00 or less

80%

more than $15.00, but less than or equal to $30.00

75%

more than $30.00, but less than or equal to $45.00

70%

more than $45.00

65%

__________

(1)

After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

The Series D preferred stock can be converted only to the extent that the Series D stockholder and its affiliates will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock.

There is an inverse relationship between our stock price and the number of shares issuable upon conversion or our Series D Preferred Stock. That is, as our stock price declines, we would be required to issue a greater number of shares upon conversion of the Series D Preferred Stock.  The conversion price is based on the then-existing market price.  This inverse relationship is demonstrated  by the table set forth below,  which shows the number of shares to be issued upon conversion of the Series D Preferred Stock at a recent price of $0.1094 on June 9, 2005 per share and 25%, 50% and 75%  discounts to that recent price.

Average Closing Price of Common Stock for Five Preceding Trading Days	Conversion Price	Shares of Common Stock Issued upon Conversion of One Share of Series D Preferred Stock
$0.1094	$0.0875	11,426
$0.0821	$0.0656	15,235
$0.0547	$0.0438	22,852
$0.0274	$0.0219	45,704

Our stockholders will experience significant dilution upon the conversion of our 8% convertible notes issued on September 21, 2004 and November 9, 2004 because these notes convert at a discount to the market price of our common stock at the time of conversion.

All or any portion of the principal amount of the 8% convertible notes then outstanding together with any accrued and unpaid interest thereunder may be converted into shares of common stock at the conversion price, at the option of the holder of the notes, at any time and from time to time.  The number of shares issuable upon any conversion will be equal the outstanding principal amount of the note to be converted, divided by the conversion price on the conversion date, plus (if indicated in the applicable conversion notice) the amount of any accrued but unpaid interest on the note through the conversion date, divided by the conversion price on the conversion date.  As of March 15, 2005, the conversion price of the notes has been adjusted to the lower of (i) $0.80 and (ii) a floating rate equal to 80% of average closing price per share of our common stock for the five trading days preceding conversion.  Due to the conversion mechanics of the note, decreases in the conversion price result in an increase in the total number of shares issuable upon conversion.

The number of shares to be acquired by each of the holders of the notes upon conversion cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 9.999% of our outstanding common stock at any point in time. The holders of the notes may not waive this limitation.

There is an inverse relationship between our stock price and the number of shares issuable upon conversion or these convertible notes.  That is, as our stock price declines, we would be required to issue a greater number of shares upon conversion of these notes.  The conversion price is based on the then-existing market price.  This inverse relationship is demonstrated  by the table set forth below,  which shows the number of shares to be issued upon conversion of the notes at a recent price of $0.1094 on June 9, 2005  per share and 25%, 50% and 75%  discounts to that recent price.

Average Closing Price of Common Stock for Five Preceding Trading Days	Conversion Price	Shares of Common Stock Issued per $1000 dollars of note principal converted
$0.1094	$0.0875	11,426
$0.0821	$0.0656	15,235
$0.0547	$0.0438	22,852
$0.0274	$0.0219	45,704

OTHER RISKS RELATED TO OUR CAPITAL STRUCTURE, COMMON STOCK AND THIS OFFERING

If we default on any of our outstanding notes, some or all of our assets could be liquidated, our operations will be disrupted and you may lose all or part of your investment.

All of our assets are subject to security agreements. Our obligations under notes issued to the former stockholders of our subsidiary, EOIR, are secured by all the assets of EOIR and are guaranteed by Markland, and our obligations under the notes issued to the investors in our September 21, 2004 and November 9, 2004 private placements are secured by all of the assets of Markland and its subsidiaries - EOIR, Ergo Systems, Inc. ("Ergo") and STR. As a result, if we default under the terms of any of these notes, the holders of the notes could foreclose under the security interest and liquidate some or all of our assets.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Future sales of our common stock in the public market could lower the market price of our common stock. Such sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Some of our shareholders hold securities issued and sold in private transactions in reliance upon exemptions from the registration requirements of the Securities Act.

These securities may be resold in the public market only if the resale is registered or pursuant to an exemption from registration. As of June 9, 2005:

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approximately 52,459,480 shares of our common stock are restricted securities; and

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we have five effective registration statements covering the resale of up to 91,286,644 shares of our common stock.

We do not know when these shares will be sold since sales will depend upon the market price for our common stock, the circumstances, needs and decisions of the selling stockholders, and other factors.

The holders of our preferred stock have some rights and privileges that are senior to our common stockholders, and we may issue additional shares of preferred stock without stockholder approval that could adversely affect the price of our common stock.

Our board of directors has the authority to issue, without any further vote or action by you and the other common stockholders, a total of up to 5,000,000 shares of preferred stock and to fix the rights, preferences, privileges, and restrictions, including voting rights, of the preferred stock, which typically are senior to the rights of the common stockholders. As of June 9, 2005, we have outstanding 30,000 shares of our Series A non-voting redeemable convertible preferred stock, 10,848 shares of our Series D convertible preferred stock (after the June 20, 2005 private placement, 12,598 shares of our Series D convertible  preferred stock are outstanding) and may, from time to time in the future, issue additional preferred stock for financing or other purposes with rights, preferences or privileges senior to the common stock. Your rights will be subject to, and may be adversely affected by, the rights of the holders of the preferred stock that have been issued or might be issued in the future. Preferred stock also could make it more difficult for a third party to acquire a majority of our outstanding voting stock. This could delay, defer or prevent a change in control.  Furthermore, holders of preferred stock may have other rights, including economic rights, senior to the holders of our common stock. As a result, the existence and issuance of preferred stock could have a material adverse effect on the market value of the common stock.

The issuance of preferred stock may entrench management or discourage a change of control.

Our Articles of Incorporation authorize the issuance of preferred stock that would have designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

In the event of issuance, the preferred stock could be used, under some circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. Current members of our management that are large stockholders and members of our Board may have interests that are different from other stockholders. Therefore, conflicting interests of some members of management and our stockholders may lead to stockholders desiring to replace these individuals. In the event this occurs and the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors. In addition, by issuing preferred stock, management could prevent other shareholders from receiving a premium price for their shares as part of a tender offer.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.  Investors should not rely on an investment in our stock for the payment of cash dividends.

We have not paid dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future. In addition, the terms of our Exchange Agreement with Eurotech, Ltd. prohibit us from declaring dividends.  Pursuant to the Purchase Agreement between Markland, DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd., dated September 21, 2004, we have covenanted that so long as any of the notes issued pursuant to such agreement are outstanding, we will not declare, pay or make any provision for any cash dividend or cash distribution with respect to our common stock or preferred stock, without first obtaining the approval of the investors who are parties to the agreement.

Issuance of shares of common stock upon conversion of our Series D Preferred Stock and our September 21, 2004 and November 9, 2004 notes could have an adverse effect on our ability to make acquisitions with our common stock, thereby adversely affecting our business and future prospects.

Our strategy is to grow through organic means by increasing acceptance by our customers of our present products and services offerings and also through acquisitions of assets that provide products or services to Homeland Security, DOD, or INTEL.   As we issue shares of common stock pursuant to our current obligations, we may not have sufficient shares of our common stock available to successfully attract and consummate future acquisitions.  It may be necessary for our stockholders to approve an increase of our authorized common stock in order to have sufficient authorized shares available to issue as consideration for acquisitions.  There can be no assurance that we will obtain shareholder approval to increase the number of authorized shares or that such approval will be timely.

The sale of material amounts of common stock under the accompanying registration statement could encourage short sales by third parties and further depress the price of our common stock.  As a result, you may lose all or part of your investment.

The significant downward pressure on our stock price caused by the sale of a significant number of registered shares could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

RISKS RELATING TO OUR INVESTMENT IN TECHNEST

Technest's lack of operating history on which investors may evaluate its operations, prospects and ability to produce a return on investment makes an investment in Markland highly speculative.

Prior to February 14, 2005, Technest did not have any operations on which a potential investor may base an evaluation of its prospects and ability to operate Genex profitably. If Technest is unable to sustain profitable operations, Markland's return on its investment in Technest may suffer and the price of Markland's common stock may decline.

Technest has a history of operating losses and it cannot give assurance of future revenues or operating profits. If the financial condition of Technest does not improve, there may be an adverse affect on the price of Markland common stock.

Technest had net operating losses each year since its inception. Sherb & Co. LLP, Technest’s registered independent public accounting firm in fiscal years 2003 and 2004, issued a going concern qualification in their audit report delivered in connection with their audit of Technest financial statements for fiscal years 2003 and 2004. Specifically, Sherb & Co. LLP believed there is substantial doubt that Technest can continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on his or her investment. As shown in the audited financial statements included in Technest's annual report on Form 10-KSB for the period ended December 31, 2004, Technest had negative working capital of approximately $309,177 and an accumulated deficit of approximately $15,531,599. If Technest continues to suffer losses as it has in the past, Markland's return on its investment in Technest may suffer and you may lose part or all of your investment.

Robert Tarini is the Chief Executive Officer and Chairman of the Board of Directors of Technest and Markland.  In addition, Mr. Tarini, has an investment in Technest. Dr. Mackin and Mr. Pereira also serve as officers of Technest. Conflicts of interest could arise as a result of these overlapping positions.

Technest and Markland share similar investment objectives and policies. There may be instances where the business of these companies overlap or compete.  Mr. Tarini, Dr. Mackin and Mr. Pereira may disproportionately allocate time and resources between these other entities and us. Neither our organizational documents nor our policies specify a minimum standard of time and attention that these officers and directors, as applicable, are required to devote to us. However, we do not believe that having the same board of directors or doing business in the same markets will present a conflict of interest. There can be no assurances that there will be no conflicts of interest.  The board will endeavor to act in the best interests of each company.

In addition, Mr. Tarini, through his wholly-owned company ipPartners, Inc., is one of the investors that participated in the Genex Transactions. On February 14, 2005, ipPartners, Inc. received 143,678 shares of Technest Series B preferred stock, 143,678 shares of Technest Series C preferred stock convertible into 30,341,954 shares of Technest common stock (143,678 shares of Technest common stock, after giving effect to the reverse stock split) and warrants to purchase 30,341,920 Technest common stock in exchange for $625,000.  On June 20, 2005, ipPartners, Inc. exchanged all of its Technest Series B preferred stock for 625 shares of Markland Series D preferred stock. We are registering the resale of the underlying shares of common stock as part of this registration statement.  Please refer to the section entitled “The June 20, 2005 Private Placement.”

It may be difficult for us to resell shares of common stock of Technest if an active market for Technest common stock does not develop.

Due to the current price of Technest common stock ($0.1419 on August 4, 2005), many brokerage firms may not be willing to effect transactions in its securities, particularly because low-priced securities are subject to SEC rules imposing additional sales requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). These disclosure requirements may have the effect of reducing the trading activity in the secondary market for Technest common stock as it is subject to these penny stock rules. These factors severely limit the liquidity, if any, of Technest common stock, and would likely have a material adverse effect on its market price and on our ability to raise additional capital through selling Technest common stock we hold.

The common stock of Technest is not actively traded on a registered securities exchange and will not be able to cause its securities to be listed because Technest does not meet the initial listing criteria for any registered securities exchange or the Nasdaq National Market System. The common stock of Technest is quoted on the less recognized OTC Bulletin Board. This factor may further impair our ability to sell our shares when we want and/or could depress the stock price of Technest common stock. As a result, we may find it difficult to dispose of, or to obtain accurate quotations of the price of, Technest common stock because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Technest may be reduced. These factors could result in lower prices and larger spreads in the bids and ask prices for shares of Technest common stock.

We cannot predict the extent to which investor interest in Technest common stock or a business combination, if any, will lead to an increase in its market price or the development of an active trading market or how liquid that market, if any, might become.

Markland may become an investment company if our controlling interest in Technest falls below 51%. If so, our compliance and registration costs will increase.

If Markland's ownership of Technest falls below 51%, Technest will no longer meet the definition of "majority-owned subsidiary" as contemplated by the Investment Company Act of 1940 (the "Investment Company Act") and Markland could be subject to regulation under the Investment Company Act. In such event, Markland may be required to register as an investment company, unless an exemption is available. We may incur significant registration and compliance costs and we may become subject to liability under the Investment Company Act, the Securities Act and the Exchange Act and rules and regulations adopted thereunder. Compliance with these rules could adversely affect Markland and Technest because it would require additional management and financial resources.  On August 4, 2005, Markland was the beneficial owner of 1,954,023 shares of Technest common stock (after giving effect to Technest's Reverse Stock Split), which represented approximately 85% of the shares of Technest common stock on a primary basis.

RISKS RELATING TO INVESTING IN A CONTROLLED COMPANY

Minority shareholders should not invest in our company with the expectation that they may be able to influence the affairs of the company and/or the outcome of stockholder votes.

We have not held an annual meeting since November 19, 2001. In addition, on June 9, 2005 our executive officers and directors, acting together, controlled approximately 8.65% of our outstanding common stock (without giving effect to the issuance of convertible securities held by our executive officers and directors).  As a result, they will have the ability to run the day to day operations of our company and significantly influence matters submitted to the stockholders for approval (including the election and removal of Directors). This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of our common stock.

Other business ventures of our Chief Executive Officer may present demands on his time or possible conflicts of interest which could materially and adversely affect our business.

Robert Tarini, our Chief Executive Officer and a Director of our company is involved in other business activities and may, in the future, become involved in additional business opportunities.  Mr. Tarini currently holds positions and is involved in the following activities.

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Mr. Tarini is the founder and President of ipPartners, Inc., a firm specializing in the design and manufacture of acoustic remote sensing devices utilized in marine and land based applications. He is also the sole shareholder.

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Mr. Tarini is the Chief Executive Officer, the Chief Operating Officer and a minority shareholder of Syqwest, Inc., a company that specializes in the development of acoustic remote sensing devices.

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Since 1999, Mr. Tarini has served as the Chief Executive Officer of Ocean Data Equipment Corporation, where he has overseen the design and development of a complete line of scientific instruments targeted for geophysical and hydrographic research, and developed a remote sensing technique, which is currently being developed for application in detecting illicit materials. He is also a minority shareholder.

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On February 14, 2005, Mr. Tarini was appointed Chief Executive Officer and a director of Technest.

Mr. Tarini may face a potential conflict of interest in how he allocates his available time to each company. We have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise related to this matter. There can be no assurance that we will have a policy in place to address potential conflicts of interests.

RISKS RELATED TO THE HOMELAND SECURITY AND DEFENSE INDUSTRIES

The homeland security and defense industries are characterized by rapid technological change and evolving industry standards, and unless we keep pace with the changing technologies, we could lose customers and fail to win new customers.

Our future success will depend, in part, upon our ability to develop and introduce a variety of new products and services and enhancements to these new product and services in order to address the changing and sophisticated needs of the homeland security marketplace. Delays in introducing new products, services and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products and services at competitive prices may cause customers to forego purchases of our products and services and purchase those of our competitors. Frequently, technical development programs in the homeland security industry require assessments to be made of the future directions of technology and technology markets generally, which are inherently risky and difficult to predict.

We face intense competition, which could result in lower revenues and higher research and development expenditures and could adversely affect our results of operations.

Current political tensions throughout the world have heightened interest in the homeland security industry, and we expect competition in this field, which is already substantial, to intensify. If we do not develop new and enhanced products, or if we are not able to invest adequately in our research and development activities, our business, financial condition and results of operations could be negatively impacted. Many of our competitors have significantly more cash and resources than we have. Our competitors may introduce products that are competitively priced, have increased performance or functionality, or incorporate technological advances that we have not yet developed or implemented. To remain competitive, we must continue to develop, market and sell new and enhanced systems and products at competitive prices, which will require significant research and development expenditures.

                We cannot assure you that we will be able to compete successfully against current and future competitors.

RISKS RELATING TO NEW CORPORATE GOVERNANCE STANDARDS

We are not subject to the same corporate governance standards as listed companies. This may affect market confidence and company performance. As a result, our business could be harmed and the price of our stock could decrease.

Registered exchanges and the Nasdaq National Market have adopted enhanced corporate governance requirements that apply to issuers that list their securities on those markets. These standards deal with the rights and responsibilities of a company's management, its board, shareholders and various stakeholders. How well companies are run may affect market confidence as well as company performance. Our common stock is quoted on the OTC Bulletin Board, which does not have comparable requirements. As a result, our business and the price of our stock may be adversely affected.

For instance, we are not required to have any independent directors and we do not have independent directors. Therefore management has significant influence over decisions made by the Board on behalf of the stockholders.

In some circumstances, management may not have the same interests as the shareholders and conflicts of interest may arise. We do not have a policy to resolve conflicts of interest and we are not required to have one. Notwithstanding the exercise of their fiduciary duties as directors and executive officers and any other duties that they may have to us or our other stockholders in general, these persons may have interests different than yours.

Our administrative costs and expenses resulting from new regulations have increased, adversely affecting our financial condition and results of operations.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002 and SEC rules adopted thereunder. These regulations increased our legal and financial compliance and made some activities more difficult, time-consuming and costly. Our expenses will continue to increase as we continue to implement these new regulations.

New corporate governance requirements have made it more difficult to attract qualified directors. As a result, our business may be harmed and the price of our stock may be adversely affected

New corporate governance requirements have increased the role and responsibilities of directors and executive officers of public companies. These new requirements will make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher costs to obtain coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve as members of our board of directors.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Our internal controls over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock.

For instance, in our quarterly report on Form 10-QSB for the quarter ended March 31, 2005, we disclosed that prior to the acquisition of EOIR, the limited size of our internal financial and controls staff did not permit a significant amount of time or expense on monitoring and oversight of our general administrative and financial functions. In the course of management's ongoing evaluation of our controls and procedures, management has concluded that, due to the limited amount of resources available for general administrative and financial matters prior to the acquisition of EOIR, the company: (i) had a less than desirable number of people performing a majority of the financial duties, (ii) lacked the desired internal financial and controls staff resources for a comprehensive internal audit function, and (iii) and in some cases had not been able to promptly accumulate and process all of our data and reports on a timely basis. Management believes that at this time, in light of existing newly instituted staff and controls, which include additional administrative personnel acquired with EOIR, and the recent addition of our Chief Financial Officer in December 2004, the risks associated with a lack of segregation of duties and limited staff have been largely mitigated. However, management will periodically reevaluate the situation, and as necessary, will put in place additional internal staff and controls to prevent a lack of discipline around policies and procedures in our administrative and financial matters.

Failure to establish those controls, or any failure of those controls once established, could adversely impact Markland's public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our independent registered public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountant. This requirement will first apply to our annual report for fiscal year ending June 30, 2007. The standards that must be met for management to assess the effectiveness of the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of its assessment by our independent registered public accountants. If management cannot assess Markland's internal control over financial reporting as effective, or our independent registered public accounting firm is unable to issue an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

RISKS RELATED TO INVESTING IN ILLIQUID AND LOW-PRICED SECURITIES

Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell these shares due to suitability and disclosure requirements.

Due to the current price of our common stock ($0.1419 on August 4, 2005), many brokerage firms may not be willing to effect transactions in its securities, particularly because low-priced securities are subject to SEC rules (referred to as the "penny stock rules") imposing additional sales requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). These disclosure requirements may have the effect of reducing the trading activity in the secondary market for Technest common stock as it is subject to these penny stock rules. These rules severely limit the liquidity, if any, of our common stock, and would likely have a material adverse effect on its market price and on our ability to raise additional capital through selling Technest common stock acquired in connection with the Genex Transactions.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC may require by rule or regulation.

In addition, the broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account.

Finally, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These requirements may reduce the potential market for our common stock by reducing the number of potential investors, brokers and traders. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We cannot predict the extent to which investor interest in Technest common stock or a business combination, if any, will lead to an increase in its market price or the development of an active trading market or how liquid that market, if any, might become.

It may be difficult for you to resell your shares if an active and liquid market for our common stock does not develop.

Our common stock is not actively traded on a registered securities exchange and we do not meet the initial listing criteria for any registered securities exchange or the Nasdaq National Market System. It is quoted on the less recognized OTC Bulletin Board. This factor may further impair your ability to sell your shares when you want and/or could depress our stock price. As a result, you may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our company may be reduced. These factors could result in lower prices and larger spreads in the bids and ask prices for our shares.

Due to the current price of our common stock, many brokerage firms may not be willing to effect transactions in our securities, particularly because low-priced securities are subject to an SEC rule that imposes additional sales requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share).

These factors severely limit the liquidity of our common stock, and would likely have a material adverse effect on its market price and on our ability to raise additional capital. We cannot predict the extent to which investor interest in our stock, if any, will lead to an increase in its market price or the development of a more active trading market or how liquid that market might become.

The market price of our common stock may be volatile. As a result, you may not be able to sell our common stock in short time periods, or possibly at all.

Our stock price has been volatile. From July 1, 2003 to August 4, 2005, the trading price of our common stock ranged from a low price of $0.08 per share to a high price of $9.00 per share. Many factors may cause the market price of our common stock to fluctuate, including:

•

variations in our quarterly results of operations;

•

the introduction of new products by us or our competitors;

•

acquisitions or strategic alliances involving us or our competitors;

•

future sales of shares of common stock in the public market; and

•

market conditions in our industries and the economy as a whole.

In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock. When the market price of a company's stock drops significantly, stockholders often institute securities class action litigation against that company. Any litigation against us could cause us to incur substantial costs, divert the time and attention of our management and other resources or otherwise harm our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely management’s current predictions of future events or based on current expectations, estimates and projections about the industry in which we operate, management's beliefs and assumptions made by management.  Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are outside Markland’s control and management’s control.

These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include, among others, those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We assume no obligation to update our forward-looking statements to reflect new information or developments, unless required by law. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Readers are cautioned not to put undue reliance on such forward-looking statements.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. For information about the selling stockholders, see "Selling Stockholders" section of this prospectus.

PRICE RANGE FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock is quoted on the OTC Bulletin Board by The National Association of Securities Dealers, Inc. under the symbol "MRKL.OB." The following table provides, for the periods indicated, the high and low closing prices for our common stock as reported on the OTC Bulletin Board. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The prices reflect a 1-for-60 reverse stock split effective October 27, 2003. Prior to December 2003, the common stock of the company was thinly traded. We believe that the variability of the share price may, in part, be due to thin trading.

Year Ended June 30, 2003

High

Low

First quarter

$

4.80

$

1.20

Second quarter

$

33.00

$

0.60

Third quarter

$

18.60

$

7.80

Fourth quarter

$

15.00

$

3.36

Year Ended June 30, 2004

First quarter

$

9.00

$

2.40

Second quarter

$

5.70

$

1.90

Third quarter

$

2.70

$

0.69

Fourth quarter

$

4.40

$

0.59

Year Ended June 30, 2005

First quarter

$

1.13

$

0.44

Second quarter

$

0.92

$

0.61

Third quarter

$     0.24

$

0.34

Fourth quarter

$     0.24

$

0.08

Preferred Stock and Warrants

There is no public trading market for our preferred stock and warrants.

Holders

On June 20, 2005, the last sale price of our common stock as reported on the OTC Bulletin Board was $0.0869 per share, and we had approximately 714 holders of record of our common stock and 5 holders of record of our Series D convertible preferred stock (after giving effect to the June 20, 2005 private placement), respectively. These numbers do not include stockholders for whom shares were held in a "nominee" or "street" name.

Dividends

We have never declared or paid cash dividends on our capital stock, and we do not plan to pay any cash dividends in the foreseeable future. We currently intend to retain any future earnings to finance our operations and future growth.

Restrictions On Markland's Ability To Pay Dividends On Common Stock

Pursuant to the Exchange Agreement, dated December 9, 2002, with Eurotech, Ltd., and the other parties named therein, any and all cash and other liquid assets held by our company or its subsidiaries shall be exclusively used for working capital or investment purposes, and we shall not, and shall not permit our subsidiaries to, directly or indirectly divert or upstream cash or other current assets whether in the form of a loan, contract for services, declaration of dividend, or other arrangement in contravention of such restriction until the second anniversary of the closing date of the exchange transaction.

Pursuant to the Purchase Agreement between the company and DKR Soundshore Oasis Holding Fund, Ltd, and DKR Soundshore Strategic Holding Fund, Ltd., dated September 21, 2004, we have covenanted that so long as any of the notes issued pursuant to such agreement are outstanding, we will not declare, pay or make any provision for any cash dividend or cash distribution with respect to our common stock or preferred stock, without first obtaining the approval of the investors who are parties to the agreement.

SELLING STOCKHOLDERS

The following section presents information regarding our selling stockholders.  The selling stockholder table and the notes thereto describe each selling stockholder, their relationship to Markland and the number of securities being sold.  Immediately thereafter, we have also included a table identifying the individuals having voting and investment control over the securities being sold.  Finally, a description of how each selling stockholder acquired the securities being sold in this offering is detailed under the heading "Transactions with Our Selling Stockholders."

SELLING STOCKHOLDER TABLE

The following table sets forth the approximate number of shares beneficially owned as of June 9, 2005 by each of the selling stockholders and their pledgees, assignees and successors-in-interest. Please consider the following when reviewing the information presented in the table and the notes:

•

The number of shares beneficially owned by the selling stockholders is determined in accordance with rules promulgated by the SEC.

•

Applicable percentage of ownership is based on 168,169,132 shares of common stock outstanding as of June 9, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of June 9, 2005 for each stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

•

Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or convertible within 60 days of June 9, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

•

The "Right to Acquire" column reflects beneficial ownership of shares subject to warrants and convertible preferred stock that may be exercised and converted within 60 days after June 9, 2005.

•

The "Shares Offered" under this prospectus column reflects all of the shares that each selling stockholder may offer under this prospectus.

•

The table assumes that the selling stockholders will sell all of the shares. No assurances can be given as to the actual number of shares that will be resold by the selling stockholders or that will be held by the selling stockholders after completion of the resales.

Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. The selling stockholders may have sold, transferred or otherwise disposed of the securities being registered, since the date the selling stockholders provided the information regarding their securities holdings.

BENEFICIAL OWNERSHIP PRIOR TO OFFERING
NAME OF BENEFICIAL OWNER (1)	OUTSTANDING	RIGHT TO ACQUIRE	TOTAL	TOTAL OWNERSHIP WITHOUT REGARD TO CONTRACTUAL LIMITATIONS	SHARES OFFERED UNDER THIS PROSPECTUS

DKR Soundshore Oasis Holding Fund, Ltd. (2)(3)/ DKR Soundshore Strategic Holding Fund, Ltd.(2)(4)	1,571,453	54,292,733 (7)(8)(9)	8,406,775 (10)(11)(16)	56,846,642 (13)	178,326,656 (7)(9)(17) (18)(19)(20)

Harborview Master Fund L.P.(2)	------	7,452,239 (7)(8)(9)	7,452,239 (11)	7,452,239 (14)	22,572,737 (7)(9)(18)(19) (20)(24)

Verdi Consulting, Inc. (2)(6)	2,308,915	12,854,205 (15)	15,163,120 (12)	15,163,120	49,226,762 (18)(25)(27)

ipPartners, Inc.(5)/Robert Tarini (21)	7,604,020	7,141,225 (15)	14,754,245 (12)	14,754,245 (18)	32,269,491 (18)(26)(27)

Gino M. Pereira (23)	2,100,000	------	2,100,000	2,100,000	2,100,000

Joseph P. Mackin (22)	4,850,286	------	4,850,286	4,850,286	4,850,286

BENEFICIAL OWNERSHIP AFTER OFFERING
NAME OF BENEFICIAL OWNER	OUTSTANDING	RIGHT TO ACQUIRE	PERCENT

DKR Soundshore Oasis Holding Fund, Ltd./ DKR Soundshore Strategic Holding Fund, Ltd.	1,571,453	6,875,000 (9)	3.81

Harborview Master Fund L.P.	---	1,625,000 (9)	0.93

Verdi Consulting, Inc.	---	---	---

ipPartners, Inc./Robert Tarini	1,400,000	---	0.70

Gino M. Pereira	---	---	---

Joseph P. Mackin	---	---	---

(1)

Each selling stockholder has represented to us that it is not a registered broker-dealer.

(2)

These selling stockholders have been named as selling stockholders in separate registration statements (SEC File # 333-120390 and 333-123400) filed with the SEC on November 10, 2004 and March 17, 2005, and were declared effective on December 2, 2004 and April 12, 2005, respectively.  In addition, DKR Soundshore Oasis Holding Fund Ltd. was named as a selling stockholder in a registration statement (SEC File # 333-115395) declared effective on June 21, 2004.

(3)

DKR Soundshore Oasis Holding Fund Ltd. was a party to the Investors' Securities Purchase Agreement between Technest and the Investors. Pursuant to the terms of this agreement, DKR Soundshore Oasis Holding Fund Ltd. received, among other things, 218,390 shares of Technest Series B Preferred Stock (convertible into 1,583,327 Markland shares of common stock). The shares of Technest Series B held by DKR Soundshore Oasis Holding Fund Ltd. were exchanged in the June 20, 2005 private placement as further discussed in the section entitled “The June 20, 2005 Private Placement.”

(4)

DKR Soundshore Strategic Holding Fund Ltd. was a party to the Investors' Securities Purchase Agreement between Technest and the Investors. Pursuant to the terms of this agreement, DKR Soundshore Strategic Holding Fund Ltd. received, among other things, 11,494 shares of Technest Series B Preferred Stock (convertible into 83,331 Markland shares of common stock). The shares of Technest Series B held by DKR Soundshore Strategic Holding Fund Ltd.  were exchanged in the June 20, 2005 private placement as further discussed in the section entitled “The June 20, 2005 Private Placement.”

(5)

ipPartners, Inc., a company controlled and wholly owned by Robert Tarini, our CEO and Chairman of our Board of Directors, was a party to the Investors' Securities Purchase Agreement between Technest and the Investors. Pursuant to the terms of this agreement, ipPartners, Inc. received, among other things, 143,678 shares of Technest Series B preferred stock (convertible into 1,041,664 Markland shares of common stock).  Shares held by ipPartners, Inc. should be aggregated to those held by Mr. Tarini. The shares of Technest Series B held by ipPartners, Inc. were exchanged in the June 20, 2005 private placement as further discussed in the section entitled “The June 20, 2005 Private Placement.”  After June 9, 2005, Mr. Tarini sold 1,400,000 shares of common stock.  For purposes of the table, we have included these shares in Mr. Tarini's ownership.

(6)

Verdi Consulting, Inc., a company wholly owned and controlled by Chad Verdi, was a party to the Investors' Securities Purchase Agreement between Technest and the Investors. Pursuant to the terms of this agreement, Verdi Consulting, Inc. received, among other things, 258,620 shares of Technest Series B Preferred Stock (convertible into 1,874,992 Markland shares of common stock.)  The shares of Technest Series B held by Verdi Consulting were exchanged in the June 20, 2005 private placement as further discussed in the section entitled "The June 20, 2005 Private Placement."

(7)

Includes the number of shares the selling stockholder would receive upon conversion of outstanding notes issued on November 9, 2004 or September 21, 2004, as applicable. We did not prepay these notes on March 15, 2005.   As a result, the conversion price of the notes has been adjusted to a floating rate equal to 80% of the average closing price for the trailing five trading days prior to the date of conversion.

(8)

Includes shares of common stock issuable upon exercise of the warrants issued on April 2, 2004; April 13, 2004 and May 3, 2004 as applicable.  The resale of these shares of common stock is covered by a separate registration statement (SEC File # 333-115395) that was declared effective on June 21, 2004.

(9)

Includes shares of common stock issuable upon exercise of the warrants issued on February 7, 2005 and March 10, 2005 as applicable.  The resale of these shares of common stock is covered by a separate registration statement (SEC File # 333-123400) which was declared effective on April 12, 2005.

(10)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the total number of shares of common stock beneficially owned by both entities has been aggregated for purposes of calculating beneficial ownership and may not exceed 4.999% on a combined basis.

(11)

Represents the aggregate maximum number of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to the 4.999% limitation.

(12)

Represents the aggregate maximum number of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to the 9.999% limitation.

(13)

Includes the number of shares the selling stockholder would receive upon conversion and exercise in full as of June 9, 2005 of the September 21, 2004 notes, the March 10, 2005 warrants, the May 3, 2004 warrants and the Series D Cumulative Convertible Preferred Stock without regard to the 4.999% or 9.999% limitation.

(14)

Includes the number of shares the selling stockholder would receive upon conversion and exercise in full as of June 9, 2005 of the November 9, 2004 note and the February 7, 2005 warrants without regard to the 4.999% limitation.

(15)

Includes the number of shares the selling stockholder would receive upon conversion and exercise in full as of   June 9, 2005 of the Series D Cumulative Convertible Preferred Stock without regard to the 9.999% limitation.

 (16)

The terms and conditions of the September 21, 2004 and November 9, 2004 notes provide that the number of shares to be acquired by each of the holders upon conversion cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 4.999% of our outstanding common stock at any point in time. The holder may waive this limitation. However, this waiver will not be effective for 61 days, and only allows the holder to hold up to 9.999% of Markland outstanding shares of common stock.

(17)

178,326,656 represents the maximum number of shares which the selling stockholder may offer under this prospectus including our good faith estimate of shares of our common stock issuable upon conversion of the September 21, 2004 notes, shares of our common stock which may become issuable as interest payments on the September 21, 2004 notes, an additional pro rata share (based on the amount of the selling stockholders investment) of 5,336,842 shares which may become issuable in satisfaction of liquidated damages arising from the Registration Rights Agreements dated September 21, 2004, and shares of our own common stock which may become issuable upon conversion of shares of our Series D Preferred Stock issued in connection with the June 20, 2005 private placement.

(18)

We cannot predict the actual number of shares of common stock issuable upon conversion of the September 21, 2004 and November 9, 2004 notes, in part, because the price of our shares will fluctuate based, among other things, on prevailing market conditions and we have not determined whether or not we will repay the notes prior to their maturity date. Nonetheless, for purpose of registering these shares, we can estimate the number of shares issuable upon conversion using certain assumptions.  First, we have assumed, for purposes of registering the shares underlying the notes that the conversion date is June 9, 2005.   The number of shares issuable upon conversion of the notes is equal to the outstanding principal amount of the notes to be converted, divided by the conversion price on the conversion date plus the amount of accrued but unpaid interest on the notes through the conversion date divided by the conversion price on the conversion date.   As of March 15, 2005, the conversion price has been adjusted from a fixed price of $0.80 a share to (i) 80% of a floating rate equal to the average closing price per share of our common stock for the five trading days preceding conversion or (ii) $0.80, whichever is less.  For the purposes of the note, the market price of our common stock on a given date is equal to the average closing price for the five trading days preceding that date. In addition, the conversion price of the note may be lowered in the event that we issue common stock or common stock equivalents at a price per share below the conversion price then in effect.

(19)

As of March 15, 2005, in lieu of paying interest in cash we pay accrued interests on the September 21, 2004 and November 9, 2004 notes by delivering on each interest payment date a number of registered shares equal to the quotient obtained by dividing the amount of such interest by 90% of the closing price on the trading day immediately preceding such interest payment date.  We cannot predict the actual number of shares of common stock that will be issued as interest payments, in part, because, among other things, the price of our shares will fluctuate based on prevailing market conditions and we have not determined whether or not we will repay the notes prior to their maturity date.  Nonetheless, we can estimate the number of shares of common stock issuable as interest payment using the following assumptions: based upon a recent price of our common stock of $0.095 on June 9, 2005, that we will not repay the notes prior to maturity, we will have to issue 1,218,401 shares of our common stock as interest payments.

(20)

Because of the recent trends and volatility relating to the market price of our common stock and the large proportional effect of small price changes on the conversion price of the September 21, 2004 and November 9, 2004 notes, the number of shares we are registering reflects our good faith estimate of the additional amount of shares of our common stock that may be issuable upon future conversions of the notes if there were a decrease in the market price of our common stock of $0.06 per share from the closing price on June 8, 2005, which was $0.095.

(21)

Robert Tarini is the Chief Executive Officer and Chairman of the Board of Markland and Technest.  Mr. Tarini, through his ownership interest in ipPartners, Inc. was one of the Investors in the Genex Transactions.

(22)

Joseph P. Mackin is the President, Chief Operating Officer and a Director of Markland and Technest.

(23)

Gino M. Pereira is the Chief Financial Officer of Markland and Technest.

(24)

22,572,737 represents the maximum number of shares which the selling stockholder may offer under this prospectus including our good faith estimate of shares of our common stock usable upon conversion of the note issued in connection with the November 9, 2004 private placement, shares of our common stock which may become issuable as interest payments on the November 9, 2004 note, and an additional pro rata share based on the selling stockholder’s initial investment, which may become issuable in satisfaction of liquidated damages arising from the Securities Purchase Agreement dated November 9, 2004.

(25)

49,226,762 represents the maximum number of shares which the selling stockholder may offer under this prospectus including our good faith estimate of shares of our common stock issuable upon conversion of the Series D Preferred shares issued in connection with our June 20, 2005 private placement.

(26)

32,269,491 represents the maximum number of shares which the selling stockholder may offer under this prospectus including our good faith estimate of shares of our common stock issuable upon conversion of the Series D Preferred shares issued in connection with our June 20, 2005 private placement.

(27)

Because of the recent trends and volatility relating to the market price of our common stock and the large proportional effect of small price changes on the discounted bid price of Series D Preferred Stock, the number of shares we are registering reflects our good faith estimate of the additional amount of shares of our common stock that may be issuable upon future conversions of the notes if there were a decrease in the market price of our common stock of $0.06 per share from the closing price on June 8, 2005, which was $0.095.

Voting And Investment Control

The table below sets forth selling stockholders that are entities and the names of individuals having voting and investment control over the securities held by these entities on June 9, 2005. We prepared this table based upon information supplied to us by the selling stockholders. This information is not necessarily indicative of beneficial ownership for any other purpose.

Entity

Voting And Investment Control

DKR Soundshore Oasis Holding Fund, Ltd.

Seth Fisher(a)

DKR Soundshore Strategic Holding Fund, Ltd.

Seth Fisher(a)

Harborview Master Fund L.P.

Richard Rosenblum/David Stefansky(b)

Verdi Consulting, Inc.

Chad Verdi

ipPartners, Inc.

Robert Tarini

Notes

(a)

Seth Fisher disclaims beneficial ownership of the shares of Markland common stock beneficially owned by DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd.

(b)

Richard Rosenblum and David Stefansky disclaim beneficial ownership of the shares held by Harborview Master Fund L.P.

TRANSACTIONS WITH OUR SELLING STOCKHOLDERS

Up to 289,345,932 shares are being offered under this prospectus, all of which are being registered for sale for the account of the selling stockholders. The selling stockholders acquired these securities in connection with the following transactions.

THE JUNE 20, 2005 PRIVATE PLACEMENT

 On June 20, 2005, we entered into definitive agreements with DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd., Verdi Consulting, Inc., and ipPartners, Inc. pursuant to which we exchanged 632,182 shares of Technest Series B Preferred Stock (convertible as of June 9, 2005, into 25,183,080 shares of Markland common stock) for 2,750 shares of Markland Series D Preferred Stock (convertible into 31,421,390 shares of Markland common stock as of June 9, 2005).   This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were sold only to "accredited investors" within the meaning of Rule 501 of Regulation D.   The following table illustrates the number of shares of Markland Series D Preferred Stock received by each of the investors in exchange for their holdings in Technest Series B Preferred Stock.

Investors	Number of Shares of Technest Series B Preferred Stock held prior to the Exchange	Number of Shares of Markland Common Stock issuable upon conversion of Technest Series B Preferred Stock	Number of Shares of Markland Series D Preferred Stock received pursuant to the Exchange Agreement	Number of Shares of Markland Common Stock issuable upon conversion of Markland Series D Preferred Stock
DKR Soundshore Oasis Holding Fund, Ltd.	218,390	8,699,604	950	10,854,662
DKR Soundshore Strategic Holding Fund, Ltd.	11,494	457,865	50	571,298
Verdi Consulting, Inc.	258,620	10,302,173	1,125	12,854,205
ipPartners, Inc.	143,678	5,723,438	625	7,141,225

Terms and Conditions of Markland Series D Preferred Stock.   Markland Series D Preferred Stock has a stated value of $1,000 per share and is convertible at the option of the stockholder at any time. However, the Series D Preferred Stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock at any given point in time.  The number of shares of our common stock into which each share of Series D Preferred Stock is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

Average Closing Bid Price (1)

Discount Factor

$15.00 or less

80%

more than $15.00, but less than or equal to $30.00

75%

more than $30.00, but less than or equal to $45.00

70%

more than $45.00

65%

__________

(1)

After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

We have the right to redeem any outstanding shares of our Series D Preferred Stock at any time. The redemption price per share is equal to $1,000 multiplied by 135%. Our Series D Preferred Stock is convertible, even after we have provided a notice of redemption, until the Series D security holder has received full cash payment for the shares we are redeeming.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Series D Preferred Stock will be treated as senior to all preferred stock and our common stock. If, upon any winding up of our affairs, our assets available to pay the holders of Series D Preferred Stock are not sufficient to permit the payment in full, then all our assets will be distributed to those holders on a pro rata basis.

SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004 PRIVATE PLACEMENTS

September 21, 2004 Private Placement.  On September 21, 2004, we entered into a Purchase Agreement with DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. (together the "Initial Investors") pursuant to which we sold warrants to purchase an aggregate of 6,500,000 shares of our common stock and secured convertible promissory notes in the principal amount of $5,200,000 for the aggregate consideration of $4,000,000. We received net proceeds of $3,480,000 (after deducting fees and transaction costs) from this private placement.  We used the proceeds from this offering for working capital.  We also issued warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $1.50 to Greenfield Capital Partners, LLC, a registered broker dealer, and David Stefansky and Richard Rosenblum, an affiliate of a broker dealer at the time of this private placement, as compensation in connection with this private placement. The offer and sale of these notes and warrants was made in reliance on Section 4(2) of the Securities Act. The Initial Investors are "accredited investors" within the meaning of Regulation D.

November 9, 2004 Private Placement.   On November 9, 2004, we entered into a Securities Purchase Agreement with Harborview Master Fund L.P. and Southridge Partners LP (the "Additional Investors") pursuant to which we sold warrants to purchase shares of our common stock and secured convertible promissory notes in the principal amount of $1,755,000 for the aggregate consideration of $1,350,000. We received net proceeds of $1,174,500 (after deducting fees and transaction costs) from this private placement.  We used the proceeds from this offering for working capital. We also issued  warrants to purchase an aggregate of 337,500 shares of our common stock at an exercise price of $1.50 to Greenfield Capital Partners, LLC, David Stefansky and Richard Rosenblum as compensation in connection with this private placement.  The offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act. The Additional Investors are stockholders of the Company and "accredited investors" within the meaning of Regulation D.   Unless otherwise noted, the terms of the notes and warrants issued on November 9, 2004 are substantially the same as the terms of the notes and warrants issued on September 21, 2004.

The September 21, 2004 and November 9, 2004 Notes.  On September 21, 2004, we issued  secured convertible promissory notes in the principal amount of $5,200,000.   The notes will mature on September 21, 2005.  On November 9, 2005, we issued secured convertible promissory notes in the principal amount of $1,755,000 for the aggregate consideration of $1,350,000.  These notes will mature on November 9, 2005.  The notes are secured by substantially all of the assets of our company.

The notes accrue interest daily at the rate of 8% per year on the then outstanding and unconverted principal balance of the notes. Such interest accrued but did not become payable until March 15, 2005, at which time all interest then having accrued became payable. Thereafter, interest is payable in arrears on a monthly basis.  Commencing on March 15, 2005,  interest payments are being made with shares of common stock instead of cash.   Under the terms and conditions of the notes, we were required to pay (i) the Initial Investors $4,000,000 of the outstanding principal and interest by March 15, 2005, and the remaining outstanding balance by September 21, 2005; and (ii) the principal amount on each note issued on November 9, 2004 equal to the consideration paid by the Additional Investor holding such note plus any accrued interest by March 15, 2005, and the remaining outstanding balance by November 9, 2005.   The terms and conditions of the notes also provide that failure to prepay the notes does not constitute an event of default.  We did not prepay the notes on March 15, 2004.  As a result, the conversion of the notes is subject to the adjustments described below.  As of June 9, 2005, we issued 26,701,520 shares of common stock upon conversion or exercise of these notes and warrants.

At any time, and at the option of the Initial Investors, the outstanding principal and accrued interest of the notes may be converted into shares of our common stock.   However, the conversion price of the notes is subject to the following adjustments.  In the event we issue common stock or common stock equivalents at a price per share below the then effective conversion price of the convertible notes, the conversion price will be reduced to that lower price per share. In addition, the conversion price of the notes will be adjusted from $0.80 per share to the lower of (i) $0.80 and (ii) a floating rate equal to 80% of average closing price per share of our common stock for the five trading days preceding conversion because we did not prepay the notes on March 15, 2005.

Occurrence of an event of default allows the Initial Investors and the Additional Investors to accelerate the payment of the notes and/or exercise other legal remedies, including foreclosing on collateral.

The September 21, 2004 and November 9, 2004 warrants.    On September 21, 2004, we issued five year warrants to purchase an aggregate of 8,000,000 shares of our common stock.  On November 9, 2004, we issued five year warrants to purchase 2,531,250 shares of our common stock.   Unless otherwise noted, the terms of the warrants issued on November 9, 2004 are substantially the same as the terms of the warrants issued on September 21, 2004.

The September 21, 2004 and November 9, 2004 warrants entitle (i) the Initial Investors to purchase an aggregate of 6,500,000 shares of our common stock, at any time and from time to time, through September 21, 2009, at an initial exercise price of $1.50 per share, (ii) the Additional Investors to purchase an aggregate of 2,531,250 shares of our common stock, at any time and from time to time, through November 9, 2009, at an initial exercise price of $1.50 per share.  In addition, in connection with the issuance of these warrants, we issued warrants to purchase 1,837,500 shares of common stock as compensation to certain individuals for services related to the issuance of the September 21, 2004 and the November 9, 2004 private placements. Thereafter, we have adjusted the exercise price of the warrants as follows:

•

Between December 28, 2004 and February 7, 2005, we entered into agreements to amend the exercise price of our warrants held by DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd., Greenfield Capital Partners, Richard Rosenblum, David Stefansky, Southridge Partners, LP and Harborview Master Fund LP, effectively reducing the exercise price to $0.60. In connection with these amendments, the holders exercised their option to purchase an aggregate of 9,193,750 shares of our common stock.

•

On February 7, 2005, we agreed to issue 9,193,750 common stock purchase warrants, 5,500,000 at an exercise price of $0.50, and 3,693,750 at an exercise price of $0.60, as consideration for entering into the agreements to amend the exercise price of our warrants.

•

In addition, as of March 15, 2005, the exercise price was adjusted to $0.34 because we did not prepay the notes.   Finally, the exercise price of the warrants is subject to further adjustment if we issue common stock or common stock equivalents at a price per share below the then effective exercise price of the warrants.

Simultaneously with any adjustment, the number of shares that may be purchased upon exercise of this warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable hereunder for the adjusted number of shares shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

OTHER SELLING STOCKHOLDERS WITH PIGGY BACK REGISTRATION RIGHTS

Other selling stockholders are offering up to15,463,221 shares of our common stock that are presently outstanding consisting of: 2,308,915 shares of our common stock issued to Verdi Consulting, Inc., a company wholly owned by Chad A. Verdi, pursuant to the terms of a consulting agreement dated December 30, 2004, for services rendered to us; 6,204,020 shares of common stock issued to Mr. Tarini pursuant to the terms of our employment agreement with Mr. Tarini, dated December 30, 2004; 4,850,286 shares of common stock issued to Joseph P. Mackin pursuant to the terms of our employment agreement with Dr. Mackin, dated December 30, 2004, and upon Dr. Mackin’s forfeiture of 1,250,286 options to purchase our common stock; and 2,100,000 shares of common stock issued to Gino M. Pereira pursuant to the terms of our employment agreement with Mr. Pereira, dated December 30, 2004.

REGISTRATION RIGHTS GRANTED IN CONNECTION WITH

THE SEPTEMBER 21, 2004 AND NOVEMBER 9, 2004 PRIVATE PLACEMENTS

Overview.  In connection with the September 21, 2004 and November 9, 2004 private placement, we entered into the Registration Rights Agreement and the Securities Purchase Agreement pursuant to which we agreed to file with the SEC a registration statement covering the resale of the shares of our common stock issuable upon conversion and/or exercise of the September 21, 2004 and November 9, 2004 notes and warrants pursuant to Rule 415 of the Securities Act by the selling stockholders identified therein.

First registration statement filed in connection with the September 21, 2004 and November 9, 2004 private placements.    On November 10, 2004, we filed a registration statement on Form SB-2 (SEC File # 333-120390) covering the resale by the selling stockholders named therein of 10,867,188 shares issuable upon conversion of the  notes issued on  September 21, 2004 and November 9, 2004. That registration statement was declared effective by the SEC on December 2, 2004 and has been amended and supplemented from time to time.  We refer to this registration statement as the First Registration Statement.

Registered shares issuable upon conversion of the September 21, 2004 and November 9, 2004 notes.  Upon effectiveness of the First Registration Statement, there were 10,867,188 registered shares of common stock available for issuance upon conversion of the September 21, 2004 and November 9, 2004 notes.  As of June 9, 2005, we issued 17,407,770 shares of common stock, or 160% of the amount registered in the First Registration Statement.   Based on the average closing bid price of our common stock for the last five days ending June 9, 2005, on June 9, 2005, the number of shares of common stock issuable upon conversion of the notes (47,646,252) exceeds the amount registered thereunder.

Reasons for filing a new registration statement.  The Registration Rights Agreement and the Securities Purchase Agreement provide that in the event the number of shares issuable upon conversion of the notes exceeds the number of shares registered, we will file an additional registration statement covering such shares.    We refer to the difference between the number of shares of common stock issuable upon conversion of the notes and the amount registered as the Additional Shares.

Second registration statement filed in connection the September 21, 2004 and November 9, 2004 private placements.   We did not rely on Rule 416 to cover the issuance of the Additional Shares.  Instead, on June 21, 2005, we filed this registration statement covering the resale of 159,194,639 additional shares of common stock in accordance with the Registration Rights Agreement and the Securities Purchase Agreement.   Specifically, we are registering

•

43,037,413 shares of our common stock representing our good faith estimate of the number of shares issuable upon conversion of the September 21, 2004 and November 9, 2004 notes representing 52.6% of the principal amount of the notes that remain outstanding as of June 9, 2005 (including 1,218,401 shares of common stock that may become issuable as interest payment).  We cannot determine the exact number of shares of common stock issuable upon conversion of the notes at this time because it may fluctuate on a daily basis, based on the market price of the stock at the time of conversion and the number of shares issuable as interest payments.   As a result, for purposes of registering additional shares, we have assumed that the conversion will take place on June 9, 2005 at a conversion price equal to $.0875.

•

110,820,384 shares of common stock that may be issuable upon conversion of the September 21, 2004 and the November 9, 2004 notes, representing our good faith estimate of the number of shares that may become issuable in the future as a result of adjustments to the conversion price.

•

5,336,842 shares of our common stock representing a good faith estimate of the number of shares of common stock we may be required to issue in satisfaction of liquidated damages arising from the Registration Rights Agreement and the Securities Purchase Agreement, as applicable, entered into by the investors and us in connection with the private placement.

Under the Registration Rights Agreement and the Securities Purchase Agreement, if (i) this registration statement is not declared within five trading days after the SEC notifies us that the registration will not be reviewed or is not subject to further review or comments, or (ii) this registration statement is suspended for more than an aggregate of 20 trading days, whether or not consecutive.  In any twelve-month period, we will be required to pay each of the investors liquidated damages in an amount equal to 2% of such investor's investment amount, half of which may, at our option, be paid in common stock of equivalent value.  The value of the stock to be issued as liquidated damages will be determined based on the lower of: (i) the average of the closing price of our common stock for the five days preceding the payment date, and (ii) the closing price of our common stock on the day preceding the date such stock is delivered to the investors.

The Registration Rights Agreement dated September 21, 2004 and the Securities Purchase Agreement dated November 9, 2004 provides that we will use our commercially reasonable efforts to cause this registration statement to be declared effective under the Securities Act of 1933, as amendment, as promptly as possible after filing, and to keep it effective until the earlier of:

(i) two years following the date of effectiveness;

(ii) the date on which all of the shares of our common stock registered hereunder are sold by the selling stockholders; or

(iii) the date on which the shares of common stock registered hereunder may be sold pursuant Rule 144(k) of the Securities Act, subject to restrictions.

The Registration Rights Agreement dated September 21, 2004 and the Securities Purchase Agreement dated November 9, 2004 also provide that in the event the number of shares issuable upon conversion and exercise of the notes exceeds the number of shares registered under this registration statement, we will file an additional registration statement covering such shares.

REGISTRATION RIGHTS GRANTED IN CONNECTION WITH THE JUNE 20, 2005 TRANSACTION

Overview.  In connection with the June 20, 2005 transaction, we agreed to register the resale of shares of common stock issuable upon conversion of the Series D Preferred Stock.  As provided in the Exchange Agreements, we filed this registration statement on Form SB-2 covering the resale of 114,688,072 shares of Markland common stock issuable upon conversion of our Series D Preferred Stock.  Specifically, we are registering:

•

31,421,390 shares of our common stock representing our good faith estimate of the number of shares issuable upon conversion of Markland Series D Preferred Stock.  We cannot determine the exact number of shares of common stock issuable upon conversion of Markland Series D Preferred Stock at this time because it may fluctuate on a daily basis, based on  the market price of the stock at the time of conversion.

•

83,266,682 shares of our common stock representing our good faith estimate of the number of shares of our common stock that may become issuable upon adjustments to the conversion price of Markland Series D Preferred Stock.

The Exchange Agreements provides that we will use our commercially reasonable efforts to cause this registration statement to be declared effective under the Securities Act as promptly as possible after filing, and to keep it effective until the earlier of:

 (a)

the date that is twenty-four (24) months following the date on which such registration statement becomes effective; or

 (b)

until all Registrable Securities have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those discussed in "Risk Factors" and elsewhere in this prospectus and in Amendment #1 to our Annual Report on Form 10-KSB filed with the SEC on October 20, 2004. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, in Amendment #1 to our Annual Report on Form 10-KSB or in our Quarterly Report on Form 10-QSB for the period ended March 31, 2005. We will not update these forward-looking statements unless the securities laws and regulations require us to do so.

Overview

The following management's discussion and analysis of financial condition and results of operations is organized as follows:

•

Overview. This section provides a general description of Markland, its business and recent developments and events that have occurred since 2002 that we believe are important in understanding the results of operations and our financial condition and to anticipate future trends. In addition, we have provided a brief description of our acquisition of EOIR and our acquisition of a controlling interest in Technest and Genex, including related transactions. These events impact the comparability of the results being analyzed.

•

Results Of Operations. This section provides an analysis of Markland's results of operations for the fiscal years ended June 30, 2004, and June 30, 2003, and the nine months ended March 31, 2005 and March 31, 2004. This analysis is presented on a consolidated basis.

•

Liquidity And Capital Resources. This section provides an analysis of Markland's cash flows for the fiscal years ended June 30, 2004, and June 30, 2003, and the nine months and three months ended March 31, 2005 and March 31, 2004, as well as a discussion of recent financing arrangements including financings that were closed on September 21, 2004 and November 9, 2004, February 7, 2005 and March 10, 2005.

•

Critical Accounting Policies. This section discusses some critical accounting policies that we consider important to Markland's financial condition and results of operations, and that required significant judgment and estimates on the part of management in application. Markland's significant accounting policies, including the critical accounting policies discussed in this section, are summarized in the notes to the accompanying consolidated financial statements.

OVERVIEW

BACKGROUND

General. We provide to the DOD and to various other INTEL remote sensing technology products, and services to protect our country's military personnel and infrastructure assets. We also provide to the Department of Homeland Security; products, services and emerging technologies to protect our country's borders, infrastructure assets and personnel.  We have undergone material changes to our business and our financial structure during the period covered by the financial statements included in this prospectus. Our business, as it exists today, consists of five business areas:

o    remote sensor systems for military and intelligence applications;

o    chemical detection;

o     border security;

o    imaging and surveillance; and

o    advanced technologies.

Our primary sources of operating revenue are from our wholly owned subsidiary, EOIR, which we acquired on June 29, 2004. EOIR offers products and services which include: (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data.

These efforts involve systems engineering, system integration, prototyping, manufacturing and field data collections as well as data analysis and processing. Prior to the acquisition of EOIR, our primary sources of operating revenue were sales of our automatic chemical agent detection and alarm system produced by our wholly owned subsidiary, Science and Technology Research Inc., border security logistics products and services provided by our wholly owned subsidiary, Ergo Systems, Inc., and Small Business Investment Research funded research grants for the development of gas plasma antenna technology.

On February 14, 2005, we acquired a controlling interest in Technest, a public company, which had been inactive since August 2002, and appointed new officers and directors.   Simultaneously with that transaction, Technest acquired Genex, a private company that offers imaging products and complete solutions for three-dimensional imaging and display, intelligent surveillance, and three-dimensional facial recognition.

MARKLAND BUSINESS

Remote Sensor Systems for Military and Intelligence Applications

Our acquisition of EOIR on June 29, 2004, a company which provides remote sensing technology products and services to the DOD and to various other INTEL, is a significant part of our ongoing business strategy of creating an integrated portfolio of solutions for the Homeland Security, DOD and INTEL marketplaces.

EOIR's most significant source of revenues is an Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate which has a total potential value of approximately $406 million over its five year period of performance. To date, through March 31, 2005, we have realized $122,788,750 of revenues under this contract.  The customer is not obligated to place any particular dollar value of orders under this contract and we cannot provide any assurance as to the actual amount of revenues we will realize under it. The Omnibus Contract has an extensive and varied scope that requires us to provide a very broad range of products and technical services. For those products and technical services that EOIR does not possess in-house, we have and continue to subcontract to our team members and other subcontractors as necessary.

Chemical Detectors

In October 2003, our subsidiary, Security Technology, Inc., acquired all of the common stock of Science and Technology Research, Inc. (“STR”), a chemical detector manufacturer, as part of our ongoing business strategy of creating an integrated portfolio of Homeland Security solutions.

STR has a contract with the U.S. Navy to be the sole producer of the U.S. Navy's shipboard Automatic Chemical Agent Detection and Alarm System used to detect all classic nerve and blister agents as well as other chemical warfare agent vapors. STR's sole source of revenues is its contract with the United States Navy.  As of June 30, 2004, STR had completed delivery pursuant to all outstanding orders under this contract. STR is experiencing a decline in demand for its chemical detector unit from the U.S. Navy. We plan to compensate for this reduced demand by marketing this technology to new customers within the Homeland Security marketplace and by combining it with other technologies for sale to customers other than the U.S. Navy. During the nine months ended March 31, 2005, STR recognized approximately $534,600 of revenue from this contract.

We are presently working on the design of a next generation "point" chemical detector product, which will also operate using Ion Mobility Spectrography (IMS) cell technology and provide networked wireless communication capability.

On December 23, 2003, the U.S. Navy signed a ten-year non-exclusive license agreement with us to transfer particular chemical detection technology intellectual property rights to us. We believe the license will allow us to further expand the applications for the "point" chemical detection technology and market the technology to non-defense customers such as foreign governments and commercial entities. The company is combining "stand off" chemical detection technologies from EOIR which are based on hyper spectral infra red technology with the "point" chemical detection technology of STR, which is based on Ion Mobility Spectroscopy.  We believe that this integrated and combined chemical detection capability will accelerate penetration into new markets for the chemical detection products we now offer and will help to increase our revenues in the next fiscal year for chemical detection products.

Border Security

We acquired the assets of Ergo Systems, Inc. in January 2003. This acquisition provided us with contracts with Homeland Security to maintain, integrate, and implement design enhancements to border security systems installed at U.S. ports of entry for the Dedicated Commuter Lane, which is part of a larger U.S. Customs and Immigration and Naturalization Service initiative to reduce wait times, improve data accuracy, and improve overall efficiencies at all border crossings for both freight and passengers.

During fiscal year 2005, we entered into a teaming agreement with Accenture, which was recently awarded the US VISIT Contract. The purpose of the US Visit Contract is to secure our country’s borders and expedite the entry/exit process while enhancing the integrity of our immigration system and respecting the privacy of visitors to the U.S. We have recently been awarded a subcontract which enables us to derive revenues from the US VISIT Contract. During the nine months ended March 31, 2005, our subsidiary, Ergo, recognized approximately $247,850 of revenue from the subcontract. Management believes that the potential for increased revenues has been greatly enhanced by this subcontract award.

Imaging and Surveillance

Founded in 1995, Genex has an established history in video surveillance sensor science. Its surveillance group provides innovative sensor and algorithm solutions that are small, tactical, low power and low cost solutions. Genex offers products which include:  (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) design and fabrication of three-dimensional facial recognition products for law enforcement; and (iii) design and fabrication of non-invasive three-dimensional medical imaging tools. These efforts involve systems engineering, system integration, prototyping, manufacturing and field data collections as well as data analysis and processing. These solutions operate in visible, near-infrared, infrared, and acoustic wavelengths. Within its biometrics technologies Genex also develops tools for three dimensional facial recognition. By leveraging the power of three dimensional recognition, Genex enables existing recognition systems to perform reliably while advancing progress towards total three dimensional systems. The company’s tools allow for seamless integration of capabilities, such as two dimensional-to-three dimensional face conversion and compensation for pose, lighting, expression, aging, and weight. Management believes that Genex expertise may be applicable to the DOD and Homeland Security marketplace.

Advanced Technologies

Through research and development as well as intellectual property acquisitions, we have established a portfolio of advanced and emerging technologies, which we intend to commercialize and utilize within our own proprietary products or license out for the purpose of revenue generation. These advanced technologies and intellectual property are as follows:

•

Gas plasma antenna,

•

Vehicle stopping system,

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Acoustic Core(TM) signature analysis,

•

APTIS(TM) human screening portal, and

•

Cryptography software.

Of these five advanced technologies, we believe that the nine issued and pending U.S. patents related to gas plasma antenna technology with demonstrated applications in the fields of ballistic missile defense, phased array radar, and forward deployed decontamination have the most demonstrated potential to create future sustained revenue streams.

COMPANY HISTORY

Events Prior To Fiscal 2002. Markland, previously known as Quest Net, was incorporated in Colorado in November 1995, under the name "A.P. Sales Inc." In December 1998, A.P. Sales Inc. dissolved as a Colorado corporation, redomiciled in Florida and changed its name to Quest Net Corp. In 2001, our only asset was the stock of a subsidiary, CWTel, Inc. ("CWTel"), a company in the telecommunications business. We acquired this company in March 2000 and secured our payment obligations with 30,000 shares of our Series A non-voting redeemable convertible preferred stock. CWTel filed for bankruptcy and was liquidated on March 11, 2002. After the bankruptcy of our subsidiary, we had no active business operations. On June 30, 2003, we issued 30,000 shares of our Series A non-voting redeemable convertible preferred stock in satisfaction of our remaining obligations to the holder of the security interest.

On March 15, 2001, we acquired all the outstanding capital stock of a company called Vidikron of America, Inc. ("Vidikron"), a development stage company in the business of creating digital broadband and wireless networking solutions for the internet. The sole stockholder of Vidikron was Markland LLC. To acquire Vidikron we issued 10 shares of our convertible Series B Preferred Stock to Markland LLC. Markland LLC converted all of its Series B Preferred Stock in June 2001, which, resulted in Markland LLC owning approximately 85% of our then outstanding common stock. There is no Series B Preferred Stock outstanding. At this time we changed our name to Markland Technologies, Inc.

On October 19, 2000, we executed a promissory note for $3,500,000 in favor of James LLC. In July 2001, after the Vidikron acquisition, James LLC elected to convert $2,500,000 of the principal amount of its $3,500,000 promissory note, together with $125,000 accrued interest, into shares of our common stock. In September 2001, we assumed all of Vidikron's rights and obligations under a $3,500,000 secured revolving credit facility with Market LLC. These transactions made Market LLC our senior secured lender.

Events During Fiscal 2002. In May 2002, we received a notice of default from Market LLC. In June 2002, we transferred all the stock of Vidikron to Market LLC in partial satisfaction of our indebtedness to Market LLC. After this partial payment, we still owed Market LLC $500,000. Our disposition of the business of Vidikron was treated as a discontinued operation. As a result, we recorded a loss of $3,259,421 for the fiscal year ended June 30, 2002 resulting from discontinued operations. At this point in our history we again had no active business operations. In fiscal 2003, we recorded a gain of $998,713 resulting from the settlement of certain liabilities and obligations recorded in previous periods in connection with the discontinued operations.

Events During Fiscal 2003. In December 2002, we entered into a transaction with Eurotech Ltd. (“Eurotech), ipPartners, Inc., Market LLC, and James LLC. Pursuant to this transaction, the following took place:

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We formed a subsidiary corporation called Security Technology, Inc.

•

Eurotech transferred particular rights to its Acoustic Core Technology(TM) to our subsidiary.

•

Crypto.com Inc. (a subsidiary of Eurotech) and ipPartners, Inc. transferred particular rights to their cryptology technologies to our subsidiary.

•

90% of the shares of our common stock held by Market LLC and James LLC were retired.

•

We issued shares of common stock representing 80% of our then issued and outstanding common stock to Eurotech, Ltd. and shares of common stock representing 10% of our then issued and outstanding shares of common stock to ipPartners, Inc.

•

We issued $5,225,000 in stated value of our Series C 5% cumulative Convertible Preferred Stock to Market LLC and James LLC in satisfaction of $5,225,000 of convertible notes held by Market LLC and James LLC and in exchange for their agreement to surrender 4,498,638 shares of our common stock.

We are not a majority-owned subsidiary of Eurotech, Ltd. due to the issuances of additional common stock.

In January 2003, we acquired all of the common stock of Ergo, a provider of security logistic support and related product development services. Ergo has a contract with the United States government to provide border security logistic support at five ports of entry. In consideration for this acquisition, we agreed to pay $400,000 in cash, payable at milestones related to our research efforts. During the year ended June 30, 2004, we recognized $955,736 from these services.

In March 2003, we entered into an agreement to acquire the intellectual property (including patents), equipment and government contracts relating to our gas plasma antenna technology from ASI Technology Corporation, but this transaction did not close until September 30, 2003. In consideration for this acquisition, we issued 283,333 shares of our common stock valued at $850,000 and agreed to pay $150,000 in cash. During the year ended June 30, 2004, we recognized revenue of $261,479 from SBIR research grants related to this technology.

Events During Fiscal 2004. In October 2003, we acquired all of the common stock of STR. This company is the producer of the U.S. Navy's shipboard automatic chemical agent detection and alarm system. In consideration for this acquisition, we issued 1,539,779 shares of our common stock valued at $5,100,000 and paid $900,000 in cash, and issued a promissory note for $375,000. During the year ended June 30, 2004, we recognized revenue of $4,796,715 from sales of our automatic chemical agent detection and alarm system to the U.S. Navy. We also entered into a consulting agreement with the former principal shareholder and employee.

On June 29, 2004, we acquired all of the outstanding stock of EOIR for $8,000,000 in cash and $11,000,000 in principal amount of five-year notes secured by the assets and stock of EOIR. EOIR is a provider of technology and services to the United States Army Night Vision and Electronic Sensors Directorate and has expertise in wide area remote sensing using both electro-optic and infrared technologies. Markland intends to continue to use the assets of EOIR for this purpose. We expect that EOIR will represent a majority of Markland's revenues going forward. We expect that these sensor science products will be our most significant revenue producing business.

Financing Activities. We have financed our business activities through borrowings and private placements of our securities to institutional investors. We have engaged in the following financing activities:

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In October 2003, we borrowed $1,400,000 from Bay View Capital, LLC. This borrowing was repaid in April 2004.

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At various times between April 2003 and March 2004 we raised an aggregate of approximately $3,832,000 through private placements of our Series D Preferred Stock to an institutional investor.

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On April 2, 2004, we sold 3,333,333 shares of common stock and warrants to purchase 3,333,333 shares of our common stock for gross proceeds of $2,000,000 to three investors in a private placement.

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On April 16, 2004, we sold 2,500,000 shares of our common stock and warrants to purchase 2,500,000 shares of our common stock for gross proceeds of $2,000,000 to ten investors in a private placement.

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On May 3, 2004, we sold 7,098,750 shares of our common stock and warrants to purchase 7,098,750 shares of our common stock for gross proceeds of $5,679,000 to 34 investors in a private placement.

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As of April 2004, all of our Series C cumulative Convertible Preferred Stock has been converted into common stock and none remains outstanding.

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On June 30, 2004, we sold 3,500 shares of Series D Preferred Stock to an institutional investor for $2,000,000 in connection with the acquisition of EOIR.

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On September 21, 2004, we sold secured convertible promissory notes and warrants to purchase shares of common stock to two institutional investors for approximately $4,000,000.

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On November 9, 2004, we sold convertible promissory notes and warrants to purchase shares of common stock to two institutional investors for approximately $1,350,000.

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On December 28, 2004, we entered into agreements with two institutional investors to amend the terms of warrants issued to them for the purchase of up to 5,950,000 shares of our common stock.  As of December 31, 2004, 1,968,750 of these warrants were exercised under these revised agreements for net proceeds of $1,181,250.

Recent Events

Subsequent to March 31, 2005, convertible promissory notes with a face value of $2,275,000 were converted into 15,189,985 shares of our common stock.

Subsequent to March 31, 2005, 4,978 shares of Series D Convertible Preferred Stock were converted into 25,625,648 shares of our common stock.

On May 18, 2005, we issued 3,866,391 shares of common stock to Robert Tarini, 1,933,195 shares of common stock to Verdi Consulting, and 3,750,286 shares of common stock to Joseph Mackin in connection with employment agreements, consulting agreements and restricted stock grant agreement. Please refer to the section entitled “Compensation of Directors and Executive Officers” beginning on page 65.

On June 20, 2005, we entered into definitive agreements with DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd., Verdi Consulting, Inc., and ipPartners, Inc. pursuant to which we exchanged 632,182 shares of Technest Series B Preferred Stock (convertible as of June 9, 2005, into 25,183,080 shares of Markland common stock) for 2,750 shares of Markland Series D Preferred Stock (convertible into 31,421,390 shares of Markland common stock as of June 9, 2005).

RESULTS OF OPERATIONS COMPARISON OF FISCAL 2003 AND FISCAL 2004

Additional information concerning the EOIR Acquisition can be found in (i) our Current Report on Form 8-K filed with the SEC on June 30, 2004 (SEC File #000-28863) and (ii) our Current Report on Form 8-K/A filed with the SEC on September 13, 2004 (SEC File #000-28863) which includes audited financial statements for EOIR for the years ended December 31, 2003 and December 31, 2002, and unaudited financial statements for the three months ended March 31, 2004, as well as unaudited pro forma information for fiscal year ended June 30, 2003 and the nine months ended March 31, 2004. These filings are public documents available on the SEC’s web site at www.sec.gov. We urge you to obtain and read carefully copies of these documents and this prospectus before making an investment decision.

Our acquisition of EOIR has materially changed our business. To the extent the following discussion refers to our financial results, you should note that we have reported our quarterly and annual financial results under accounting principles generally accepted in the United States of America ("GAAP"). We did not complete our acquisition of EOIR Technologies, Inc. until June 29, 2004, and therefore, the results of operations of EOIR for the year ended June 30, 2004, are not included in our Statement of Loss for fiscal year 2004. For comparative purposes, we have included a discussion of some financial information concerning EOIR in our discussion and analysis of our financial condition and results of operations for the fiscal years 2003 and 2004.

Revenue

Revenue for the fiscal year ended June 30, 2004 was $6,013,930, compared to $658,651 for the same period in 2003.

For the fiscal year ended June 30, 2004, approximately $4,796,715 was from our chemical detection business, including sales of the ACADA product, approximately $955,736 was from sales of our border security products and services, and approximately $261,479 was from SBIR grants for the development of our gas plasma antenna technology.

Our revenues in 2003 included approximately $440,276 which was from sales of our border security products and services and approximately $218,375 which was from SBIR grants for the development of our gas plasma antenna technology.

On June 29, 2004, we acquired EOIR. As reported on our current report on Form 8-K /A filed with the SEC on September 13, 2004, EOIR had revenues of $42,680,858 and $30,570,936 for the fiscal years ended December 31, 2003 and December 31, 2002, respectively. EOIR revenues were derived primarily from the remote sensor system products and services of EOIR. On a pro forma basis combining Markland (including our STR subsidiary) and EOIR, our revenues for the period ended June 30, 2004 were $59,920,000.

Cost Of Revenues

Cost of revenues for the year ended June 30, 2004 was $4,674,593, compared to $445,218 for fiscal year 2003. Cost of revenues increased year to year as a result of an increase in sales. The increase in costs was primarily the result of the change in revenue mix and costs of materials for the manufacture of the ACADA chemical detector unit.

Gross profits for the year ended June 30, 2004 was $1,339,337 compared to $213,433 for fiscal year 2003. Gross profits increased as a result of additional revenue from the acquisition of STR.

We had a gross profit margin of approximately 22% for the fiscal year ended June 30, 2004, compared to 32% for the year ended June 30, 2003.

We expect the remote sensor system products of EOIR to provide a significant increase to our total gross profit dollars. As reported on our current report on Form 8-K/A filed with the SEC on September 13, 2004, EOIR's gross profit was $8,823,724 and $6,999,370 for the years ended December 31, 2003 and 2002, respectively. For the years ended December 31, 2003 and December 31, 2002, EOIR's gross profit margin has been 20.8% and 23.3% of revenue.

Selling, General and Administrative Expenses

Selling, general and administrative expense for the year ended June 30, 2004 increased by $4,127,069 to $5,313,448, compared to selling, general and administrative expense for the year ended June 30, 2003 which was $1,186,379.

Selling, general and administrative expense was primarily composed of payroll, consultants, legal and accounting fees, and vendors. The increase in selling, general and administrative expense was primarily due to increases in staff resulting from the acquisition of STR and increases due to related sales growth. We expect this expense to increase significantly with the acquisition of EOIR. As reported on our current report on Form 8-K/A filed with the SEC on September 13, 2004, EOIR's selling, general and administration expense was $5,622,521 and $5,188,798, for the fiscal years ended December 31, 2003 and 2002 respectively.

Research And Development

During fiscal year 2004, we spent $49,289 on research and development. During the fiscal year ended 2003, $522,657 was spent on research and development activities. During the fiscal year ended June 30, 2004, we reduced our research and development efforts to concentrate our financial resources on product marketing activities and as a result of completion of funded SBIR contracts. Included in research and development costs for the year ended June 30, 2003 is $300,000 payable to SyQwest, a related party, for development costs related to a vehicle stopping technology designed for use in protecting our country’s borders.

Interest Expense

Interest expense for the fiscal years ended June 30, 2004 and June 30, 2003 was $360,347 and $226,751 respectively. Interest and financing expense was from notes payable issued for bridge financing, premium financing arrangements and other financing costs.

Interest expense for EOIR for the fiscal years ended December 31, 2003 and December 31, 2002 was $30,239 and $22,291, respectively. Interest expense was from a revolving line of credit used by EOIR and various equipment loans. In connection with our acquisition of EOIR, EOIR issued, and we guaranteed, $11,000,000 in original principal amount of notes due to the former stockholders of EOIR. These notes bear interest at the rate of six (6%) percent per annum and must be repaid within the next five years. The carrying value of these notes is $9,532,044 at June 30, 2004. We expect significant increases in interest expense as a result of this financing and the convertible debt financing completed on September 21, 2004.

Compensatory Element Of Stock Issuances For Selling, General And Administrative Expenses

Compensatory element of stock issuances for selling, general and administrative expenses for the fiscal years ended June 30, 2004 and June 30, 2003 was $5,211,737 and $2,051,822 respectively. In fiscal year 2003, this amount consisted of charges for the issuance of 6,748,465 shares of restricted stock issued at market value.

In fiscal year 2004, this amount consisted of charges for the issuance of 5,867,103 shares of restricted stock at a valuation of 100% of market value of unrestricted stock at the time of issuance. We use our equity to compensate management and consultants who provide services to us. We expect to continue to do so in the future. For this reason we expect to continue to incur such charges.

Loss From Continuing Operations

Loss from continuing operations for the fiscal year ended June 30, 2004 was $10,511,213. This loss resulted primarily from non-cash charges for the compensatory element of stock issuances of $5,211,737 and from selling, general and administrative expenses, which were offset by gross profit.

Loss from continuing operations for the fiscal years ended June 30, 2003 was $3,835,594. This loss resulted primarily from non-cash charges for the compensatory element of stock issuances of $2,051,822 and from selling, general and administrative expenses, which were offset to a small extent by gross profit.

As reported on our current report on Form 8-K/A filed with the SEC on September 13, 2004, operating income for EOIR for the fiscal years ended December 31, 2003 and December 31, 2002 was $3,201,203 and $1,810,572, respectively. This income was primarily derived from sales under our Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate. Although these sales are highly concentrated in a single customer, we expect these sales to continue and do not anticipate a reduction in orders. On a pro forma basis combining Markland (including our STR subsidiary) and EOIR, loss from operations for the period ended June 30, 2004 was $7,796,000.

Gain From Discontinued Operations

Gain from discontinued operations for the year ended June 30, 2003 was $998,713. This resulted from the settlement of some liabilities and obligations previously recorded in connection with the discontinued operations. There was no adjustment due to discontinued operations for the year ended June 30, 2004.

Net Loss

Net loss for the fiscal year ended June 30, 2004 was $10,511,213 ($1.31 per share). Net loss for the fiscal year ended June 30, 2003 was $2,836,881 ($1.72 per share).

As reported on our current report on Form 8-K/A filed with the SEC on September 13, 2004, net income for EOIR for the fiscal years ended December 31, 2003 and December 31, 2002 was $3,165,346 and $1,791,829, respectively. On a pro forma basis combining Markland (including our STR subsidiary) and EOIR, net loss for the period ended June 30, 2004 was $13,465,000.

Preferred Stock Dividends

Preferred stock dividends for the fiscal year ended June 30, 2004 were $4,584,248. This consisted of deemed dividends to the holder of our Series C Preferred Stock of $844,270, deemed dividends to the holder of our Series D Preferred Stock of $3,555,500, and actual dividends paid upon conversion to common stock to the holder of our Series C Preferred Stock of $184,478. Deemed dividends represent non-cash charges for $4,584,248.

Preferred stock dividends for the fiscal year ended June 30, 2003 were $4,761,971. This consisted of deemed dividends to the holder of our Series C Preferred Stock of $501,755, deemed dividends to the holder of our Series D Preferred Stock of $4,107,500, and actual dividends paid upon conversion to common stock to the holder of our Series C Preferred Stock of $152,716. Deemed dividends represent non-cash charges for $4,761,971.

We expect to continue to finance our operations with additional debt and equity financing including, possibly, additional sales of our Series D Preferred Stock with beneficial conversion features. Such financing could result in additional charges for preferred stock dividends.

Net Loss Applicable To Common Stockholders

Net loss applicable to common stockholders for the fiscal year ended June 30, 2004 was $15,095,461 ($1.39 per share). Net loss applicable to common stockholders for the fiscal year ended June 30 2003 was $7,598,852 ($1.52 per share). On a pro forma basis combining Markland (including our STR subsidiary) and EOIR, net loss per common share for the fiscal year ended June 30, 2004 was $(1.20).

RESULTS OF OPERATIONS COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 COMPARISON OF THE NINE MONTHS ENDED MARCH 31, 2005 AND 2004

Revenue

Revenue for the quarter ended March 31, 2005 increased by 626% to $13,210,258 compared to $1,818,846 for the same period in 2004, which was prior to our acquisition of EOIR. Revenue for the nine months ended March 31, 2005 increased by 755% to $46,024,786 compared to $5,382,341 for the same period in 2004, which was prior to our acquisition of EOIR. Our EOIR subsidiary accounted for approximately 97% of these revenues in the nine months ended March 31, 2005.  On February 14, 2005, we acquired Genex Technologies Inc.  Our revenues include revenues of $304,322 from 45 days of our operation of this subsidiary.

After our acquisition of EOIR, most of our revenues for the quarter and nine months ended March 31, 2005 are from variable cost contracts on which our customer pays our costs.  These contracts enjoy greater certainty of profit than fixed price contracts on which we bear the risk of increases in costs.  EOIR's most significant source of revenues is a contract with the United States Army Night Vision and Electronic Sensors Directorate. Approximately 84% of our revenues were received from this contract. We expect orders to continue at or above current levels under this contract, however, no assurance can be given that this will be the case.

Cost of Revenues

Cost of revenues for the quarter ended March 31, 2005 increased by 378% to $10,310,457, compared to $2,156,931 for the same period in 2004. Cost of revenues for the nine months ended March 31, 2005 increased by 703% to $36,037,182, compared to $4,486,512 for the same period in 2004.  Cost of revenues increased as a result of an increase in sales at our EOIR subsidiary.

Gross profits for the quarter ended March 31, 2005 increased substantially to $2,899,801 compared to $(338,085) for the same period in 2004.  Gross profits for the nine months ended March 31, 2005 increased by 1015% to $9,987,604 compared to $895,829 for the same period in 2004.

Gross profits increased as a result of additional revenue from the acquisition of EOIR.  Gross profit as a percentage of revenue for both the quarter and nine months ended March 31, 2005 was approximately 22% compared to (19%) and 16% for the same periods in 2004.

Selling, General and Administrative Expense

Selling, general and administrative expense for the quarter ended March 31, 2005 increased by 420% to $6,295,930 compared to $1,210,110 in the same period in 2004.  Selling, general and administrative expense for the nine months ended March 31, 2005 increased by 540% to $15,024,434 compared to $2,346,298 in the same period in 2004.  Selling, general and administrative expense was primarily composed of payroll, consultants, legal and accounting fees, and vendors. The increase in selling, general and administrative expense was primarily due to increases in staff resulting from the acquisition of EOIR, increases due to related sales growth and bonus’ paid in accordance with executive contracts.

Research and Development

During the quarter and nine months ended March 31, 2005, we spent $179,235 and $289,501 respectively on research and development activities compared to $49,139 for the quarter and nine months ended March 31, 2004.

Compensatory element of stock issuances for Selling, General And Administrative Expense

Compensatory element of stock issuances for selling, general and administrative expenses for the quarter ended March 31, 2005 increased by 18% to $1,190,942 compared to $1,004,419 for the same period in 2004.  For the nine months ended March 31, 2005 the charge for compensatory element of stock issuances increased by 35% to $3,444,365 compared to $2,543,561 for the same period in 2004.  These charges include amortization and mark-to-market adjustments on unearned stock compensation.  We use our equity as a non-cash method of compensating management and consultants who provide services to us and expect to continue to do so in the future.

Operating Loss

Operating loss for the quarter ended March 31, 2005 increased by 74% to $5,248,299 compared to $3,018,419 for the same period in 2004.  A portion of this loss resulted from non-cash charges for the compensatory element of stock issuances, losses on disposals of equipment and amortization of intangible assets resulting from our recent acquisitions.  These non-cash charges amounted to $1,672,935 for the three months ended March 31, 2005.  The operating loss for the nine months ended March 31, 2005 increased by 125% to $10,409,660 compared with $4,609,836 for the same period in 2004.  Non-cash charges for the compensatory element of stock issuances, losses on disposals of equipment and amortization of intangible assets resulting from our recent acquisitions amounted to $5,083,329 for the nine months ended March 31, 2005.

Interest Expense

Interest expense for the quarter ended March 31, 2005 increased to $4,278,667 compared to $119,232 for the same period in 2004.  The non-cash element of these interest charges amounted to $3,971,085.  Interest and financing expense was from notes payable issued for bridge financing, and other financing costs.  These charges represent the accretion of debt discount to the fair market value of the notes and amortization of deferred financing costs over the term of the convertible notes.  We issued two convertible notes on September 21, 2004 and November 9, 2004.  As this short-term financing has a term of one year, these charges are accreted over a relatively short period of time resulting in substantial non-cash interest charges.  We expect such charges to recur during the life of these notes.  In connection with our acquisition of EOIR, EOIR issued, and we guaranteed, $11,000,000 in original principal amount of notes due to the former stockholders of EOIR.  These notes bear interest at the rate of six (6%) percent per annum and must be repaid within the next five years.  The carrying value of these notes is $9,752,237 at March 31, 2005.  Interest expense for the nine months ended March 31, 2005 was $8,386,069 compared to $266,960 for the nine months ended March 31, 2004.  The non-cash element of this expense was $7,595,113 for the nine months ended March 31, 2005.

Minority Interest in Net Loss of Subsidiary and Preferred Stock Dividends

The minority interest in the net loss of Technest was $192 for the quarter ended March 31, 2005.  Deemed preferred stock dividends for the quarter and nine months ended March 31, 2005 were $2,174,858.  These deemed dividends resulted from the beneficial conversion features of Series A and Series C stock issued by Technest to outside investors and, as a result, are entirely attributable to the minority interest.  Deemed and preferred stock dividends for the quarter and nine months ended March 31, 2004 were $1,100,032 and $1,366,822, respectively.

Net Loss Applicable to Common Stockholders

Net loss applicable to common stockholders for the quarters ended March 31, 2005 and March 31, 2004 was $11,701,631 ($0.14 per share) and $4,237,683 ($0.50 per share), respectively.  Our weighted average number of shares outstanding for the quarters ended March 31, 2005 and March 31, 2004 were 83,261,797 and 8,458,556, respectively.

Net loss applicable to common stockholders for the nine months ended March 31, 2005 and March 31, 2004 was $20,954,843 ($0.36 per share) and $6,243,618 ($0.97 per share), respectively.  Our weighted average number of shares outstanding for the nine months ended March 31, 2005 and March 31, 2004 were 57,790,890 and 6,438,758, respectively.

The reduction in net loss per share from the prior period is due primarily to the significant increase in number of shares outstanding. Shares outstanding increased primarily as a result of our financing activities.

LIQUIDITY AND CAPITAL RESOURCES

During the nine months ended March 31, 2005, we experienced $2,921,984 of negative cash flow from operating activities compared with negative cash flow from operating activities of $2,360,283 for the same period in 2004. This negative cash flow was the result of a loss for the nine months ended March 31, 2005 of $20,954,843 offset by non-cash charges of $15,194,410 and a reduction in working capital of $2,873,569.  Cash flows from financing activities for the period were approximately $12,419,517.

During fiscal 2004, we experienced $3,906,900 of negative cash flow from operating activities.  This negative cash flow was the result of a loss of $10,511,213 offset by non-cash charges of $6,377,936 and a reduction in working capital of $226,377.  In addition, we experienced $8,538,386 of negative cash flow from investing activities.  These investment activities consisted of cash used primarily for the acquisition of EOIR.  Cash flows from financing activities for the year ended June 30, 2004 were approximately $13,540,909.

On June 29, 2004, we acquired all of the outstanding stock of EOIR for $8,000,000 in cash and $11,000,000 in principal amount of five year notes secured by the assets and stock of EOIR.  These notes bear interest at the rate of six (6%) percent per annum and must be repaid within the next five years.  The carrying value of these notes is $9,752,237 at March 31, 2005.

On September 21, 2004, we sold secured convertible promissory notes and warrants for the aggregate consideration of $4,000,000 and in the aggregate principal amount of $5,200,000. These notes accrue interest at the rate of eight percent (8%) per annum and are due and payable within one year. The carrying value of this note is $4,077,945 at March 31, 2005 and the discount to the principal amount will be accreted to interest expense over the one year term of the loan.  On November 9, 2004, we sold secured convertible promissory notes and warrants for the aggregate consideration of $1,350,000 and in the aggregate principal amount of $1,755,000.  These notes accrue interest at the rate of eight percent (8%) per annum and are due and payable within one year.  The carrying value of this note is $589,601 at March 31, 2005 and the discount to the principal amount will be accreted to interest expense over the one year term of the loan.

Between January 1, 2005 and February 10, 2005, warrants to purchase 7,225,000 shares of the Company's common stock at $0.60 per share were exercised for proceeds of $4,335,000.

On February 14, 2005, in connection with the Technest and Genex acquisitions, we raised $5,000,000 (gross) for shares of Technest Series B Convertible Preferred Stock, Technest Series C Convertible Preferred Stock and five-year warrants to purchase Technest common stock.  After acquisition costs and fees, this financing provided us with an additional $448,247 in working capital.

We believe that required investment capital will be available to us, but there can be no assurance that we will be able to raise funds on terms acceptable to us, or at all.  We have the ability to adjust the level of research and development and selling, general and administrative expenses to some extent based on the availability of resources.  However, reductions in expenditures could delay development and adversely affect our ability to generate future revenues.  Any stock-based sources of additional funds could be dilutive to existing equity holders and the dilution could be material.  The lack of sufficient funds from operations or additional capital could force us to curtail or scale back operations and would therefore have an adverse effect on our business.  Other than cash and cash equivalents, we have no unused sources of liquidity at this time.  We expect to incur additional operating losses as a result of expenditures for research and development and marketing costs for our security products and technologies.  The timing and amounts of these expenditures and the extent of our operating losses will depend on many factors, some of which are beyond our control.  Accordingly, there can be no assurance that our current expectations regarding required financial resources will prove to be accurate.  We anticipate that the commercialization of our technologies may require increased operating costs; however, we cannot currently estimate the amounts of these costs.

Going Concern

For nine months ended March 31, 2005, we incurred a net loss of $20,954,843 and had an operating loss of  $10,409,660.

For the fiscal year ended June 30, 2004, we incurred a loss from continuing operations of $10,511,213 and had an operating loss of $2,740,722.

We have limited finances and require additional funding in order to market and license our products. There is no assurance that we can reverse our operating losses, or that we can raise additional capital to allow us to continue our planned operations. These factors raise substantial doubt about our ability to continue as a going concern.

The report of our independent registered public accounting firm for the fiscal year 2004 included elsewhere in this prospectus includes an explanatory paragraph as to the uncertainty that we will continue as a going concern. While we have experienced operating losses in the past, due to our acquisition of EOIR, the operating portion of our business is currently cash flow positive. Our business plan is to continue to grow our customer base and our revenues and to control and monitor operating expenses and capital expenditures.

We believe that our business as currently constituted will produce positive cash flow which, together with our current cash levels, will enable us to meet our existing financial obligations as they come due during the current fiscal year. However, we can provide no assurance that the performance of our business will meet our expectations.

OFF-BALANCE SHEET ARRANGEMENTS

We have issued a letter of credit to a bank in the amount of $250,000 which is collateralized by a restricted cash balance in the same amount.

We have no other significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

EFFECT OF INFLATION AND CHANGES IN PRICES

Management does not believe that inflation and changes in price will have a material effect on operations.

CRITICAL ACCOUNTING POLICIES

The preparation of Markland's financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities as of the date of the financial statements and the amounts of revenues and expenses recorded during the reporting periods. We base our estimates on historical experience, where applicable, and other assumptions that we believe are reasonable under the circumstances. Actual results may differ from our estimates under different assumptions or conditions. The sections below present information about the nature of and rationale for our critical accounting policies.

Principles Of Consolidation

Our consolidated financial statements include the accounts of Markland and its wholly-owned subsidiaries, Security Technology, Inc., Ergo Systems, Inc., Science and Technology Research Corporation, Inc and E-OIR Technologies, Inc. We have eliminated all significant inter-company balances and transactions.

Concentrations

Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information about Financial Instruments With Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires that we disclose any significant off-balance-sheet and credit risk concentrations. We are subject to concentrations of credit risk because the majority of our revenues and accounts receivable are derived from the US Navy, Computer Science Corporation and The Department of Homeland Security, none of whom is required to provide collateral for amounts owed to us. We do not believe that we are subject to any unusual credit risks, other than the normal level of risk attendant to operating our business.

As of March 31, 2005, we had cash balances in banks in excess of the maximum amount insured by the FDIC. In addition, we derive substantially all of our contract revenue from contracts with Federal government agencies. Consequently, substantially all of our accounts receivable are due from Federal government agencies either directly or through other government contractors.

Impairment of Goodwill and Amortizable Intangibles

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," we review goodwill for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of our business enterprise below its carrying value. The impairment test requires us to estimate the fair value of our overall business enterprise down to the reporting unit level. We estimate fair value using both a discounted cash flows model, as well as an approach using market comparables, both of which are weighted equally to determine fair value. Under the discounted cash flows method, we utilize estimated long-term revenue and cash flows forecasts developed as part of our planning process, as well as assumptions of terminal value, together with an applicable discount rate, to determine fair value. Under the market approach, fair value is determined by comparing us to similar businesses (or guideline companies). Selection of guideline companies and market ratios require management's judgment. The use of different assumptions within our discounted cash flows model or within our market approach model when determining fair value could result in different valuations for goodwill.

Estimated Useful Lives of Amortizable Intangible Assets

We amortize our amortizable intangible assets over the shorter of the contractual/legal life or the estimated economic life. We are amortizing the intangible assets acquired as of a result of the Ergo and ASI acquisitions over a three-year life commencing with the date of acquisition. With respect to the STR and EOIR Technologies, Inc. acquisitions, consistent with independent business valuations, we are amortizing the intangible assets over ten years and nine years respectively.

Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, we continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. We recognize an impairment loss when the carrying value of an asset exceeds expected cash flows. Accordingly, when indicators or impairment of assets are present, we evaluate the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. Our policy is to record an impairment loss when we determine that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the years ended June 30, 2004 and 2003 or for the nine months ended March 31, 2005 and March 31, 2004.

Stock-Based Compensation

At March 31, 2005, as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", Markland has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. The effect that following the fair value method in accounting for stock-based employee compensation would have had is set forth in footnote 2 to the Financial Statements of the Company.

Revenue Recognition

We recognize product revenue when the following criteria are met: (1) we have persuasive evidence of an arrangement, such as agreements, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain, (3) our price to our customer is fixed or determinable, and (4) collection is probable. We recognize revenues at the time we perform services related to border security logistic support. With respect to our revenues from our chemical detectors, we recognize revenue under the units-of-delivery method. At the time the units are shipped to the warehouse of the United States Navy, the Company recognizes as revenues the contract price of each unit and recognizes the applicable cost of each unit shipped. As of June 30, 2004, we had completed delivery pursuant to all outstanding orders under this contract.

We recognize revenue from time and materials contracts as we incur costs.

We recognize revenue from firm fixed price contracts using the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

We make provisions for estimated losses on all contracts in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

We participate in teaming agreements where we are the primary contractor other organizations participate to provide services to the Federal government. We have managerial and oversight responsibility for team members as well as the responsibility for the ultimate acceptability of performance under the contract. We include as revenues the amounts that they bill under the teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members.

Impact of Recently Issued Accounting Standards

In December 2003, the FASB issues FASB Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities". FIN 46R expands upon existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The adoption of this interpretation did not have any impact on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). This statement establishes standards for how an issuer classifies and measures particular financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any impact on our financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123R, "Accounting for Stock-Based Compensation" ("SFAS No. 123R"). SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only some pro forma disclosures of fair value were required. The provisions of this Statement are effective for small business issuers the first interim reporting period that begins after December 15, 2005. Accordingly, Markland will adopt SFAS No. 123R commencing with the quarter ending March 31, 2006. If Markland had included the fair value of employee stock options in these financial statements, the net loss for the three and six months ended December 31, 2004 and 2003 would have been as disclosed above. Accordingly, the adoption of SFAS No. 123R is not expected to have a material effect on our financial statements.

CHANGES IN ACCOUNTANTS

Appointment of Wolf & Company, P.C. to audit Markland’s financial statements

On July 7, 2004, we engaged Wolf & Company, P.C., an independent registered public accounting firm. During the years ended June 30, 2004 and 2003 and the subsequent interim period through July 7, 2004, we did not consult with Wolf & Company, P.C. regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements, or any matter that was the subject of a disagreement or reportable event with Marcum & Kliegman LLP.

On July 7, 2004, our Board of Directors determined not to retain Marcum & Kliegman LLP as our independent registered public accounting firm, as reported in our current report on Form 8-K filed on July 13, 2004 (File # 000-28863), as amended from time to time. The audit report of Marcum & Kliegman LLP on our consolidated financial statements for fiscal year ended June 30, 2003 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, the report included an explanatory paragraph wherein Marcum & Kliegman LLP expressed substantial doubt about our ability to continue as a going concern.

In connection with the audits of the year ended June 30, 2003 and during the subsequent interim period through July 7, 2004, we did not have any disagreement with Marcum & Kliegman LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Marcum & Kliegman LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our consolidated financial statements.

Appointment of Wolf & Company, P.C.  to audit Technest’s financial statements

On May 16, 2005, Technest engaged Wolf & Company, P.C., an independent registered public accounting firm. During the years ended December 31, 2003 and 2004 and the subsequent interim period through May 16, 2005, Technest did not consult with Wolf & Company, P.C. regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on its consolidated financial statements, or any matter that was the subject of a disagreement or reportable event with Sherb & Co. LLP.

On May 16, 2005, Technest’s Board of Directors determined not to retain Sherb & Co. LLP as its independent registered public accounting firm, as reported in its current report on Form 8-K filed on May 20, 2005 (File # 000-27023), as amended from time to time.  The audit reports of Sherb and Co. LLP on its consolidated financial statement for fiscal years ended December 31, 2003, December 31, 2004 and during the subsequent interim period through May 16, 2005 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the reports included an explanatory paragraph wherein Sherb and Co. LLP expressed substantial doubt about Technest’s ability to continue as a going concern.

In connection with the audits of the fiscal years ended December 31, 2003 and December 31, 2004 and during the subsequent interim period through May 20, 2005, Technest did not have any disagreement with Sherb & Co. LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Sherb & Co. LLP would have caused them to make reference to the subject matter of the disagreement in connection with their reports on Technest’s consolidated financial statements.

Appointment of Wolf & Company, P.C. to audit Genex’s financial statements

On April 27, 2005, Technest, our majority owned subsidiary, engaged Wolf & Company, P.C. as the independent registered public accounting firm to conduct audits of Technest’s wholly owned subsidiary, Genex, for the fiscal years ended December 31, 2004 and 2003.  Technest has not consulted Wolf & Company, P.C. with regard to the application of accounting principles to any transaction, the type of audit opinion that might be rendered on Technest’s financial statements or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B) during the fiscal years ended December 31, 2003 and December 31, 2004 or the subsequent interim period.

BUSINESS

Who We Are

We are the successor to a variety of businesses dating back to 1995. Our business, as it exists today, consists of five business areas:

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Remote sensor systems for military and intelligence applications;

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chemical detectors;

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border security;

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imaging and surveillance; and

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advanced technologies.

We provide to the DOD and to various other INTEL remote sensing technology products, and services to protect our country's military personnel and infrastructure assets. We also provide to the Homeland Security; products, services and emerging technologies to protect our country's borders, infrastructure assets and personnel. Our mission is to build world-class integrated solutions for the Homeland Security, DOD and INTEL marketplaces via expansion of our existing contracts, development of our emerging technologies and acquisition of synergistic revenue producing assets.

Prior to the acquisition of EOIR, our primary sources of operating revenue were sales of our automatic chemical agent detection and alarm system, border security logistics products and services, and Small Business Investment Research funded research grants for the development of gas plasma antenna technology.

As result of the acquisition of EOIR, now a wholly-owned subsidiary of Markland, our primary sources of operating revenues will be the sales of remote sensing technology products and services to the United States DOD and to various other INTEL. We expect that our remote sensing technology products and services will continue to be our most significant revenue-producing business areas going forward.

Our strategy is to grow through organic means via increased acceptance by our customers of our present products and services offerings and also via synergistic acquisitions of assets that provide products or services to Homeland Security, DOD, or INTEL.

Business History

Markland Technologies, Inc. is the successor to A. P. Sales Inc., a corporation incorporated in Colorado in 1995. In December 1998, A. P. Sales was dissolved as a Colorado corporation and re-domiciled in Florida under the name Quest Net Corporation ("Quest Net"). In March 2000, Quest Net acquired CWTel, Inc., a Florida corporation ("CWTel"). CWTel filed a voluntary bankruptcy petition in November 2001 and was issued a final decree in March 2002. In March 2001, Quest Net acquired all of the outstanding stock of Vidikron of America, Inc., a Delaware corporation ("Vidikron"). As a result, Vidikron's sole stockholder, Market LLC, a Cayman Islands limited liability company, became Quest Net's majority stockholder and Vidikron became a wholly-owned subsidiary of Quest Net. Quest Net subsequently changed its name to Markland Technologies, Inc. In order to cure a default in our obligations to Market LLC, we transferred all of our interest in Vidikron to Market LLC in June 2002. As a result, at the end of fiscal 2002, we had no active business operations.

In December of 2002, we entered into a transaction with Eurotech, Ltd., ipPartners, Inc., Market LLC, and James LLC. Pursuant to this transaction the following took place:

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We formed a subsidiary corporation called Security Technology, Inc.

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Eurotech transferred particular rights to its acoustic core technology relating to illicit material detection to our subsidiary.

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Crypto.com Inc. (a subsidiary of Eurotech) and ipPartners transferred particular rights to their cryptology technologies to our subsidiary.

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90% of the shares of our common stock held by Market LLC and James LLC were retired.

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We issued 80% of our then issued and outstanding common stock to Eurotech and shares of common stock representing 10% of our then issued and outstanding shares of common stock to ipPartners.

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We issued $5,225,000 in stated value of our Series C 5% cumulative convertible preferred stock to Market LLC and James LLC in satisfaction of $5,225,000 of convertible notes held by Market LLC and James LLC and in exchange for their agreement to surrender 4,498,638 shares of our common stock.

In January 2003, we acquired all the common stock of Ergo Systems, Inc., a company in the business of providing border security logistic support and product development services to the U.S. government. Ergo Systems Inc. has a contract with the Department of Homeland Security to maintain, integrate and implement design enhancements to border security systems. In consideration for this acquisition we agreed to pay $400,000 in cash, payable at milestones which are related to research efforts.

In March 2003, we entered into an agreement to acquire the intellectual property (including patents), equipment, and government contracts for some particular gas plasma antenna technology from ASI Technology Corporation. We closed this transaction in September 2003. We paid a purchase price of $150,000 in cash and 283,333 shares of our common stock valued at $850,000.

In October of 2003, we acquired all of the common stock of Science and Technology Research Corporation, Inc. This company is the producer of the U.S. Navy's Shipboard Automatic Chemical Agent Detection and Alarm System. In consideration for this acquisition, we issued 1,539,779 shares of common stock valued at $5,100,000, paid $900,000 in cash and issued a promissory note for $375,000. We also entered into a consulting agreement with the former principal shareholder and employee.

On June 29, 2004, we acquired all of the outstanding stock of EOIR for $8,000,000 in cash and $11,000,000 in principal amount of five-year notes secured by the assets and stock of EOIR. EOIR is a provider of technology and services to the United States Army Night Vision and Electronic Sensors Directorate, as well as other United States Department of Defense and Intelligence Agencies. It has significant expertise in wide-area remote sensing using both electro-optic and infrared technologies. Markland intends to continue to use the assets of EOIR for this purpose and to also broaden its product base and offerings to the Department of Homeland Security. Markland will combine particular EOIR technology assets in the areas of chemical detection with those of its other operating subsidiary, Science and Technology Research Inc., to provide a more complete integrated product line offering for both "stand off" and "point" chemical detection systems. EOIR represents a vast majority of Markland's revenues as we expect that EOIR will continue to be our most significant revenue producing business area in the next fiscal year.

RECENT ACQUISITION AND RELATED TRANSACTIONS

On February 14, 2005, we acquired a controlling interest in Technest, a public company with no operations. In connection with this transaction, and, at the same time, Technest acquired all of the capital stock of Genex, a private company with expertise in imaging and surveillance whose primary customer is the U.S. Department of Defense. Technest financed the acquisition of Genex through the private placement of securities to sophisticated investors. We structured the acquisition of Genex in this manner to comply with covenants in our financing agreements and facilitate the financing of the acquisition.

Technest

Technest is a company with a class of equity securities registered under Section 12(g) of the Exchange Act. In 2002 and 2003, Technest disposed of all of its operating businesses. Since then, Technest had no business operations and only minimal assets. Technest's common stock is quoted on the Over-the-Counter Bulletin Board market. We do not intend to take Technest private.

Acquisition Of Controlling Interest In Technest Holdings, Inc. And Related Agreements

Our recent acquisition of Technest was effected pursuant to the terms of a Securities Purchase Agreement between us and Technest, dated February 14, 2005. In connection with this transaction, we also entered into an agreement with Technest pursuant to which Technest agreed to register our resale of the common stock issued to us, and Technest entered into agreements with its major shareholders pursuant to which they have agreed not to sell shares of Technest common stock owned by them prior to the transaction until the earlier of August 15, 2005 or such time as there is an effective registration statement providing for the resale of those shares.

Securities Purchase Agreement Between Markland And Technest. In accordance with the terms of the Securities Purchase Agreement between us and Technest, on February 14, 2005, we acquired 412,650,577 shares of Technest's common stock in exchange for 10,168,764 shares of our common stock and our agreement to issue shares of our common stock upon conversion of Technest's Series B preferred stock. The Technest Series B preferred stock will be convertible into our common stock upon the earlier to occur of (a) February 14, 2006 or (b) a date which is the first trading day after the date on which our common stock has a closing bid price of $2.50 or more for five consecutive trading days. The number of shares to be issued will be determined by dividing (a) the quotient obtained by dividing $5,000,000 by the lower of (i) $0.60 and (ii) the market price (as defined in the Merger Agreement) by (b) 1,149,425. A copy of this agreement has been filed as Exhibit 4.1 to our current report on Form 8-K filed on February 15, 2005.

As a result of this transaction, we owned approximately 93% of Technest's common stock on a primary basis and 39% of Technest's stock on a fully diluted basis (assuming the conversion of all of Technest's convertible securities and the exercise of all warrants to purchase Technest's common stock).  As of August 4, 2005, we own approximately 85% of Technest common stock on a primary basis due to warrant exercises.

Registration Obligation In Connection With The Acquisition Of Technest. We also entered into a Registration Rights Agreement with Technest, dated February 14, 2005. A copy of this agreement has been filed as Exhibit 4.2 to our current report on Form 8-K filed on February 15, 2005.

Technest has agreed to use its best efforts to file a registration statement on Form SB-2 as soon as possible after it receives a request for registration from us (or the holder of a majority of the registrable securities if we transfer some or all of our Technest shares) and to cause the registration statement to be declared effective. Pursuant to this agreement, Technest also agreed to keep the registration statement effective until the earlier of (a) thirty-six (36) months following the date of the agreement or (b) such time as all transfer restrictions on our shares have been eliminated. Technest may suspend the effectiveness of the registration statement for a period of no more than fifteen (15) consecutive trading days, or an aggregate of thirty (30) trading days, each year. In addition, we have piggyback registration rights if, within two (2) years following the date of the agreement, Technest chooses to register any of its securities under the Securities Act on an underwritten basis.

Lock-Up Agreement. Prior to February 14, 2005, Technest was controlled by Garth LLC and Southshore Capital Management Fund Ltd. who, together, owned approximately 73% of the outstanding shares of Technest common stock. These two entities have executed and delivered lock-up agreements. A copy of the form of lock-up agreement has been filed as Exhibit 10.2 to our current report on Form 8-K filed on February 15, 2005.

Under the terms of these agreements, such shareholders have agreed not to sell or dispose of their Technest common stock until the earlier of six (6) months following February 14, 2005, or the date that the registration statement for the sale of such shares effective. In return, during the lock-up period, Technest agreed to maintain its reporting status with the Securities and Exchange Commission, to file all reports that are required to be filed, and to use its best efforts to ensure that the common stock is quoted for public trading. These stockholders were also granted piggyback registration rights to include their shares on the next registration statement Technest files.

Material Relationships. Our Chairman and Chief Executive Officer, Robert Tarini, is also one of the investors in Technest's February 14, 2005 private placement and will be the beneficial owner of Technest Series C preferred stock, convertible into 30,341,954 shares of Technest common stock, and warrants exercisable for 30,341,954 shares of common stock. As of February 14, 2005, Mr. Tarini, when combined with our ownership in Technest, would beneficially own an aggregate of approximately 94% of the outstanding Technest common stock. Our investment in Technest was negotiated by our senior management, including Mr. Tarini and was approved by a unanimous vote of the Board of Directors of Markland, including Dr. Mackin and Mr. Ducey, neither of whom has an interest in the transaction.

Interlocking Management. Robert Tarini, our Chief Executive Officer and Chairman of the Board, was appointed the Chief Executive Officer and a Director of Technest. Technest's only other director is Mark Allen until March 30, 2005.  In addition, Gino M. Pereira, our Chief Financial Officer, was appointed Chief Financial Officer of Technest and Joseph P. Mackin, our President, Chief Operating Officer and a Director of Markland, was appointed President and Director of Technest.

Technest Financing

Technest financed the acquisition of Genex pursuant to a Securities Purchase Agreement, dated February 14, 2005. In connection with this agreement, Technest and Markland entered into agreements providing for the registration of shares of common stock to be issued by Markland or Technest upon conversion of Series B and Series C preferred stock and the exercise of warrants. In connection with the Genex Transactions, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved a 1 for 211.18 reverse split of Technest's outstanding common stock. The reverse stock split became effective on the close of business on July 19, 2005.

Private Placement Of Securities. Technest financed the acquisition of Genex with the sale of 1,149,425 shares of Technest Series B preferred stock (which is convertible into our common stock), five-year warrants to purchase up to 242,735,571 shares of Technest common stock for an exercise price of $.0307 per share, and 1,149,425 shares of Technest Series C preferred stock convertible into 242,735,571 shares of Technest's common stock. Technest received gross proceeds of $5,000,000 in this offering. The purchasers in this offering included (i) Southridge Partners LP, DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. (who are also selling stockholder named in this prospectus), (ii) ipPartners, Inc., a company controlled by Robert Tarini, our CEO and (iii) other investors. The issuance of these securities was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

The proceeds of this financing were used to fund the acquisition of Genex Technologies, Inc. (discussed below), pay transactions costs and fund working capital. Although we are not a party to the Securities Purchase Agreement, we have agreed to issue shares of our common stock upon conversion of Technest Series B preferred stock sold under the Securities Purchase Agreement and to register the resale of such common stock by the Investors. A copy of this agreement has been filed as Exhibit 2.1 to our current report on Form 8-K filed February 15, 2005.

The Technest Series B preferred stock will be convertible into our common stock upon the earlier to occur of (a) February 14, 2006 or (b) a date which is the first trading day after the date on which our common stock has a closing bid price of $2.50 or more for five consecutive trading days. The number of shares to be issued will be determined by dividing (a) the quotient obtained by dividing $5,000,000 by the lower of (i) $0.60 and (ii) the market price (as defined in the Merger Agreement) by (b) 1,149,425. Market Price means the average closing bid for the 20 previous trading days. Upon conversion, the aggregate number of our common shares held by the holders of Series B preferred stock and its affiliates may not exceed 4.999% of the outstanding shares of our common stock. The holder may demand a waiver of this limitation but such waiver will not be effective for 65 days after the request, is limited to the holder itself and only allows the holder to hold up to 9.999% of the outstanding our common stock. Shares of the Series B preferred stock have a liquidation preference of $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series B preferred stock, do not accrue dividends, are not redeemable and are convertible into our common stock.

The Technest Series C preferred stock is convertible at the option of the stockholder at any time. The number of shares of Technest common stock into which each share of Series C preferred stock is convertible is determined by dividing $2.175 by the Series C Conversion Price. The Series C Conversion Price is $.0102993 (before the Reverse Split). After the Reverse Split the Series C Conversion Price will be $2.175. Upon conversion, the aggregate number of shares of Technest common stock held by the holder of Series C preferred stock and its affiliates may not exceed 4.999% of the outstanding Technest common stock. The holder may demand a waiver of this limitation but such waiver will not be effective for 65 days after the request, is limited to the holder itself and only allows the holder to hold up to 9.999% of the outstanding Technest common stock. Shares of the Series C preferred stock have a liquidation preference of approximately $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series C preferred stock, receive dividends on an as converted basis whenever dividends are made to the Technest common stock holders, are not redeemable by Technest and are convertible into Technest common stock.

Technest has agreed to issue additional shares of its common stock to the Investors if the units do not have a market value of $6.525 at the end of one year. For each unit an Investor continues to hold on February 14, 2006, Technest will issue to the Investors a number of shares of common stock calculated in accordance with the following formula:

((Units Held on Reset Date) x [(Adjustment Price) - Combined Market Price)]) / TCNH Market Price

"Adjustment Price" shall mean $6.525 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares)

"Combined Market Price" shall mean the TCNH Market Price added to the MRKL Market Price.

"Mrkl Market Price" shall mean the average of the closing bid prices of the Markland common stock during the period beginning ten (10) trading days prior to the reset date and ending ten (10) trading days after the reset date as reported by the OTC Bulletin Board or any similar organization or agency of national recognition succeeding to its functions of reporting prices for the Markland common stock.

"TCNH Market Price" shall mean the average of the closing bid prices of the common stock during the period beginning ten (10) Trading Days prior to the Reset Date and ending ten (10) Trading Days after the Reset Date as reported by the OTC Bulletin Board or any similar organization or agency of national recognition succeeding to its functions of reporting prices for the common stock.

Our Registration Obligations. We entered into a Registration Rights Agreement, dated February 14, 2005, with the Investors, pursuant to which we agreed to register 17,000,000 shares of Markland common stock issuable to the holders of the Series B preferred stock of Technest, and common stock issuable as liquidated damages for breach of some covenants contained in the agreement.

Under the terms of the Registration Rights Agreement, we have agreed to file a registration statement on Form SB-2 on or before seventy-five (75) days following the closing date of the transaction; and use our best efforts to cause the registration statement to be declared effective as promptly as possible thereafter but not later than one hundred thirty-five days following the closing date; and keep the registration statement effective until twenty-four (24) months following the date on the effective day of such registration statement. The offering will terminate once the registered shares have been sold or may be sold pursuant to Rule 144(k) of the Securities Act without volume restrictions.

Failure to comply with the terms of this agreement will trigger liquidated damages equal to two percent (2%) of the purchase price paid by each holder in connection with the Investors' Investments for each month (and pro rata for any portion of a month prior to the cure of such breach) that we fail to meet the relevant filing date, the relevant effective date, or for such failure to keep the registration statement effective.  We may also pay such liquidated damages by issuing shares of common stock valued at ninety (90%) percent of the average of the trailing five (5) trading days' closing prices before the payment that are the subject of a then-effective registration statement.

If, during the effectiveness period, the number of shares of common stock issuable in lieu of the payment of partial liquidated damages exceeds the number of such shares then-registered in a registration statement, we will be required to file a new registration statement, as soon as reasonably practicable but no later than forty-five (45) days following the date on which we know or reasonably should have known that such registration statement is required.

Technest Registration Obligations. Technest and the investors in the private placement entered into a Registration Rights Agreement, dated February 14, 2005. Pursuant to this agreement, Technest agreed to file a registration statement covering the resale of all of the common stock issuable upon conversion of the Series C preferred stock, (b) all of the common stock issuable upon exercise of the common stock purchase warrants, and (c) common stock, if any, issuable to selling stockholders as liquidated damages for breach of covenants contained in or as a result of adjustments contemplated by the securities purchase agreement and the registration rights agreement. Technest agreed to use its best efforts to cause the registration statement to be declared effective as promptly as possible thereafter, and to keep the registration statement effective until twenty-four (24) months following the date on which the shelf registration becomes effective, unless the shares of common stock covered by the registration statement have been sold or may be sold pursuant to Rule 144(k) of the Securities Act without volume restrictions. Technest will be required to amend such registration statement or file an additional registration statement as soon as reasonably practicable if the number of shares of common stock issuable in lieu of the payment of partial liquidated damages exceeds the number of such shares then registered in a registration statement.

Failure to comply with the terms of this agreement will trigger liquidated damages equal to two percent (2%) of the purchase price paid by each holder in connection with the Investors' Investments for each month (and pro rata for any portion of a month prior to the cure of such breach) that Technest fails to meet the relevant filing date, the relevant effective date, or for such failure to keep the registration statement effective. Technest may also pay such liquidated damages by issuing shares of common stock valued at ninety (90%) percent of the average of the trailing five (5) trading days' closing prices before the payment that are the subject of a then-effective registration statement.

Brokers. Greenfield Capital Partners LLC is a registered broker-dealer retained by Technest in connection with the Genex transaction. For its services, Greenfield Capital Partners LLC received a fee of approximately $650,000.

Technest issued to us 412,650,577 shares of its common stock, $.001 par value per share (before the Reverse Split) in exchange for 10,168,764 shares of our common stock and our agreement to issue additional shares of our common stock upon conversion of Technest's Series B preferred stock (which, together with the Technest Series C preferred stock and warrants, was sold to a group of investors in Technest's February 14, 2005 private placement described under the heading "Investor Financing" below).

After giving effect to the consummation of this transaction, we beneficially owned approximately 93% of the outstanding shares of Technest's outstanding common stock, on a primary basis, and 39% of Technest's outstanding common stock, on a fully diluted basis. As of August 4, 2005, we own approximately 85% of Technest common stock on a primary basis due to warrant exercises.  Our CEO and Chairman, Robert Tarini was an investor in Technest's February 14, 2005 private placement and has been elected as director and CEO of Technest. Under SEC rules, Mr. Tarini may be deemed to be the indirect beneficial owner of all of the shares of Technest's common stock beneficially owned by us. Mr. Tarini disclaims beneficial ownership of these shares.

Technest used the shares of our common stock received from us pursuant to the Securities Purchase Agreement to fund a portion of the merger consideration paid to Jason Geng, the sole shareholder of Genex. We intend to hold Technest's common stock as an asset and we do not intend to take Technest private.

The Acquisition Of Genex Technologies, Inc.

The acquisition of Genex Technologies, Inc. was effected pursuant to an Agreement and Plan of Merger, dated February 14, 2005, by and among Markland, Technest, Mtech Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex. In connection with this merger, Markland and Technest entered into agreements providing for the registration of shares to be issued to Jason Geng, a lock-up agreement with Jason Geng and employment agreement with Jason Geng.

Merger Agreement. Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland stock to Jason Geng, the sole stockholder of Genex for all of the capital stock of Genex. As a result of this transaction, Genex Technologies, Inc. became a wholly-owned subsidiary of Technest. Jason Geng's share consideration will be adjusted to reflect changes in the closing bid price of our common stock in the 10 trading days following February 14, 2005. In addition, the Merger Agreement provides for Mr. Geng to receive a six month unsecured promissory note in the principal amount of $550,000 that accrues interest at the rate of 6% per year. Also, the Merger Agreement provides that if Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year proceeding the payment and its gross revenue in 2004. Finally, the Merger Agreement provides that if the Intraoral Technologies are commercialized, Mr. Geng shall be entitled to 50% of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005. Following the Genex Transactions, we and Technest have raised certain claims pursuant to the Merger Agreement.  As a result we have not and do not intend to issue the promissory note to Mr. Geng.

Markland, Technest and MTECH, on one hand, and Jason Geng, on the other hand have agreed to indemnify each other for breaches of representations, warranties and failures to perform covenants. Indemnity is available pursuant to the indemnity escrow agreement for any claim by us or Technest above $100,000. Jason Geng's liability is limited to the amount in the indemnity escrow fund, set at closing as $2 million of Markland common stock taken from the consideration paid to Jason Geng on closing. Jason Geng has agreed to indemnify the Technest entities for all losses associated with disputes relating to the title of Genex shares, taxes, ERISA, environmental and intellectual property claims for amounts up to the full consideration for the merger. Jason Geng also agreed to pay Genex for any amount a governmental entity refuses to pay in relation to a regulatory audit currently being conducted.

Genex Business. Genex, a private company incorporated under the laws of the State of Maryland, was founded in 1995. Genex offers imaging products and complete solutions for three-dimensional (3D) imaging and display, intelligent surveillance, and 3D facial recognition. It has both a research and development team as well as two product teams, one with focus on government products and one with focus on commercial products. Genex currently has 26 employees.

Our Registration Obligations. We entered into a Registration Rights Agreement, dated February 14, 2005, with Jason Geng. We have agreed to file a registration statement for the shares of our common stock paid to Jason Geng on or before June 1, 2005, plus one day for each day when a registration statement is not effective and available for the resale of common stock issued to the investors in the Securities Purchase Agreement, dated September 21, 2004. We have agreed to use commercially reasonable efforts to cause the registration statement to be declared effective by August 1, 2005. Pursuant to the agreement, we must also use commercially reasonable efforts to keep the registration statement effective until the date on which Mr. Geng no longer owns any of the registrable securities, unless the shares of common stock have been sold or may be sold pursuant to Rule 144 of the Securities Act without volume restrictions. Following the Genex Transactions, we and Technest have raised certain claims pursuant to the Merger Agreement.  As a result, we do not intend to register the 10,168,174 shares of our common stock issued to Mr. Geng.

Registration Obligations Of Technest. Technest entered into a Registration Rights Agreement with Jason Geng, on February 14, 2005. Pursuant to this agreement, Technest agreed to file with the SEC a registration statement covering the resale of all of the Technest common stock Technest is ultimately required to issue to Jason Geng as additional consideration for the sale of his Genex common stock if Genex recognizes gross revenues in excess of a particular dollar amount in each of the three years following Technest's acquisition of Genex, within forty-five (45) days following each of the three yearly determinations of whether earnout payments are due. Technest agreed to use commercially reasonable efforts to cause each registration statement to be declared effective within one hundred five (105) days following each such earnout payment determination. Pursuant to the agreement Technest must also use commercially reasonable efforts to keep each registration statement effective until the date on which Jason Geng no longer holds any of the registrable securities, unless the shares of Technest common stock covered by the registration statement have been sold or may be sold pursuant to Rule 144 of the Securities Act without volume restrictions.

Lock-Up Agreements. We entered into a lock-up agreement with Jason Geng and Technest pursuant to which Jason Geng has agreed (a) not to sell or dispose of any of our common stock issued to Jason Geng under the Merger Agreement through July 31, 2005 without the our prior written consent, provided that Jason Geng may sell or transfer such shares to us, Technest or his immediate family members as a bona fide gift, (b) beginning on August 1, 2005, not to sell more than ten percent (10%) in the aggregate, of our common stock in any given thirty (30) day period, and (c) not to sell more than twenty-five percent (25%) of the aggregate Technest common stock that may be issued to him, in any given thirty (30) day period.

Jason Geng Employment Agreement. In connection with this acquisition, Genex entered in to an employment agreement with Jason Geng. Under the terms of the agreement, Jason Geng will be employed by Genex for a period of three years as the Executive Vice President and Chief Scientist of Genex. Jason Geng will receive a salary of $300,000 per year and will be eligible to participate in any bonus or incentive compensation plans that may be established by the Board of Directors of Genex, Markland or Technest. The employment agreement provides that Jason Geng's salary payments and health insurance benefits will continue until the earlier of (a) the date that Jason Geng has obtained other full-time engagement or (b) twelve (12) months from the date of termination of the engagement, in the event that Genex terminates his engagement without cause (as defined in the agreement) prior to the termination of the agreement or in the event that Jason Geng terminates his engagement for good reason (as defined in the Agreement). The agreement also provides for a continuation, for the lesser of six months or through the end of the term of the agreement, of Jason Geng's salary in the event that he becomes permanently disabled during the term of the agreement.  On March 18, 2005, as a result of claims made by Technest arising from the purchase of Genex, Dr. Geng’s employment with Genex was terminated.

Broker Agreement. Genex Technologies, Inc. entered into an agreement with Ocean Tomo, LLC, on October 17, 2003. The agreement was extended for one year in a subsequent letter from Jason Geng to Ocean Tomo. Under this agreement, Genex has agreed to pay Ocean Tomo as a finder in connection with the acquisition by Technest of Genex.

Dilution To Our Stockholders.

Our stockholders experienced significant dilution as a result of these transactions. Markland shares issued on February 14, 2005 represent approximately 10.75% of our outstanding stock on the date of issuance. In addition, we are obligated to issue shares of our common stock upon conversion of the Technest Series B preferred stock. The number of shares to be issued will be determined by dividing (a) the quotient obtained by dividing $5,000,000 by the lower of (i) $0.60 and (ii) the market price (as defined in the Merger Agreement) by (b) 1,149,425. Market price means the average closing bid for the 20 previous trading days.

OUR BUSINESS

Our business, as it exists today, consists of five business areas: sensor systems for military and intelligence applications; chemical detectors; border security systems; imaging and surveillance; and advanced technologies.

Remote Sensor Systems For Military And Intelligence Applications

Our acquisition of EOIR, a company which provides remote sensing technology products and services to the United States Department of Defense and to various other United States Intelligence Agencies, is an important part of our ongoing business strategy of creating a world-class integrated portfolio of solutions for the Homeland Security, DOD and INTEL marketplaces.

EOIR offers products and services which include; (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. These efforts involve systems engineering, system integration, prototyping, manufacturing and field data collections as well as data analysis and processing.

EOIR's most significant source of revenues is an Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate. The Omnibus Contract has an extensive and varied scope that requires us to provide a very broad range of products and technical services. For those products and technical services that EOIR does not possess in-house, we subcontract to our team members and other subcontractors as necessary.

EOIR intellectual property lies in trade secrets and the experience and capabilities of its technical staff whom support these research programs. We protect EOIR intellectual property and our competitive position via non-disclosure agreements with our business partners, trade secrets, and non-compete agreements with our employees.

Additional information concerning the EOIR Acquisition can be found in (i) our Current Report on Form 8-K filed with the SEC on June 30, 2004 (SEC File #000-28863) and in (ii) our Current Report on Form 8-K/A filed with the SEC on September 13, 2004 (SEC File #000-28863) which includes audited financial statements for EOIR for the years ended December 31, 2003 and December 31, 2002, and unaudited financial statements for the three months ended March 31, 2004, as well as unaudited pro forma information for fiscal year ended June 30, 2003 and the nine months ended March 31, 2004. these filings are public documents available on the SEC web site at www.sec.gov. we urge you to obtain and read carefully copies of these documents and this prospectus before making an investment decision.

Chemical Detectors

In October 2003, our subsidiary, Security Technology, Inc., acquired all of the common stock of Science and Technology Research, Inc., a chemical detector manufacturer, as part of our ongoing business strategy of creating an integrated portfolio of homeland security solutions.

We have a contract with the U.S. Navy to be the sole producer of the U.S. Navy's shipboard Automatic Chemical Agent Detection and Alarm System used to detect all classic nerve and blister agents as well as other chemical warfare agent vapors. During fiscal year 2004, our subsidiary STR recognized approximately $4,796,715 of revenue from this contract. As of June 30, 2004, we had delivered all the units requested to date under this existing contract. During the nine months ended March 31, 2005, our subsidiary STR recognized approximately $534,600 of revenue from this contract. At the option of the US Navy additional units may be purchased by the US Navy or other government agencies under this contract in the future.

We entered into an international distribution agreement with Tradeways, Ltd, to market and sell Markland's Shipboard ACADA chemical detection systems to foreign militaries to market our product in Argentina, Australia, Austria, Bahrain, Canada, Chile, Croatia, Denmark, Egypt, Estonia, Finland, Greece, Ireland, Israel, Italy, Japan, Jordan, Korea, Kuwait, Malaysia, The Netherlands, New Zealand, Norway, Oman, Pakistan, Portugal, Qatar, Saudi Arabia, Spain, Sweden, Taiwan, Turkey, and the United Arab Emirates. To date, we have not sold any products through this channel.

We are presently working on the design of a next generation "point" chemical detector product, which will also operate using Ion Mobility Spectrography ("IMS") cell technology and provide networked wireless communication capability.

On December 23, 2003, the U.S. Navy signed a ten-year non-exclusive license agreement with us to transfer particular chemical detection technology intellectual property rights to us. We believe the license will allow us to further expand the applications for the "point" chemical detection technology and market the technology to non-defense customers such as foreign governments and commercial entities. We expect to continue to manufacture the Automatic Chemical Agent Detection and Alarm System for the U.S. Navy and simultaneously pursue opportunities with the Department of Homeland Security as well as foreign military sales. We are experiencing a decline in demand for our chemical detector unit from the U.S. Navy. We plan to compensate for this reduced demand by marketing this technology to new customers within the Homeland Security marketplace and by combining it with other technologies for sale to existing customers. In the interim, we are combining "stand off" chemical detection technologies from EOIR which are based on hyper spectral infra red technology with the "point" chemical detection technology of STR which is based on Ion Mobility Spectroscopy. This integrated and combined chemical detection capability we believe will accelerate penetration into new markets for the chemical detection products we now offer and help to increase revenues in the next fiscal year for chemical detection products. There can be no assurance that our revenues will increase as a result of these integrated and combined chemical capabilities.

Border Security

We acquired the assets of Ergo Systems, Inc., in January 2003. This acquisition provided us with contracts with the Department of Homeland Security to maintain, integrate, and implement design enhancements to border security systems installed at U.S. ports of entry for the Dedicated Commuter Lane, which is part of a larger U.S. Customs and Immigration and Naturalization Service initiative to reduce wait times, improve data accuracy, and improve overall efficiencies at all border crossings for both freight and passengers.

The Dedicated Commuter Lane (DCL) integrates several important security checks. It employs automatic vehicle identification technology, which allows participants to pass through the border crossing more efficiently than without automatic screening. Participants run a card through a swipe card reader, which instantaneously sends patron information, including a photograph, to the inspector's screen for clearance. The gate rises and allows the patron through. The whole process takes about 30 seconds. The Dedicated Commuter Lane software also controls a variety of security subsystems, including video surveillance, gates, and tire shredders.

In conjunction with the DCL maintenance contract awarded by the Department of Homeland Security we were also awarded a contract by Computer Sciences Corporation to perform border maintenance services in multiple ports of entry in the southern United States. During fiscal year 2004, our subsidiary Ergo recognized approximately $955,736 of revenue from these contracts. During the nine months ended March 31, 2005, our subsidiary Ergo Systems, Inc. recognized approximately $247,850 of revenue from these contracts.

During the fiscal year we also entered into a teaming agreement with Accenture, who was recently awarded the US VISIT contract. The purpose of this contract is to secure our borders and expedite the entry/exit process while enhancing the integrity of our immigration system and respecting the privacy of visitors to the United States. We have recently been awarded a subcontract which enables the company to derive revenues from the USVISIT contract. Potential revenue amounts from this subcontract are as yet undetermined.

Our subcontract for the US VISIT program is part of a larger Department of Homeland Security initiative to increase security, reduce wait times, improve data accuracy, and improve overall efficiencies at all border crossings for both freight and passengers by creating and implementing a "trusted traveler" concept of traffic flow. The "trusted traveler" concept is designed for frequent border crossers who are willing to undergo a background check and travel under some restrictions in exchange for the use of a commuter lane. This dedicated commuter lane substantially decreases the amount of time it takes to drive through the border. We believe that our experience in integrating solutions will be attractive to the Department of Homeland Security as it confronts the various issues of protecting our borders although there can be no assurances that the trusted traveler concept will result in an increase in sales or revenues.

Imaging and Surveillance

Our acquisition of a majority interest in Genex on February 14, 2005, a company which provides remote sensing technology products and services to the DOD, to various other United States Intelligence Agencies and the National Institute of Health, is a significant part of our ongoing business strategy of creating an integrated portfolio of solutions for the Homeland Security, DOD and INTEL marketplaces.

Genex currently is engaged in programs to develop: disposable sensors for the U.S. Army Night Vision Laboratory; a miniature general purpose sensor processor for the U.S. Army Picatinny Arsenal; SmartMTI Motion Detection for the U.S. Army Armament Research, Development and Engineering Center; a weapon’s flash detection system for the U.S. Navy Office of Naval Research; and a smart object avoidance system for the U.S. Navy Naval Surface Warfare System.

Chemical and Explosive Detection. Through our majority interest in Genex, we have also targeted sensing technologies that are relevant to both DOD and DHS missions: Chemical/Biological (Chem/Bio) and Improvised Explosive Devices (IED) detection sensors. The Chem/Bio and IED Division concentrates on the research and development of technologies that can reliably detect the presence of chemical, biological, and explosive devices or components from a stand-off distance. Under a Phase 2 Small Business Innovative Research grant from the U.S. Army, Genex is developing a new sensor that can remotely detect the presence of chemical and biological weapons.

Research and Development. The Research and Development (“R&D”) division of Genex is focused on developing our imaging technology portfolio via advanced research in intelligent surveillance, three-dimensional imaging, and medical imaging. By integrating our marketing pursuits and with our R&D efforts, we can bring to market technological advances that have enhanced customer value. Some of our targeted research areas include: (i) intelligent surveillance using two- and three-dimensional image processing to support homeland security, military, and commercial applications; (ii) detection of concealment of intent using thermal and three-dimensional imaging to support anti-terrorist efforts; (iii) early detection of cancer using non-invasive and non-radiological diffuse optical tomography; and (iv) more effective and less risky radiation treatment for cancer by use of three-dimensional imaging for patient positioning.

Management believes that Genex , which has a patent portfolio of over 20 issued and pending US patents for video and imaging technologies is well positioned to capture additional sales in the United States in the areas of research  and product development within the Department of Homeland Security and the Department of Defense. There can be no assurance that we will be able to capture additional sales in the US.

Currently there are eight funded SBIR programs in Genex’s R&D division. Current contracts in place have a potential value approximately $2.7 million in revenue for 2005.  In April 2004, Genex obtained a three-year grant potentially worth in excess of $2.0 million from National Institute for Health (NIH) to develop three-dimensional optical tomography technologies for breast cancer detection.

Commercial Division. The Commercial Division of Genex is focused on growing commercial market opportunities for Genex’s technology portfolio. Our core technologies of three-dimensional imaging, three-dimensional display, and intelligent surveillance have broad application, thus Genex’s commercial division is focused on finding markets which have: a high fit of application with our technology; high revenue potential; economic value added for markets to adopt our technology; and accessible customers and channels.  Management plans to generate further commercial growth primarily through strategic partnerships with customers in markets passing the above screen to reduce technical risk while providing strong channels of distribution for market access.

Commercial revenues in 2004 were approximately $670,000. Current revenues for the commercial division derive primarily from our three-dimensional FaceCam product and associated software. This product is utilized by our customers to create personalized products for customers based on a three-dimensional image captured by our camera. The product is being marketed towards applications in digitized identification such as employee ID and motor vehicle licenses as well into the medical market place. Efforts are underway to reduce product costs to encourage broader market adoption, to improve channels of distribution for this product, and to establish commercial agreements for mass-market deployment.

In addition, while not a current source of significant revenue, we are targeting manufacturers of products who would benefit strategically by adopting our technology to produce custom fitted products for their customers. We believe this strategy has the potential to generate significant revenue based on Genex’s ability to generate accurate three-dimensional measurement data.  There can be no assurance that we will be able to generate significant revenue based on Genex’s ability to generate accurate three-dimensional measurement data.

Additional information concerning the Genex Transactions  can be found in (i) our Current Report on Form 8-K filed with the SEC on February 14, 2005 (SEC File #000-28863), (ii) our Current Report on Form 8-K/A filed with the SEC on May 4, 2005 (SEC File #000-28863) which includes audited financial statements for Genex for the years ended December 31, 2004 and December 31, 2003, and Technest’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, filed May 23, 2005, which includes unaudited pro forma financial statements for three months ended March 31, 2005 and 2004.  These filings are public documents available on the SEC web site at www.sec.gov.  We urge you to obtain and read carefully copies of these documents and this prospectus before making an investment decision.

Advanced Technologies

Through research and development as well as intellectual property acquisitions, we have established a portfolio of advanced and emerging technologies, which we intend to commercialize and utilize within our own proprietary products or license out for the purpose of revenue generation. These advanced technologies and intellectual property are as follows:

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Gas plasma antenna,

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Vehicle stopping system,

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Acoustic Core(TM) signature analysis,

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APTIS(TM) human screening portal, and

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Cryptography software.

Gas Plasma Antenna. We acquired gas plasma antenna technology assets and a sub-license for plasma sterilization and decontamination from ASI Technology Corporation in September 2003. The assets at time of purchase included three ongoing funded SBIR government contracts and nine issued and pending U.S. patents related to gas plasma antenna technology with demonstrated applications in the fields of ballistic missile defense, phased array radar, and forward deployed decontamination.

A plasma antenna's performance equals that of a metal antenna, but the gas plasma antenna is lighter. These antennae can be used for any purpose for which a metal antenna is used. A gas plasma antenna weighs substantially less than metal antennas of comparable performance. When a plasma antenna is turned off, it is transparent, immune to electronic countermeasures and allows other adjacent antennas to transmit or receive without interference.

Plasma antenna technology employs ionized gas enclosed in a tube (or other enclosure) as the conducting element of an antenna. This is a fundamental change from traditional antenna design that generally employs solid metal wires as the conducting element. Ionized gas is an efficient conducting element with a number of important advantages over wire. Since the gas is ionized only for the time of transmission or reception, "ringing" and associated effects of solid wire antenna design are eliminated. The design allows for extremely short pulses, a feature important to many forms of digital communication and radars. The design further provides the opportunity to construct an antenna that can be compact and dynamically reconfigured for frequency, direction, bandwidth, gain and beam width. We believe plasma antenna technology will enable the design of antennas that are more efficient, lower in weight and smaller in size than traditional solid wire antennas.

We believe our plasma antenna offers numerous advantages over traditional wire antennas including stealth for military applications and higher digital performance in commercial applications. We cannot predict when these products will be ready for commercial or military use.

Our gas plasma research team has been awarded US patent # 6,710,746 for a gas plasma antenna element demonstrating reconfigurable length. The development of this technology has been funded to date through grants from the US Navy and Army.

US patent #6,710,746, which has SBIR origins, relates to plasma antennas having re-configurable length, beam width, and bandwidth. Traditionally, antennas have been defined as metallic devices for radiating or receiving radio waves, or as a conducting wire which is sized to emit radiation at one or more selected frequencies. As a result, the paradigm for antenna design has heretofore been focused on antenna geometry and physical dimensions. We believe that our gas plasma antenna design will result in antennas with greater flexibility and security than conventional antennas. During fiscal year 2004, funded gas plasma SBIR contracts provided approximately $261,479 in contract revenues. Presently we do not have any purchase commitments for this technology.

Vehicle Stopping System. Under a funded government contract, we developed a vehicle stopping system to address the increasing risks of unauthorized and illegal entry into the U.S. Our vehicle stopping system is designed to safely capture vehicles that are trying to gain entry without authorization. Our vehicle stopping system consists of a net, buried beneath the road, which will spring up when a car or truck attempts to speed across the border illegally. The net is attached to two spindles that unwind with increasing tension as the illegal car is trapped. Our Vehicle Stopping System is capable of stopping a vehicle attempting to gain illegal entry at speeds in excess of 65 miles per hour and without personal injury to occupants or U.S. government border personnel. The vehicle stopping system was successfully tested in June 2003 at the San Ysidro, California port of entry. Presently we do not have any purchase commitments for this system.

Acoustic Core.(TM) We acquired rights to the Acoustic Core(TM) technology, as it related to illicit material detection, from Eurotech, Ltd. in December 2002. The Acoustic Core(TM) technology utilizes acoustics sensing and signature analysis technologies to detect a variety of materials.

Acoustic Core(TM) is a non-intrusive acoustic remote sensing technology, which exhibits the potential for the automated detection of a large variety of potentially harmful materials such as C4, plastic flare guns, and ceramics. This technology is capable of computerized automatic screening of containers, vehicles and humans. It can detect a broad range of illegal materials even if the materials are moving at a high rate of speed, with low false alarm rates, and it utilizes low frequency acoustic energy, which is safe for humans. This speed and accuracy makes the technology suitable for primary screening applications where large volumes of containers or humans need to be screened quickly and accurately, such as in an airport or at a border crossing.

The product of almost a decade of intensive laboratory and field research, we believe the Acoustic Core(TM) technology has the potential to enter the security marketplace to fill high-priority homeland security needs. Because Acoustic Core(TM) technology can utilize the independent acoustic signatures of various materials, products can be developed and programmed to detect a large array of harmful substances, including explosives, and bio-hazardous and radioactive compounds.

We believe that the Acoustic Core(TM) technology can screen large containers while they are in motion, such as during transport via truck or railcar. Primary screening of containers in this manner allows for segregation of suspicious containers for secondary screening by a handheld version of the remote sensing products.

We completed a project with the U.S. Air Force through a Co-Operative Research and Development Agreement which used our proprietary Acoustic Core(TM) technology to inspect cargo. While this contract did not generate revenue for us, we expect to develop the technology for use in commercially viable products. However, we cannot predict when these products will be ready for commercial or military use. Presently we do not have any purchase commitments for this technology.

Aptis.(TM) We are involved in the design and testing of APTIS(TM), an acoustic screening portal intended to facilitate screening of humans for concealed metallic and non-metallic weapons such as ceramic knives and plastic guns and explosives. The technology is very flexible and can be incorporated into existing entry portal systems such as metal detectors, eliminating the need to replace these systems used to safely screen humans for explosives. Although we continue to develop this prototype, we cannot predict when it will be ready for commercial use. Presently we do not have any purchase commitments for this system.

Competition

The markets for our products and solutions are extremely competitive and are characterized by rapid technological change as a result of technical developments exploited by competitors, the changing technical needs of the customers, and frequent introductions of new features. We expect competition to increase as other companies introduce products that are competitively priced, that may have increased performance or functionality, or that incorporate technological advances not yet developed or implemented by us. Some of our present and potential competitors may have financial, marketing, and research resources substantially greater than ours. In order to compete effectively in this environment, we must continually develop and market new and enhanced products at competitive prices, and have the resources to invest in significant research and development activities. There is a risk that we may not be able to make the technological advances necessary to compete successfully. Existing and new competitors may enter or expand their efforts in our markets, or develop new products to compete against ours. Our competitors may develop new technologies or enhancements to existing products or introduce new products that will offer superior price or performance features. New products or technologies may render our products obsolete. Many of our primary competitors are well established companies that have substantially greater financial, managerial, technical, marketing, personnel and other resources than we do.

We have particular proprietary technologies, some of which have been developed, and others that are in development. We will focus on our proprietary technologies, or leverage our management experience, in order to differentiate ourselves from these organizations. There are many other technologies being presented to the Department of Homeland Security that directly compete with our technologies. The Department of Homeland Security may pursue solutions different from ours.

Intellectual Property

Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We rely primarily on patents and trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. We own multiple U.S. and foreign patents. We enter into confidentiality agreements with our consultants and key employees, and maintain controls over access to and distribution of our technology, software and other proprietary information. The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us.

We do not generally conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights in the future. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or seek to obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

EOIR provides engineers and scientists to perform research at Government research Laboratories. However, research performed in these Government laboratories is paid for with Government funds and is typically the property of the US Government. This intellectual property may be utilized via licensing agreements executed with the US Government, but there are no guarantees that the US Government will provide such licenses.

Research And Development

During the quarter and nine months ended March 31, 2005, we spent $179,235 and $289,501, respectively, on research and development activities compared to $49,139 for the quarter and nine months ended March 31, 2004.

During the fiscal years ended June 30, 2003 and June 30, 2004, we spent $522,657 and $49,289 on research and development respectively. During the fiscal year ended June 30, 2004, we reduced our research and development efforts to concentrate our financial resources on product marketing activities and as a result of completion of funded SBIR contracts.

Our research and development activities consist of projects funded entirely by us or with the assistance of SBIR grants, and SBIR projects are generally directed towards the discovery of specific information requested by the government research sponsor.

In addition, our subsidiary EOIR is permitted to charge and recover a percentage of its administrative budget on Internal Research and Development programs. These programs are generally short in duration and may yield new processes or techniques that will advance our technical knowledge on our government programs.

We believe that focused investments in research and development are critical to our future growth and competitive position in the marketplace. Our research and development efforts are directed to timely development of new and enhanced products that are central to our business strategy. The industries in which we compete are subject to rapid technological developments, evolving industry standards, changes in customer requirements, and new product introductions and enhancements. As a result, our success depends in part upon our ability to enhance our existing products, develop and introduce new products that improve performance on a cost effective and timely basis. We may be unable to successfully develop products to address new customer requirements or technological changes, and any products we develop may not achieve market acceptance.

Dependence On U.S. Government Contracts

We offer substantially all of our entire range of our services and products to agencies of the U.S. Government. In both fiscal years 2004 and 2003, and during the six months ended December 31, 2004, 100% of our revenue came from U.S. Government prime or subcontracts.

Although we are continuously working to diversify our client base, we will continue to aggressively seek additional work from the U.S. Government. As with other government contractors, our business is subject to government client funding decisions and actions that are beyond our control.

Much of our business is won through submission of formal competitive bids. Commercial bids are frequently negotiated as to terms and conditions for schedule, specifications, delivery and payment. With respect to bids for government work, however, in most cases the client specifies the terms and conditions and form of contract.

Essentially all contracts with the United States Government, and many contracts with other government entities, permit the government client to terminate the contract at any time for the convenience of the government or for default by the contractor. We operate under the risk that such terminations may occur and have a material impact on operations.

Government Regulation

Most of our U.S. Government business is subject to unique procurement and administrative rules based on both laws and regulations, including the U.S. Federal Acquisition Regulation that provide various profit and cost controls, rules for allocations of costs, both direct and indirect, to contracts and non-reimbursement of unallowable costs such as interest expenses and some costs related to business acquisitions, including for example the incremental depreciation and amortization expenses arising from fair value increases to the historical carrying values of acquired assets.

Companies supplying defense-related equipment to the U.S. Government are subject to some additional business risks specific to the U.S. defense industry. Among these risks are the ability of the U.S. Government to unilaterally suspend a company from new contracts pending resolution of alleged violations of procurement laws or regulations. In addition, U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a September 30 fiscal year basis, even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years.

U.S. Government contracts are, by their terms, subject to unilateral termination by the U.S. Government either for its convenience or default by the contractor if the contractor fails to perform the contracts' scope of work. Upon termination other than for a contractor's default, the contractor will normally be entitled to reimbursement for allowable costs and an allowance for profit. Foreign defense contracts generally contain comparable provisions permitting termination at the convenience of the government. To date, none of our significant contracts have been terminated.

As is common in the U.S. defense industry, we are subject to business risks, including changes in the U.S. Government's procurement policies (such as greater emphasis on competitive procurement), governmental appropriations, national defense policies or regulations, service modernization plans, and availability of funds. A reduction in expenditures by the U.S. Government for products and services of the type we manufacture and provide, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to us or the incurrence of substantial contract cost overruns could materially adversely affect our business.

Some of our sales are direct commercial sales to foreign governments. These sales are subject to U.S. Government approval and licensing under the Arms Export Control Act. Legal restrictions on sales of sensitive U.S. technology also limit the extent to which we can sell our products to foreign governments or private parties. Currently we do not have any sales from overseas customers.

Sales And Marketing

We currently divide the marketing efforts of our products and services into three areas: (1) directly to federal or local government agencies, (2) to large partners who may represent an opportunity for us as subcontractors, and (3) to commercial entities. These marketing duties are divided among upper management.

Manufacturing

Our primary manufacturing facilities are located in Fredericksburg, Virginia and Providence, Rhode Island.  We also utilize our offices in Providence, Rhode Island as manufacturing prototype development facilities.

Employees

As of June 10, 2005, we employed approximately 196 full-time employees.  We believe our future success will depend upon the continued service of our key technical and senior management personnel and upon our continued ability to attract and retain highly qualified technical and managerial personnel. None of our employees is represented by a labor union. We have never experienced a work stoppage and consider our relationship with our employees to be good.

PROPERTY

We have a three year lease with Southridge Holdings LLC for our executive offices of approximately 1,000 square feet located in Ridgefield, Connecticut and a month-to-month lease for a manufacturing facility of approximately 5,000 square feet located in Fredericksburg, Virginia.

We also have an administrative office in Providence, Rhode Island, which is utilized under a monthly sublease with Syqwest Inc., comprising approximately 4,000 square feet.

EOIR, our wholly owned subsidiary, holds a four-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease, which has an option to renew for an additional three-year term, expires on September 30, 2005. EOIR also leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit.

We also have several offices located in Fredericksburg, Virginia.  One office with approximately 4,722 sq. ft., with a one-year lease, one with 1,200 sq. ft., with a five-year lease, one with 10,000 sq. ft., with a five-year lease, and one with 4,200 sq. ft., with a five-year lease. Monthly lease amounts for these facilities total approximately $31,000.  In addition, we have a one-year lease for an executive office in Boston, Massachusetts. The monthly rental amount for this facility is approximately $1,600.

Our majority owned subsidiary, Technest Holdings, Inc., rents a single executive office on a month to month basis in Ridgefield, CT from Southridge Holdings LLC. Genex Technologies, Inc., a wholly-owned subsidiary of Technest, leases offices with approximately 6,831 sq. ft. in Kensington, Maryland, pursuant to a five-year lease which expires January 31, 2006.  The office space lease provides for annual increases of 3% to the base rent and requires Genex to reimburse the landlord for its pro rata share of the increases in annual operating expenses and real estate taxes. Monthly lease amounts for these facilities total approximately $11,600.

We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices. However, we may not be able to relocate to a new facility without severely disrupting the production of our goods.

LEGAL PROCEEDINGS

Markland Technologies, Inc.

On June 28, 2004, Charles Wainer filed a civil suit against the Company in Florida state court alleging breach of a stock purchase agreement and breach of an employment agreement stemming from Wainer's sale of his business to a predecessor of the Company and his subsequent employment thereat. In the complaint, Wainer alleges Markland owes him $300,000 cash, some unspecified portion of $700,000 in stock, some unspecified portion of $86,000 cash for lease payments, and approximately $20,000 in back-pay. The Company believes that these claims are without merit and plans to vigorously defend the action. On August 11, 2004, the Company answered the complaint and denied any liability. The trial of this matter began on January 31, 2005; on that date, the presiding judge referred the parties to mediation. The trial of this matter is scheduled to reconvene on June 27, 2005.

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against the Company, EOIR, our wholly owned subsidiary, and our Chief Executive Officer and Director, Robert Tarini. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by the Company, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by the Company.

In his complaint Mr. Moulton asserts, among other things, that the Company breached its obligations under the Stock Purchase Agreement, dated June 29, 2004, pursuant to which the Company acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors.

Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking some other equitable relief including, the appointment of a receiver to oversee the management of EOIR until these promissory notes issued to former EOIR shareholders at the closing of the acquisition are paid in full and a declaratory judgment that the Company's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts (approximately $11,000,000) due thereunder. The Company is a guarantor of these notes.

The Company believes that the allegations in this lawsuit are entirely without merit. The Company has filed an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. The Company has also filed a demurrer seeking to dismiss some claims. The Company is considering bringing various claims against Mr. Moulton either by counterclaim or in a separate action.

On April 4, 2005 a hearing was held in the Spotsylvania County Circuit Court on the Company's demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, the claim by Mr. Moulton that his employment was terminated in violation of public policy was dismissed by the court , and the Court dismissed those aspects of Mr. Moulton's complaint suggesting that he was pursuing his claims on behalf of other, unnamed sellers of EOIR shares. Mr. Moulton was not given leave to amend or refile these claims. Also on April 4, 2005, trial was set to begin on January 17, 2006.

On June 16, 2005, we initiated a lawsuit against Kenneth P Ducey, Jr., a director and former president of Markland in the Superior Court for Danbury, Connecticut.  In our complaint, we assert that while he was the president and chief financial officer of Markland, Mr. Ducey wrongfully expended funds belonging to the Company on personal expenses; that Mr. Ducey expended Company funds for expenses for which he had already been recompensed; and that Mr. Ducey wrongfully withheld stock certificates upon which the Company had exercised a contractual repurchase right.  On June 30, 2005, we entered into a settlement agreement and general release (the "Settlement Agreement") with Kenneth P. Ducey, Jr., a director and former president of Markland. pursuant to which Markland paid $100,000 to Asset Growth Company, a company controlled by Mr. Ducey, and Mr. Ducey and Asset Growth agreed, in accordance with Markland's repurchase right, to remit 6,555,088 shares of Markland common stock that had been previously issued to them as compensation.  Under the Settlement Agreement, Mr. Ducey and Markland agreed to mutual general releases of all claims that the parties may have against each other.  The Settlement Agreement also contains other customary provisions.  A copy of the Settlement Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed on June 30, 2005.

                Markland and Technest were notified on July 21, 2005 by counsel for Deer Creek LLC ("Deer Creek"), an investor in the February 15, 2005 transaction involving Technest, Markland and Genex, that Deer Creek filed an order to show cause requesting a temporary restraining order in the Superior Court for New York County, naming Technest and Markland as defendants.  Deer Creek is seeking to enjoin Markland from issuing its common stock upon conversion of certain shares of Markland's Series D Preferred Stock issued pursuant to certain Exchange Agreements dated June 20, 2005.  Technest and Markland retained the firm of Pryor, Cashman, Sherman & Flynn LLP, 410 Park Avenue, 10th Floor, New York, New York 10022 to represent their interests in this matter.  On July 25, 2005 Technest and Markland removed the matter to the United States District Court for the Southern District of New York.  This matter is scheduled for a hearing on August 17, 2005.

                Markland and EOIR were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of EOIR and, in the case of Mr. Williams, a former director of Markland, that the Williamses filed a lawsuit in the Commonwealth of Virginia, naming EOIR and Markland as a defendant, regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to the Williamses in connection with the acquisition of EOIR by Markland and severance payments called for pursuant to severance agreements by and among the Willliamses, EOIR and Markland.  On August 3, 2005, EOIR and Markland filed an answer and a demurrer denying all liability.

Technest Holdings, Inc.

On or about July 23, 1998, H & H Acquisition Corporation, individually and purportedly on behalf of Technest Holdings, commenced an action in United States District Court, Southern District of New York entitled H & H Acquisition Corp., individually and on behalf of Technest Holdings, Inc. v. Financial Intranet Holdings, Inc. Technest Holdings, Inc., F/K /A Financial Intranet, Inc., Ben Stein, Interwest Transfer Co., Steven A. Sanders, Michael Sheppard, Maura Marx, Henry A. Schwartz, Leonard Gotshalk, Gotshalk Enterprises, Law Office of Steven A. Sanders, P.C. and Beckman, Millman & Sanders, LLP, 98 Civ. 5269 The Judge is Judge Barbara S. Jones. The action’s principal basis appears to be plaintiff’s claim that Ben Stein wrongfully claims ownership of shares of common stock that Stein agreed to purchase from plaintiff. According to plaintiff, these shares belong to plaintiff. The plaintiff asserts sixteen causes of action. Only some make allegations against Technest Holdings, Inc., Michael Sheppard and Maura Marx, former officers. The plaintiff alleges:

•

Mr. Sheppard and Ms. Marx assisted defendants Stein and Financial Intranet Holdings (a company owned by Mr. Stein) in converting stock which plaintiff allegedly owns. Plaintiff seeks damages allegedly sustained because of the alleged conversion.

•

Mr. Sheppard and Ms. Marx assisted in defrauding plaintiff with respect to the stock plaintiff claims. Plaintiff seeks damages allegedly sustained because of the alleged fraud.

•

Plaintiff alleges in a derivative claim, purportedly on behalf of Technest Holdings, Inc: that Mr. Sheppard and Ms. Marx permitted issuance of shares to defendant Gotshalk without proper consideration and at a price lower than that offered to a company introduced by Plaintiff; that they refused to allow plaintiff to purchase additional shares; that Mr. Sheppard and Ms. Marx permitted Technest Holdings, Inc. to pay defendant Schwartz monies which should not have been paid, and authorized issuance of stock to Schwartz without proper authority; and that Mr. Sheppard and Ms. Marx caused the issuance of stock to themselves without proper authority. Plaintiff seeks damages allegedly sustained for these alleged wrongful acts.

•

A derivative claim purportedly on behalf of Technest Holdings, Inc. seeking an order directing the holding of a shareholders meeting and rescission of actions determined to be improper by the Court or its designee. A shareholders meeting was held in December 1998.

•

Technest Holdings, Inc. and its former transfer agent wrongfully transferred shares belonging to plaintiff to a third party. The transfer agent has asserted a claim against us seeking indemnification for any liabilities incurred by the transfer agent in this action.

Plaintiff also seeks an accounting from Mr. Sheppard, among other defendants, for damages Technest Holdings, Inc. allegedly suffered.

Technest Holdings, Inc., Mr. Sheppard and Ms. Marx believe that the claims against Technest Holdings, Inc., Mr. Sheppard and Ms. Marx are without merit and are vigorously defending the action. Technest Holdings, Inc., Mr. Sheppard and Ms. Marx have filed responses to the claims against them. The responses deny all material allegations of the complaint and the claim asserted by the transfer agent, and asserts a variety of defenses.

In September 2002, Technest was served with a Summary Judgment Motion regarding H & H Acquisition Corp. and Technest answered the motion in November 2002. On January 3, 2005, the court denied the motion for summary judgment.

___________

In addition, we are subject to legal proceedings, claims, and litigation arising in the ordinary course of business. While the outcome of these matters is currently not determinable, we do not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each director serves as director until his successor is duly elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships between our executive officers and directors. Our executive officers and directors are as follows:

Name

Age

Position

Year

Began

Robert Tarini

45

Chief Executive Officer and Chairman

2002

of the Board of Directors

Gino M. Pereira

47

Chief Financial Officer

2004

Dr. Joseph P. Mackin

54

President, Chief Operating Officer and Director

2004

Robert Tarini has served as our Chief Executive Officer since November 14, 2003 and as our Chairman of the Board of directors since December 9, 2002. In April 2003, Mr. Tarini founded Syqwest Inc., a firm which specializes in the design and manufacture of acoustic remote sensing devices utilized in marine and land based applications. In April 2001, Mr. Tarini founded Trylon Metrics Corp., a developer of acoustic remote sensing technology, and acted as President of Trylon from April 2001 until January 1, 2005. In May 2001, Mr. Tarini founded ipPartners, Inc. and has served as its President to present. ipPartners Inc. specializes in the development of acoustic remote sensing devices. Since 1999, Mr. Tarini has served as the Chief Executive Officer of Ocean Data Equipment Corporation where he has overseen the design and development of a complete line of scientific instruments targeted for geophysical and hydrographic research, and developed a remote sensing technique, which is currently being applied to detecting illicit materials. From June 1982 to July 1990, Mr. Tarini worked at Raytheon Company, where he designed active sonar and sonar trainers for US and foreign customers which were installed onto every 688 class attack submarine and every SQQ-89 surface ship combat system, in total, over 100 seafaring vessels. Mr. Tarini is also the Chief Executive Officer and Chairman of the Board of Directors of Technest Holdings, Inc and Chief Executive Officer of Genex since February 14, 2005.

Gino Miguel Pereira has served as our Chief Financial Officer since December 7, 2004. Mr. Pereira currently serves on the board of directors of Teletrak Environmental Systems. From 1991 through 2000, Mr. Pereira was employed by CDC Technologies, Inc., located in Oxford, Connecticut. From 1991 through 1998, Mr. Pereira was CDC Technologies' Executive Vice-President and Chief Financial Officer. In 1999, Mr. Pereira assumed the role of Chief Operating Officer of CDC Technologies. Mr. Pereira remained in that role through 2000. In January 2001, Mr. Pereira assumed the position of Chief Operating Officer of CDC Acquisition Corporation, a subsidiary company of Drew Scientific Group plc. Mr. Pereira remained in that position until November 2001, when he became a principal at Interim Management Solutions in Oxford, Connecticut, a position he held until January 15, 2005. During his tenure at Interim Management Solutions, Mr. Pereira acted as an interim or part-time Chief Financial Officer or Chief Operations Officer for numerous small and emerging companies. In January 2003, Mr. Pereira also became a Managing Director of Kiwi Securities, Inc., an independently owned investment banking firm, a position he held until January 15, 2005. Gino Pereira is also the Chief Financial Officer of Technest Holdings, Inc since February 14, 2005. Mr. Pereira is a Fellow of the Chartered Association of Certified Accountants (UK).   Mr. Pereira also performs the functions of a chief accounting officer for the company although he has not officially been appointed as such.

Dr. Joseph P. Mackin has been a member of our board of directors since July 13, 2004 and has served as our Chief Operating Officer since December 7, 2004. On March 23, 2005, he was appointed President of Markland. Dr. Mackin has been with EOIR for 3 years and is currently the President and CEO of EOIR. Dr. Mackin is responsible for strategic technology development and Homeland Security initiatives as well as corporate day-to-day operations at EOIR. Dr. Mackin, a retired Army Colonel, has an extensive background in sensor development at all phases of the development cycle, having managed programs from concept development through engineering development to transition for production. Most notably, Dr. Mackin was the Army PM for the Second Generation Thermal Imaging System (FLIR), now in the newest versions of the M1A2 Army Battle Tank and the Bradley Fighting Vehicle. He has also served on the staff of the Army Acquisition Executive, where he had responsibility for all Army acquisition special classified programs. While at MIT's Lincoln Lab, he served as the technical lead for the Deputy Under Secretary of Defense for Science and Technology's (DUSD-S&T) Smart Sensor Web program, a multi-agency, multi-service network centric sensor demonstration program. He has served on numerous government panels and committees, and was most recently appointed to the prestigious National Academy of Science study called "ARMY S&T FOR HOMELAND DEFENSE" published in June 2003. Dr. Mackin was also recently appointed as a member of the Military Sensing Symposium (MSS) committee on Passive Sensors. Dr. Mackin holds a BS in Engineering from the United States Military Academy at West Point, a MS in Physics and Electro-Optics from the Naval Post Graduate School, and a PhD in Physics (Laser and Nuclear Physics) from the Massachusetts Institute of Technology. He is also a graduate of the Defense Services Management College. He is also serving as the President of Technest Holdings, Inc. and President and Director of Genex since February 14, 2005 and April 1, 2005 respectively.

RECENT EVENTS

Resignations of Gregory A. Williams and Kenneth P. Ducey, Jr. - Appointments Of Gino M. Pereira And Dr. Joseph P. Mackin

On November 1, 2004, Gregory A. Williams notified our Board of Directors of his resignation from the Board and his positions as Director, Executive Vice President, Chief Financial Officer, and Chief Operating Officer of our wholly owned subsidiary, EOIR Technologies, Inc. Mr. Williams was a shareholder of EOIR prior to the acquisition of EOIR on June 29, 2004. To our knowledge, Mr. Williams' resignation was not in connection with any disagreement concerning matters relating to the Company's operations, policies or practices. On November 1, 2004, we entered into an agreement with Mr. Williams and EOIR detailing the terms and conditions of Mr. Williams' resignation, including, among other things, (a) payment to Mr. Williams of twelve months of severance and all accrued and unused vacation time, (b) continuation of benefits until the earlier of December 31, 2005 or when Mr. Williams finds new employment, (c) acceleration of vesting of 40% of the non-statutory stock options held by Mr. Williams; and (d) reaffirmation by Mr. Williams of his confidentiality and non-competition obligations and an agreement not to compete with or solicit employees from EOIR for a period of twelve (12) months.

On December 7, 2004, we appointed Gino Pereira as our Chief Financial Officer. From August of 2004 to December 7, 2004, Mr. Pereira had been acting as a paid consultant to us in matters involving finances. As of November 18, 2004, Mr. Pereira had received $62,497 for his consulting services. As part of this transaction, Kenneth P. Ducey, Jr. resigned as the Chief Financial Officer of Markland, in order to concentrate on his duties as President of our company. This action was not a result of a disagreement on any matter relating to our operations, policies or practices.

On December 7, 2004, we also appointed Dr. Joseph P. Mackin as our Chief Operating Officer. Dr. Mackin is a member of our Board of Directors as well as that of our wholly owned subsidiary, EOIR Technologies, Inc. (EOIR). He has been employed by EOIR since 2000, and is currently serving as EOIR's President and Chief Executive Officer. Dr. Mackin is responsible for strategic technology development and Homeland Security initiatives as well as a key participant in corporate day-to-day operations at EOIR.

            Departure of Kenneth P. Ducey - Appointment of Joseph P. Mackin as President.  On March 23, 2005, we removed Mr. Ducey as President of Markland, and terminated his engagement as director and officer of our wholly owned subsidiaries - Ergo, STR, and STI.  As part of this transaction, on March 23, 2005, we appointed Dr. Mackin as President of Markland.  On April 15, 2005, we exercised our right to repurchase 6,555,088 shares of our common stock held directly or indirectly held by Mr. Ducey at a price of $.01 per share in accordance with Mr. Ducey’s employment agreement, dated December 30, 2004, and our consulting agreement with Asset Growth Company.  Effective as of June 30, 2005, Mr. Ducey resigned as a director of our company.  We terminated Asset Growth Company’s engagement on April 1, 2005.

BOARD OF DIRECTORS

Board Composition

Each director serves for a term beginning on the date they are first elected or appointed and continuing until the next succeeding annual meeting of stockholders. All of our directors are also executive officers of Markland, except for Mr. Ducey.

Executive Committee

 On March 23, 2005, pursuant to Article II, Section 15 of our By-laws, we created an executive committee of the Board of the Directors and appointed Robert Tarini and Joseph P. Mackin as members of such committee.  Mr. Tarini and Dr. Mackin will serve as such at the discretion our Board of Directors. We delegated to this executive committee all of the directors' powers permitted under Florida law, which include all powers of the Board of Directors except for the power to: (a) approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by shareholders; (b) fill vacancies on the board of directors or any committee thereof; (c) adopt, amend, or repeal the bylaws; (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

Other Committees of the Board of Directors

We do not have an audit committee. The full Board of Directors serves as the audit committee. We do not have a compensation or nominating committee.

Indebtedness Of Directors And Executive Officers

None of our directors and executive officers or their respective associates or affiliates is indebted to the Company.

No Family Relationships

There are no family relationships, as such term is defined by Regulation S-B promulgated by the SEC, among our Directors and executive officers.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

We do not, as a standard practice, compensate our directors for their service, nor do we reimburse our directors for expenses incurred in connection with the performance of their duties as directors. However, all of our current directors (except for Mr. K. Ducey) also serve us as officers, and we compensate them for their service in such capacities.

Executive Officers Compensation

On December 30, 2004, we entered into employment agreements with four members of our senior management team: Robert Tarini, Chief Executive Officer, Dr. Joseph P. Mackin, Chief Operating Officer and President, and Gino M. Pereira, Chief Financial Officer. These individual agreements are summarized below.   We have filed these agreements as exhibits to our Current Report on Form 8-K dated December 30, 2004 (SEC File #000-28863).  In addition, on May 17, 2005, we amended the terms of our agreements with Mr. Tarini and Dr. Mackin to accelerate the final stock grants under these agreements.  Pursuant to the terms of these amendments, on May 18, 2005, we issued 3,866,391 shares of common stock to Mr. Tarini, and 2,500,000 shares of common stock to Dr. Mackin.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.  We have filed the amendments to the employments agreements as exhibits to our quarterly report on Form 10-QSB for the quarter ended March 31, 2005.  (SEC File #000-28863).

On February 23, 2005, we paid cash bonuses in the amount of $600,000 to Verdi Consulting, Inc., $350,000 each to Robert Tarini and Joseph P. Mackin; and $200,000 each to Gino Pereira and Asset Growth.  Payments made to Asset Growth should be considered as being made to Ken Ducey, as Mr. Ducey is the controlling shareholder and a director of Asset Growth Company.

On May 18, 2005, we entered into a Restricted Stock Grant Agreement with Joseph Mackin, the Company’s President and Chief Operating Officer, pursuant to which Dr. Mackin forfeited options to purchase 1,250,286 shares of Markland common stock at a price of $.3775 per share.  In return, we granted Dr. Mackin 1,250,286 shares of Common Stock.  Subject to the terms of the Restricted Stock Grant Agreement, the shares of Common Stock issued to Dr. Mackin are subject to forfeiture in the event that Dr. Mackin’s tenure with us is terminated before a registration statement covering the shares has been declared effective by the Securities and Exchange Commission.   The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

These agreements contain important information and are publicly available on the SEC web site at www.sec.gov. We urge you to obtain and read carefully copies of these documents and this prospectus in their entirety before making an investment decision.

Employment Agreement With Robert Tarini

On December 30, 2004, we entered into an employment agreement with Mr. Tarini. This agreement supplants a previous employment agreement with Mr. Tarini dated May 12, 2004, which was terminated. Mr. Tarini's employment agreement provides for:

•

Mr. Tarini to commence his service as our Chairman of the Board and Chief Executive Officer a term of five years beginning on January 2, 2004;

•

a base salary of $25,000.00 per month (total of $300,000.00 per year);

•

payment of all necessary and reasonable out-of-pocket expenses incurred by the employee in the performance of his duties under this agreement;

•

up to $5,000 monthly for auto expense, business office expense and medical and life insurance expenses;

•

eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Mr. Tarini's services;

•

eligibility to receive a bonus if we achieve revenue and revenue and profit milestones set by the Board; and

•

conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

This employment agreement provides for periodic grants of our common stock to Mr. Tarini. Each individual grant is conditioned upon the Company achieving performance objectives, based on a plan to be ratified by our Board during regularly scheduled meetings for each of the applicable years. The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

Grant

Stock Percentage

Date For Grant

Grant One

2.5%

April 1, 2004

Grant Two

1.0%

July 1, 2004

Grant Three

1.0%

October 1, 2004

Grant Four

2.0%

January 3, 2005

Grant Five

1.0%

July 1, 2005

As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 2,867,458 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act.

Shares issued to Mr. Tarini are non transferable and subject to forfeiture. If the Company files a registration statement following the date of the final grant, Mr. Tarini has the right to participate in such registration statement. The agreement also provides for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

Mr. Tarini will be eligible to receive a bonus of up to 300% of his annual base salary. For any quarter of the Company's operations, Mr. Tarini will be eligible for a portion of his bonus if the Company achieves revenue and profit milestones set forth by the Board in its periodic meetings. For the first year of the agreement, the revenue milestone was $1 million in each quarter and $6 million for calendar year 2004. On February 23, 2005, Mr. Tarini received a cash bonus in the amount of $350,000.

The employment agreement provides that in the event that Mr. Tarini's engagement with us is terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Mr. Tarini for "Good Reason" (as that term is defined in Section 8(f) of the agreement) we will continue to pay Mr. Tarini's cash salary and provide health insurance through the earlier of (a) three months from the date of termination or (b) until Mr. Tarini finds other full time employment. In the event that Mr. Tarini's employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

The employment agreement contains a change in control provision that provides that, upon a change in control resulting in a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer or President, all pending stock grants will immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account.

The employment agreement provides that in the event that Mr. Tarini ceases to be employed by the Company, for any reason or no reason, with or without cause, we may, at our own discretion, acquire all or a portion of the common stock granted to Mr. Tarini, at a price of $0.01 per share. Provided that such repurchase options may only be exercised for those shares that have not been registered with the SEC, or sold pursuant to Rule 144.

Recent Amendment to Mr. Tarini’s Employment Agreement.  On May 17, 2005, we entered into an amendment (the “Tarini Amendment”) to Mr. Tarini’s employment agreement dated December 30, 2004 (the “Tarini Agreement”), to accelerate the final stock grant due to Mr. Tarini.

•

Specifically, pursuant to the terms of the Tarini Agreement, we were required to issue to Mr. Tarini a number of shares of its common stock equal to 1.0% of our fully diluted outstanding shares of common stock.

•

Pursuant to the terms of the Tarini Amendment, this award was accelerated to become due on May 16, 2005.  As a result, on May 18, 2005 the Company issued 3,866,391 shares of Common Stock to Mr. Tarini.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

The Tarini Agreement was filed as Exhibit 99.4 to the Company’s current report on Form 8-k filed with the SEC on January 7, 2005, and is incorporated herein by reference.  The form of the Tarini Amendment was filed as an Exhibit to our quarterly report on Form 10-QSB for the quarter ended March 31, 2005, and is incorporated herein by reference.

Employment Agreement With Joseph P. Mackin

On December 30, 2004, we entered into an employment agreement with Dr. Mackin. Dr. Mackin's employment agreement provides for:

•

Dr. Mackin to commence his service for the Company as our Chief Operating Officer;

•

a term of five years beginning on December 15, 2004;

•

a base salary of $25,000.00 per month (total of $300,000.00 per year);

•

payment of all necessary and reasonable out-of-pocket expenses incurred by the employee in the performance of his duties under this agreement;

•

up to $4,000 monthly for auto expense, business office expense and medical, life insurance and other personal expenses;

•

eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Dr. Mackin's services;

•

eligibility to receive a bonus if we achieve revenue and revenue and profit milestones set by the Board; and

•

conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

The employment agreement accelerated the vesting date for options previously granted to Dr. Mackin in connection with the acquisition of EOIR by the Company. These options have an exercise price equal to $0.3775 per share of common stock.

The employment agreement provides for periodic grants of our common stock to Dr. Mackin. Each individual grant is conditioned upon the Company achieving performance objectives, based on a plan to be ratified by the Board during regularly scheduled meetings for each of the applicable years.

Grant

Number of Shares

Date For Grant

Grant One

2,000,000

January 3, 2005

Grant Two

1,250,000

January 3, 2006

Grant Three

1,250,000

January 3, 2007

Grant Four

750,000

January 3, 2008

Grant Five

750,000

January 3, 2009

Grant Six

750,000

January 3, 2010

As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 2,000,000 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act.

Shares issued to Dr. Mackin are non transferable and subject to forfeiture. If the Company files a registration statement following the date of the final grant, Dr. Mackin has the right to participate in such registration statement. The agreement also provides for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

Dr. Mackin will be eligible to receive a bonus of up to 300% of his annual base salary. For any quarter of the Company's operations, Dr. Mackin will be eligible for a portion of his bonus if the Company achieves revenue and profit milestones set forth by the Board in its periodic meetings. On February 23, 2005, Joseph P. Mackin received a cash bonus equal to $350,000.

The employment agreement provides that in the event that Dr. Mackin's engagement with us is terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Dr. Mackin for "Good Reason" (as that term is defined in Section 8(f) of the agreement) Dr. Mackin's options will immediately vest and we will continue to pay Dr. Mackin's cash salary and provide health insurance through the earlier of (a) expiration of this employment agreement or (b) until Dr. Mackin finds equivalent full time employment. In the event that Dr. Mackin's employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

The employment agreement contains a change in control provision that provides that, upon a change in control resulting in the a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer, all pending stock options will immediately vest and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Dr. Mackin.

The employment agreement provides that in the event that Dr. Mackin ceases to be employed by the Company, for any reason or no reason, with or without cause, we may, at our own discretion, acquire all or a portion of the common stock granted to Dr. Mackin, at a price of $0.01 per share; provided that such repurchase options may only be exercised for those shares that have not been registered with the SEC, or sold pursuant to Rule 144.

Recent Amendment to Dr. Mackin’s employment Agreement.  On May 17, 2005, we entered into an amendment (the “Mackin Amendment”) to the employment agreement dated December 30, 2004 to accelerate certain stock grants due to Dr. Mackin under the Mackin Agreement as well as to reflect the March 23, 2005 appointment of Dr. Mackin as President of Markland.  Specifically, subject to the terms of the Mackin Amendment, Dr. Mackin shall be entitled periodic grants, on the dates and in the amounts listed below, of the Company’s common stock. Each individual grant is conditioned upon the Company achieving performance objectives, based on a plan to be ratified by the Board during regularly scheduled meetings for each of the applicable years.

Grant	Number of Shares	Grant Date
Grant One	2,000,000	January 3, 2005
Grant Two	2,500,000	May 16, 2005
Grant Three	750,000	January 3, 2007
Grant Four	750,000	January 3, 2008
Grant Five	750,000	January 3, 2009

As a result, on May 18, 2005, the Company issued 2,500,000 shares of Common Stock to Dr. Mackin.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

The Mackin Agreement was filed as Exhibit 99.6 to the Company’s current report on Form 8-k filed with the SEC on January 7, 2005 and is incorporated herein by reference.  The form of the Mackin Amendment is filed as Exhibit 10.84 to our quarterly report on Form 10-QSB for the quarter ended March 31, 2005, and is incorporated herein by reference.

Restricted Stock Grant Agreement with Dr. Mackin.  On May 18, 2005 the Company entered into a Restricted Stock Grant Agreement with Joseph Mackin, the Company’s President and Chief Operating Officer, pursuant to which Dr. Mackin forfeited options to purchase 1,250,286 shares of the Company’s common stock at a price of $.3775 per share.  In return, the Company granted Dr. Mackin 1,250,286 shares of Common Stock.  Subject to the terms of the Restricted Stock Grant Agreement, the shares of Common Stock issued to Dr. Mackin are subject to forfeiture in the event that Dr. Mackin’s tenure with the Company is terminated before a registration statement covering the shares has been declared effective by the Securities and Exchange Commission.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

The form of the Stock Option granted to Dr. Mackin on June 30, 2004 was filed as Exhibit 2.7 to the Company’s current report on Form 8-K filed with the SEC on June 30, 2004 and is incorporated herein by reference.  The form of the Restricted Stock Grant Agreement with Dr. Mackin was filed as Exhibit 10.86 to our quarterly report on Form 10-QSB for the quarter ended March 31, 2005, and is incorporated herein by reference.

Employment Agreement With Gino M. Pereira

On December 7, 2004 we entered into an employment agreement with Gino Pereira. Mr. Pereira's employment agreement provides for:

•

Mr. Pereira to commence his service for the Company as our Chief Financial Officer;

•

a term of five years beginning on December 1, 2004;

•

a base salary of $18,750.00 per month (total of $225,000.00 per year) until January 15, 2005 when it was increased to a base salary of $25,000.00 per month (total of $300,000.00 per year);

•

payment of all necessary and reasonable out-of-pocket expenses incurred by the employee in the performance of his duties under this agreement;

•

up to $2,000 monthly, increased to $4,000 monthly on January 15, 2005, for auto expense, business office expense and medical and life insurance expenses;

•

eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Mr. Pereira’s services;

•

eligibility to receive a bonus if we achieve revenue and revenue and profit milestones set by the Board; and

•

conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

The employment agreement provides for a grant of 3,000,000 shares of our common stock to Mr. Pereira on the date of signing. The employment agreement provides for additional periodic grants of our common stock to Mr. Pereira. Each individual grant is conditioned upon the Company achieving performance objectives, based on a plan to be ratified by the Board during regularly scheduled meetings for each of the applicable years.

Shares issued to Mr. Pereira are non transferable and subject to forfeiture. If the Company files a registration statement following the date of the final grant, Mr. Pereira has the right to participate in such registration statement. The agreement also provides for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

Mr. Pereira will be eligible to receive a bonus of up to 300% of his annual base salary. For any quarter of the Company's operations, Mr. Pereira will be eligible for a portion of his bonus if the Company achieves revenue and profit milestones set forth by the Board in its periodic meetings. On February 23, 2005, Mr. Pereira received a cash bonus equal to $200,000.

As reported on our current report on Form 8-K, filed on January 7, 2005, we granted 3,000,000 to Mr. Pereira on December 30, 2004. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act.

The employment agreement provides that in the event that Mr. Pereira's engagement with us is terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Mr. Pereira for "Good Reason" (as that term is defined in Section 8(f) of the agreement), we will continue to pay Mr. Pereira's cash salary and provide health insurance through the earlier of (a) expiration of this employment agreement or (b) until Mr. Pereira finds equivalent full time employment. In the event that Mr. Pereira's employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

The employment agreement contains a change in control provision that provides that, upon a change in control resulting in the a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer, all pending stock grants will immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Mr. Pereira.

The employment agreement provides that in the event that Mr. Pereira ceases to be employed by the Company, for any reason or no reason, with or without cause, we may, at our own discretion, acquire all or a portion of the common stock granted to Mr. Pereira, at a price of $0.01 per share. Provided that such repurchase options may only be exercised for those shares that have not been registered with the SEC, or sold pursuant to Rule 144.

Prior Employment Agreements Supplanted by an Employment Agreements Executed On December 30, 2004

The agreements summarized below have been supplanted by the agreements we entered into on December 30, 2004. Nevertheless, we provide a description of these agreements because they are reflected in the "Summary Compensation Table"

Robert Tarini. On May 12, 2004, the Company entered into a  five-year compensation agreements with Robert Tarini, our Chairman and Chief Executive Officer. This agreements was terminated and replaced with the current employment agreement described above.

This agreement, as amended on June 14, 2004, provided for the following remuneration to Robert Tarini):

•

Base annual remuneration of $300,000 payable over the five-year period ending January 2, 2009;

•

Discretionary bonuses over the term of the agreement of up to 300% of the base remuneration;

•

Conditional stock grants over the period commencing April 1, 2004 through January 2, 2008, based on performance criteria. The stock grants, if all earned, entitle Mr. Tarini to receive up to 7.5% of the Company's common stock on a fully diluted basis. These grants are earned according to the following schedule:

Grant

Stock Percentage

Date For Grant

Grant One

2.5%

May 12, 2004

Grant Two

1.0%

July 1, 2004

Grant Three

1.0%

October 1, 2004

Grant Four

1.0%

January 2, 2005

Grant Five

1.0%

January 2, 2006

Grant Six

0.5%

January 2, 2007

Grant Seven

0.5%

January 2, 2008

The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date;

•

In the event of a change in control of the Company during the period covered by the agreement, each executive/consultant will automatically be granted all remaining stock grants and will be due cash and expense compensation for the shorter of (i) three years from the date of the change in control, or (ii) until the end of the term of the agreement. A change in control is defined by the agreements as a change in the majority ownership of the equity of the company, the resignation or termination of the majority of the board of directors within a two month period, or the replacement of the CEO or the President of the Company; and

•

Expense allowance for all reasonable and necessary expenses of $5,000 per month.

The new agreements supersede our prior employment or consulting arrangements with Messrs. Tarini and Ducey, the terms of which are summarized below:

Pursuant to our consulting agreement with Mr. Tarini, he served as our chairman and chief executive officer for an initial term of three years at a base consulting fee of $10,000 per month. We also agreed to reimburse Mr. Tarini for all reasonable and necessary out-of-pocket expenses related to the performance of his duties under this agreement. We issued 430,474 shares of our common stock in connection with the execution of the agreement and satisfaction of stated performance criteria. Mr. Tarini was eligible to receive a performance-based bonus of up to four times his annual base salary upon the conclusion of the term of the agreement. He was also eligible to participate in any bonus or incentive compensation program established by our board of directors.

In the event that we terminated Mr. Tarini's engagement without cause, or he terminated his engagement for "good reason" (defined in the agreement as, among other things, the assignment of duties inconsistent with Mr. Tarini's position or any material breach by us of the consulting agreement), we would have been obligated to continue payments until the earlier of (a) three months from the date of termination or (b) the date on which Mr. Tarini obtained a full-time engagement elsewhere. This agreement also subjected Mr. Tarini to some restrictive covenants, including an obligation to maintain confidential information.

Under our employment agreement with Mr. Ducey, he served as our president and chief financial officer for an initial term of three years at an annual base salary of $185,000. The agreement also provided for up to $1,200 a month for his expenses, including his automobile, health insurance and reasonable expenses associated with setting up and maintaining a home office. The remaining terms of his agreement, including provisions for grants of common stock, bonuses and severance pay, were substantially the same as those of Mr. Tarini's agreement.

Delmar R. Kintner. We entered into an employment agreement with Mr. Kintner in January 2003 whereby he would serve as our chief executive officer for an initial term of one year at an annual base salary of $150,000. The agreement provided for a grant of up to 2.27% of our common stock on a fully-diluted basis provided some performance criteria were met. It also provided for up to $1,200 a month for his expenses, including his automobile, health insurance and reasonable expenses associated with setting up and maintaining a home office. This agreement was terminated in November 2003. Prior to termination, Mr. Kintner was granted 119,303 shares of our common stock, with a fair market value of $343,097 as of the date of grant. We are not required under the agreement with Mr. Kintner to provide for any further compensation, including any additional grants of our common stock.

Employment Agreement of Mr. Ken Ducey, our former CEO and President - Consulting Agreement with Asset Growth Company, a company controlled by Mr. Ducey

On December 30, 2004, we entered into an employment agreement with Mr. Ducey.   On March 23, 2005, we removed  Mr. Ducey from his position as President of  our company and as officer and director of our subsidiaries.

This agreement supplanted a previous employment agreement with Mr. Ducey dated May 12, 2004. Mr. Ducey's employment agreement provided for:

•

Mr. Ducey to commence his service for the Company as our President;

•

a term of five years beginning on January 2, 2004;

•

a base salary of $15,000.00 per month (total of $180,000.00 per year);

•

payment of all necessary and reasonable out-of-pocket expenses incurred by the employee in the performance of his duties under this agreement including initiation fees for membership in a local club;

•

up to $5,000 monthly for auto expense, business office expense and medical and life insurance expenses;

•

eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Mr. Ducey's services;

•

eligibility to receive a bonus if we achieve revenue and revenue and profit milestones set by the Board; and

•

conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

The employment agreement provided for periodic grants of our common stock to Mr. Ducey. Each individual grant was conditioned upon Markland achieving performance objectives, based on a plan to be ratified by our Board during regularly scheduled meetings for each of the applicable years. The number of shares of common stock to be granted on each grant date was equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

Grant

Stock Percentage

Date For Grant

Grant One

0.5%

April 1, 2004

Grant Two

0.25%

July 1, 2004

Grant Three

0.25%

October 1, 2004

Grant Four

0.50%

January 3, 2005

Grant Five

0.50%

January 3, 2006

As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 716,864 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act.

Shares issued to Mr. Ducey were non transferable and subject to forfeiture. The agreement also provided for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

Mr. Ducey was also eligible to receive a bonus of up to 300% of his annual base salary. For any quarter of Markland’s operations, Mr. Ducey was be eligible for a portion of his bonus if we achieved revenue and profit milestones set forth by the Board in its periodic meetings. For the first year of the agreement, the revenue milestone was $1 million in each quarter and $6 million for calendar year 2004.  On February 23, 2005, Ken Ducey received a cash bonus equal to $200,000 received through Asset Growth.

The employment agreement provided that in the event that Mr. Ducey's engagement with us was terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Mr. Ducey for "Good Reason" (as that term is defined in Section 8(f) of the agreement) we will continue to pay Mr. Ducey's cash salary and provide health insurance through the earlier of (a) three months from the date of termination or (b) until Mr. Ducey finds other full time employment. In the event that Mr. Ducey's employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

The employment agreement contains a change in control provision that provided that, upon a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer, all pending stock grants would immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement was going to be placed in an escrow account.

The employment agreement also provided that in the event that Mr. Ducey ceases to be employed by the Company, for any reason or no reason, with or without cause, we could, at our own discretion, acquire all or a portion of the common stock granted to Mr. Ducey, at a price of $0.01 per share. On April 15, 2005, we exercised our right to repurchase 6,555,088 shares held by Mr. Ducey and Asset Growth at a price of $0.01 per share.

Strategic Operations Contractor Agreement With Asset Growth Company, Inc.  We also entered into a Strategic Operations Contractor Agreement with Asset Growth Company, Inc., on December 30, 2004. to provide consulting services to our company. On March 23, 2005, pursuant to our Strategic Operations Contractor Agreement with them, we notified Asset Growth of our intent to terminate its services as a consultant within the following thirty (30) days.  We terminated our relationship with Asset Growth on April 1, 2005.

Ken Ducey is a director, officer and controlling shareholder of Asset Growth. As a result, Mr. Ducey may be deemed to have received 100% of the payments and benefits contemplated in this agreement.

The Strategic Operations Contractor Agreement provided for a term of engagement of five years beginning on January 2, 2004, to perform duties related to business development and administrative services. Asset Growth's agreement provides for:

•

Asset Growth to provide (i) advice on proper deal structures for Company business development activities and (ii) administrative services and support for Company executive staff and customers;

•

a term of five years beginning on January 2, 2004;

•

a base payment of $10,000.00 per month (total of $120,000.00 per year);

•

payment of all necessary and reasonable out-of-pocket expenses incurred by Asset Growth in the performance of its duties under this agreement;

•

up to $5,000 monthly for expenses;

•

eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Asset Growth's services;

•

eligibility to receive a bonus payment if we achieve revenue and revenue and profit milestones set by the Board; and

•

conditional stock awards granted at different periods, earned based upon a performance criteria achieved by the Company and set by the Board.

The agreement provided for periodic grants of our common stock to Asset Growth. Each individual grant was conditioned upon the Company achieving performance objectives, based on a plan to be ratified by our Board during regularly scheduled meetings for each of the applicable years. The number of shares of common stock to be granted on each grant date was equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

Grant

Stock Percentage

Date For Grant

Grant One

2.0%

April 1, 2004

Grant Two

0.75%

July 1, 2004

Grant Three

0.75%

October 1, 2004

Grant Four

1.5%

January 3, 2005

Grant Five

0.5%

July 1, 2005

As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 2,150,593 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act.

Shares issued to Asset Growth were non transferable and subject to forfeiture.

Asset Growth was be eligible to receive a bonus of up to 300% of its annual base payment. For any quarter of the Company's operations, Asset Growth was eligible for a portion of its bonus if we achieved revenue and profit milestones set forth by our Board in its periodic meetings. For the first year of the agreement, the revenue milestone was $1 million in each quarter and $6 million for calendar year 2004. On February 23, 2005, Ken Ducey, through Asset Growth received a cash bonus equal to $200,000.

The agreement provided that in the event that Asset Growth's engagement with us was terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Asset Growth for "Good Reason" (as that term is defined in Section 8(f) of the agreement) we were going to continue to pay Asset Growth cash payments and provide health insurance through the earlier of (a) three months from the date of termination or (b) until Asset Growth finds other full time engagement. In the event that Asset Growth's agreement with us was terminated for any other reason, there was no continuation of cash salary payments or health insurance.

The agreement contained a change in control provision that provided that, upon a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer or President, all pending stock grants would immediately be granted and an amount equal to the lesser of three times the then current per year cash payment or the cash payments owed through the end of the agreement would be placed in an escrow account.

The agreement provided that in the event that Asset Growth ceased to be engaged by the Company, for any reason or no reason, with or without cause, we could, at our own discretion, acquire all or a portion of the common stock granted to Asset Growth, at a price of $0.01 per share.  On April 15, 2005, we exercised our right to repurchase 6,555,088 shares held by Mr. Ducey and Asset Growth at a price of $0.01 per share.

SUMMARY COMPENSATION TABLE

Executive Officer Compensation

The following table provides summary information concerning the compensation earned by our chief executive officer and our other executive officers for services rendered for the fiscal years ended June 30, 2002, June 30, 2003 and June 30, 2004. Delmar Kintner served as our Chief Executive Officer until November 2003.

Long-Term

Compensation

Annual Compensation

Securities

Underlying

Name And Principal Position

Year

Salary ($)

Bonus ($)

Options (#)

Robert Tarini

2004

$

210,000

$

   3,183,130(2)

Chief Executive Officer and Chairman

2003

$

120,000

$

76,667

of the Board of Directors (1)

2002

Kenneth P. Ducey, Jr.

2004

$

240,000

$

    3,163,130(2)

President, Chief Financial Officer and

2003

$

180,000

$

76,667

Director (5)

2002

Joseph P. Mackin (3)

2004

$

190,000

1,250,286

President, Director and Chief Operating

2003

Officer

2002

Gregory A. Williams (4)

2004

$

135,000

1,250,286

Vice President, EOIR

2003

      2002

Delmar R. Kintner

2004

$

120,000

$

254,849

Chief Executive Officer

2003

$

120,000

$

128,051

2002

(1)

Mr. Tarini became our Chief Executive Officer upon Mr. Kintner's resignation in November 2003.  He has been the chairman of our Board of Directors since December 9, 2003.  Mr. Tarini is also the Chief Executive Officer and a Director of Technest Holdings, Inc., a majority owned subsidiary of Markland and the Chief Executive Officer of Genex since February 14, 2005.

(2)

Includes 1,930,161 unregistered shares of common stock valued at $3,033,130 based on the closing market price as of the date of grant.

(3)

Dr. Mackin is a member of  executive committee of Markland’s Board of directors and the President of Markland since March 23, 2005.  Dr. Mackin was appointed Chief Operating Officer of Markland on December 7, 2005.  Dr. Mackin was appointed  Director of Markland on July  13, 2004.   Dr. Mackin also serves as President of EOIR, our wholly owned subsidiary and Genex, a wholly owned subsidiary of Technest.

(4)

Mr. Williams resigned from our Board of Directors and his position as Vice President of EOIR effective November 1, 2004.

(5)   Mr. Kenneth P. Ducey, Jr. resigned as Chief Financial Officer on December 7, 2004, was removed as President of Markland on March 23, 2005.  Mr. Ducey resigned as a Director of Markland effective as of June 30, 2005.  On March 23, 2005 we terminated his engagement as director and officer of our subsidiaries.  On April 1, 2005, we terminated our consulting agreement with Asset Growth, a company controlled by Mr. Ducey.

Number of Securities

Percent of Total

Underlying

Options/SARs Granted

Options/SARs Granted

To Employees In

Exercise or Base

Name

(#)

Fiscal Year

Price ($/Sh)

Expiration Date

Robert Tarini

0

0.0%

N/A

N/A

Kenneth P. Ducey, Jr.

0

0.0%

N/A

N/A

Gregory A. Williams (2)

500,114

11.8% (1)

$ 0.3775

June 29, 2014

Joseph P. Mackin

1,250,286

11.8% (1)

$ 0.3775

June 29, 2014

Delmar R. Kintner

0

0.0%

N/A

N/A

(1)

Under our 2004 Stock Incentive Plan, we granted an employee options to purchase a number of shares to be determined by dividing a stated value by the fair market value per share at the time of vesting. Solely for the purposes of determining these percentages, we have assumed that the number of shares for which such options are exercisable is equal to the number of shares which would be issuable upon exercise were the options vested in full on June 30, 2004.

(2)

On November 1, 2004, in connection with the resignation of Gregory Williams from our Board of Directors, Mr. Williams forfeited 750,172 of the 1,250,286 options to purchase our common stock issued to him in connection with our acquisition of EOIR on June 30, 2004.  Pursuant to a severance agreement with Mr. Williams, the remaining options to purchase 500,114 were immediately vested and remained exercisable through December 1, 2005.  On March 15, 2005 as a result of a dispute with Mr. Williams, the company cancelled Mr. Williams’ remaining options.

EQUITY COMPENSATION PLAN DISCLOSURE

Securities Authorized For Issuance Under Markland's Equity Compensation Plans

The following table sets forth particular information as of June 30, 2004, our most recent fiscal year, regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements.

Number Of Securities To

Weighted-Average

Number Of Securities

Be Issued Upon Exercise

Exercise Price Of

Remaining Available For

Of Outstanding Options,

Outstanding Options,

Future Issuance Under

Plan Category

Warrants And Rights

Warrants And Rights

Equity Compensation Plans

Equity compensation plans approved

by security holders

0

N/A

0

Equity compensation plans not

approved by security holders

12,294,159 (1)

$0.53

31,356,295 (2)(3)

Total

12,294,159

$0.53

31,356,295

(1)

Includes warrants to purchase 1,698,133 shares of our common stock issued as finder's fees in connection with the Securities Purchase Agreements entered into between some investors and our company dated April 2, 2004, April 16, 2004 and May 3, 2004, and 10,596,026 shares of our common stock underlying options issued to some of our employees. Included in the number of shares issuable upon the exercise of options are five future price options issued to one of our employees. Solely for the purpose of determining the number of shares issuable upon the exercise of these options, we have assumed full vesting as of June 30, 2004, at which time the options would have been exercisable for up to 1,205,286 shares of our common stock.

(2)

On June 29, 2004, our board of directors adopted the Markland Technologies, Inc. 2004 Stock Incentive Plan.  We have reserved a total of 25,000,000 shares of common stock for issuance under the 2004 Stock Incentive Plan, of which 14,403,974 remained available for future issuance as of June 30, 2004. The 2004 Stock Incentive Plan authorizes the grant of incentive options, non-statutory options, and restricted and unrestricted stock. For a complete description of the 2004 Stock Incentive Plan, please refer to footnote 9 to the 2004 audited Financial Statements.

(3)

Included in this figure are 17,436,271 shares of our common stock which are potentially issuable under our four-year employment agreements with each of Robert Tarini, Kenneth P. Ducey, Jr., and Verdi Consulting, effective January 1, 2004. Under each of these agreements, we are required to issue shares upon the achievement of performance objectives. The number of shares to be granted is determined as a percentage of our outstanding common stock, calculated on a fully diluted basis (i.e., the number of shares of common stock which would be outstanding were all outstanding instruments convertible or exercisable for shares of common stock converted or exercised in full). The 17,436,271 shares includes 6,637,143 shares of our common stock which we issued subsequent to the completion of our 2004 fiscal year and an additional 10,315,179 shares of common stock, representing an estimate of the maximum number of shares which may become issuable in the event all performance criteria are met. Solely for the purposes of this estimate, we have assumed that the outstanding fully diluted common stock at the time of the first such future grant will be equal to the number outstanding as of June 30, 2004. We can provide no assurance that the actual number of shares ultimately granted under these agreements will not exceed this estimate. As of June 9, 2005, the following shares of common stock have been granted under these agreements:

Grantee	Number of Shares of Common Stock
Robert Tarini	6,605,087
Kenneth P Ducey, Jr.(1)	6,605,086
Verdi Consulting	7,285,951

(1) Includes shares received by Asset Growth, a company controlled by Mr. Ducey.

For a complete description of each of these agreements, please refer to footnote 12 to the 2004 audited Financial Statements.

Markland Technologies, Inc. 2004 Stock Incentive Plan

On June 29, 2004, we adopted the Markland Technologies, Inc. 2004 Stock Incentive Plan (the "Plan"). The Plan authorizes the grant of incentive stock options to officers and employees of Markland and its subsidiaries, and non-statutory stock options, restricted stock and unrestricted stock to officers, employees and other persons providing services to Markland. Unless otherwise so designated, an option shall be a non-statutory option. If an option does not qualify as an incentive stock option, it shall constitute a non-statutory option. The Plan provides for the issuance of up to 25,000,000 shares of Markland's common stock.

Duration. The Plan has a duration of ten years. However, the Board of Directors of Markland may amend or terminate the Plan at any time, for any reason. In the event the Plan is terminated, no outstanding award shall be affected thereby except by consent of the participant holding the award.

Administration. The Plan is administered by a committee of Markland's Board of Directors consisting of at least two non-employee directors. If for any reason the Committee is not in existence the Board of Directors is responsible for the administration of the plan.

Participation. All of Markland's officers, directors, employees, consultants and advisors and its "subsidiary corporations" within the meaning of Section 424 of the Internal Revenue Code may participated in this Plan. If any participant's employment terminates

•

by reason of death, any incentive stock option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, until the earliest to occur of the date which is 180 days from the date of death, the expiration of the stated term of the Incentive stock option, or termination of the Incentive stock option pursuant to a merger or sale of Markland.

•

by reason of a permanent and total disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, until the earliest to occur of the date which is 180 days from the date of termination of employment, the expiration of the stated term of the Incentive stock option, or termination of the Incentive stock option pursuant to a merger or sale of Markland.

•

for cause or has been voluntarily terminated by the participant, any Incentive stock option held by such participant shall immediately terminate upon termination of the participant's employment and be of no further force and effect.

•

by reason of normal retirement, any incentive stock option held by such participant may thereafter be exercised to the extent it was exercisable on the date of termination of employment for (i) ninety days from the date of termination of employment or (ii) until the expiration of the stated term of the option, whichever is earlier.

•

for any reason other than death, disability, normal retirement, for cause, or voluntarily by the participant any incentive stock option held by such participant may thereafter be exercised to the extent it was exercisable on the date of termination of employment for (i) sixty days from the date of termination of employment or (ii) until the expiration of the stated term of the option, whichever is earlier.

Unless the Committee determines otherwise, non-statutory options are not subject to such limitations on exercise upon termination of employment. Any non-statutory option granted under the plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

Exercise Of Options; Payment Of Exercise Price. Stock options under the Stock incentive plan may be exercised in whole or in part, by delivering written notice of the exercise to the Company, specifying the number of shares to be purchased and the address to which the certificates for such shares are to be mailed.

Payment of the purchase price may be made by any combination of (a) cash, certified or bank check, or other instrument acceptable to the Committee, (b) if permitted by the Committee, in the form of shares of stock that are not then subject to restrictions, valued at fair market value on the exercise date, (c) if permitted by the Committee, in the form of reducing the number of shares of stock otherwise issuable to the participant upon exercise of the stock option by a number of shares having a fair market value equal to such aggregate exercise price, (d) if permitted by the Committee, a personal recourse note issued by the participant to the Company in a principal amount equal to such aggregate exercise price and with such other terms as the Committee may determine, (e) by such other means permitted by the Committee, or (f) if permitted by the Committee, any combination of the foregoing.

Markland Technologies, Inc. 2005 Stock Award Plan

      On April 15, 2005, we adopted the Markland Technologies, Inc. 2005 Stock Award Plan (the "2005 Plan") and  a form Stock Award Agreement (the “Agreement”).  Under the 2005 Plan, we may award up to an aggregate of twenty-five million (25,000,000) shares of Markland common stock to employees, officers and directors of, and consultants or advisors to, Markland and its parent and subsidiary corporations.  The number of available shares may be adjusted in the event that our outstanding shares of common stock are changed by reason of a reorganization, merger, consolidation, recapitalization, stock split, combination or exchange of shares and the like or dividends payable in shares.

Duration.  The 2005 Plan may be amended, modified or terminated by our Board of Directors at any time.

Administration.   The 2005 Plan is administered by our Board of Directors or a committee, the members of which will be appointed by the Board of Directors.

Participation.   All of Markland’s officers, directors, employees, consultants and advisors and its present and future subsidiaries within the meaning of Section 424 of the Internal Revenue Code, as amended, are eligible to receive awards under the 2005 Plan.

Awards.   Awards under the 2005 Plan are subject to the terms and conditions of the Agreement, which may vary from award to award.  Pursuant to the Agreement, a recipient of an award under our 2005 Plan will receive unrestricted stock.  The value of an award granted under our 2005 Plan is equal to the fair market value of a share of Markland stock, multiplied by the number of shares awarded, as of the grant date of the award.  In order to receive an award under the 2005 Plan, a recipient must covenant to make arrangements satisfactory to Markland for the payment of all withholding taxes.  A recipient of an award under the 2005 Plan must pay the related withholding taxes either (i) within five (5) days of the grant date of the award if the recipient chooses to hold the stock or to sell the stock through a broker of the recipient’s choosing, or (ii) by agreeing to have the stock sold through the company and the withholding taxes paid from the proceeds of the sale.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on June 9, 2005, there were issued and outstanding 168,169,132 shares of our common stock. The following table provides information regarding beneficial ownership of our common stock as of June 9, 2005 by:

•

each person known by us to be the beneficial owner of more than five percent of our common stock;

•

each of our directors;

•

each executive officer named in the summary compensation table (including three former executive officers); and

•

all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the "Right to Acquire" column consist of shares that may be purchased through the exercise of options that vest within 60 days of June 9, 2005.

Name and Address of Beneficial Owner

Outstanding

Right To Acquire

Total

Percent

James LLC

               13,537,789

                                              3,277,443                 16,815,232

                              9.999%

Harbour House, 2nd Floor

Waterfront Drive

PO Box 972

Road Town

Tortola, British Virgin Islands

Zheng Jason Geng

10,168,764

     ---

  10,168,764

     6.05%

1001 Sugarbush Terrace

Rockville, Maryland 20852

Kenneth P. Ducey, Jr.(1)

   ---

     ---

      ---

     ---

88 Royal Little Drive

Providence, RI 02904

Robert Tarini(2)

7,604,020

7,141,225

   14,745,245 (5)

     8.77%

88 Royal Little Drive

Providence, RI 02904

Joseph P. Mackin(3)

4,850,286

     ---

     4,850,286

    2.88%

88 Royal Little Drive

Providence, RI 02904

Gino M. Pereira (4)

2,100,000

     ---

     2,100,000

    1.25%

88 Royal Little Drive

Providence, RI 02904

All directors and executive officers as a group             14,544,306                 7,141,225                   21,695,531             12.9%

(4 persons)

______________

* Represents beneficial ownership of less than 1.0%.

(1)

Mr. Ken Ducey resigned as Chief Financial Officer of Markland on December 7, 2004.  We removed Mr. Ken Ducey as President of Markland on March 23, 2005.  He resigned as a Director of Markland effective as of June 30, 2005.

(2)

Mr. Tarini, our Chief Executive Officer and Chairman of our Board of Directors, is the beneficial owner of 136,000 shares of common stock issued to SyQwest, Inc.

(3)

Dr. Mackin has been our Chief Operating Officer since December 1, 2004 and President since March 23, 2005.

(4)

Mr. Pereira has been our Chief Financial Officer since December 1, 2004.

(5)

After June 9, 2005, Mr. Tarini sold 1,400,000 shares of common stock which is not reflected in the table above.  Mr. Tarini's ownership does reflect the June 20, 2005 private placement pursuant to which ipPartners received 625 shares of Markland Series D Preferred Stock (convertible into 7,141,225 shares of common stock) for 143,678 shares of Technest Series B Preferred Stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article X of our charter provides that, subject to Section 607.0850 of the Florida Business Corporation Act, we will indemnify our current and former officers and directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement arising out of his services as our officer or director.

Section 607.0850 of the Florida Business Corporation Act states that we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our employment agreements with our directors and officers contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Our Officers And Directors

2002

On December 9, 2002, our subsidiary, Security Technology, Inc., acquired intellectual property rights and assets relating the Acoustic Core(TM) technology for detecting illicit material from Crypto.com, Inc., a subsidiary of Eurotech, Ltd. In exchange for the purchased technology, we agreed to issue for 4,498,638 shares of our common stock to Eurotech, Ltd. and ipPartners, Inc. Of the shares issued, 3,998,789 were transferred to Eurotech as payment for causing Crypto.com to deliver to us the purchased technology, and 499,849 were transferred to ipPartners in exchange for their forgiveness and discharge of some obligations owed to them by Crypto.com in connection to the property transferred.

ipPartners, Inc. is controlled by Robert Tarini, our Chief Executive Officer, however, at the time of this transaction, Mr. Tarini was an unrelated third party. After the transaction, Eurotech, Ltd. owned eighty percent (80%) of our outstanding common stock, making us their majority-owned subsidiary. In order to accomplish this transaction, Market LLC and James LLC, our controlling shareholders at the time, agreed to a recapitalization of the Company whereby Market LLC and James LLC collectively surrendered 4,498,638 shares of our common stock, and $5,225,000 of convertible promissory notes, in exchange for $5,225,000 in stated value Series C cumulative convertible preferred stock.

2003

During January 2003, we completed our acquisition of Ergo Systems, Inc. from Ocean Data Equipment Corporation, now called SyQwest, Inc. Robert Tarini, our Chief Executive Officer, is also the Chief Executive Officer of SyQwest, Inc. Ergo's main asset is an annually renewable U.S. Government General Services Administration contract to provide logistic support and product development for five U.S. ports of entry. In exchange for Ergo we agreed to pay SyQwest $400,000 in cash, due in installments that are triggered with the completion of research milestones.

On March 27, 2003, we entered into an exchange agreement with Eurotech whereby Eurotech exchanged 1,666,666 shares of our common stock for 16,000 shares of our Series D cumulative convertible preferred stock. Our Series D cumulative convertible preferred stock has a stated value of $1,000 per share and has a beneficial conversion feature where each share is immediately convertible into common stock at a discount to market prices. During the past six months we have also issued shares of our Series D cumulative convertible preferred stock to James LLC. James LLC has invested a total of $3,832,000 in our Series D cumulative convertible preferred stock. As of February 17, 2005, the Series D cumulative convertible preferred stock held by James LLC was convertible into 30,279,088 shares of our common stock.

On July 24, 2003, we entered into an agreement with SyQwest, Inc., in which we issued 750,000 shares of our common stock in exchange for the forgiveness of $450,000 for unpaid services performed by SyQwest in connection with research conducted in relation to our vehicle stopping technology. Robert Tarini, our Chief Executive Officer, is also the Chief Executive Officer of SyQwest. We have the right at any time by written notice to repurchase these shares from SyQwest at a price equal to $.01 per share.

On September 30, 2003, we acquired one hundred percent (100%) of the outstanding stock of Science and Technology Research, Inc., which produces our U.S. Navy shipboard automatic chemical agent detection and alarm system product. We paid the stockholder of Science and Technology Research a total of $6,475,000 consisting of $900,000 in cash, common stock valued at $5,100,000, a promissory note of $375,000, and acquisition costs of $100,000. To finance this acquisition we executed a two year, twelve percent (12%), secured Promissory Note with Bay View Capital, LLC for $1,400,000. Bay View Capital, LLC is controlled by Robert Tarini, our Chief Executive Officer, and Chad A. Verdi, whom we have engaged as a consultant. The outstanding balance and accrued interest of this note were repaid in full in April 2004.

During the six months ended December 31, 2004, SyQwest provided $213,980 in engineering and software services and charged $36,000 for rent.

2004

On June 29, 2004, we acquired all of the outstanding stock of EOIR for $8 million in cash and $11 million in principal amount of five year notes issued to the former shareholders of EOIR, including one of our current directors, Joseph P. Mackin. Dr. Mackin had no affiliation with us prior to the transaction. In connection with his continued employment at EOIR, and as a condition of the acquisition, we granted him options to purchase 1,250,286 shares of our common stock at an exercise price of $0.3775 per share. The options vest in five equal annual installments.

Also in connection with this acquisition, we issued to James LLC 3,500 shares of Series D preferred stock in exchange for $2,000,000 cash. The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

Average Closing Bid Price (1)

Discount Factor

$15.00 or less

80%

more than $15.00, but less than or equal to $30.00

75%

more than $30.00, but less than or equal to $45.00

70%

more than $45.00

65%

_________

(1)

After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

The Series D preferred stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock. During the six months ended December 31, 2004, James LLC converted 7,331 shares of Series D preferred stock into 15,868,206 shares of the Company's common stock.

On September 21, 2004, we sold secured convertible promissory notes and common stock purchase warrants to two institutional investors. As a condition to this sale, the investors required our Chief Executive Officer, Robert Tarini, and our Chief Financial Officer, Kenneth Ducey, Jr., to enter into a lock-up agreement pursuant to which Mr. Tarini and Mr. Ducey agreed not to sell any shares of our common stock until 60 days after the effective date of a registration statement covering the resale of the underlying shares of common stock of those securities sold in the September 21, 2004 private placement.

As part of our private placement of secured convertible promissory notes and common stock purchase warrants completed on September 21, 2004, James LLC, the largest holder of our Series D preferred stock, agreed not to sell any of its holdings of Series D preferred stock until the earlier to occur of: (1) notice from the us and the investors that the transactions contemplated had been completed had been terminated, or (2) March 15, 2005. However, pursuant to the terms of the lock-up agreement, James LLC may still convert their Series D shares and sell the underlying shares of common stock in accordance with the volume limitations of Rule 144 of the Securities Act. In exchange, we agreed that subject to some conditions, if we did not redeem the Series D stock by January 15, 2005, we would issue to James LLC a warrant to purchase 1,088,160 shares of our common stock at $0.80. This agreement was subsequently replaced by a preferred stock restriction agreement entered into on January 5, 2005 and described in detail below. In connection with the execution of the preferred stock restriction agreement, on January 5, 2005 we issued warrants to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of common stock to James LLC at an exercise price of $0.60 per share. James LLC is entitled to have the shares subject to these warrants included in the first registration statement filed by us with the SEC following the equity line registration statement. These warrants are unregistered securities and are being issued in reliance on Section 4(2) of the Securities Act.

On July 28, 2004, we issued 1,006,902 shares of our common stock to Robert Tarini, 301,370 shares of our common stock to Kenneth P. Ducey, Jr. and 705,532 shares of our common stock to Asset Growth Company, an entity wholly owned and controlled by Kenneth P. Ducey, Jr. in connection with their employment and consulting agreements. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On October 4, 2004, we issued 1,205,479 shares of our common stock to Robert Tarini, 301,370 shares of common stock to Kenneth Ducey, Jr. and 904,110 shares of common stock to Asset Growth Company, a company wholly owned and controlled by Kenneth P. Ducey, Jr. in connection with employment and consulting agreements. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On May 12, 2004, we entered into five-year employment agreements with our Chief Executive Officer and Chairman of our Board of Directors, Robert Tarini, and our Chief Financial Officer and Director, Kenneth P. Ducey, Jr. The agreements provide for salary and bonus compensation, as well as performance based equity grants. The terms of the agreements are set forth in detail in this report in the section entitled Compensation of Directors and Executive Officers under heading "Employment Agreements." We have also executed amendments to these agreements with each of Mr. Tarini and Mr. Ducey which provided for a higher initial grant of shares in exchange for the omission of antidilution protection in the agreements, a concession granted prior to execution of the agreements.

From August to December 7, 2004, Mr. Pereira, who became our Chief Financial Officer on December 7, 2004, provided consulting services to Markland in connection with the preparation of financial statements and other related services. For these services, he received $62,497.

On December 30, 2004, we entered into new employment and consulting agreements with Mr. Tarini, our Chief Executive Officer, Mr. Gino Pereira, our Chief Financial Officer, Mr. Kenneth P. Ducey, Jr., our President, Dr. Joseph P. Mackin our Chief Operating Officer, and Asset Growth Company, Inc., a company controlled by Mr. Ken Ducey, our President. The terms of the agreements are set forth in detail in this report in the section entitled Compensation of Directors and Executive Officers under heading "New Employment and Consulting Agreements."

During the fiscal year ended June 30, 2004, $1,244,327 was paid to SyQwest for services and there was a payable due to SyQwest of $40,607 at June 30, 2004.

2005

On January 3, 2005, we granted shares of common stock to the following parties. These shares have not be registered with the SEC and the offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act.

Purchasers

Number of shares issued

Robert Tarini

2,867,458

Gino Pereira

3,000,000

Kenneth P. Ducey

   716,864

Joseph P. Mackin

2,000,000

Asset Growth Company (1)

2,150,593

____________

(1)

Kenneth P. Ducey is a director, officer and controlling shareholder of Asset Growth.

On February 14, 2005, Technest Holdings Inc. completed a financing. This financing is described under the headings Investors Financing in the Prospectus Summary, MD&A and Business sections in this prospectus. Mr. Robert Tarini was an investor in this private placement through ipPartners Inc., a company owned by Mr. Tarini. ipPartners Inc. invested $625,000 in this offering and received 143,678 shares of Technest Series B preferred stock, 143,678 shares of Technest Series C preferred stock, and warrants to purchase 30,341,920 shares of Technest common stock. The Technest Series B preferred stock is convertible into shares of our common stock. We have agreed to register the resale of these shares of our common stock. On June 20, 2005, ipPartners, Inc. exchanged all of its Technest Series B Preferred Stock for Markland Series D preferred stock.  Please see the section entitled “The June 20, 2005 Private Placement.”

In connection with our acquisition of control of Technest Holdings, Inc. Robert Tarini, our Chief Executive Officer and Chairman of the Board, was appointed the Chief Executive Officer and a Director of Technest. Technest's only other director is Mark Allen. On March 30, 2005, Mark Allen resigned as director of Technest.  In addition, Gino M. Pereira, our Chief Financial Officer, was appointed Chief Financial Officer of Technest and Joseph P. Mackin, our Chief Operating Officer and a Director of Markland, was appointed President of Technest. Each of these individuals may participate in Technest's 1998, 2000 and 2001 stock option plans.

Currently, Robert Tarini, our Chief Executive Officer is also Chief Executive Officer of Syquest, Inc. Syquest performs software and engineering development for the Markland Group and provides approximately 4000 sq ft of office space to the Company in Providence, RI. During the nine months ended March 31, 2005, Syquest provided $392,004 in engineering and software services and charged $54,000 for rent.

On February 23, 2005, we paid cash bonuses in the amount of $600,000 to Verdi Consulting, Inc., $350,000 each to Robert Tarini and Joseph P. Mackin; and $200,000 each to Gino Pereira and Asset Growth.  Payments made to Asset Growth should be considered as being made to Ken Ducey, as Mr. Ducey is the controlling shareholder and a director of Asset Growth Company.

On April 15, 2005, in connection with the termination of Mr. Ducey, and in accord with Section 4(j) of the employment agreement by and between the Company and Mr. Ducey dated December 30, 2004, we exercised our right to repurchase 1,525,010 shares of our common stock issued to Mr. Ducey pursuant to employment agreements at a price of $.01 per share.

On May 18, 2005, we issued 3,866,391 shares of common stock to Robert Tarini, 1,933,195 shares of common stock to Verdi Consulting, and 3,750,286 shares of common stock to Joseph Mackin in connection with employment agreements, consulting agreements and restricted stock grant agreement. Please refer to the section entitled “Compensation of Directors and Officers” beginning on page 65.

On June 20, 2005, we entered into definitive agreements with DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd., Verdi Consulting, Inc., and ipPartners, Inc. pursuant to which we exchanged 632,182 shares of Technest Series B Technest Preferred Stock (convertible as of June 9, 2005, into 25,183,080 shares of Markland common stock) for 2,750 shares of Markland Series D Preferred Stock (convertible into 31,421,390 shares of Markland common stock as of June 9, 2005).   ipPartners, Inc., a company controlled and wholly-owned by Mr. Tarini, exchanged 143,678 shares of Technest Series B Preferred Stock (convertible into 5,723,438 shares of Markland common stock) into 635 shares of Markland Series D Preferred Stock (convertible into 7,141,225 shares of Markland common stock). This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were sold only to "accredited investors" within the meaning of Rule 501 of Regulation D.  The resale of the shares of common stock underlying the Markland Series D Preferred Stock are being registered under this registration statement.

On June 30, 2005, Mr. Ducey resigned as a Director of Markland.  Please refer to the "Legal Proceedings" section regarding our Settlement Agreement with Mr. Ducey

Transactions Involving James LLC

On January 5, 2005, we entered into a preferred stock restriction agreement with James LLC (the sole holder of our Series D preferred stock), to restrict the sale of shares of our Series D cumulative convertible preferred stock and shares of our common stock, par value $0.0001 per share issuable upon conversion of the series D preferred stock. Specifically, subject to the terms and conditions contained in the agreement, the parties have agreed that the James LLC will not transfer or dispose of any of the subject securities prior to March 15, 2005. Beginning on March 15, 2005, the James LLC may sell shares of our common stock received pursuant to conversions of Series D preferred stock in broker's transactions subject to Rule 144 promulgated under the Securities Act. However, beginning on June 15, 2005, the James LLC's sales of such conversion shares shall be limited to not more than $600,000 per calendar month. Beginning on September 13, 2005, the monthly limit on sales of shares shall be increased to $750,000 per calendar month.

The preferred stock restriction agreement calls for us to enter into a private equity credit agreement with an investor Brittany Capital Management, Ltd., for an equity line of credit in the amount of $10,000,000. We are required, within twenty-one (21) days of the execution of the private equity credit agreement, to file a registration statement with the Securities and Exchange Commission providing for the resale by the investor of the shares of common stock sold to the investor pursuant to the Equity Line. In the event that the equity line registration statement has not been declared effective by the SEC prior to June 15, 2005, we shall pay a cash penalty of $50,000 per month to James LLC.

In connection with the execution of the preferred stock restriction agreement, on January 5, 2005 we issued warrants to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of common stock to James LLC at an exercise price of $0.60 per share. James LLC is entitled to have the shares subject to these warrants included in the first registration statement filed by us with the SEC following the equity line registration statement. These warrants are unregistered securities and are being issued in reliance on Section 4(2) of the Securities Act.

Transactions With Jason Geng

As a result of our acquisition of Technest and Technest's acquisition of Genex Technologies, Inc., Jason Geng became the beneficial owner of approximately 11% of shares of Markland common stock, on a primary basis. In connection with the Genex Transactions we entered into the following additional arrangements with Mr. Geng.

•

The Merger provides for Mr. Geng to receive a six month unsecured promissory note in the principal amount of $550,000 that pays interest at the rate of 6% per annum. Jason Geng's share consideration will be adjusted to reflect changes in the closing bid price of Markland common stock in the 10 trading days following February 14, 2005, subject to limitations set forth in the Merger Agreement.  Following the Genex Transactions, we and Technest have raised certain claims pursuant to the Merger Agreement.  As a result we have not and do not intend to issue the promissory note to Mr. Geng.

•

If, following completion of the Genex Transactions, Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, the Merger Agreement provides that Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year proceeding the payment and its gross revenue in 2004.

•

In the event that the Intraoral Technologies (as such term is defined in the Merger Agreement) owned by Genex prior to February 14, 2005 are commercialized, the Merger Agreement provides that Jason Geng shall be entitled to fifty percent (50%) of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005. Notwithstanding the foregoing, any revenue resulting from the Intraoral Technologies shall be excluded from the calculation of the earn out described in the foregoing paragraph.

•

The Merger Agreement provides that Markland, Technest and MTECH, on one hand, and Jason Geng, on the other hand have agreed to indemnify each other for breaches of representations, warranties and failures to perform covenants. Indemnity is available pursuant to the indemnity escrow agreement for any claim by Markland or Technest above $100,000. Jason Geng's liability is limited to the amount in the indemnity escrow fund, set at closing as $2 million of Markland common stock taken from the consideration paid to Jason Geng also on closing.

•

We entered into a Registration Rights Agreement with Jason Geng, the sole stockholder of Genex, on February 14, 2005, pursuant to which we agreed to file a registration statement for the shares of Markland common stock paid to Jason Geng on or before June 1, 2005, plus one day for each day when a registration statement is not effective and available for the resale of common stock issued to the investors in the Investors Securities Purchase Agreement, dated September 21, 2004.  Following the Genex Transactions, we and Technest have raised certain claims pursuant to the Merger Agreement.  As a result we do not intend to register the 10,168,174 shares of our common stock issued to Mr. Geng.

•

Technest and Markland entered into a lock-up agreement with Jason Geng pursuant to which Jason Geng has agreed (a) not to sell or dispose of any of the Markland common stock issued to Jason Geng under the Merger Agreement through July 31, 2005 without the prior written consent of Markland, provided that Jason Geng may sell or transfer such shares to Markland, Technest or his immediate family members as a bona fide gift, (b) beginning on August 1, 2005, not to sell more than ten percent (10%) of the aggregate Markland common stock in any given thirty (30) day period, and (c) not to sell more than twenty-five percent (25%) of the aggregate Technest common stock that may be issued to him, in any given thirty (30) day period.

•

In connection with the Genex Transactions, Genex entered in to an employment agreement with Jason Geng. Under the terms of the agreement, Jason Geng will be employed by Genex for a period of three years as the Executive Vice President and Chief Scientist of Genex. Jason Geng will receive a salary of $300,000 per year and will be eligible to participate in any bonus or incentive compensation plans that may be established by the Board of Directors of Genex, Markland or Technest. The employment agreement provides that Jason Geng's salary payments and health insurance benefits will continue until the earlier of (a) the date that Jason Geng has obtained other full-time engagement or (b) twelve (12) months from the date of termination of the engagement, in the event that Genex terminates his engagement without cause (as defined in the agreement) prior to the termination of the agreement or in the event that Jason Geng terminates his engagement for good reason (as defined in the agreement). The agreement also provides for a continuation, for the lesser of six months or through the end of the term of the agreement, of Jason Geng's salary in the event that he becomes permanently disabled during the term of the agreement.

•

On February 14, 2005, Robert Tarini, our Chief Executive Officer and Chairman of the Board, was appointed the Chief Executive Officer and a Director of Technest. Technest's only other director is Mark Allen. In addition, Gino M. Pereira, our Chief Financial Officer, was appointed Chief Financial Officer of Technest and Dr. Joseph P. Mackin, our Chief Operating Officer and a Director of Markland, was appointed President of Technest. Each of these individuals may participate in Technest's 1998, 2000 and 2001 stock option plans.

We believe that all transactions described above were made on terms no less favorable to it than those obtainable from unaffiliated third parties. All future transactions, if any, with its executive officers, directors and affiliates will be on terms no less favorable to it than those that will be obtainable from unrelated third parties at the time such transactions are made.

Transactions with Verdi Consulting, Inc.

According to Amendment No. 1 to the Schedule 13D filed on March 4, 2005, Verdi Consulting, Inc. was the beneficial owner of 1.62% of our common stock issued and outstanding.  Following the June 20, 2005 private placement, Mr. Verdi is the beneficial owner of 9.31% of outstanding shares of our common stock.

Agreement With Verdi Consulting, Inc.

On January 3, 2005, we also entered in to a Consultant Agreement with Verdi Consulting, Inc. Chad A. Verdi, one of our stockholders, is the sole shareholder of Verdi. This agreement supplants a previous agreement with Verdi dated May 12, 2004, amended in June 2004.  A copy of this agreement is incorporated by reference into this registration statement (See Exhibit 10.32).

This new agreement provides for:

•

Verdi Consulting to commence service for the Company as a development and financing consultant;

•

a term of five years beginning on January 2, 2004;

•

a base salary of $25,000.00 per month (total of $300,000.00 per year);

•

payment of all necessary and reasonable out-of-pocket expenses incurred by Verdi Consulting in the performance of its duties under this agreement;

•

up to $5,000 monthly for auto expense, business office expense and medical and life insurance expenses;

•

eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Verdi Consulting 's services;

•

eligibility to receive a bonus if we achieve revenue and revenue and profit milestones set by the Board; and

•

conditional stock awards granted at different periods, earned based upon a performance criteria achieved by our Company and set by the Board.

The employment agreement provides for periodic grants of our common stock to Verdi Consulting. Each individual grant is conditioned upon our Company achieving performance objectives, based on a plan to be ratified by the Board during regularly scheduled meetings for each of the applicable years. The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

Grant

Stock Percentage

Date For Grant

Grant One

2.5%

April 1, 2004

Grant Two

1.0%

July 1, 2004

Grant Three

1.0%

October 1, 2004

Grant Four

2.5%

January 3, 2005

Grant Five

0.5%

July 1, 2005

As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 3,584,322 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act. As a result of this grant. Verdi Consulting became the beneficial owner of 4,210,328 shares of our common stock of our outstanding common stock (in excess of 5% of our common stock).

Shares issued to Verdi Consulting are non transferable and subject to forfeiture. If the Company files a registration statement following the date of the final grant, Verdi has the right to participate in such registration statement. The agreement also provides for preemptive rights in connection with potentially dilutive events for a period of five years from the effective date of the agreement.

Verdi Consulting will be eligible to receive a bonus of up to 300% of his annual base salary. For any quarter of the Company's operations, Verdi Consulting will be eligible for a portion of his bonus if our Company achieves revenue and profit milestones set forth by the Board in its periodic meetings. For the first year of the agreement, the revenue milestone was $1 million in each quarter and $6 million for calendar year 2004. On February 23, 2005, Verdi Consulting, Inc. received a cash bonus equal to $600,000.

The employment agreement provides that in the event that Verdi Consulting' s engagement with us is terminated by us without cause (as that term is defined in Section 8 of the agreement), or by Verdi Consulting for "Good Reason" (as that term is defined in Section 8(f) of the agreement) we will continue to pay Verdi Consulting's cash payment and provide health insurance through the earlier of (a) three months from the date of termination or (b) until Verdi Consulting finds another full time engagement. In the event that Verdi Consulting' s employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance.

The agreement contains a change in control provision that provides for an acceleration of stock grants and cash payments to Verdi Consulting upon a change in control resulting in the a change in the majority ownership of the Company, resignation or termination of a majority of the current board of directors within a two month period, or replacement of the Chief Executive Officer or President. In the event of such a change in control, all pending stock grants will immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Verdi.

This agreement supersedes the prior agreement we had with Verdi Consulting, Inc., which was executed in May 2004 and amended on June 2004.

Grants of our common stock made in connection with the 2004 consulting agreement to date include 1,525,258 issued on May 12, 2004, 1,006,902 shares issued on July 28, 2004, and 1,205,479 shares issued on October 4, 2004. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

Recent Amendment to our consulting Agreement with Verdi Consulting.  On May 17, 2005, the Company entered into an amendment (the “Verdi Amendment”) to the consulting agreement dated January 3, 2005 between the Company and Verdi Consulting, Inc. (the “Verdi Agreement”), to accelerate the final stock grant due to Verdi Consulting, Inc., under the Verdi Agreement.  Specifically, pursuant to the terms of the Verdi Agreement, the Company was required to issue to Verdi Consulting, Inc. a number of shares of its Common Stock equal to 0.5% of the Company’s fully diluted outstanding Common Stock.  Pursuant to the terms of the Amendment, this award was accelerated to become due on May 16, 2005.

As a result, on May 18, 2005, the Company issued 1,933,195 shares of Common Stock to Verdi Consulting, Inc.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

DESCRIPTION OF OUR SECURITIES

The following section contains a description of our common stock and other securities that we have issued from time to time. Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. As of June 9, 2005, we had 168,169,132 shares of our common stock issued and outstanding.

COMMON STOCK

Voting Rights. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

Notwithstanding the rights of the holders of our common stock set forth in our charter, we are subject to the following contractual restrictions regarding the payment of dividends:

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Pursuant to the Exchange Agreement dated December 9, 2002, with Eurotech, Ltd., and the other parties named therein, any and all cash and other liquid assets held by our Company or its subsidiaries shall be exclusively used for working capital or investment purposes, and we shall not, and shall not permit our subsidiaries to, directly or indirectly divert or upstream cash or other current assets whether in the form of a loan, contract for services, declaration of dividend, or other arrangement in contravention of such restriction until the second anniversary of the closing date of the exchange transaction.

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Pursuant to the Securities Purchase Agreement with DKR Soundshore Oasis Holding Fund, Ltd, and DKR Soundshore Strategic Holding Fund, Ltd. dated September 21, 2004, we have covenanted that so long as any of the notes issued pursuant to such agreement are outstanding, we will not declare, pay or make any provision for any cash dividend or cash distribution with respect to our common stock or preferred stock, without first obtaining the approval of the investors party the agreement.

Liquidation And Dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other Rights And Restrictions. Our charter prohibits us from granting preemptive rights to any of our stockholders. All outstanding shares are fully paid and nonassessable.

Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "MRKL.OB."

PREFERRED STOCK

Our articles of incorporation authorize us to issue shares of our preferred stock from time to time in one or more series without stockholder approval.

As of February 17, 2005, we had designated 30,000 shares as Series A preferred stock, all of which were outstanding on that date, and 40,000 shares of our preferred stock as Series D preferred stock, 15,406 of which were outstanding on that date. After the June 20, 2005 private placement, there were 12,598 shares of Series D preferred stock outstanding.

The following is a summary description of the principal terms of each series of our preferred stock. For a complete statement of all the terms of each series of preferred stock, please review the applicable certificate of designation that we have previously filed with the SEC on October 13, 2003 as exhibits to our annual report on Form 10-KSB for the year ended June 30, 2003.

Series A Non-Voting Redeemable Convertible Preferred Stock

Voting Rights: Except as otherwise provided under Florida law, the Series A preferred stock has no voting rights.

Dividends: The Series A preferred stock does not accrue dividends.

Conversion: Each share of the Series A preferred stock is convertible at our option into one-third of one share of our common stock.

Antidilution: Upon the occurrence of a stock split or stock dividend, the conversion rate shall be adjusted so that the conversion rights of the Series A preferred stock stockholders shall be nearly equivalent as practicable to the conversion rights of the Series A preferred stock stockholders prior to such event.

Redemption: We may redeem all or any portion of the outstanding shares of the Series A preferred stock upon cash payment of $10.00 per share.

Dissolution: In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Series A preferred stock will be treated as senior only to our common stock. If, upon any winding up of our affairs, and after the Series D preferred stockholders are paid in full, our assets available to pay the holders of Series A preferred stock are not sufficient to permit the payment in full, then our remaining assets will be distributed to those holders on a pro rata basis.

Series D Convertible Preferred Stock

Voting Rights: Except as otherwise provided under Florida law, the Series D preferred stockholders have no right to vote with the holders of our common stock. However, our charter requires that the Series D preferred stockholders approve any amendment to the rights and preferences of the Series D preferred stock. Where the Series D preferred stockholders do have the right to vote as a series, whether under our charter or pursuant to Florida law, the affirmative vote of the holders of at least 67% of the outstanding shares of Series D preferred stock is necessary to constitute approval.

Dividends: The Series D preferred stock does not accrue dividends.

Conversion: The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

Average Closing Bid Price (1)

Discount Factor

$15.00 or less

80%

more than $15.00, but less than or equal to $30.00

75%

more than $30.00, but less than or equal to $45.00

70%

more than $45.00

65%

__________

(1)

After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

The Series D preferred stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock.

Antidilution: Upon the occurrence of a transaction that results in a change of control, or a split off of the company assets, a stock split or a stock dividend, the price at which the Series D preferred stock is convertible shall be adjusted so that the conversion rights of the Series D preferred stock stockholders shall be nearly equivalent as practicable to the conversion rights of the Series D preferred stock stockholders prior to the transaction.

Redemption: We have the right to redeem any outstanding shares of our Series D preferred stock at any time. The redemption price per share is equal to $1,000 multiplied by 135%. Our Series D preferred stock is convertible, even after we have provided a notice of redemption, until the Series D stockholder has received full cash payment for the shares we are redeeming.

Dissolution: In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Series D preferred stock will be treated as senior to all preferred stock and our common stock. If, upon any winding up of our affairs, our assets available to pay the holders of Series D preferred stock are not sufficient to permit the payment in full, then all our assets will be distributed to those holders on a pro rata basis.

WARRANTS

Common Stock Purchase Warrants Issued In April 2, 2004, Private Placement.

In our private placement transaction completed on April 2, 2004, we issued common stock purchase warrants to purchase an aggregate of 3,333,333 shares of common stock with an exercise price of $1.25 per share to the investors. In addition, we issued a common stock purchase warrant to purchase 333,333 shares of our common stock with an exercise price of $1.40 per share to West Hastings Ltd. as a finder's fee.

These warrants have a so-called "most favored nation" provision pursuant to which the exercise price of the warrants and the terms of the warrants will automatically be changed if we issue warrants with a lower exercise price or with terms more favorable to the holder at any time prior to 180 days after the effective date of a registration statement providing for the resale of shares issuable upon exercise of the warrant. If we issue warrants with a lower exercise price than the warrants we issued on April 2, 2004 during this period, the exercise price of the warrants we issued on April 2, 2004 will be reduced to that new lower price. If we issue warrants with terms more favorable to the warrant holder than the terms set forth in the warrants we issued on April 2, 2004, such new more favorable terms will automatically be incorporated into the April 2 warrants.

The shares underlying these warrants have been registered in a separate registration statement filed with the SEC, amended and supplemented from time to time (File # 333-115395). The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant.

Common Stock Purchase Warrants Issued In April 16, 2004, Private Placement.

In our private placement transaction completed on April 16, 2004, we issued common stock purchase warrants to purchase an aggregate of 2,500,000 shares of common stock with an exercise price of $2.00 per share to the investors. In addition, we issued a common stock purchase warrant to purchase 25,000 shares of our common stock with an exercise price of $2.00 per share to Baker Consulting as a finder's fee.

These warrants have a "most favored nation" provision pursuant to which the exercise price of the warrants will automatically be changed (but only to the extent that such change does not itself cause a change to the warrants we issued on April 2, 2004, on account of the most favored nation clause contained in the April 2 warrants), if we issue warrants with a lower exercise price at any time prior to 180 days after the effective date of a registration statement providing for the resale of shares issuable upon exercise of the warrant. If we issue warrants with a lower exercise price than the warrants we issued on April 16, 2004 during this period, the exercise price of the warrants we issued on April 16, 2004, will be reduced to that new lower price.

The shares underlying these warrants have been registered in a separate registration statement filed with the SEC, amended and supplemented from time to time (SEC File # 333-115395). The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant.

Common Stock Purchase Warrants Issued In May 3, 2004 Private Placement.

In our private placement transaction completed on May 3, 2004, we issued redeemable common stock purchase warrants to purchase an aggregate of 7,628,550 shares of common stock with an exercise price of $1.50 per share to the investors.

These common stock purchase warrants are redeemable by us, at any time, after our common stock has a closing bid price of not less than $2.25 per share for 20 consecutive trading days after such effective date for $0.0001 per share. These warrants do not have a "most favored nation" provision.

All the warrants are exercisable for a period of three (3) years. All of the warrants contain provisions that protect holders against dilution by adjusting of the exercise price for particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers, consolidations, and issuances of common stock below their respective exercise price per share.

The terms of the common stock purchase warrants provide that the number of shares to be obtained by each of the holders of the warrants upon exercise of our common stock purchase warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each of them, would result in any individual holder owning more than 4.999% (or, in some cases, 9.999%) of our outstanding common stock at any point in time.

The shares underlying these warrants have been registered in a separate registration statement filed with the SEC, amended and supplemented from time to time (SEC File # 333-115395). The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant.

Warrants Issued On September 21, 2004 And November 9, 2004

On September 21, 2004 and November 9, 2004, we issued warrants initially exercisable for shares of our common stock at an initial exercise price of $1.50 per share. Unless otherwise noted, the terms of the November 9, 2004 notes and warrants issued in this private placement are substantially the same as the terms of the notes and warrants issued on September 21, 2004.   The warrants are exercisable for a period of five years from the date of issuance.

Under the terms of the September 21, 2004 notes, we were required to pay to the Initial Investors $4,000,000 of the outstanding principal and interest by March 15, 2005, and the remaining outstanding balance by September 21, 2005.  Under the terms of the November 9, 2005 Notes, we were required to pay a principal amount on each note equal to the consideration paid by the Additional Investor holding such note plus any accrued interest by March 15, 2005, and the remaining outstanding balance by November 9, 2005.   Because we did not prepay these notes on March 15, 2005

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the conversion price of the September 21, 2004 and November 9, 2004 notes was adjusted from its then current level to the lower of (i) $0.80 and (ii) a floating rate equal to 80% of average closing price per share of our common stock for the five trading days preceding conversion and

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the exercise price of the warrant was reduced from $1.50 to the lesser of (i) $0.792 and (ii) 80% of the average closing price per share of our common stock on the date the adjustment is made.

The warrants are also subject to the following adjustments.

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Adjustments are also required in the event that we issue common stock or common stock equivalents at a price per share below the then effective exercise price of the warrants.

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In the event any of the foregoing adjustments are made, the warrants will become exercisable for a number of shares equal to the aggregate exercise price (i.e., the exercise price per share multiplied by the number of underlying shares) prior to the adjustment divided by the adjusted exercise price per share.

All of the warrants contain provisions that protect holders against dilution by adjusting of the exercise price for particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers, consolidations, and issuances of common stock below their respective exercise price per share.

The terms of the warrants provide that the number of shares to be acquired by each of the holders of the warrants upon exercise of these warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 4.999% of our outstanding common stock at any point in time. By written notice to the Company, the holder of the warrant may waive this contractual limitation, effective 61 days after delivery of such notice.

The terms of the warrants also provide that the number of shares to be acquired by each of the holders of the warrants upon exercise of these warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 9.999% of our outstanding common stock at any point in time.

We have registered in a separate registration statement the resale of the shares underlying these warrants by the selling stockholders identified in this prospectus. (SEC File # 333-120390). That registration statement was declared effective by the SEC on December 2, 2004. The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant.

Agreements With DKR Soundshore Oasis Holding Fund And DKR Soundshore Strategic Holding Fund Ltd.

On December 28, 2004, and February 7, 2005, we amended the terms of warrants issued on September 21, 2004 to DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. for the purchase of up to 6,500,000 shares of our common stock each as follows:

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That DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. may exercise all or any portion of the warrants for an exercise price of $0.60 per share of the common stock, from December 28, 2004 until February 28, 2005.

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That DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. would exercise a minimum of $600,000 in exercise price of the warrants, as amended, on or before the close of business, New York City time, on December 31, 2004, and purchase an aggregate of 5,500,000 shares of our common stock by exercising their warrants, as amended, no later than February 7, 2005.

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The number of shares of common stock subject to the warrants would not be adjusted as a result of the temporary reduction in exercise price.

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That on March 1, 2005, we would issue to DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. warrants to purchase a number of shares of common stock equal to the number of shares purchased pursuant to the amendments at an exercise price of $0.50 per share.

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That on March 1, 2005, the amendments will expire and the exercise terms of the warrants existing prior to December 28, 2004, will be effective for any warrants remaining unexercised.

To date, these investors have exercised warrants to purchase 5,500,000 shares of common stock.

Agreements With Greenfield Capital Partners And Southridge Capital Partners, LLC

On December 29, 2004, we amended the terms of the warrants issued (i) to Greenfield Capital Partners LLC for the purchase of up to 750,000 shares of our common stock as compensation for consulting services performed in connection with our September 21, 2004, private placement; and (ii) Southridge Partners LP for the purchase of up to 568,750 shares of common stock in order to allow these investors to exercise these warrant for an exercise price of $0.60 per share of common stock, from December 29, 2004 until January 31, 2005 as follows:

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That Greenfield Capital Partners LLC would exercise a minimum of 400,000 shares of the warrant, as amended, on or before the close of business, New York City time, on December 31, 2004, and 350,000, on or before the close of business, New York City time, on January 31, 2005.

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That Southridge Partners LP will exercise all of the warrant, as amended, on or before the close of business, New York City time, on December 31, 2004.

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That the number of shares of common stock subject to the warrant would not be adjusted as a result of the temporary reduction in exercise price.

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To prohibit the exercise of the warrants to the extent that such issuance would result in Greenfield Capital Partners LLC beneficially owning more than 9.999% of the outstanding shares of our common stock.

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To eliminate restrictions on the ability of Southridge Partners LP to exercise the warrants based on the number of shares of common stock beneficially owned by Southridge Partners LP.

As of June 9, 2005, Southridge Partners LP and Greenfield Capital Partners LLC have exercised their warrants in full.

Agreement With David Stefansky And Richard Rosenblum

On January 4, 2005, we entered into an agreement to amend the terms of the warrants issued as compensation for consulting services in connection with our September 21, 2004 private placement to (i) David Stefansky for the purchase of up to 375,000 shares of our common stock; and (ii) Richard Rosenblum to amend the terms of a warrant issued to Richard Rosenblum on September 21, 2004, for the purchase of up to 375,000 shares of common stock to allow these investors to exercise all or any portion of the warrant for an exercise price of $0.60 per share of common stock, from January 4, 2005, until January 7, 2005 as follows:

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That David Stefansky and Richard Rosenblum will exercise all of their warrants, as amended, on or before the close of business, New York City time, on January 7, 2005.

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That the number of shares of common stock subject to the warrant will not be adjusted as a result of the temporary reduction in exercise price.

As of June 9, 2005, Mr. Stefansky and Mr. Rosenblum have each exercised 375,000 of these warrants.

Agreement With Harborview Master Fund LP

On January 4, 2005, we entered into an agreement Harborview Master Fund LP to allow this investor to exercise all of its 1,625,000 shares of our common stock for an exercise price of $0.60 per share of common stock, from January 4, 2005 until February 28, 2005, after which time the exercise price will return to its original level. We also agreed

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That Harborview Master Fund LP will exercise the warrant to purchase not less than 250,000 share of our common stock on or before the close of business, New York City time, on January 7, 2005.

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That the number of shares of common stock subject to the warrant will not be adjusted as a result of the temporary reduction in exercise price.

As of June 9, 2005, Harborview Master Fund LP exercised 1,625,000 of these warrants.

Common Stock Purchase Warrants Issued On December 7, 2004

On December 7, 2004, we issued four million four-hundred-thousand (4,400,000) warrants in reliance on Section 4(2) of the Securities Act.

The holders of these warrants may purchase, at any time after the vesting of the warrants and from time-to-time thereafter, up to four million four hundred thousand (4,400,000) shares of our common stock, par value $0.0001 per share. The warrants become vested and exercisable according to the following schedule:

(i) one million one hundred thousand (1,100,000) warrants vested and became exercisable on December 7, 2004;

(ii) one million one hundred thousand (1,100,000) shares vested and become exercisable on January 6, 2005;

(iii) one million one hundred thousand (1,100,000) shares vested and become exercisable on January 21, 2005; and

(iv) one million one hundred thousand (1,100,000) shares vested and become exercisable on February 5, 2005.

Any unexercised warrants shall expire on November 30, 2007. To date none of these warrants have been exercised. Adjustments to the exercise price of the warrants must be made in the event that we pay a dividend in common stock or securities convertible into common stock, or if we subdivide, split or combine our shares of outstanding common stock. In the event that any of the foregoing occur, then the number of shares issuable pursuant to the warrants shall be adjusted so that the holder may thereafter receive the number of shares of common stock it would have owned immediately following such action if it had exercised the warrants immediately prior to the transaction. The exercise price of the warrants shall be adjusted to reflect the proportionate increase or decrease in the number of shares.

The warrants provide for cashless exercise at the option of the holder. Under the cashless exercise provision, the warrant holder may, in lieu of cash payment for the aggregate exercise price of the warrants being exercised, exchange additional warrants such that the aggregate spread (i.e., the difference between the exercise price of the warrant and the market price of our common stock on the date of exercise) of such shares equals the aggregate exercise price of the shares to be purchased.

For example, if the warrant holder wishes to exercise 10 warrants at an aggregate exercise price of $6.00, and market price for our common stock is $0.80 per share at the time of exercise, the warrant holder may exchange an additional 30 warrants to cover the $6.00 aggregate exercise price (i.e., 30 * $.20 = $6.00). The result would be a total exercise of 400 shares, of which the warrant holder would receive 100.

The shares underlying the warrants issued to Michael Rosenblum have been previously registered.

The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant. To date none of these warrants has been exercised.

Common Stock Purchase Warrants Issued On January 7, 2005

On January 7, 2005, as consideration for entering into a Lock-Up Agreement in regards to their holdings of our series D convertible preferred stock, we issued warrants to James LLC to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of our common stock at an exercise price of $0.60 per share. The warrant grants the holder piggy-back registration rights. These warrants were issued in reliance on Section 4(2) of the Securities Act. The holder of these warrants will not possess any rights as a stockholder until the holder exercises their warrants.

The terms of the warrant provides that the number of shares to be acquired by each of the holder of the warrant upon exercise of this warrant cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 4.999% of our outstanding common stock at any point in time.

This warrant contains provisions that protect the holder against dilution by adjusting of the exercise price for particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers, consolidations and similar transactions and events.  We have registered the resale of the shares underlying these warrants in a separate registration statement (SEC File #333-1234000) that was declared effective by the SEC on April 12, 2005.

Warrants Issued To Finders In Our September 21, 2004 And November 9, 2004 Private Placements

In our private placement transactions completed on September 21, 2004 and November 9, 2004, we issued common stock purchase warrants to purchase an aggregate of 1,837,500 shares of common stock with an exercise price of $1.50 per share as compensation to various finders. The holder of a warrant will not possess any rights as a stockholder until the holder exercises the warrant. Only the shares underlying the warrants issued on September 21, 2004 to finders have been previously registered.

The warrants contain provisions that protect holders against dilution by adjusting of the exercise price for particular events such as stock dividends and distributions, stock splits, recapitalizations, mergers, consolidations, and issuances of common stock below their respective exercise price per share.

The warrants are exercisable for a period of five years from the date of issuance.

We have registered the resale of the shares underlying the warrants issued to the finders in connection with the September 21, 2004 private placement in a separate registration statement (SEC File # 333-120390) that was declared effective on December 2, 2004.

Warrants Issued On February 7, 2005

On February 7, 2005 we issued warrants to purchase an aggregate of 2,943,750 shares of our common stock. The warrants may be exercise at the option of the holder, at any time and from time to time, through February 7, 2010, and have an exercise price equal to $0.60 per share.  On March 30, 2005, the exercise price of the warrants was amended to  $0.34.  On March 29, 2004, we entered into definitive agreements with DKR Soundshore Oasis Holding Fund Ltd., DKR Soundshore Strategic Holding Fund Ltd., Southridge Partners LP, Harborview Master Fund LP, Richard Rosenblum and David Stefansky to amend the exercise price of warrants issued on February 7, 2005 and March 10, 2005 to purchase an aggregate 8,443,750 shares of our common stock to $0.34 per share. All remaining terms and conditions of these warrants remain unchanged.

The warrants contain provisions protecting the holders against dilution by adjusting the exercise price of the warrants and the number of shares to be issued upon occurrence of events such as stock dividends, distributions, stock splits, recapitalizations, mergers, consolidations and similar transactions.

The terms of the warrants provide that the number of shares to be acquired by each of the holders of the warrants upon exercise of these warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 4.999% of our outstanding common stock at any point in time. The holder of the warrant may waive this contractual limitation, effective 61 days after delivery of a notice waiving this limitation.

If the 4.999% limitation is waived, the number of shares to be acquired by each of the holders of the warrants upon exercise of these warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 9.999% of our outstanding common stock at any point in time. The holder may not waive this limitation.

We have registered the resale of the shares underlying these warrants in a separate registration statement (SEC File #333-1234000) that was declared effective by the SEC on April 12, 2005.

March 10, 2005 Warrants

On March 10 , 2005, we issued warrants to purchase an aggregate of 5,500,000 shares of our common stock. These warrants may be exercised by the holder, at any time and from time to time, through March 10, 2010, and have an exercise price equal to $0.50 per share.  On March 30, 2005, the exercise price of the warrants was amended to $0.34.  On March 29, 2004, we entered into definitive agreements with DKR Soundshore Oasis Holding Fund Ltd., DKR Soundshore Strategic Holding Fund Ltd., Southridge Partners LP, Harborview Master Fund LP, Richard Rosenblum and David Stefansky to amend the exercise price of warrants issued on February 7, 2005 and March 10, 2005 to purchase an aggregate 8,443,750 shares of our common stock to $0.34 per share. All remaining terms and conditions of these warrants remain unchanged.

The warrants contain provisions protecting the holders against dilution by adjusting the exercise price of the warrants and the number of shares to be issued upon occurrence of events such as stock dividends, distributions, stock splits, recapitalizations, mergers, consolidations and issuances of common stock below their respective exercise price.

Specifically, if we pay a dividend in common stock or securities convertible into common stock or if we subdivide, split or combine our shares of outstanding common stock, the number of shares issuable shall be adjusted so that the holder may thereafter receive the number of shares of common stock it would have owned immediately following such action if it had exercised the warrants immediately prior to the transaction. And the exercise price on the warrant shall be adjusted to reflect the proportionate increase or decrease in the number of shares.

If, within 180 days from March 10, 2005, we issue common stock or common stock equivalents at a price per share below (i) the then effective price per share or (ii) the exercise price of the warrants, the exercise price will be reduced to that lower price per share.

The terms of the warrants provide that the number of shares to be acquired by each of the holders of the warrants upon exercise of these warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 4.999% of our outstanding common stock at any point in time. The holder of the warrant may waive this contractual limitation, effective 61 days after delivery of a notice waiving this restriction.

If the 4.999% limitation is waived, the number of shares to be acquired by each of the holders of the warrants upon exercise of these warrants cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 9.999% of our outstanding common stock at any point in time. The holder may not waive this limitation.

We have registered the resale of the shares underlying these warrants in a separate registration statement (SEC File #333-1234000) that was declared effective by the SEC on April 12, 2005.

Repricing of the February 7, 2005 and March 10, 2005 warrants.  On March 29, 2005, we entered into definitive agreements with DKR Soundshore Oasis Holding Fund Ltd., DKR Soundshore Strategic Holding Fund Ltd., Southridge Partners LP, Harborview Master Fund LP, Richard Rosenblum and David Stefansky to amend the exercise price of warrants issued on February 7, 2005 and March 10, 2005 to purchase an aggregate of 8,443,750 shares of our common stock to $0.34 per share. All remaining terms and conditions of these warrants remain unchanged.   Shares of common stock underlying these warrants are the subject of a separate registration statement that was declared effective by the SEC on April 12, 2005 (SEC File # 333-123400).

NOTES

Convertible Notes Issued On September 21, 2004 And November 9, 2004

On September 21, 2004 and November 9, 2004, we issued convertible promissory notes with a one-year maturity in aggregate principal amounts of $5,200,000 and $1,755,000 respectively.

These notes accrue interest at an annual rate of 8%. All accrued interest will become immediately payable on March 15, 2005, after which time interest will be payable on a monthly basis, in arrears.

At any time, and at the option of the holder of the note, the outstanding principal and accrued interest of the notes may be converted into shares of our common stock at an initial conversion price per share of $0.80.

Under the terms of these notes issued on September 21, 2004 we are required to pay to the Initial Investors $4,000,000 of the outstanding principal and interest by March 15, 2005, and the remaining outstanding balance by September 21, 2005.  Under the terms of the notes issued on November 9, 2004, we are required to pay each Additional Investor a principal amount on each note equal to the consideration paid by the Additional Investor holding such note plus any accrued interest by March 15, 2005, and the remaining outstanding balance by November 9, 2005.

We have not prepaid the notes on March 15, 2005. As a result, the conversion price was adjusted from $0.80 per share to the lower of (i) $0.80 and (ii) a floating rate equal to 80% of average closing price per share of our common stock for the five trading days preceding conversion.  The exercise price of the warrants was also adjusted to $0.34.  As of June 9, 2005, we have issued 17,407,770 shares of common stock upon conversion or exercise of these notes and warrants.  These shares represent 10% of our outstanding common stock.  If all of the September 21, 2004 and November 9, 2004 notes and warrants were converted or exercised (as applicable) on June 9, 2005, we would be required to issue  43,156,513 shares of common stock (25.7% of our outstanding common stock), which includes warrants to purchase 337,500 shares of common stock issued for services rendered in connection with the September 21, 2004 and November 9, 2004 private placements.  However, the number of shares to be acquired by each of the holders of the notes upon conversion cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by each holder and its affiliates, would result in any one of them owning more than 9.999% of our outstanding common stock at any point in time. The holder of the notes may not waive this limitation.  For additional information, please refer to “September 21, 2004 and November 9, 2004 Private Placements” beginning on page 29 and also page 93 for a description of the terms and conditions of the September 21, 2004 and November 9, 2004 notes.

We have registered in a separate registration statement the resale by the selling stockholders identified in that registration statement of the shares underlying these notes. (SEC File # 33-120390). That registration statement was declared effective by the SEC on December 2, 2004.  As of June 5, 2005, the number of shares of common stock issuable upon conversion of the September 21, 2004 and November 9, 2004 notes exceeds the amount registered.  As a result, we are filing this registration statement to cover the resale of these additional shares issuable upon conversion of outstanding notes issued on September 21, 2004 and November 9, 2004 in an aggregate principal amount of $3,660,000, in accordance with the terms of the Registration Rights Agreement dated September 21, 2004 and the Securities Purchase Agreement dated November 9, 2004.

The holder of a note will not possess any rights as a stockholder until the holder convert the notes into shares of our common stock.

FLORIDA LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

Provisions of Florida law, our charter and bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Authorized But Unissued Stock. We have shares of common stock and preferred stock available for future issuance, in some cases, without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions, stock dividends on our capital stock or equity compensation plans.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Special Meeting Of Stockholders. Our bylaws provide that special meetings may be called only by our board of directors or by holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. This provision may make it more difficult for stockholders to take action opposed by our board of directors.

Amendment To Our Bylaws. Section 607.1004 of the Florida Business Corporation Act provides that preferred stockholders have the right to vote as a class on amendments to our charter that would negatively impact their rights or preferences as preferred stockholders of such class. Our charter, however, provides that our board of directors has the exclusive authority to alter, amend or repeal them. This provision of our charter may also make it more difficult for stockholders to take action opposed by our board of directors.

The Issuance Of Preferred Stock May Entrench Management Or Discourage A Change Of Control. Our Articles of Incorporation authorize the issuance of preferred stock that would have designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

In the event of issuance, the preferred stock could be used, under some circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. Current members of our management that are large stockholders and members of our Board may have interests that are different form other stockholders. Therefore, conflicting interests of some members of management and our stockholders may lead to stockholders desiring to replace these individuals. In the event this occurs and the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors. In addition, by issuing preferred stock, management could prevent other shareholders from receiving a premium price for their shares as part of a tender offer.

Recent Amendment to the Bylaws.  On March 23, 2005 we amended Article II, Section 13 of our bylaws to reduce the time required for notice of a special meeting of the board of directors from not less than two days to not less than one day.

Transfer Agent. The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer, Inc.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.

Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing

(i) the name of each such selling stockholder and of the  participating broker-dealer(s),

(ii) the number of shares involved,

(iii) the price at which such the shares of common stock were sold,

(iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

(v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

(vi) other facts material to the transaction.

In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers.

Each selling stockholder who is an affiliate of a broker-dealer has represented and warranted to the Company that he acquired the securities subject to this registration statement in the ordinary course of such selling stockholder's business and, at the time of his purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities. As such, they are not underwriters within the meaning of Section 2(11) of the Securities Act. We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission.

The selling stockholders have acknowledged that they understand their obligations to comply with these provisions of the Exchange Act and the rules thereunder and have agreed that they will not engage in any transaction in violation of such provisions.

If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this registration statement.

The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling stockholders against some losses, claims, damages and liabilities, including liabilities under the Securities Act.

AVAILABLE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form SB-2 that we filed with the SEC. Some information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•

read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC's Public Reference Room; or

•

obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

LEGAL MATTERS

Foley Hoag LLP of 155 Seaport Boulevard, Boston, Massachusetts 02210 has advised us about the legality and validity of the shares. We know of no members of Foley Hoag who are beneficial owners of our common stock or preferred stock.

EXPERTS

Our consolidated financial statements as of June 30, 2004, included in this prospectus have been audited by Wolf & Company, P.C., registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Our consolidated financial statements as of June 30, 2003, included in this prospectus have been audited by Marcum & Kliegman, LLP, registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Page

Reports Of Independent Registered Public Accounting Firm And Consolidated Financial

Statements For Markland Technologies, Inc. And Subsidiaries For The Years Ended June 30, 2004 And 2003

Report of Independent Registered Public Accounting Firm of Wolf & Company, P.C.

F-2

Report of Independent Registered Public Accounting Firm of Marcum & Kliegman LLP

F-3

Consolidated Balance Sheet at June 30, 2004

F-4

Consolidated Statements of Loss for the Years Ended June 30, 2004 and 2003

F-5

Consolidated Statements of Stockholders' (Deficiency) Equity for the Years

Ended June 30, 2004 and 2003

F-6

Consolidated Statements of Cash Flows for the Years Ended June 30, 2004 and 2003

F-10

Notes to Consolidated Financial Statements

F-13

Unaudited Quarterly Financial Statements For Markland Technologies, Inc. For The Period Ended March 31, 2005

Condensed Consolidated Balance Sheet at March 31, 2005

F-44

Condensed Consolidated Statements of Operations for the Nine Months

Ended March 31, 2005 and 2004

F-46

Condensed Consolidated Statements of Operations for the Three Months

Ended March 31, 2005 and 2004

F-47

Condensed Consolidated Statement of Stockholders' Equity For the Nine

Months Ended March 31, 2005

F-48

Condensed Consolidated Statements of Cash Flows for the Nine Months

Ended March 31, 2005 and 2004

F-51

Notes to Condensed Consolidated Financial statements

F-54

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Markland Technologies, Inc. and Subsidiaries

Ridgefield, Connecticut

We have audited the consolidated balance sheet of Markland Technologies and subsidiaries as of June 30, 2004, and the related consolidated statements of loss, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Markland Technologies, Inc. and subsidiaries as of June 30, 2004 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidate financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and its current liabilities exceed its current assets. The Company has limited finances and may require additional funding in order to market and license its products. There are no assurances that the Company can reverse its operating losses or that it can raise additional capital to allow it to continue its planned operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ WOLF & COMPANY, P.C.

------------------------

Boston, Massachusetts

October 13, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Markland Technologies, Inc. and Subsidiaries

We have audited the accompanying consolidated statements of operations, stockholders' (deficiency) equity, and cash flows of Markland Technologies, Inc. and Subsidiaries ("the Company") for the year ended June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of Markland Technologies, Inc. and Subsidiaries referred to above present fairly, in all material respects, the results of their operations and their cash flows for the year ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company incurred a net loss of approximately $2,837,000 during the year ended June 30, 2003. As of June 30, 2003, the Company also had a working capital deficiency of approximately $1,235,000. These conditions raised substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                      /s/ MARCUM & KLIEGMAN LLP

                                                      -------------------------

                                                      NEW YORK, NEW YORK

                                                      SEPTEMBER 15, 2003

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AT JUNE 30, 2004

                                                                 ASSETS

CURRENT ASSETS:

  Cash                                                       $  1,101,088

  Accounts receivable                                           5,354,267

  Other current assets                                            285,070

                                                            -------------

      TOTAL CURRENT ASSETS                                      6,740,425

                                                            -------------

PROPERTY AND EQUIPMENT, net of

accumulated depreciation of $11,306                             1,076,657

                                                            -------------

OTHER ASSETS

  Amortizable intangible assets, net of

       accumulated amortization                                14,140,548

  Technology rights - Acoustic Core                             1,300,000

  Goodwill                                                      9,706,333

                                                            -------------

      TOTAL OTHER ASSETS                                       25,146,881

                                                            -------------

      TOTAL ASSETS                                           $ 32,963,963

                                                            =============

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable                                           $  4,225,701

  Accrued expenses and other current liabilities                1,837,836

  Unearned contract revenue                                       324,140

  Bank line of credit                                             600,000

  Current portion of long term debt                             2,493,470

                                                            -------------

      TOTAL CURRENT LIABILITIES                                 9,481,147

NON CURRENT LIABILITIES:

  Long term debt, less current portion                           7,774,980

                                                             -------------

      TOTAL LIABILITIES                                         17,256,127

                                                             -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

  Series A redeemable convertible preferred

   stock - no par value; 30,000 authorized, issued

   and outstanding; liquidation preference

    of $300,000                                                    300,000

  Series C 5% cumulative convertible preferred stock -

    .0001 par value; 8,000 authorized; none issued and outstanding      --

  Series D convertible preferred stock - $.0001 par value;

    40,000 authorized; 22,786 issued and outstanding;

    liquidation preference of $22,786,000                                                                2

  Common stock - $.0001 par value; 500,000,000 authorized;

    31,856,793 shares issued and outstanding                         3,180

  Additional paid-in capital                                    50,864,718

  Unearned compensation                                        (15,176,116)

  Accumulated deficit                                          (20,283,948)

                                                              -------------

      TOTAL STOCKHOLDERS' EQUITY                                15,707,836

                                                              -------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 32,963,963

                                                              =============

 The accompanying notes are an integral part of these consolidated financial statements.

                      MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                             CONSOLIDATED STATEMENTS OF LOSS

	FOR THE YEARS ENDED JUNE 30
	2004	2005

REVENUES	$6,013,930	$658,651

COST OF REVENUES	4,674,593	445,218
	---------------	-------------

GROSS PROFIT	1,339,337	213,433
	---------------	---------------
OPERATING EXPENSES:
Sellling, general and administrative Research & development Amortization of compensatory element of stock issuances for selling, general and administrative expenses Amortization of intangible assets	5,313,448 49,289 5,211,737 915,729	1,186,379 522,657 2,051,822 66,668
	---------------	---------------
TOTAL OPERATING EXPENSES	11,490,203	3,827,526
	---------------	---------------
OPERATING LOSS FROM CONTINUING OPERATIONS	(10,150,866)	(3,614,093)

OTHER EXPENSES (INCOME), NET:
Interest expense Other income, net	360,347 ----	226,751 (5,250)
	---------------	---------------
TOTAL OTHER EXPENSES (INCOME), NET	360,347	221,501
	---------------	---------------
LOSS FROM CONTINUING OPERATIONS	(10,511,213)	(3,835,594)

GAINS FROM DISCONTINUED OPERATIONS:
GAIN FROM DISCONTINUED OPERATIONS	----	998,713
	---------------	---------------
NET LOSS	(10,511,213)	(2,836,881)
DEEMED DIVIDEND TO PREFERRED STOCKHOLDERS – Series C	844,270	501,755

DEEMED DIVIDEND TO PREFERRED STOCKHOLDERS – Series D	3,555,500	4,107,500

PREFERRED STOCK DIVIDEND – Series C	184,478	152,716
	---------------	---------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(15,095,461)	$(7,598,852)
	===========	===========
BASIC AND DILUTED LOSS PER COMMON SHARE Loss from continuing operations Gain from discontinued operations	$ (1.39) ----	$ (1.72) $ (0.20)
	---------------	---------------

Net Loss	$ (1.39)	$ (1.52)
	===========	===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (AFTER 1 for 60 REVERSE SPLIT)	10,872,049	5,002,724
	===========	===========

                                            MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                             FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                                          SERIES A                   SERIES C

                                                                                        CONVERTIBLE                CONVERTIBLE

                                                            COMMON STOCK              PREFERRED STOCK            PREFERRED STOCK

                                                      -------------------------   ------------------------   -----------------------

                                                       SHARES (1)      AMOUNT       SHARES        AMOUNT       SHARES       AMOUNT

                                                      -----------   -----------   -----------   ----------   ----------   ----------


Balance - June 30, 2002                                4,998,486           500            --           --           --           --

Stock canceled in connection with December 9, 2002

  exchange agreement                                  (4,998,486)         (450)           --           --           --           --

Stock issued in connection with December 9, 2002

  exchange agreement                                   4,498,638           450            --           --           --           --

Conversion of promissory notes and interest into

  Series C convertible preferred stock                        --            --            --           --        5,225            1

Stock issued for directors' compensation, net              5,000             1            --           --           --           --

Stock issued in connection with private placement        113,333            11            --           --           --           --

Value assigned to beneficial conversion feature of

  convertible debt                                            --            --            --           --           --           --

Preferred stock dividend - Series C                           --            --            --           --           --           --

Preferred stock dividend - beneficial conversion

  feature - Series C                                          --            --            --           --           --           --

Value allocated to Series C preferred stock -

  beneficial conversion feature dividend                      --            --            --           --           --           --

Stock issued in connection with consulting agreement       2,333            --            --           --           --           --

Stock issued in connection with consulting agreements    132,528            13            --           --           --           --

Stock issued in connection with employment agreements     86,559             9            --           --           --           --

Amortization of consulting agreements                         --            --            --           --           --           --

Amortization of employment agreements                         --            --            --           --           --           --

Sale of 170 shares of Series C convertible

  preferred stock                                             --            --            --           --          170           --

Conversion of liabilities from discontinued

  operations into Series A convertible

  preferred stock                                             --            --        30,000       300,000          --           --

Conversion of common stock into Series D convertible

  preferred stock                                     (1,666,666)         (167)           --           --           --           --

Sale of Series D convertible preferred stock                  --            --            --           --           --           --

Preferred stock dividend - beneficial conversion

  feature - Series D                                          --            --            --           --           --           --

Value allocated to Series D preferred stock -

  beneficial conversion feature dividend                      --            --            --           --           --           --

Net loss                                                      --            --            --           --           --           --

Balance - June 30, 2003                                3,671,573           367        30,000      300,000        5,395            1

-------------------

(1)  Share amounts have been restated to reflect the 1-60 reverse stock split effected on October 27, 2003.

                       The accompanying notes are an integral part of these consolidated financial statements.

                                               MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                    FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                                SERIES D

                                                                               CONVERTIBLE

                                                                             PREFERRED STOCK            UNEARNED

                                                                        --------------------------    COMPENSATION

                                                                           SHARES        AMOUNT          AMOUNT

                                                                        -----------    -----------    ------------

Balance - June 30, 2002                                                         --             --             --

Stock canceled in connection with December 9, 2002 exchange

  agreement                                                                     --             --             --

Stock issued in connection with December 9, 2002 exchange agreement             --             --             --

Conversion of promissory notes and interest into Series C

  convertible preferred stock                                                   --             --             --

Stock issued for directors' compensation, net                                   --             --             --

Stock issued in connection with private placement                               --             --             --

Value assigned to beneficial conversion feature of convertible debt             --             --             --

Preferred stock dividend - Series C                                             --             --             --

Preferred stock dividend - beneficial conversion feature - Series C             --             --             --

Value allocated to Series C preferred stock - beneficial

  conversion feature dividend                                                   --             --             --

Stock issued in connection with consulting agreement                            --             --             --

Stock issued in connection with consulting agreements                           --             --     (4,037,237)

Stock issued in connection with employment agreements                           --             --             --

Amortization of consulting agreements                                           --             --     (3,573,966)

Amortization of employment agreements                                           --             --      1,178,002

Sale of 170 shares of Series C convertible preferred stock                      --             --      2,051,822

Conversion of liabilities from discontinued operations into Series A

  convertible preferred stock                                                   --             --             --

Conversion of common stock into Series D convertible preferred stock        16,000              2             --

Sale of Series D convertible preferred stock                                   430             --             --

Preferred stock dividend - beneficial conversion feature - Series D             --             --             --

Value allocated to Series D preferred stock - beneficial conversion

  feature dividend                                                              --             --             --

Net loss                                                                        --             --             --

Balance - June 30, 2003                                                     16,430              2     (4,381,379)

----------------------

(1)  Share amounts have been restated to reflect the 1-60 reverse stock split effected on October 27, 2003.

             The accompanying notes are an integral part of these consolidated financial statements.

                                                    MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                             FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                                                                          TOTAL

                                                                              ADDITIONAL                               STOCKHOLDERS'

                                                                               PAID-IN            ACCUMULATED          (DEFICIENCY)

                                                                               CAPITAL              DEFICIT              EQUITY

                                                                             -------------       -------------        -------------

                                                                               AMOUNT               AMOUNT               AMOUNT

                                                                             -------------       -------------        -------------

Balance - June 30, 2002                                                            29,490          (6,935,854)          (6,905,864)

Stock canceled in connection with December 9, 2002 exchange agreement                 450                  --                    --

Stock issued in connection with December 9, 2002 exchange agreement             1,299,500                  --            1,300,000

Conversion of promissory notes and interest into Series C convertible

  preferred stock                                                               5,224,999                  --            5,225,000

Stock issued for directors' compensation, net                                       2,999                  --                3,000

Stock issued in connection with private placement                                 339,989                  --              340,000

Value assigned to beneficial conversion feature of convertible debt               125,000                  --              125,000

Preferred stock dividend - Series C                                              (152,716)                 --              (152,716)

Preferred stock dividend - beneficial conversion feature - Series C              (501,755)                 --              (501,755)

Value allocated to Series C preferred stock - beneficial conversion

  feature dividend                                                                501,755                  --              501,755

Stock issued in connection with consulting agreement                               30,400                  --               30,400

Stock issued in connection with consulting agreements                           5,215,706                  --            1,178,482

Stock issued in connection with employment agreements                           4,413,896                  --              839,939

Amortization of consulting agreements                                          (1,178,002)                 --                   --

Amortization of employment agreements                                          (2,051,822)                 --                   --

Sale of 170 shares of Series C convertible preferred stock                        170,000                  --              170,000

Conversion of liabilities from discontinued operations into Series A

  convertible preferred stock                                                          --                  --              300,000

Conversion of common stock into Series D convertible preferred stock                  165                  --                   --

Sale of Series D convertible preferred stock                                      430,000                  --              430,000

Preferred stock dividend - beneficial conversion feature - Series D            (4,107,500)                 --            (4,107,500)

Value allocated to Series D preferred stock - beneficial conversion

  feature dividend                                                              4,107,500                  --            4,107,500

Net loss                                                                               --          (2,836,881)          (2,836,881)

Balance - June 30, 2003                                                        13,900,104          (9,772,735)              46,360

                       The accompanying notes are an integral part of these consolidated financial statements.

                                             MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                             FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                                   SERIES A CONVERTIBLE      SERIES C CONVERTIBLE

                                                            COMMON STOCK             PREFERRED STOCK           PREFERRED STOCK

                                                       ------------------------  ------------------------  ------------------------

                                                       SHARES (1)      AMOUNT       SHARES       AMOUNT       SHARES      AMOUNT

                                                       -----------  -----------  -----------  -----------  -----------  -----------

Balance - July 1, 2003                                  3,671,573          367       30,000      300,000        5,395            1

Issuance of Series D convertible preferred

    stock                                                      --           --           --           --           --           --

Conversion of Series C convertible preferred

    stock and accrued dividends into common stock       5,156,412          516           --           --       (5,395)          (1)

Conversion of promissory note into common stock           404,266           40           --           --           --           --

Conversion of Series D convertible preferred

    stock into common stock                               604,839           60           --           --           --           --

Stock issued in connection with settlement of

    liabilities to a related party                        750,000           75           --           --           --           --

Stock issued in connection with consulting and

    employment agreements                               6,122,008          612           --           --           --           --

Common stock issued in conjunction with

    acquisition of ASI assets                             325,833           33           --           --           --           --

Common stock issued in conjunction with

    acquisition of Science and Technology Research

    Corporation, Inc.                                   1,589,779          154           --           --           --           --

Amortization of employment and consulting

    agreements                                                 --           --           --           --           --           --

Common stock and warrant issuances in private

    placements                                         13,232,083        1,323           --           --           --           --

Intrinsic value of options issued in

    connection with EOIR acquisition                           --           --           --           --           --           --

Net loss                                                       --           --           --           --           --           --

Balance - June 30, 2004                                31,856,793        3,180       30,000      300,000           --           --

-----------------------------

(1)  Share amounts have been restated to reflect the 1-60 reverse stock split effected on October 27, 1003.

                       The accompanying notes are an integral part of these consolidated financial statements.

                                                               MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                    FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                   SERIES D CONVERTIBLE               UNEARNED

                                                                      PREFERRED STOCK               COMPENSATION

                                                              --------------------------------      -------------

                                                                 SHARES             AMOUNT             AMOUNT

                                                              -------------      -------------      -------------

Balance - July 1, 2003                                              16,430                  2         (4,381,379)

Issuance of Series D convertible preferred stock                     7,166                 --                 --

Conversion of Series C convertible preferred stock and

  accrued dividends into common stock                                  --                  --                 --

Conversion of promissory note into common stock                        --                  --                 --

Conversion of Series D convertible preferred stock into

  common stock                                                       (810)                 --                 --

Stock issued in connection with settlement of liabilities

  to a related party                                                   --                  --                 --

Stock issued in connection with consulting and

  employment agreements                                                --                  --        (12,006,474)

Common stock issued in conjunction with

  acquisition of ASI assets                                            --                  --                 --

Common stock issued in conjunction with

  acquisition of Science and Technology Research

  Corporation, Inc.                                                    --                  --                 --

Amortization of employment and consulting agreements                   --                  --          5,211,737

Common stock and warrant issuances in private placements               --                  --                 --

Intrinsic value of options issued in

   connection with EOIR acquisition                                    --                  --         (4,000,000)

Net loss                                                               --                  --                 --

Balance - June 30, 2004                                            22,786                   2        (15,176,116)

-----------------------

(1)  Share amounts have been restated to reflect the 1-60 reverse stock split effected on October 27, 1003.

             The accompanying notes are an integral part of these consolidated financial statements.

                                        MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                         FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                         ADDITIONAL                                TOTAL

                                                                          PAID-IN          ACCUMULATED          STOCKHOLDERS'

                                                                          CAPITAL            DEFICIT               EQUITY

                                                                        ------------       ------------         ------------

                                                                           AMOUNT             AMOUNT               AMOUNT

                                                                        ------------       ------------         ------------

Balance - June 30, 2003                                                  13,900,104          (9,772,735)             46,360

Issuance of Series D convertible preferred stock                          5,401,970                  --           5,401,970

Conversion of Series C convertible preferred stock and accrued

  dividends into common stock                                                  (515)                 --                  --

Conversion of promissory note into common stock                             518,419                  --             518,459

Conversion of Series D convertible preferred stock into common

  stock                                                                         (60)                 --                  --

Stock issued in connection with settlement of liabilities to a

  related party                                                             449,925                  --             450,000

Stock issued in connection with consulting and employment agreements     12,286,331                  --             280,469

Common stock issued in conjunction with acquisition of ASI assets           916,692                  --             916,725

Common stock issued in conjunction with acquisition of

  Science and Technology Research Corporation, Inc.                       5,166,346                  --           5,166,500

Amortization of employment and consulting agreements                             --                  --           5,211,737

Common stock and warrant issuances in private placements                  8,225,506                  --           8,226,829

Intrinsic value of options issued in connection with EOIR acquisition     4,000,000                  --                  --

Net loss                                                                         --         (10,511,213)        (10,511,213)

Balance - June 30, 2004                                                  50,864,718         (20,283,948)         15,707,836

---------------------

(1)  Share amounts have been restated to reflect the 1-60 reverse stock split effected on October 27, 2003.

                   The accompanying notes are an integral part of these consolidated financial statements.

                               MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       FOR THE YEARS ENDED

                                                                            JUNE 30,

                                                                 -------------------------------

                                                                      2004             2003

                                                                 -------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                       $(10,511,213)     $ (2,836,881)

  Gain from discontinued operations                                        --          (998,713)

                                                                 -------------     -------------

  Loss from continuing operations                                 (10,511,213)       (3,835,594)

  Adjustment to reconcile net loss to net

    cash used in operating activities:

      Depreciation                                                     11,306                --

      Amortization of intangible assets                               915,729            66,668

      Amortization of debt discount and non-cash interest             239,164            41,666

      Amortization of compensatory stock compensation               5,211,737         2,051,822

  Changes in operating assets and liabilities:

      Accounts receivable                                             350,760          (314,223)

      Prepaid expenses and other assets                               137,362            (1,167)

      Accounts payable                                               (444,295)          939,774

      Accrued expenses and other current

        liabilities                                                   182,550           328,170

                                                                 -------------     -------------

        NET CASH USED IN OPERATING ACTIVITIES                      (3,906,900)         (764,550)

                                                                 -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Cash used for acquisitions, net of cash acquired               (8,536,533)         (191,900)

    Purchase of property and equipment                                 (1,853)               --

                                                                 -------------     -------------

        NET CASH USED IN INVESTING ACTIVITIES                      (8,538,386)         (191,900)

                                                                 -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds in connection with premium financing agreement                  --            44,000

  Principal payments relating to premium financing agreement          (12,906)          (26,996)

  Repayments of note payable - STR                                    (75,000)               --

  Proceeds from note payable - Bay View                             1,400,000                --

  Repayments of note payable - Bay View                            (1,400,000)               --

  Proceeds from sale of common stock in private placement           8,226,845           340,000

  Proceeds from sale of Series C 5% cumulative

    convertible preferred stock                                            --           170,000

  Proceeds from sale of Series D convertible preferred stock        5,401,970           430,000

                                                                 -------------     -------------

        NET CASH PROVIDED BY FINANCING ACTIVITIES                  13,540,909           957,004

                                                                 -------------     -------------

NET INCREASE IN CASH                                                1,095,623               554

CASH - BEGINNING OF YEAR                                                5,465             4,911

                                                                 -------------     -------------

CASH - END OF YEAR                                               $  1,101,088      $      5,465

                                                                 =============     =============

     The accompanying notes are an integral part of these consolidated financial statements.

                                 MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                            (CONTINUED)

                                                                           FOR THE YEARS ENDED

                                                                                JUNE 30,

                                                                     ------------------------------

                                                                          2004             2003

                                                                     -------------    -------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the years for:

  Interest                                                           $    100,769     $         --

                                                                     =============    =============

  Taxes                                                              $         --     $         --

                                                                     =============    =============

Non-cash investing and financing activities:

    preferred stock                                                  $    518,459     $  5,225,000

                                                                     =============    =============

  Conversion of liabilities from discontinued operations into

    Series A convertible preferred stock                             $         --     $    300,000

                                                                     =============    =============

  Acquisition of technology rights by issuance of common stock       $         --     $  1,300,000

                                                                     =============    =============

  Acquisition of ASI by issuance of common stock                     $    916,725     $         --

                                                                     =============    =============

  Acquisition of STR by issuance of common stock                     $  5,166,500     $         --

                                                                     =============    =============

  Conversion of accounts payable into Common Stock                   $    450,000     $         --

                                                                     =============    =============

  Conversion of common stock into Series D convertible preferred

    stock                                                            $         --     $     10,000

                                                                     =============    =============

  Deemed dividend preferred stock - beneficial conversion

    Feature - Series C                                               $    844,270     $    501,755

                                                                     =============    =============

  Deemed dividend preferred stock - beneficial conversion

    Feature - Series D                                               $  3,555,500     $  4,107,500

                                                                     =============    =============

  Accrued Dividends on preferred stock                               $    184,478     $    152,716

                                                                     =============    =============

  Payable on purchase of Ergo                                        $         --     $    273,100

                                                                     =============    =============

  Secured convertible promissory note debt discount                  $         --     $    125,000

                                                                     =============    =============

      The accompanying notes are an integral part of these consolidated financial statements.

                                   MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 YEARS ENDED JUNE 30, 2004 AND 2003

During years ended June 30, 2004 and 2003, the Company acquired the assets and assumed the liabilities of various entities. The transactions had the following non-cash impact on the balance sheet:

                                                             2004                2003

                                                         -------------       -------------

Accounts receivable                                      $  5,390,805        $         --

Equipment                                                   1,083,467                  --

Other current assets                                          317,851                  --

Intangibles                                                25,029,277             400,000

Accounts payable                                           (3,678,360)                 --

Accrued liabilities                                        (1,860,156)                 --

Notes payable to sellers                                  (10,339,351)           (273,100)

Line of credit                                               (600,000)                 --

Transaction costs                                            (792,000)                 --

Equity                                                     (5,950,000)                 --

                                                         -------------       -------------

Net Cash Used for Acquisitions, net

  of cash acquired of $538,467                           $  8,601,533        $    126,900

                                                         =============       =============

 The accompanying notes are an integral part of these consolidated financial statements.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

1. NATURE OF OPERATIONS

BUSINESS HISTORY AND OPERATIONS

Markland Technologies, Inc. ("Markland"), previously known as Quest Net Corporation, was incorporated in Colorado in November 1995, under the name "A.P. Sales Inc." In December 1998, A.P. Sales Inc. dissolved as a Colorado corporation, redomiciled in Florida and changed its name to Quest Net Corporation.

In March 2000, Markland acquired CWTel, Inc. ("CWTel"), a Florida-based telecommunication corporation. In November 2001, CWTel filed a voluntary bankruptcy petition in the State of Florida. In March 2002, a final decree was issued, the trustee discharged and the case closed.

On March 15, 2001, Markland acquired all of the outstanding stock of Vidikron of America, Inc. ("Vidikron"). As a result of this acquisition, the sole stockholder of Vidikron, Market LLC, controlled a majority of the common stock of Markland and, accordingly, the transaction was accounted for as a reverse acquisition and as a recapitalization of Vidikron, pursuant to which Vidikron was treated as the accounting acquirer. Accordingly the historical financial statements are those of Vidikron. Vidikron became a wholly-owned subsidiary of Markland. Subsequently, Quest Net changed its name to Markland Technologies, Inc. and Vidikron adopted the year-end of Quest Net.

On May 28, 2002, Markland received a notice of default from Market LLC relating to a loan and security agreement and a related secured convertible revolving credit note due to Markland's failure to make payments of principal and interest due under the note. In addition, as a result of the defaults under the note, Market LLC declared all outstanding principal and interest under the note, totaling $4,213,300, to be immediately due and payable. In June of 2002, all of the shares of the Vidikron subsidiary, including all of its operating assets and liabilities, were transferred to Market LLC in partial satisfaction of the indebtedness due Market LLC of $50,000. As a result, Markland had no active business following such event. The assets and liabilities and operating results of Vidikron have been treated as a discontinued operation in the accompanying consolidated financial statements (see Note 11).

On November 21, 2002, Security Technology, Inc. ("STI") was incorporated as a Delaware C corporation and became a wholly-owned subsidiary of Markland.

In December 2002, Markland, Eurotech Ltd. ("Eurotech"), ipPartners, Inc. ("ipPartners"), a related party, Market LLC and James LLC, entered into an exchange agreement ("Exchange Agreement"). On December 19, 2002, the transactions contemplated by the Exchange Agreement were consummated. Pursuant to the Exchange Agreement, Eurotech transferred to Markland certain rights to Eurotech's Acoustic Core technology, relating to illicit materials detection, and certain cryptology technology. Market LLC and James LLC, the holders of 100% of the issued and outstanding common stock of Markland, exchanged 4,498,638 shares of Markland's common stock (90% of their total holdings) and certain convertible notes owed by Markland in exchange for $5,225,000 in stated value of Series C 5% Cumulative Convertible Preferred Stock. Markland issued 3,998,789 shares of common stock, representing approximately eighty percent (80%) of its outstanding common stock, to Eurotech, and 499,849 shares of common stock, representing approximately ten percent (10%) of its outstanding common stock, to ipPartners. As a result of this transaction, a change of control occurred and Markland became an 80%-owned subsidiary of Eurotech.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

In January 2003, Markland purchased the common stock of Ergo Systems, Inc. ("Ergo"). In September 2003, Markland purchased certain technology from ASI Technology Corporation ("ASI"). In October 2003, Markland purchased the common stock of Science and Technology Research Corporation, Inc. ("STR").

We acquired from ASI gas plasma antenna technology assets and a sub-license for plasma sterilization and decontamination. The assets at time of purchase included three ongoing funded SBIR government contracts and nine issued and pending U.S. patents related to gas plasma antenna technology with demonstrated applications in the fields of ballistic missile defense, phased array radar, and forward deployed decontamination.

STR provides a full range of electrical and mechanical engineering support as well as fabrication and assembly of electrical and mechanical systems. STR is a producer of the United States Navy's Shipboard Automatic Chemical Agent Detection and Alarm System (ACADA). The Navy deploys the "man-portable" point detection system to detect all classic nerve and blister agents as well as other chemical warfare agent (CWA) vapors.

Markland acquired 100% of E-OIR Technologies, Inc.'s ("EOIR") outstanding common stock in conjunction with a Stock Purchase Agreement dated June 29, 2004. EOIR provides research and engineering services to Defense and Intelligence Community customers. EOIR's technical services include design and fabrication of sensor systems for military and intelligence community applications. These efforts involve systems, engineering, system integration, prototyping, field collections as well as data analysis and processing. Substantially all of EOIR's revenues are derived from approximately twenty Government contracts with ten different

U.S. Government agencies.

These transactions are in support of Markland's objective to provide end-to-end solutions to the Department of Homeland Security ("DHS") and Department of Defense ("DOD"). Markland's principal end customer is the United States Government. Markland operates in one principal business segment of providing primarily Government Agencies with products to protect the United States' borders, military personnel and infrastructure assets. All of the Markland's operating units have similar products and services, production processes, customers and regulatory environment. During 2004, sales of remote sensing products, border security products and services and SBIR funded research grants comprised 80%, 16% and 4% of our revenue, respectively. During 2003, revenue was comprised of sales of border security products and services and SBIR funded research grants of 67% and 33%, respectively. The Company's revenues from the acquisition of EOIR will be derived from the sales of remote sensor system products and services.

Markland is subject to risks common to companies in the Homeland Defense Technology industry, including, but not limited to, development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers. Since the United States Government represents substantially all of Markland's current revenue, the loss of this customer would have a material adverse effect on Markland's future operations.

BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Markland as a going concern. Markland has incurred net losses of $10,511,213 and $2,836,881 for the years ended June 30, 2004 and 2003, respectively. Additionally, Markland had a working capital deficiency of $2,740,722 at June 30, 2004. Markland has limited finances and may require additional funding in order to market and license its products.  Subsequent to June 30, 2004, Markland issued secured convertible promissory notes and warrants to purchase shares of common stock and

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

promissory notes and warrants to purchase shares of common stock and received net proceeds of approximately $4,000,000 (see Note 16). There is no assurance that Markland can reverse its operating losses, or that it can raise additional capital to allow it to continue its planned operations. These factors raise substantial doubt about Markland's ability to continue as a going concern. Markland's ability to continue as a going concern remains dependent upon the ability to obtain additional financing or through the generation of positive cash flows from continuing operations. These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty. While Markland has experienced operating losses in the past, due to the acquisition of EOIR, management believes the operating portion of the business will be cash flow positive in fiscal 2005. Management's business plan is to continue to grow the customer base and revenues and to control and monitor operating expenses and capital expenditures. In addition, subsequent to year end, Markland consummated a financing through which we realized net cash of approximately $4,000,000.  Management believes that the business as currently constituted will produce positive cash flow which, together with the current cash levels, will enable Markland to meet existing financial obligations as they come due during the current fiscal year. However, management can provide no assurance that the performance of the business will meet these expectations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

---------------------------

The consolidated financial statements include the accounts of Markland and its wholly-owned subsidiaries, Security Technology, Inc. ("STI"), Ergo Systems, Inc. ("Ergo"), Science and Technology Research Corporation, Inc. ("STR") and E-OIR Technologies, Inc. ("EOIR"). All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates in Preparation of Financial Statements

-------------------------------------------------------

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the determination of the fair value of assets acquired and liabilities assumed in business combinations, impairment of identified intangible assets, goodwill and long lived assets, the fair value of equity instruments issued, valuation reserves on deferred tax assets and revenue and costs recognized on long-term, fixed-price contracts.

Concentrations

--------------

Markland has cash balances in banks in excess of the maximum amount insured by the FDIC as of June 30, 2004.

Substantially all revenue is generated from contracts with Federal government agencies. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Cash and Cash Equivalents

-------------------------

Cash equivalents include interest-bearing deposits with original maturities of three months or less.

Allowance for Doubtful Accounts

-------------------------------

The allowance for doubtful accounts reflects management's best estimate of probable losses inherent in the accounts receivable balance. Management determines the allowance based on known trouble accounts, historical experience and other currently available evidence. Markland's receivables are from government contracts. Markland has not experienced any losses in accounts receivable and has provided no allowance at June 30, 2004 or 2003.

Property and Equipment

----------------------

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

         Computers and equipment                  3 years

         Furniture and fixtures                      5-7 years

         Vehicles                                              5 years

         Software                                             3 years

Property and equipment consisted of the following at June 30, 2004:

         Software                           $      63,830

   Computer equipment                       512,236

   Vehicles                                 405,258

   Furniture and fixtures                   106,639

                                     --------------

                                      $   1,087,963

     Less accumulated depreciation          (11,306)

                                      -------------

                                      $   1,076,657

                                         ==========

Depreciation expense for the years ended June 30, 2004 and 2003 was $11,306 and $0, respectively.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Income Taxes

------------

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable in the years in which these temporary differences are expected to be recovered or settled. A deferred tax asset is recorded for net operating loss and tax credit carry forwards to the extent that their realization is more likely than not. The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

Revenue Recognition

-------------------

We recognize revenue when the following criteria are met: (1) we have persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain, (3) our price to our customer is fixed or determinable, and (4) collection is probable. We recognize revenues at the time we perform services related to border security logistic support. With respect to our revenues from our chemical detectors, we recognize revenue under the units-of-delivery method. At the time the units are shipped to the United States Navy, the Company recognizes as revenues the contract price of each unit and recognizes the applicable cost of each unit shipped. As of June 30, 2004, the Company had completed delivery of all outstanding orders under the contract.

Unearned Revenue

----------------

Unearned revenue represents cash collection in excess of revenue earned from fixed price contracts.

Fair Value of Financial Instruments

-----------------------------------

The financial statements include various estimated fair value information at June 30, 2004, as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The maximum potential loss may exceed any amounts recognized in the consolidated balance sheets.

The fair value of cash, accounts receivable, bank line of credit and long-term debt approximate their recorded amounts because of their relative market and settlement terms. The fair value of the notes payable issued to the former owners of EOIR (see Note 3) have been recorded at their fair value, as determined by an independent valuation, which is less than the face value due to a below market interest rate.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Advertising Costs

-----------------

Advertising costs are expensed as incurred. For the years ended June 30, 2004 and 2003, advertising and promotion expenses were approximately $19,504 and $-0-, respectively.

Shipping Costs

--------------

Delivery and shipping costs are included in cost of revenue in the accompanying consolidated statements of loss.

Research and Development

------------------------

Research and development costs are charged to expense as incurred. Markland capitalizes costs related to acquired technologies that have achieved technological feasibility and have alternative uses. Acquired technologies which do not meet this criteria are expensed as research and development costs.

Reverse Stock Split/Loss Per Share

----------------------------------

Share amounts and per share data have been restated to reflect a 1 for 60 reverse stock split effective as of October 27, 2003.

Basic and diluted net loss per common share has been computed based on the weighted average number of shares of common stock outstanding during the periods presented.

Common stock equivalents, consisting of Series A and D Convertible preferred stock, options and warrants were not included in the calculation of the diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed.

Impairment of Intangible Assets

-------------------------------

The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Statements of Financial Accounting Standards (SFAS ) No. 142, "Goodwill and Other Intangible Assets", prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in the fiscal year ended June 30, 2004.

Impairment of Long-Lived Assets

-------------------------------

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", Markland continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

than the asset's carrying value. Accordingly, when indicators or impairment are present, Markland evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. Markland's policy is to record an impairment loss when it is determined.

Stock-Based Compensation

------------------------

At June 30, 2004, as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", Markland has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Since the only options issued by the Company were issued in conjunction with a business combination on June 29, 2004, had the Company recorded compensation costs related to these options based on fair value at the grant date consistent with SFAS No. 123, there would have been no effect on the Company's net loss in any period presented.

Impact of Recently Issued Accounting Standards

----------------------------------------------

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any impact on our financial position or results of operations.

In December 2003, the FASB issues FASB Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities". FIN 46R expands upon existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The adoption of this interpretation did not have any impact on our financial position or results of operations.

3.       ACQUISITIONS

Acoustic Core(TM) Technology

----------------------------

On December 9, 2002, in connection with the Exchange Agreement dated as of December 9, 2002, by and among Eurotech, the Company, Crypto.com, Inc., ("Crypto" - a wholly-owned subsidiary of Eurotech), Secured Technology, Inc. ("STI"), ipPartners, Inc., Market LLC and James LLC (the "Exchange"), Eurotech and Crypto agreed to license and transfer certain intellectual property to a newly-formed subsidiary of the Company, STI, in exchange for 3,998,789 shares of the Company's newly issued common

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

stock (the "Exchange Shares"). The Exchange Shares constituted 80% of the Company's outstanding common stock making the Company a majority-owned subsidiary of Eurotech. In addition, as part of the agreement, ipPartners was issued 499,849 shares of common stock in exchange for their forgiveness and discharge of certain obligations owed to ipPartners with respect to the property transferred to STI. Eurotech is a development-stage, Washington, D.C.-based, technology company, whose common stock is registered under the Exchange Act. Prior to the Exchange, Market LLC and James LLC controlled the Company.

In connection with the Exchange, on December 9, 2002, the Company, Market LLC and James LLC agreed to a recapitalization of the Company, whereby $5,225,000 in stated value of a new series of preferred stock, designated Series C 5% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") was issued by the Company, in exchange for $5,225,000 of convertible promissory notes, inclusive of accrued interest, as well as, for the agreement by James LLC and Market LLC to collectively surrender 4,498,638 shares of the Company's common stock prior to the consummation of the above Exchange agreement between the Company and Eurotech, among others.

The rights licensed from Eurotech in the Exchange consist of certain proprietary technology known as Acoustic Core used to detect illicit substances, and certain cryptology technology held by Eurotech's subsidiary, Crypto. Since Eurotech owned 80% of the common stock of the Company on December 9, 2002, the technology acquired from Eurotech was recorded by the Company at Eurotech's carrying value of $1,300,000. Eurotech had purchased the rights to such technologies in 2001. The Company's technical employees and advisors concluded that as of December 2002, the Company has established technological feasibility for its ultimate security product to be marketed. Additional development services and testing are necessary to complete the product development. The Company will begin to amortize this asset over the economic useful life of five years when the` technology is available for general release to its customers. The Company is engaged in a project with the U.S. Air Force to evaluate the Acoustic Core(TM) technology for use in the inspection of cargo. The technology utilizes acoustic waves to detect illicit materials and density changes. In addition, the Company is in the process of adapting such technology for use in the detection of concealed weapons on persons that cannot be detected by traditional metallic screeners.

Purchase of Intangible Assets of ASI Technology Corporation

-----------------------------------------------------------

On March 19, 2003, Markland and ASI Technology Corporation, a Nevada corporation, ("ASI") closed its Technology Purchase Agreement (the "Agreement"). Under the Agreement, ASI agreed to sell and Markland agreed to purchase certain assets relating to ASI's gas plasma antenna technology, including patents, patent applications, equipment, government contract rights and other intellectual property rights. Under an interim arrangement, Markland had received revenues from these contracts billed for periods after April 1, 2003 and was obligated for all related costs. Markland had agreed to use its best efforts to manage and administer the contracts during this period prior to closing and to pay ASI a fee of $2,500 per month for administrative support. These fees amounted to $15,000. The closing of this transaction occurred on September 30, 2003.

The purchase price of the ASI assets amounted to $1,000,000. This consisted of $150,000 in cash, of which $65,000 was paid by June 30, 2003 and $85,000 was paid by December 31, 2003 and 283,333 shares of common stock valued at $850,000. These assets are being amortized over 3 years.

In connection with the Agreement, ASI and Markland entered into a registration rights agreement entitling ASI to include its shares of Markland's common stock in future registration statements filed by Markland under the Securities Act of 1933 in connection with public offerings of Markland's common stock. In the event that Markland fails to register such stock on behalf of ASI, or if a registration statement for the shares is delayed, Markland will have to issue an additional $150,000 worth of common stock to ASI.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Also in connection with the Agreement, ASI and Markland entered into a sublicense agreement pursuant to which ASI has sublicensed to Markland the right to develop and sell products to certain government, military and homeland security customers in the United States and Canada using Markland's plasma sterilization and decontamination technology. Markland has agreed to pay ASI $5,000 per month for these rights for a period of 24 months, of which $5,000 has been paid to ASI under this agreement and $35,000 is included in selling, general and administrative expenses for the year ended June 30, 2004.

During March of 2004, Markland issued 42,500 shares of common stock valued at $66,725 to ASI as a penalty for not having an effective registration statement for the shares issued to ASI. This amount was charged to selling, general and administrative expense in the statement of loss for the year ended June 30, 2004.

Purchase of Science and Technology Research, Inc.

-------------------------------------------------

In October 2003, Markland completed the acquisition of 100% of the common stock of Science and Technology Research, Inc., a Maryland corporation ("STR"), by its subsidiary, Security Technology, Inc., a Delaware Corporation ("STI"), through a merger of STI with newly formed STR Acquisition Corporation, a Maryland Corporation. STR is a producer of the U.S. Navy's Shipboard Automatic Chemical Agent Detection and Alarm System (ACADA). The Navy deploys the "man-portable" point detection system to detect all classic nerve and blister agents as well as other chemical warfare agent (CWA) vapors.

The purchase price for the STR aggregated $6,475,000 and consisted of $900,000 in cash, which was paid in October 2003, 1,539,779 shares of common stock valued at $5,100,000, a promissory note of $375,000 and acquisition costs of $100,000. The promissory note bears no interest and, under amended terms, is due in full on October 15, 2004. Holders of the shares of common stock were granted piggy-back registration rights. The promissory note is collateralized by all of the assets of STR and 40% of the common stock of STR held by Markland. In June 2004, the Company made the first principal payment in the amount of $75,000. The remaining promissory note, as amended, is payable as follows:

                   July 15, 2004                      $ 75,000

                   August 15, 2004                   75,000

                   September 15, 2004              75,000

                   October 15, 2004                  75,000

                                                               -----------

                                                              $300,000

                                                           =========

On March 15, 2004, Markland agreed to pay $40,000 of cash and issue an additional 50,000 shares of common stock valued at $66,500 in exchange for his agreement to extend the due date of the promissory note to October 15, 2004. These amounts were charged to interest expense in the statement of loss for the year ended June 30, 2004.

A summary of the allocation, as determined by an independent valuation, of the aggregate consideration for the acquisition to the fair value of the assets acquired and liabilities assumed is as follows:

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Fair value of net assets acquired:

   Fair value of assets acquired -

       Current assets, including cash of $115,830            $   783,657

       Property and equipment                                     53,467

   Fair value of liabilities assumed -

       Accounts payable and accrued expenses                    (368,932)

                                                             ------------

Fair value of identifiable net tangible assets acquired          468,192

Existing contracts                                               416,000

Customer relationships                                         1,551,944

Goodwill                                                       4,038,864

                                                            ------------

         Total Purchase Price                                $ 6,475,000

                                                             ===========

Markland also entered into a consulting agreement with the principal shareholder and employee of STR (see Note 12).

Markland funded the cash portion of the acquisition from a loan provided by Bay View Capital, LLC, ("Bay View"). Robert Tarini, Markland's Chairman is affiliated with Bay View. The entire amount of the loan provided by Bay View was $1,400,000 (see Note 6).

The results of operations of STR have been included in Markland's consolidated statements of operations commencing October 1, 2003.

Purchase of E-OIR Technologies, Inc.

------------------------------------

On June 29, 2004, Markland acquired all of the outstanding stock of E-OIR Technologies, Inc. ("EOIR") for $8,000,000 in cash and $11,000,000 in principal amount of five year notes secured by the assets and stock of EOIR. EOIR is a provider of technology and services to the US Army Night Vision Laboratories and has expertise in wide area remote sensing using both electro-optic and infrared technologies. The acquisition was consummated in furtherance of Markland's stated strategy of making synergistic acquisitions in order to provide products and services to Homeland Defense, the Department of Defense and U.S. Intelligence Agencies.

`

In connection with this acquisition, Markland has also adopted a Stock Incentive Plan (see Note 9).

A summary of the allocation, as determined by an independent valuation, of the aggregate consideration for the merger to the fair value of the assets acquired and liabilities assumed is as follows:

Cash                                            $ 8,000,000

Promissory note (net of $1,467,956)

  below market interest rate discount)            9,532,044

  Transaction costs                                 792,000

                                                -----------

Total Purchase Price                            $18,324,044

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Fair value of net assets acquired:

Fair value of assets acquired -

   Current assets, including cash of $332,637                 $ 6,073,467

   Property and equipment                                       1,030,000

Fair value of liabilities assumed:

   Accounts payable & accrued expenses                         (5,169,584)

   Bank loans and overdrafts                                   (1,032,308)

                                                            --------------

Fair value of identifiable net tangible assets acquired           901,575

Customer relationships                                         11,755,000

Goodwill                                                        5,667,469

                                                            --------------

         Total Purchase Price                                 $18,324,044

                                                              ============

The goodwill in this transaction, as determined by the independent valuation, arose as a result of anticipated synergies, cost savings and other items not related to tangible net assets or identifiable intangible assets.

As a result of the transaction being structured as a stock acquisition, Markland does not expect the goodwill to be deductible for tax purposes.

In connection with the EOIR acquisition, Markland also raised gross proceeds of $2,000,000 through a private placement of an additional 3,500 shares of its Series D Preferred Stock to a single institutional investor (see Note 8).

Between March 31, 2004 and June 30, 2004 Markland completed three private placements, issuing a total of 13,232,083 shares of common stock plus additional warrants for total proceeds of $9,679,000 ($8,226,845 net of issuance costs).  Cash raised in these financings were used, in part, to fund the acquisition of EOIR.

Unaudited pro forma financial information for the years ended June 30, 2004, had the acquisitions of STR and EOIR been completed as of July 1, 2002, is as follows:

Unaudited Pro Forma Information

-------------------------------

Unaudited pro forma information for Markland's acquisition of STR is as follows:

--------------------------------------------------------------------------------

MARKLAND-STR                                   2004                   2003

--------------------------------------------------------------------------------

Revenues                                          $   6,518,000          $   6,713,000

                                                   ==============   ============

Loss from operations                      $ (10,245,000)        $  (3,349,000)

                                                  ==============      ===========

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Net loss applicable to common

  stockholders                                  $ (15,227,000)       $  (8,488,000)

                                                   ==============    ============

Net loss applicable to common

  stockholders per common share    $        (1.35)              $    (1.30)

                                                   ==============     ============

Unaudited pro forma information for Markland's acquisition of EOIR is as follows:

MARKLAND-EOIR                                      2004                   2003

-------------------------------------------------------------------------------------

Revenues                                               $  59,416,000          $  34,315,000

                                                        ==============      ===========

Loss from operations                             $  (7,702,000)         $  (2,973,000)

                                                        ==============       ===========

Net loss applicable to common

  stockholders                                        $ (13,333,000)         $  (8,743,000)

                                                        ==============       ===========

Net loss applicable to common

  stockholders per common share               $    (1.23)            $       (1.75)

                                                         ==============        ===========

Unaudited pro forma information for Markland's acquisition of both STR and EOIR is as follows:

MARKLAND-STR-EOIR                       2004                      2003

--------------------------------------------------------------------------------

Revenues                                           $  59,920,000          $  40,369,000

                                                     =============        ===========

Loss from operations                         $  (7,796,000)         $  (2,708,000)

                                                      =============       ============

Net loss applicable to common

  stockholders                                    $ (13,465,000)         $  (8,633,000)

                                                     ==============      ============

Net loss applicable to common

  stockholders per common share    $             (1.20)         $          (1.32)

                                                     ==============       ============

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

4.       AMORTIZATION OF INTANGIBLE ASSETS

Amortizable intangible assets consist of the following at June 30, 2004:

         Amortizable intangibles - EOIR                  $  11,755,000

         Amortizable intangibles - Ergo                            400,000

         Amortizable intangibles - ASI                          1,000,000

         Amortizable intangibles - STR                         1,967,944

                                                                                     --------------

              Total amortizable intangibles                $ 15,122,944

         Accumulated amortization                                 (982,396)

                                                                                   --------------

              Net amortizable intangibles                    $ 14,140,548

                                                                              ============

The purchase price of $400,000 related to the January 2003 acquisition of Ergo was allocated entirely to a contract with the United States Government.  The contract is being amortized over a three-year period commencing with the date of the acquisition, January 14, 2003. Amortization expense related to the contract for the years ended June 30, 2004 and 2003 was $133,332 and $66,668, respectively.

The intangible assets acquired from ASI on September 30, 2003 totaled $1,000,000. These assets are being amortized over a three-year period commencing October 1, 2003. Amortization expense related to this contract for the year ended June 30, 2004 was $250,000.

The excess of the purchase price of STR over the fair value of assets acquired was $6,006,808. Of this amount, $4,038,864 was allocated to goodwill and $1,967,944 to amortizable intangible assets. $416,000 was allocated to existing contracts with a twenty-six month estimated economic life and the remaining

$1,551,944 was allocated to customer relationships with an estimated economic useful life of ten years. Markland has recorded amortization expense of $532,396 for year ended June 30, 2004.

The excess of the purchase price of EOIR over the fair value of assets acquired is $18,022,469. Of this amount, $6,267,469 was allocated to goodwill and $11,755,000 to amortizable intangible assets comprising contracts and customer relationships. This asset has an estimated useful life of nine years. Markland has not recorded amortization expense for year ended June 30, 2004 as the acquisition was completed on June 29, 2004.

Future amortization expense related to the above-acquired intangible assets over the next five years is as follows:

          Years Ending

            June 30,                                  Amount

          ------------                              -----------

             2005                                  $2,119,972

             2006                                    1,941,305

             2007                                    1,544,639

             2008                                    1,461,306

             2009                                    1,461,306

                                                        -------------

                                                       $8,528,527

                                                     =========

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

The intangible assets entitled "Acoustic Core" which has a carrying value of $1,300,000 are not available for commercial sale as of June 30, 2004.  Accordingly, no amortization expense has been recorded through June 30, 2004.

5.       LINES OF CREDIT

Secured Convertible Revolving Credit Notes

------------------------------------------

On December 9, 2002, as part of the Company's recapitalization, in accordance with the Exchange Agreement entered between the Company and Market LLC, $3,812,000 representing principal and accrued interest under this line of credit was converted into 3,812 shares of the Company's newly issued Series C 5% Cumulative Convertible Preferred Stock (see Note 8).

On December 10, 2002, Markland entered into a Restated and Amended Secured Convertible Revolving Credit Note Agreement for $500,000.

Interest under this note accrued at the interest rate of 6% per annum.

The note was convertible at any time, in whole or in part, into shares of the Company's common stock. The total number of shares of common stock issuable upon conversion will be determined by dividing the principal amount of this note being converted by 80% of the closing bid price of the common stock based on the average of the five trading days immediately preceding the date of conversion.  The value of the beneficial conversion feature of $125,000 was being amortized as interest expense over the term of the debt.

The principal on the note and accrued interest totaling $518,459 was converted into 404,266 shares of Markland's common stock on April 12, 2004. All unamortized discount related to the beneficial conversion feature was charged to interest expense at that time. Amortization of the beneficial conversion feature for the years ended June 30, 2004 and 2003 was $60,126 and $41,666, respectively.

Bank Line of Credit

-------------------

EOIR established a $500,000 line of credit with Virginia Community Bank in October 1999. It is secured by current accounts receivable with variable interest at the prime lending rate (4% at June 30, 2004) plus 1%. The line of credit was extended in 2004, increased to $600,000 and expires in April, 2005.  The balance due under this credit line was $600,000 as of June 30, 2004.  There is no interest expense associated with this line in the statements of loss because EOIR was acquired on June 29, 2004.

6.       LONG-TERM DEBT

Note Payable - AI

-----------------

In December 2003, Markland signed a note to finance an insurance premium.  The unpaid balance of this note on June 30,2004 was $4,098.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Note Payable - Bay View Capital

-------------------------------

On September 4, 2003, Markland signed a term sheet with Bay View Capital, LLC, a related party, and received in October, 2003 a $1,400,000 bridge-financing loan of which Markland immediately repaid $211,000. The proceeds from this loan were used by Markland to fund the acquisition of STR (see Note 3). The loan agreement provides for Markland to make 24 monthly payments of principal and interest.

Principal is calculated on a monthly basis using a "Cash Flow Recapture Mechanism" as defined in the agreement. Interest is payable monthly in arrears at a rate of 12% per annum payable. The note requires monthly payments in the amount equal to twenty five percent of the gross revenue of STR for the immediately preceding calendar month. The remaining principal balance together with any unpaid interest is due on October 27, 2005. The note was secured by a security interest in substantially all assets of Markland. The balance of the note, plus accrued interest, was paid in full in April 2004. Interest expense related to this note was $100,769 for the year ended June 30, 2004.

Note Payable - STR Acquisition

------------------------------

On October 1, 2003, Markland issued a note in the amount of $375,000 in connection with the acquisition of STR (see Note 3). This note is payable in full by October 15, 2004. The outstanding balance at June 30, 2004 was $300,000.

On March 15, 2004, Markland agreed to issue to George Yang $40,000 of cash and an additional 50,000 shares of common stock valued at $66,500 in exchange for his agreement to extend the note to October 15, 2004. These amounts were charged to interest expense in the statement of loss for the year ended June 30, 2004.  Accrued expenses include $40,000 related to this agreement.

Notes Payable - EOIR Acquisition

--------------------------------

On June 29, 2004, EOIR issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with the acquisition of EOIR's common stock.  These notes accrue interest at 6% compounded monthly and are payable in quarterly installments over 60 months. The fair market value of these notes is $9,532,044 as determined by an independent valuation. The discount of $1,467,956 will be amortized to interest expense over the life of the note.

Other Long-Term Bank Debt

-------------------------

Markland's long-term bank debt consists of the following as of June 30, 2004:

Wachovia Bank, secured by a vehicle, dated November,

  2001 with monthly payments of $877 including

  interest of 6.1%

 $  23,563

First Market Bank, secured by research equipment,

  dated October, 2002 with monthly payments of $3,715

  including interest of LIBOR plus 2.75% (4.1082% at

  June 30, 2004)

   141,685

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

First Market Bank, dated July, 2002 with monthly payments

  of $15,278 plus interest of

  LIBOR plus 2.75%, (4.1082% at June 30, 2004)                                  185,363

First Market Bank, secured by leasehold improvements,

  dated March 19, 2003 with monthly

  payments of  $3,514 including interest of 5.05%                                  64,294

American Honda Finance, secured by vehicle, dated

  March 24, 2003 with monthly payments

  of  $406 including interest of 4.70%                                                       17,403

                                                                                                                   ------------

                                                                                                                  $ 432,308

                                                                                                             ==========

Future debt maturities for all notes payable and long-term debt are as follows for the years ending:

         June 30

         -------

         2005                                       $2,787,061

         2006                                        2,280,294

         2007                                        2,249,763

         2008                                        2,219,288

         2009                                        2,200,000

                                                        -------------

                  Total                             11,736,406

         Less: debt discount             (1,467,956)

                                                         -------------

                                                    $ 10,268,450

                                                  ===========

7.       NEW EQUITY LINE

On September 10, 2003, Markland entered into a Private Equity Credit Agreement with Brittany Capital Management, Ltd. ("Brittany"). Markland agreed to issue and sell to Brittany up to $10,000,000 worth of its common stock over the next three years. Prior to any sales, Markland is required to file a registration statement with the Securities and Exchange Commission, relating to the shares to be issued, and to have such registration statement declared effective.

After the registration statement is declared effective, Markland would be able to put shares to Brittany according to the terms outlined in the agreement (the "Put"). The minimum Put amount is $1,000,000 over the life of the agreement and $25,000 per Put. Failure to satisfy the minimum Put requirement over the life of the Private Equity Credit Agreement will result in a charge to Markland.

Shares will be issued to Brittany, in connection with each Put, at 92% of the average of the closing bid prices for the lowest three (3) (not necessarily consecutive) trading days during the ten (10) trading day period immediately following the Put date. Under certain conditions, Markland will be required to issue additional shares and/or accrue financial penalties.

There can be no assurances that Markland will receive any proceeds from this agreement. As of June 30, 2004, Markland has not drawn down on this equity line.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

As of June 30, 2004, no shares have been registered by Markland related to this agreement. For all periods presented, Markland has determined that the fair value of this Put was not material.

8.       STOCKHOLDERS' EQUITY

Preferred Stock:

----------------

The Company is authorized to issue 5,000,000 shares of preferred stock which may be issued in series with such designations, preferences, stated values, rights, qualifications, or limitations as determined by the Board of Directors.

         Series A Redeemable Convertible Preferred Stock

         -----------------------------------------------

On June 30, 2003, Markland issued 30,000 shares of our Series A Non-Voting Redeemable Convertible Preferred Stock in satisfaction of our remaining obligations under a promissory note. The Series A Preferred Stock has no par value, is non-voting and has a stated value of $10 per share. The Preferred Stock is convertible at any time at the option of the Company, and cannot be converted by the holder. This stock is convertible at the rate of three shares of Series A Preferred Stock for each share of common stock. This conversion rate may be adjusted at any time by the Company as a result of either the sale of the

Company or as a result of a stock split or stock dividend that is issued by the Company while these shares remain outstanding.

The Company shall have the right, but not the obligation to, at any time after the issuance of these shares to redeem all or any portion of the outstanding shares of Series A Preferred Stock from the holder in cash at the stated value of $10 per share by sending notice to the holder. The Series A Preferred Stock has a liquidation preference of $10 per share. This stock does not accrue dividends.

         Series B Convertible Preferred Stock

         ------------------------------------

On September 4, 2003, Markland's board of directors approved a resolution to cancel its Series B convertible preferred stock.

         Series C 5% Cumulative Convertible Preferred Stock

         --------------------------------------------------

On December 9, 2002, the Company entered into an Exchange Agreement, among the Company and Market LLC and James LLC who agreed to exchange their convertible notes payable in the amount of $3,812,000 and $1,413,000, respectively ($5,225,000 in value), inclusive of accrued interest for 5,225 shares ($1,000 stated value per share) of the Company's newly issued Series C Preferred Stock.  The Series C Preferred Stock is non-voting and has a liquidation preference of $1,000 per share.

The holders of the Series C Preferred Stock are entitled to receive dividends on each share of preferred stock, which shall accrue on a daily basis at the rate of 5% per annum on the sum of the liquidation preference plus all accumulated and unpaid dividends thereon. These dividends shall accrue whether or not they have been declared or there are legally available funds with which to pay them, and at the option of the holders are payable either in cash or in unrestricted common stock.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

The Series C Preferred Stock is redeemable at any time by Markland, and cannot be converted by the holders without written permission for a period of 6 months following the issuance of the shares and then only 10% may be converted per month thereafter. The Series C Preferred Stock is convertible at the option of the holder at a conversion price ranging from 65% to 80% of the common stock's market price at the time of the conversion.

During the year ended June 30, 2003, Markland sold 170 shares of Series C Preferred Stock for proceeds of $170,000.

On the dates these shares were issued, Markland calculated a beneficial conversion feature related to the conversion discount of $1,386,025. This beneficial conversion feature was accreted to deemed dividends over the conversion period of the Series C Preferred Stock which is 16 months. Deemed dividends related to this beneficial conversion feature were $884,270 and $501,755 for the years ended June 30, 2004 and 2003, respectively.

During the years ended June 30, 2004 and 2003, the Company accreted dividends of $184,478 and $152,716, respectively.

During the years ended June 30, 2004, all outstanding Series C Preferred Stock and dividends of $337,194 were converted into 6,029,844 shares of common stock.

         Series D Convertible Preferred Stock

         ------------------------------------

Shares of the Series D Convertible Preferred Stock have a liquidation preference of $1,000 per share, are non-voting, do not accrue dividends, are redeemable by Markland anytime and are convertible into shares of Markland's common stock at a conversion price ranging from 65% to 80% of the common stock's market price at the time of the conversion.

The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

  -------------------------------------------------------- ----------------------------------

        AVERAGE CLOSING BID PRICE (1)                            DISCOUNT FACTOR

       -----------------------------                             ---------------

  -------------------------------------------------------- ---------------------------------

  $15.00 or less                                                       80%

  -------------------------------------------------------- ---------------------------------

  more than $15.00, but less than or equal to $30.00                   75%

  -------------------------------------------------------- ---------------------------------

  more than $30.00, but less than or equal to $45.00                   70%

  -------------------------------------------------------- ---------------------------------

  more than $45.00                                                     65%

  -------------------------------------------------------- ---------------------------------

         -----------------------------------------------

         (1) After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

The Series D preferred stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock.

On June 17, 2003, the Company issued to Eurotech 16,000 shares of Series D Redeemable Convertible Preferred Stock in exchange for 1,666,666 shares of the Company's common stock. The Company also sold an additional 430 shares of Series D Preferred Stock to James LLC for net proceeds of $430,000.

During the year ended June 30, 2004, Markland sold to a third party 7,166 shares of Series D Preferred Stock for gross proceeds of $5,402,000.

Markland has determined that as of the date of issuance there was a beneficial conversion feature in the aggregate amount of $3,555,500 and $4,107,500 for the years ended June 30, 2004 and 2003, respectively. The accretion of these beneficial conversion features on the Series D Preferred Stock has been recorded as a deemed dividend. The deemed dividends increases the loss applicable to common shareholders in the calculation of basic and diluted net loss per common share.

Reverse Stock Split

-------------------

On September 4, 2003, Markland's board of directors approved a resolution to effect a one-for-sixty reverse stock split. This action was subsequently approved by shareholder action which was approved by written consent of the Markland shareholders who held at least a majority of the voting power of the common stock, at least 67% of the voting power of the Series C Cumulative Convertible Preferred Stock, and at least 67% of the voting power of the Series D Cumulative Convertible Preferred Stock. As a result, each sixty shares of common stock was converted automatically into one share of common stock.  To avoid the issuance of fractional shares of common stock, each fractional share resulting from the reverse split was rounded up to a whole share. The reverse stock split did not reduce the 500,000,000 shares of common stock that Markland is authorized to issue. The resolution, which impacts shareholders of record as of September 5, 2003 became effective on October 27, 2003. All share amounts and per share data have been restated to reflect this reverse stock split.

Common Stock Issuances

----------------------

In December 2002, the Company entered into a private equity-financing agreement with two investors in order to raise $340,000 of new capital to finance operations. In exchange for the capital, the investors received an aggregate of 113,333 shares of the Company's common stock.

In December 2002, the Company issued an aggregate of 6,667 shares of its common stock to two of its former directors as compensation for services rendered while employed with the Company. In February 2003, the Company agreed to pay one of the aforementioned directors $5,000 in lieu of 1,667 shares of previously issued common stock. For the year ended June 30, 2003, a charge to compensation expense related to the above transactions amounted to $8,000.

During the months of February and March 2003, the Company entered into four new one-year consulting agreements, which provide for aggregate monthly remuneration of $3,000. In connection with those agreements, the Company issued 63,333 shares of restricted common stock. The shares were valued at $890,000, of which approximately $605,000 and $285,000 were charged to operations during the years ended June 30, 2004 and 2003, respectively.

On July 3, 2003, Markland entered into a consulting agreement with Emerging Concepts Inc. for program management and project engineering services for Ergo Systems related border security activities. In conjunction with this agreement, Markland issued Emerging Concepts 25,000 fully vested shares of common stock valued at $102,000. This amount was charged to operations in the year ended June 30, 2004.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

On July 24, 2003, Markland entered into an Agreement (the "Agreement") with Syqwest, Inc., a Rhode Island corporation, and related party, formerly known as Ocean Data Equipment Corporation ("Syqwest"). Under this Agreement, Syqwest agreed to receive 750,000 shares of Markland's restricted common stock as full consideration for $450,000 of unpaid services, which were performed by Syqwest in connection with the research efforts as it relates to the Vehicle Stopping Technology. Pursuant to the Agreement, Markland has the right at any time by written notice to repurchase from Syqwest these 750,000 shares of restricted common stock at a purchase price of $0.60 per share. Based on this redemption right and the restriction on the sale of such securities, Markland has valued these shares at the redemption price of $450,000.

During the year ended June 30, 2004, Markland issued to ECON Investor Relations, Inc., a consultant, a 13,790 shares of common stock valued at $44,486. These fully vested shares were issued for enhanced media and corporate communications programs. This amount was charged to operations in the year ended June 30, 2004.

In November 2003, Markland entered into a one year agreement with MarketShare Recovery, Stuart Siller, and George Martin to perform certain services with regard to investor relations for Markland. In consideration for these services, Markland agreed to issue a cumulative total of 90,908 shares of its common stock in quarterly installments of 22,727 shares. Since these shares are earned over the term of the agreement and are subject to forfeiture, the Company has accounted for these under variable accounting. Accordingly, the Company records at fair value the unearned shares each period through the term of the agreement. As of June 30, 2004, the Company has recognized unearned compensation, additional paid in capital and stock compensation of $91,005, $273,012 and $182,011, respectively. Subsequent to year end, the Company issued these consultants 160,000 shares of common stock valued at $106,000 in order to settle a dispute.

In November 2003, Markland entered into an agreement with Research Works to prepare an equity research report. In consideration for these services, Markland issued Research Works a total of 37,099 shares valued at $105,732. This amount was charged to operations in the year ended June 30, 2004.

During the year ended June 30, 2004, Markland awarded three non-officer employees of Markland a total of 19,445 shares valued at $48,036. This amount was charged to operations in the year ended June 30, 2004.

During March of 2004, Markland issued 42,500 shares of common stock valued at $66,725 to ASI as a penalty for not having an effective registration statement for the shares issued to ASI. This amount was charged to operations for the year ended June 30, 2004.

On March 15, 2004, in conjunction with the acquisition of STR, Markland agreed to issue to George Yang 50,000 shares of common stock valued at $66,500 in exchange for his agreement to amend a note payable. This amount was charged to interest expense in the statement of loss for the year ended June 30, 2004.

On February 12, 2004, Markland entered into a one year agreement with Tameraq Partner for investment banking services. This agreement calls for quarterly payments of $25,000 payable in stock. As of June 30, 2004, the Company has recognized unearned compensation, additional paid in capital and stock compensation of $50,000, $100,000 and $50,000, respectively.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Pursuant to a private placement transaction completed on April 2, 2004, Markland issued the following:

         o        3,333,333 shares of Markland common stock at $0.60 per share;

         o        300,000 shares of Markland common stock in order to get the investors' consent to the private placement on April 16, 2004

                  (see below)

         o        warrants to purchase 3,333,333 shares of Markland common stock at $1.00 per share with a three year term;

         o        warrants to purchase 333,333 shares of Markland common stock at $1.40 per share with a three year term that were issued as finders' fees;

         o       warrants to purchase 50,000 shares of Markland common

                  stock at $1.00 per share with a three year term that were

                  issued in order to get the investors' consent to the private placement on April 16, 2004 (see below).

Markland agreed to register for resale 150% of the 3,333,333 shares of its common stock in this offering and 110% of the 3,333,333 shares of its common stock that are issuable to certain stockholders upon exercise of the warrants to cover the shares of its common stock, if any, issuable to certain selling stockholders as liquidated damages for breach of certain covenants contained in or as a result of adjustments contemplated by certain provisions of the Securities Purchase Agreement dated as of April 2, 2004 or the Registration Rights Agreement dated as of April 2, 2004. Markland also agreed to register 110% of the 383,333 shares of its common stock that are issuable to certain stockholders upon exercise of the warrants issued as finders' fee and in order to obtain the investors' consent.

Pursuant to a private placement transaction completed on April 16, 2004,  Markland issued the following:

         o        2,500,000 shares of Markland common stock;

         o       warrants to purchase 3,333,333 shares of Markland common stock at $1.50 per share with a three year term;

         o       warrants to purchase 25,000 shares of Markland common stock at

                  $2.00 per shares with a three year term that were issued as finders' fees.

Markland agreed to register for sale 150% of the 2,500,000 shares of its common stock sold to certain selling stockholders pursuant to the Securities Purchase Agreement dated April 16, 2004 and 110% of the 3,333,333 shares of its common stock that are issuable to certain stockholders upon exercise of the warrants sold in this private placement, to cover the shares of its common stock, if any, issuable to certain selling stockholders as liquidated damages for breach of certain covenants contained in or as a result of adjustments contemplated by certain provisions of the Securities Purchase Agreement dated as of April 16, 2004 or the Registration Rights Agreement dated as of April 2, 2004.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Pursuant to a private placement transaction completed on May 3, 2004, Markland issued the following:

         o        7,098,750 shares of its common stock;

         o        warrants to purchase 7,098,750 shares of its common stock at

                   $1.50 per shares with a three year term;

         o       warrants to purchase 529,800 shares of its common stock at

                  $1.50 per share with a three year term that were issued as finders' fees.

In conjunction with these three private placements, Markland received gross proceeds of $9,679,000 and net proceeds of $8,226,845 (after deducting finders' fees and transaction costs). Under certain conditions, Markland can redeem the warrants issued in the May 3, 2004 private placement at a price of $.0001 per warrant.

Markland has entered into compensation agreements with certain officers and a consultant (see Note 12) which provide for, among other things, certain performance-based stock grants. Due to the indeterminate number of shares to be issued under these agreements, Markland accounts for these stock compensation plans under variable accounting. Accordingly, for the year ended June 30, 2004, Markland recognized unearned compensation, additional paid in capital and stock compensation expense of $11,035,110, $15,414,419 and $4,379,309, respectively. For the year ended June 30, 2003, the Company recognized unearned compensation, additional paid in capital and stock compensation expense of $3,781,000, $5,518,000 and $1,737,000, respectively. In connection with these agreements,  Markland issued 5,830,713 and 155,754 shares of common stock during the years ended June 30, 2004 and 2003, respectively.

During December 2002 and amended on January 18, 2003, the Company entered into a consulting agreement for six months with an option to renew for an additional six months for services relating to corporate communications. The agreement provides for monthly fees of $7,000, plus expenses, and 333 shares of the Company's common stock. For the year ended June 30, 2003, the Company issued this consultant 2,333 shares of restricted common stock total and has charged approximately $30,000 to operations related to these stock issuances.

Markland has established the following reserves for the future issuance of common stock as follows:

          Reserve for the exercise of warrants                               14,703,549

          Reserve for stock option plan                                25,000,000

          Reserve for conversion of Series A Preferred Stock               10,000

          Reserve for conversion of Series D Preferred Stock           37,734,756

                                                                    -------------

                     Total reserves                                    77,448,305

                                                                       ==========

The Company is also obligated to issue certain shares under employment and consulting agreements (see Note 12).

9.       OPTIONS AND WARRANTS

In conjunction with the Company's acquisition of EOIR (see Note 3), the Company adopted the 2004 Stock Incentive Plan ("the Plan"). The Plan authorizes the Company to issue up to 25,000,000 of common shares in the form of options, stock awards, performance share awards or stock appreciation rights.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

On June 29, 2004, the Company issued options to eleven former minority owners of EOIR who have continued employment with the Company. These options have a ten year term and vest ratably over a five year period. Ten of these employees received options to purchase 9,345,737 shares of common stock at a price of $.3775. On the date of grant, the intrinsic value of these options, $3,528,016, was recorded as unearned stock-based compensation and additional paid in capital. This intrinsic value will be amortized to stock compensation over the five year vesting period.

One employee received five options, each of which allows for the purchase of a number of shares equal to .11799575 times a fraction of $1,600,000 divided by the fair value of the stock on the vesting date. One of these options vests each year for the next five years. The exercise price of these options will be one-half the fair value of the stock on the vesting date. The intrinsic value of these options based on the fair value of the stock on June 30, 2004 is $471,983.  This intrinsic value has been recorded as unearned stock-based compensation and additional paid in capital. Due to the variable nature of the exercise price and number of shares to be issued under these options, the intrinsic value will be remeasured each period until the terms are fixed. The intrinsic value of each option will be amortized over the vesting periods. As of September 30, 2004, the maximum number of shares issuable under these options is 1,210,213.  Markland has also agreed to grant options to purchase an additional 5,000,000 shares of common stock to employees of EOIR in the future. Markland expects that these options will vest over five years after the date of grant and will have an exercise price equal to the fair market value of the common stock on the date of grant.

No options were vested at June 30, 2004.

SFAS No. 123 requires the measurement of the fair value of stock options, to be included in the statement of loss or disclosed in the notes to financial statements (see Note 2). The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and has elected the disclosure-only alternative under SFAS Nos. 123 and 148 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The assumptions used and weighted average information for the year ended June 30, 2004 is as follows:

          Risk-free interest rate                           3.05%

          Expected dividend yield                         -

          Expected lives                            3 years

          Expected volatility                        149.4%

          Weighted average fair value per share

            of options granted                        $0.71

In connection with private placements of common stock in April and May 2004, the Company issued warrants to purchase a total of 14,703,549 shares of common stock at exercise prices between $1.00 and $1.50. Included in these are warrants to purchase 13,765,416 shares of common stock issued to investors in the private placement. The value of these warrants was recorded as additional paid in capital. The Company has estimated the fair value of these warrants on the grant date as $19,391,359. The remaining warrants to purchase a total of 938,133 shares of common stock were issued as finders' fees. Since these warrants are considered stock issuance costs, there is no net impact on equity. The Company has estimated the fair value of these warrants on the grant date as $1,116,945.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

At June 30, 2004, the Company had the following outstanding warrants:

                                                 Number of

                                                   Shares                Exercise               Date of

                                                 Exercisable              Price                Expiration

                                              ----------------      -----------------      ------------------

Issued in conjunction with April 2,

  2004 private placement

                                 $ 3,333,333               $1.25              April 2, 2007

                                                                   333,333                $1.40              April 2, 2007

Issued in conjunction with April 16,

  2004 private placement                                         3,333,333                $1.50              April 16, 2007

                                                     25,000                $2.00              April 16, 2007

                                                     50,000                $1.00              April 21, 2004

Issued in conjunction with May 3,

  2004 private placement

                                          7,098,750                $1.50               May 3, 2007

                                                    529,800                $1.50               May 3, 2007

                                                ------------

               Total                             14,703,549

                                                ============

   Weighted average exercise price                                                        $1.44

                                                                       ==========

   Weighted average remaining life                                                                             2.81 years

                                                                                                               ==============

10.      NET LOSS PER SHARE

Securities that could potentially dilute basic earnings per share ("EPS") in the future, and that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented, consists of the following:

                                                                            Shares Potentially

                               Issuable

    ------------------

Series A Redeemable Convertible Preferred Stock      10,000

Series D Convertible Preferred Stock

  (convertible at 80% of market value

           34,734,756

Stock options

           10,496,915

Warrants

           14,703,549

Employment and consulting agreements

           17,436,271

          -----------

         Total as of June 30, 2004               77,381,491

                                                ===========

Subsequent to year end, Markland issued more than 20,000,000 shares of common stock in conjunction with conversions of Series D Convertible Preferred Stock, employment and consulting agreements and financings (see Note 16).

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

11.      DISCONTINUED OPERATIONS

The Company has treated the disposition of CWTel in March 2002 and Vidikron in May 2002 as discontinued operations. The following information summarizes the operating results of the discontinued operations included in the consolidated financial statements:

                                                                 Year Ended         Year Ended

                                                                June 30, 2004      June 30, 2003

                                                                -------------            -------------

Revenues                                             $         --                  $        --

                                                            ===========     ===========

Income from operations                      $         --                  $    998,713

                                                             ===========      ==========

Income from discontinued

operations                                            $         --                  $    998,713

                                                             ===========      ==========

The income from discontinued operations for the year ended June 30, 2003 of $998,713 is a result of management of the Company completing an analysis of various obligations related to the discontinued operations. Management determined that $297,404 of liabilities related to the discontinued operations were either three years old (past the statute of limitations) or represented an overestimate of an accrual. In addition, a real estate lease obligation, which had been recorded in previous years at $706,309, was settled for $5,000.

During the year ended June 30, 2003, the Company converted a $300,000 promissory note related to the discontinued operations into 30,000 shares of Series A redeemable convertible preferred stock (see Note 8).

As of June 30, 2004 and 2003, there were no assets or liabilities remaining from discontinued operations.

12.      COMMITMENTS AND CONTINGENCIES

Compensation Agreements

-----------------------

Effective January 2003, Markland entered into a one-year compensation agreement with the former chief executive officer and three three-year agreements with an officer, the president and chief financial officer, and two consultants to Markland, Robert Tarini and Verdi Consulting, which provided for aggregate remuneration of $47,500 per month. During the year ended June 30, 2004, Markland accrued $600,000 of bonus compensation under these agreements.

One of these agreements provided for the issuance of 1.67% of Markland's outstanding common stock in three installments, 50% of the shares were issued on or about March 21, 2003, 25% of the shares on or about July 1, 2003 and 25% of the shares on or about October 1, 2003. A final issuance occurred as of December 31, 2003, so that the total amount of shares issued up to December 31, 2003 will equal 1.67% of the outstanding common stock as of December 31, 2003.  In addition, these three agreements, provide in total for the issuance of 5.01% of the Company's outstanding common stock in four installments on a fully diluted basis based upon certain performance criteria being met. Upon contract signing, the Company issued a number of shares of Common Stock then equivalent to 0.5% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares; on or about July 1, 2003, Company will issue to these Employee/Consultants a number of shares of Common Stock then equivalent to 0.5% of the total number of shares of Common Stock then outstanding, inclusive of such

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Employee's/Consultant's Shares if the Second Quarter gross revenue target has been met; and on or about October 1, 2003 Company will issue to these Employee/Consultants a number of shares of Common Stock then equivalent to 0.67% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares, minus the aggregate number of Shares issued to these parties in the first two installments if the Third Quarter gross revenue target has been met. If necessary, an additional issuance will occur in January 2004, so that the total amount of shares issued will equal 5.01% of the outstanding common stock calculated on a fully-diluted basis assuming the conversion of all convertible securities as of December 31, 2003.

All of the shares issuable under these four agreements were earned as of January 1, 2004. Accordingly, a total of 1,410,719 shares were issued, of which 119,360 were issued during the year ended June 30, 2003 and 1,291,359 were issued during the year ended June 30, 2004.

On May 12, 2004, Markland entered into five-year compensation agreements with two executives, the chairman and chief executive officer and the president and chief financial officer, and a consultant, Verdi Consulting. These agreements, which are effective on January 1, 2004, provide for the following remuneration:

         Base annual remuneration of $300,000 each (an aggregate of $900,000)

         payable over the five-year period ending January 2, 2009;

         Discretionary bonuses over the term of the agreement of up to 300% of the base remuneration; and

         Conditional stock grants over the period commencing April 1, 2004 through January 2, 2008, based on defined performance criteria. The stock grants, if all earned, entitle each of the three parties to receive up to 7.5% of Markland's common stock on a fully diluted basis.

         These grants are earned according to the following schedule:

                        Grant 1        2.5%      April 1, 2004

                        Grant 2        1.0%      July 1, 2004

                        Grant 3        1.0%      October 1, 2004

                        Grant 4        1.0%      January 2, 2005

                        Grant 5        1.0%      January 2, 2006

                        Grant 6        0.5%      January 2, 2007

                        Grant 7        0.5%      January 2, 2008

       The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

       In the event of a change in control of Markland during the period covered by the agreement, each executive/consultant will automatically be granted all remaining stock grants and will be due cash and expense compensation for the shorter of (i) three years from the date of the change in control, or (ii) until the end of the term of the agreement. A change in control is defined by the agreements as a change in the majority ownership of the equity of Markland, or the resignation or termination of the majority of the board of directors within a two month period, or the replacement of the CEO or the President of Markland.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

In June 2004, these agreements were modified to remove the anti-dilution provision. During the year ended June 30, 2004, a total of 4,575,744 shares of common stock were issued under these new agreements.

In connection with the STR acquisition, Markland entered into a one year consulting agreement, as amended on March 17, 2004, with the former President and principal of STR ("Consultant"). In consideration for the consulting services to be rendered by Consultant, Markland shall pay to Consultant the sum of $285,000 (the "fee"). The fee shall be payable as follows: $25,000 is payable on July 15, 2004, a second payment in the amount of $35,000, is payable on August 15, 2004, a third payment in the amount of $60,000 is payable on September 15, 2004, a fourth payment in the amount of $60,000 is payable on October 15, 2004, a fifth payment in the amount of $60,000 is payable on November 15, 2004 and the sixth and final payment in the amount of $45,000 is payable on December 15, 2004. For the year ended June 30, 2004, Markland charged to operations $225,000 related to this agreement. At June 30, 2004, there is $225,000 included in Accrued Expenses related to this agreement.

Facility Rental

---------------

STR leases its location in Fredericksburg, VA, on a month-to-month basis without a formal agreement. Rent expense relating to this location for year ended June 30, 2004 was $70,066.

We have a three year lease for our executive offices of approximately 1,000 square feet located in Ridgefield, Connecticut and a month-to-month lease for a manufacturing facility of approximately 5,000 square feet located in Fredericksburg, Virginia. We also have an administrative office in Providence, RI which is utilized under a monthly sublease comprising approximately 4,000 square feet.  EOIR, our wholly owned subsidiary, holds a four-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease, which has an option to renew for an additional three-year term, expires on September 30, 2005. EOIR also leases approximately 5,000 square feet in Spotsylvania, Virginia, where it houses its software development unit.  This lease is currently on a month-to-month basis.

We also have several offices located in Fredericksburg, VA. One office with approximately 4,722 sq ft., with a 1 year lease, one with 1,200 sq ft. with a 5 year lease, one with 10,000 sq ft., with a 5 year lease, and one with 4,200 sq ft., with a five year lease. Monthly lease amounts for these facilities total approximately $31,000.

Income Taxes

------------

The Company is currently delinquent on its corporate federal and state income tax filings. The Company expects that its net operating loss carryforwards will be sufficient to offset any taxable income. As a result, no provision for income taxes or any related penalties or interest has been recorded for the years ended June 30, 2004 and 2003.

Government Contracts

--------------------

The Company's billings related to certain U.S. Government contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting government agency. The Company has limited experience with these audits.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

13.      INCOME TAXES

There was no provision for federal or state income taxes for the fiscal year's ended June 30, 2004 and 2003, due to the Company's operating losses and a full valuation reserve.

The Company's deferred tax asset before valuation allowance is approximately $6,600,000 and consist primarily at June 30, 2004 of the net operating loss carry forwards. The change in the valuation allowance for the year ended June 30, 2004 was approximately $3,200,000. When filed, the Company's net operating loss carry forwards of approximately $19,000,000 will expire in varying amounts through 2024. The use of the federal net operating loss carry forwards may be limited in future years as a result of ownership changes in the Company's common stock, as defined by section 382 of the Internal Revenue Code. The Company has not completed an analysis of these changes.

The Company has provided a full valuation reserve against the deferred tax asset because of the Company's loss history and significant uncertainty surrounding the Company's ability to utilize its net operating loss and tax credit carryforward.

14.      RELATED PARTY TRANSACTIONS

During January 2003, we completed our acquisition of Ergo Systems, Inc. from Ocean Data Equipment Corporation, now called Syqwest, Inc. Robert Tarini, our chief executive officer, is also the chief executive officer of Syqwest, Inc. Ergo's main asset is an annually renewable U.S. Government General Services Administration contract to provide logistic support and product development for five U.S. ports of entry. In exchange for Ergo we agreed to pay Syqwest $400,000 in cash, due in installments that are triggered with the completion of research milestones. Syquest also performs software and engineering services related to our border security business. During the year ended June 30, 2004, $1,244,327 was paid to Syquest for these services and there was a payable due to Syquest of $40,607 at the year end.

On July 24, 2003, we entered into an agreement with Syqwest, Inc., in which we issued 750,000 shares of our common stock in exchange for the forgiveness of $450,000 for unpaid services performed by Syqwest in connection with research conducted in relation to our vehicle stopping technology. We have the right at any time by written notice to repurchase these shares from Syqwest at a price equal to $.60 per share.

In September 30, 2003 we acquired one hundred percent (100%) of the outstanding stock of Science and Technology Research, Inc., which produces our U.S. Navy shipboard automatic chemical agent detection and alarm system product. We paid the stockholder of Science and Technology Research a total of $6,475,000 consisting of $900,000 in cash, common stock valued at $5,100,000, a promissory note of $375,000, and acquisition costs of $100,000. To finance this acquisition we executed a two year, twelve percent (12%), secured Promissory Note with Bay View Capital, LLC for $1,400,000. Bay View Capital, LLC is controlled by Robert Tarini, our chief executive officer, and Chad Verdi, a consultant to Markland.  The outstanding balance and accrued interest of this note were repaid in full on April, 2004.

ipPartners and Asset Growth Company are consulting firms owned by Robert Tarini and Ken Ducey Jr., our president, respectively. Payments to these companies during the year ended June 30, 2004 amounted to $17,500 and $170,000 and were in accordance with their respective consulting contracts with the Company.

The Company believes that all transactions described above were made on terms no less favorable to it than those obtainable from unaffiliated third parties. All future transactions, if any, with its executive officers, directors and affiliates will be on terms no less favorable to it than those that will be obtainable from unrelated third parties at the time such transactions are made.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

15.      LITIGATION

On June 28, 2004, Charles Wainer filed a civil suit against the Company in Florida state court alleging breach of a stock purchase agreement and breach of an employment agreement stemming from Wainer's sale of his business to a predecessor of the Company and his subsequent employment thereat. In the complaint, Wainer alleges Markland owes him $300,000 cash, some unspecified portion of $700,000 in stock, some unspecified portion of $86,000 cash for lease payments, and approximately $20,000 in back-pay. The Company believes that these claims are without merit and plans to vigorously defend the action. On August 11, 2004, answered the complaint and denied any liability.

In addition, we are subject to legal proceedings, claims, and litigation arising in the ordinary course of business. While the outcome of these matters is currently not determinable, we do not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

16.      SUBSEQUENT EVENTS

Litigation

----------

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against the Company, EOIR, our wholly owned subsidiary, and our Chief Executive Officer and Director, Robert Tarini. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by the Company, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by the Company. In his complaint Mr. Moulton asserts, among other things, that the Company breached its obligations under the Stock Purchase Agreement, dated June 29, 2004, pursuant to which the Company acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors. Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking certain other equitable relief including, the appointment of a receiver to oversee the management of EOIR until these promissory notes issued to former EOIR shareholders at the closing of the acquisition are paid in full and a declaratory judgment that the Company's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts (approximately $11,000,000) due thereunder. The Company is a guarantor of these notes. The Company believes that the allegations in this lawsuit are entirely without merit and expects to file an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. The Company is considering bringing various claims against Mr. Moulton either by counterclaim or in a separate action.

Convertible Note and Warrant Purchase Agreement

-----------------------------------------------

On September 21, 2004, Markland Technologies, Inc. (the "Company" or "we") entered into a Purchase Agreement with DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. (together the "Investors") pursuant to which we sold warrants to purchase shares of common stock (the "Warrants") and secured convertible promissory notes (the "Convertibles Notes") for the aggregate consideration of $4,000,000. The Convertible Notes are initially convertible into $5,200,000 of common stock at a price of $0.80 per share, subject to certain adjustments as defined in the agreement.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

The Purchase Agreement contains standard representations, covenants and events of default. Occurrence of an event of default allows the Investors to accelerate the payment of the Convertible Notes and/or exercise other legal remedies, including foreclosing on collateral.

The Warrants entitle the Investors to purchase an aggregate of 5,200,000 shares of our common stock, at any time and from time to time, through September 21, 2009. The Convertible Notes are in the aggregate principal amount of five million two hundred thousand dollars ($5,200,000) and accrue interest daily at the rate of eight percent (8%) per year on the then outstanding and unconverted principal balance of the Convertible Notes. Under the terms of the Convertible Notes, we are required to pay $4,000,000 of the outstanding principal and interest by March 15, 2005, and the remaining outstanding balance by September 21, 2005. At anytime, and at the option of the Investors, the outstanding principal and accrued interest of the Convertible Notes may be converted into shares of our common stock.

We have granted a security interest in and a lien on substantially all of our assets to the Investors pursuant to the terms of a Security Agreement, dated September 21, 2004.

As part of this financing, James LLC, the largest holder of our Series D Preferred Stock, agreed not to sell any of its holdings of Series D Preferred Stock until the earlier to occur of: (1) notice from the us and the investors that the transactions contemplated had been completed had been terminated, or (2) March 15, 2005. However, pursuant to the terms of the lock-up agreement, James, LLC may still convert their Series D shares and sell the underlying shares of common stock in accordance with Rule 144 of the Securities Act of 1933, as amended. In exchange, Markland agreed that under certain conditions, if they did not redeem the Series D stock by January 15, 2005, they would issue to James LLC a warrant to purchase 1,088,160 shares of our common stock at $.80 per share.

Subject to conditions set forth in the agreement, the Company may require the Investor to purchase $1,000,000 of Additional Notes on the Additional Closing Date. The Company shall indicate its intent to sell the Additional Notes by delivery to the Investor of a written notice which may be delivered between March 15, 2005 and March 30, 2005, provided, that the Company may only deliver such written notice if, on the date of such delivery and on the closing date of such transaction, it is in compliance in all material respects with the terms and conditions of the Transaction Documents, no Event of Default shall exist under the Initial Notes, there is an effective Registration Statement covering the Underlying Shares and the Warrant Shares and the Company's Common Stock shall have a closing sales price on its Trading Market of at least $0.40 per share for the ten (10) consecutive Trading Days immediately preceding the delivery of the written notice. Notwithstanding the foregoing, with the consent of the Investor, the Company may extend the period by which it may offer the Additional Notes to the Investor. The Company may only exercise the right to elect to require the purchase of Additional Notes on a single occasion, and there may not be more than a single Additional Closing. If the Company shall have timely delivered such notice, then subject to the satisfaction of the conditions set forth in the agreement, on the Additional Closing Date, the Company shall issue to the Investor the Additional Notes and Second Warrants for an aggregate purchase price equal to one million dollars ($1,000,000). At the Additional Closing, the Company will deliver to the Purchaser: (1) the Additional Notes, in exactly the same form as the Initial Notes, except that the maturity date shall be one year from the Additional Closing Date, registered in the name of the Investor, in the aggregate principal amount of $1,300,000 (as indicated in the Company's notice to elect the sale and issuance of the Additional Notes), (2) the Second Warrants (equal to 100% of the number of shares into which the Additional Notes may be converted) and (3) a bring-down of the legal opinion of Company Counsel delivered on the Closing Date, addressed to the Investor.

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2004 AND 2003

Subsequent stock issuances

--------------------------

During the period ending June 30, 2004, and October 12, 2004, various holders of the Company's Series D Convertible Preferred converted their shares into shares of common stock. The total shares issued under such conversions is approximately 14,568,926. Based on employment agreements, on July 1, and October 1, 2004, executives and consultants of the company were issued 6,637,145 shares of common stock.

The company issued 160,000 shares to other consultants under existing contacts which represented the final issuance under their contract. Based on an employment agreement, the company issued 30,000 shares to an employee on August 26th. Based on a consulting agreement, on September 9, 2004, 248,418 shares were issued to a consultant as part of their agreement to help the company with Mergers and Acquisitions.

Based on a release of rights with regard to adjustments on future financings, on September 22, 2004, 833,333 shares were issued to investors that participated in the company's earlier financing.

                            MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                CONDENSED CONSOLIDATED BALANCE SHEET

                                        AT MARCH 31, 2005

                                             (UNAUDITED)

                                               ASSETS

CURRENT ASSETS:

  Cash                                                                              $  7,816,101

  Accounts receivable                                                                  4,899,554

  Inventory and work in process                                                          322,622

  Restricted cash                                                                        251,204

  Other current assets                                                                   287,490

                                                                                    -------------

        TOTAL CURRENT ASSETS                                                          13,576,971

                                                                                    -------------

PROPERTY AND EQUIPMENT- NET                                                              868,646

                                                                                    -------------

OTHER ASSETS:

  Deferred financing costs, net                                                          307,552

  Amortizable intangible assets, net                                                  12,854,110

  Goodwill                                                                             9,159,513

  Technology rights - Acoustic Core                                                    1,300,000

  Excess of consideration paid over estimated fair value of

     net assets acquired – Technest                                                    8,563,620

                                                                                     -------------

      TOTAL OTHER ASSETS                                                              32,184,795

                                                                                    -------------

      TOTAL ASSETS                                                                  $ 46,630,412

                                                                                    =============

                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable                                                                  $  6,366,990

  Accrued expenses and other current liabilities                                       2,178,246

  Convertible secured notes, net of discount of $2,287,454                             4,667,546

  Current portion of long-term debt                                                    2,298,170

                                                                                    -------------

       TOTAL CURRENT LIABILITIES                                                      15,510,952

NON-CURRENT LIABILITIES

  Long-term debt, less current portion and discount of $1,247,762                      7,639,975

                                                                                    -------------

      TOTAL LIABILITIES                                                               23,150,927

                                                                                    -------------

MINORITY INTEREST                                                                      5,686,938

                                                                                    -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

  Series A redeemable convertible preferred stock - no par value;

    30,000 authorized, issued and outstanding; liquidation preference

    of $300,000                                                                          300,000

  Series C 5% cumulative convertible preferred stock - .0001 par value;

    8,000 authorized; 0 issued and outstanding;                                              --

  Series D convertible preferred stock - .0001 par value;

    40,000 authorized; 15,406 issued and outstanding;

    liquidation preference of $15,406,000                                                      2

  Common stock - .0001 par value; 500,000,000 authorized;

    94,494,159 shares issued and outstanding                                               9,444

  Additional paid-in capital                                                          70,913,412

  Unearned compensation                                                              (14,366,378)

  Accumulated deficit                                                                (39,063,933)

                                                                                    -------------

      TOTAL STOCKHOLDERS' EQUITY                                                      17,792,547

                                                                                    -------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $ 46,630,412

                                                                                    =============

The accompanying notes are an integral part of these condensed consolidated financial statements

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

FOR THE NINE MONTHS ENDED MARCH 31, 2005 AND 2004

 (UNAUDITED)

                                                                       2005                2004

                                                                   -------------      -------------

REVENUES                                                           $ 46,024,786       $  5,382,341

COST OF REVENUES                                                     36,037,182          4,486,512

                                                                   -------------      -------------

GROSS PROFIT                                                          9,987,604            895,829

                                                                   -------------      -------------

OPERATING EXPENSES:

  Selling, general and administrative                                15,024,434          2,346,298

  Research and development                                              289,501             49,139

  Amortization of compensatory element of stock issuances for

    selling, general and administrative expenses                      3,444,365          2,543,561

  Loss on disposal of property and equipment                            192,986                 --

  Amortization of intangible assets                                   1,445,978            566,667

                                                                   -------------      -------------

    TOTAL OPERATING EXPENSES                                         20,397,264          5,505,665

                                                                   -------------      -------------

OPERATING LOSS                                                      (10,409,660)        (4,609,836)

                                                                   -------------      -------------

OTHER EXPENSES (INCOME), NET

  Interest expense (including non-cash interest of $7,595,113)        8,386,069            266,960

  Other income, net                                                     (15,552)                --

                                                                   -------------      -------------

    TOTAL OTHER EXPENSES, NET                                         8,370,517            266,960

                                                                   -------------      -------------

LOSS BEFORE MINORITY INTEREST IN NET LOSS OF SUBSIDIARY             (18,780,177)        (4,876,796)

MINORITY INTEREST IN NET LOSS OF SUBSIDIARY

  AND PREFERRED STOCK DIVIDENDS                                      (2,174,666)               --

                                                                  --------------       ------------

NET LOSS AFTER MINORITY INTEREST                                    (20,954,843)        (4,876,796)

Deemed Dividend To Preferred Stockholders                                    --          1,180,500

Preferred Stock Dividend - Series C                                          --            186,322

                                                                   -------------      -------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                         $ (20,954,843)      $ (6,243,618)

                                                                   =============      =============

BASIC AND DILUTED LOSS PER COMMON SHARE                            $      (0.36)       $     (0.97)

                                                                   =============      =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                 57,790,890          6,438,758

                                                                   =============      =============

The accompanying notes are an integral part of these condensed consolidated financial statements

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

(UNAUDITED)

                                                                        2005                2004

                                                                    -------------      -------------

REVENUES                                                            $ 13,210,258       $  1,818,846

COST OF REVENUES                                                      10,310,457          2,156,931

                                                                    -------------      -------------

GROSS PROFIT (LOSS)                                                    2,899,801           (338,085)

                                                                    -------------      -------------

OPERATING EXPENSES:

  Selling, general and administrative                                  6,295,930          1,210,110

  Research and development                                               179,235             49,139

  Amortization of compensatory element of stock issuances for

    selling, general and administrative fees                           1,190,942          1,004,419

  Amortization of intangible assets                                      481,993            416,666

                                                                    -------------      -------------

    TOTAL OPERATING EXPENSES                                           8,148,100          2,680,334

                                                                    -------------      -------------

OPERATING LOSS                                                        (5,248,299)        (3,018,419)

                                                                    -------------      -------------

OTHER EXPENSES

  Interest expense (including non-cash interest of $3,971,085)         4,278,667            119,232

                                                                    -------------      -------------

    TOTAL OTHER EXPENSES, NET                                          4,278,667            119,232

                                                                    -------------      -------------

LOSS BEFORE MINORITY IN NET LOSS OF SUBSIDIARY                        (9,526,965)        (3,137,651)

MINORITY INTEREST IN NET LOSS OF SUBSIDIARY

  AND PREFERRED STOCK DIVIDENDS                                       (2,174,666)                --

                                                                    -------------      ------------

NET LOSS AFTER MINORITY INTEREST                                     (11,701,631)        (3,137,651)

Deemed Dividend To Preferred Stockholders                                     --          1,044,250

Preferred Stock Dividend - Series C                                           --             55,782

                                                                    -------------      -------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                          $(11,701,631)      $ (4,237,683)

                                                                    =============      =============

BASIC AND DILUTED LOSS PER COMMON SHARE:                            $      (0.14)      $      (0.50)

                                                                    =============      =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                  83,261,797          8,458,556

                                                                    =============      =============

The accompanying notes are an integral part of these condensed consolidated financial statements

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE NINE MONTHS ENDED MARCH 31, 2005

                                                                                                                      SERIES C

                                                                                      SERIES A CONVERTIBLE          CONVERTIBLE

                                                              COMMON STOCK               PREFERRED STOCK          PREFERRED STOCK

                                                        ----------------------------------------------------------------------------

                                                           SHARES        AMOUNT         SHARES       AMOUNT        SHARES    AMOUNT

                                                        ----------------------------------------------------------------------------

Balance - July 1, 2004                                   31,856,793    $    3,180        30,000    $  300,000        --    $   --

Conversion of Series D convertible

  preferred stock into common stock                      15,963,610         1,597            --            --        --        --

Stock, options and warrants issued in connection

   with consulting and employment agreements             21,423,376         2,142            --            --        --        --

Amortization of employment and

    consulting agreements                                        --            --            --            --        --        --

Cancellation of warrant and employment agreement                 --            --            --            --        --        --

Stock issued in connection with reset

    rights of private placement investors                   833,333            83            --            --        --        --

Stock issued in connection with conversion

    Of promissory notes                                   3,902,310           391            --            --        --        --

Stock issued in connection with interest

    on promissory notes                                     773,349            77            --            --        --        --

Beneficial conversion of stock listed above                      --            --            --            --        --        --

Stock issued in connection with acquisitions             10,394,860         1,040            --            --        --        --

Stock issued in connection with

    legal settlement                                        152,778            15            --            --        --        --

Stock issued in connection with

    warrant conversions                                   9,193,750           919            --            --        --        --

Fair value of repriced converted warrants                        --            --            --            --        --        --

Fair value of warrants and beneficial

    conversion feature on convertible secured notes              --            --            --            --        --        --

Net loss after minority interest                                 --            --            --            --        --        --

                                                         -----------   -----------   -----------   -----------   -------   -------

Balance - March 31, 2005                                 94,494,159    $    9,444        30,000    $  300,000        --    $   --

                                                         ===========   ===========   ===========   ===========   =======   =======

                                             The accompanying notes are an integral part of these condensed consolidated financial statements

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                   FOR THE NINE MONTHS ENDED MARCH 31, 2005

                                                  SERIES D CONVERTIBLE          UNEARNED

                                                     PREFERRED STOCK          COMPENSATION

                                             ------------------------------   -------------

                                                 SHARES          AMOUNT          AMOUNT

                                             -------------    -------------   -------------

Balance- July 1, 2004                              22,786     $          2    $(15,176,116)

Conversion of Series D convertible

  preferred stock into common stock                (7,380)              --              --

Stock, options and warrants issued in

  connection with consulting and

  employment agreements                                --               --      (9,147,736)

Amortization of employment and

  consulting agreements                                --               --       3,363,060

Cancellation of warrant and employment agreement       --               --       6,594,414

Stock issued in connection with reset

  rights of private placement investors                --               --              --

Stock issued in connection with conversion

    Of promissory notes                                --               --              --

Stock issued in connection with interest

    on promissory notes                                --               --              --

Beneficial conversion of stock listed above            --               --              --

Stock issued in connection with acquisition

Stock issued in connection with

  legal settlement                                     --               --              --

Stock issued in connection with

  warrant conversions                                  --               --              --

Fair value of repriced converted warrants              --               --              --

Fair value of warrants and beneficial

  conversion feature on convertible

  secured notes                                        --               --              --

Net loss after minority interest                       --               --              --

                                             -------------    -------------   -------------

Balance - March 31, 2005                           15,406     $          2    $(14,366,378)

                                             =============    =============   =============

The accompanying notes are an integral part of these condensed consolidated financial statements

                        MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                         FOR THE NINE MONTHS ENDED MARCH 31, 2005

                                                    ADDITIONAL                          TOTAL

                                                     PAID-IN         ACCUMULATED    STOCKHOLDERS'

                                                     CAPITAL           DEFICIT          EQUITY

                                                      AMOUNT           AMOUNT           AMOUNT

                                                  -------------    -------------    -------------

Balance - July 1, 2004                            $ 50,864,718     $(20,283,948)    $ 15,707,836

Conversion of Series D convertible

  preferred stock into common stock                     (1,597)              --               --

Stock, options and warrants issued in

  connection with consulting and

  employment agreements                              9,342,550               --          196,956

Amortization of employment and

  consulting agreements                                     --               --         3,363060

Cancellation of warrant and employment agreement    (6,594,414)              --               --

Stock issued in connection with reset

    rights of private placement investors                  (83)              --               --

Stock issued in connection with conversion

    Of promissory notes                              1,019,609               --        1,020,000

Stock issued in connection with interest

    on promissory notes                                260,380               --          260,457

Beneficial conversion of stock listed above             41,141               --           41,141

Stock issued in connection with acquisition          6,208,746               --        6,209,786

Stock issued in connection with

    legal settlement                                    70,263               --           70,278

Stock issued in connection with

    warrant conversions                              5,515,331               --        5,516,250

Fair value of repriced converted warrants              189,476               --          189,476

Fair value of warrants and beneficial

    conversion feature on convertible

    secured notes                                    6,172,150               --        6,172,150

Net loss after minority interest                    (2,174,858)     (18,779,985)     (20,954,843)

                                                  -------------    -------------    -------------

 Balance - March 31, 2005                         $ 70,913,412     $(39,063,933)    $ 17,792,547

                                                  =============    =============    =============

The accompanying notes are an integral part of these condensed consolidated financial statements

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED MARCH 31, 2005 AND 2004

 (UNAUDITED)

                                                                           2005              2004

                                                                       ------------      ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                            $(20,954,843)      $(4,876,796)

    Adjustment to reconcile net loss to net cash

     used in operating activities:

      Minority interest in net loss of subsidiary and preferred

        stock dividend                                                   2,174,666               --

      Depreciation and amortization of property and equipment              234,334             9,000

      Amortization of intangible asset                                   1,447,548           566,667

      Amortization of debt discount                                             --            62,503

      Loss on disposal of equipment                                        192,986                --

      Non-cash issuance of stock for legal settlement                       70,278                --

      Non-cash interest expense                                          7,595,113                --

      Amortization and remeasurement of compensatory stock grants        3,444,365         2,543,561

  Changes in operating assets and liabilities:

      Accounts receivable                                                  621,270          (875,041)

      Inventory and work in process                                        (99,665)           28,915

      Restricted Cash                                                     (251,204)               --

      Other current assets                                                  22,983            46,973

      Accounts payable                                                   2,551,031            29,439

      Accrued expenses and other current liabilities                        29,154           104,496

                                                                       ------------      ------------

        NET CASH USED IN OPERATING ACTIVITIES                           (2,921,984)       (2,360,283)

                                                                       ------------      ------------

CASH USED IN INVESTING ACTIVITIES:

    Proceeds from sale of property and equipment                            28,607                --

    Additional transaction costs relating to purchase of EOIR              (69,111)               --

    Cash used for acquisitions, net of cash acquired                    (2,515,516)         (934,170)

    Purchase of property and equipment                                    (226,500)               --

                                                                       ------------      ------------

        NET CASH USED IN INVESTING ACTIVITIES                           (2,782,520)         (934,170)

                                                                       ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from sale of preferred stock                                  3,512,423         3,402,000

  Proceeds from exercise of warrants                                     5,516,250                --

  Proceeds from convertible secured notes (net)                          4,541,342                --

  Proceeds from notes payable                                                   --         1,400,000

  Repayments of notes payable                                             (550,498)       (1,067,235)

  Repayments of credit line                                               (600,000)               --

                                                                       ------------      ------------

        NET CASH PROVIDED BY FINANCING ACTIVITIES                       12,419,517         3,734,765

                                                                       ------------      ------------

NET INCREASE IN CASH                                                     6,715,013           440,312

CASH - BEGINNING                                                          1,101,088             5,465

                                                                       ------------      ------------

CASH - ENDING                                                          $ 7,816,101       $   445,777

                                                                       ============      ============

The accompanying notes are an integral part of these condensed consolidated financial statements

                        MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                     SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                     FOR THE NINE MONTHS ENDED MARCH 31, 2005 AND 2004

                                         (UNAUDITED)

                                                                     2005            2004

                                                                 -----------     -----------

Cash paid during the periods for:

  Interest                                                       $  790,956      $       --

                                                                 -----------     -----------

  Taxes                                                          $       500      $       --

                                                                 -----------     -----------

Non-cash investing and financing activities:

  Conversion of accounts payable into common stock               $       --      $  450,000

                                                                 -----------     -----------

  Acquisition of ASI Assets by issuance of common stock          $       --      $  850,000

                                                                 -----------     -----------

  Accrued dividends on preferred stock                           $       --      $  273,633

                                                                 -----------     -----------

  Acquisition of STR by issuance of common stock                 $       --      $5,100,000

                                                                 -----------     -----------

  Promissory note issued in connection with STR acquisition      $       --      $  375,000

                                                                 -----------     -----------

  Acquisition of Technest by issuance of common stock            $ 6,101,258     $       --

                                                                 -----------     -----------

  Stock issued for payment of accrued interest                   $   260,457     $       --

                                                                 -----------     -----------

  Fair value of warrants and beneficial conversion feature

    of convertible secured notes                                 $ 6,172,150     $       --

                                                                 -----------     -----------

  Stock issued for services                                      $  242,028      $       --

                                                                 -----------     -----------

  Stock issued in legal settlement                               $   70,278      $       --

                                                                 -----------     -----------

The accompanying notes are an integral part of these condensed consolidated financial statements

During the nine months ended March 31, 2005 and 2004, the Company acquired the assets and assumed the liabilities of various entities. The transactions had the following non-cash impact on the balance sheet:

                                                          2005          2004

                                                       -----------   -----------

Accounts receivable                                    $  166,557    $  438,795

Inventory and work in process                             222,957        96,530

Equipment                                                  21,417        53,467

Other current assets                                       25,403        32,502

Intangibles                                             8,724,731     7,006,808

Accounts payable and accrued liabilities                 (544,291)     (368,932)

Notes payable to sellers                                       --      (375,000)

Equity                                                 (6,101,258)   (5,950,000)

                                                       -----------   -----------

Net cash used for acquisitions, net

  of cash acquired of $784,484 and

  $215,830, respectively,                              $2,515,516    $  934,170

                                                       ===========   ===========

The accompanying notes are an integral part of these condensed consolidated financial statements

Notes to Condensed Consolidated Financial Statements

MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended March 31, 2005 and 2004

(Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Markland Technologies, Inc. and Subsidiaries ("Markland" or the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, without being audited, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the nine months ended March 31, 2005 are not necessarily indicative of the result that may be expected for the year ending June 30, 2005. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company's 10-KSB, as amended, for the year ended June 30, 2004 filed with the Securities and Exchange Commission.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Markland as a going concern. Markland has incurred net losses of $20,954,843 and $6,243,618 for the nine months ended March 31, 2005 and 2004, respectively. Markland has limited finances and may require additional funding in order to market and license its products. During the nine months ended March 31, 2005, Markland issued secured convertible promissory notes with a face value of $6,955,000 which, if not converted, are repayable between September and November 2005 (see Note 6). There is no assurance that Markland can reverse its operating losses, or that it can raise additional capital to allow it to continue its planned operations. These factors raise substantial doubt about Markland's ability to continue as a going concern.

Markland's ability to continue as a going concern remains dependent upon the ability to obtain additional financing or through the generation of positive cash flows from continuing operations. These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty. While Markland has experienced operating losses in the past, due to the acquisition of EOIR, and the recent acquisition of Genex, management believes the operating portion of the business will be cash flow positive in the next 12 months. Management's business plan is to continue to grow the customer base and revenues and to control and monitor operating expenses and capital expenditures. Management believes that the business as currently constituted will produce positive operating cash flow in the next 12 months which, together with the current cash levels, will enable Markland to meet existing financial obligations as they come due during the current fiscal year. However, management can provide no assurance that the performance of the business will meet these expectations.

Markland is subject to risks common to companies in the Homeland Defense Technology industry, including, but not limited to, development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers. Since the United States Government represents substantially all of Markland's current revenue, the loss of this customer would have a material adverse effect on Markland's future operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Markland and its wholly-owned subsidiaries, Security Technology, Inc. ("STI"), Ergo Systems, Inc. ("Ergo"), Science and Technology Research Corporation, Inc. ("STR") and E-OIR Technologies, Inc. ("EOIR"), and its majority owned subsidiaries Technest Holdings, Inc (“Technest”) and Genex Technologies, Inc. (“Genex”).  The minority interest represents outsiders’ interest in preferred stock of Technest.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the determination of the fair value of assets acquired and liabilities assumed in business combinations, impairment of identified intangible assets, goodwill and long lived assets, the fair value of equity instruments issued, valuation reserves on deferred tax assets and revenue and costs recognized on long-term, fixed-price contracts.

Concentrations

Markland has cash balances in banks in excess of the maximum amount insured by the FDIC as of March 31, 2005.

Substantially all revenue is generated from contracts with Federal government agencies. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors.

Restricted Cash

Restricted cash represents a one year certificate of deposit collateralizing a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with the Company’s corporate credit cards.

Accounts Receivable

Accounts receivable represent the amount invoiced for product shipped and amounts invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.  The Company has not experienced any material losses in accounts receivable and has provided no allowance at March 31, 2005. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Inventory and Work in Process

Inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method and market represents the lower of replacement costs or estimated net realizable value.  Work in process represents allowable costs incurred but not billed related to contracts.

Property and Equipment

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

Software                                3 years

Computer equipment                      3 years

Vehicles                                5 years

Leasehold improvements                  Shorter of useful

                                        life and lease term

Furniture and fixtures                  5-7 years

Property and equipment consisted of the following at March 31, 2005:

Software                                $     106,605

Computer equipment                            519,017

Vehicles                                       55,268

Leasehold improvements                        211,396

Furniture and fixtures                        207,273

                                        --------------

                                        $   1,099,559

Less accumulated depreciation                (230,913)

                                        --------------

                                        $     868,646

                                        ==============

Depreciation and amortization expense for the nine months ended March 31, 2005 and 2004 was $234,334 and $9,000, respectively.

Revenue Recognition

We recognize revenue when the following criteria are met: (1) we have persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain,(3) our price to our customer is fixed or determinable, and (4) collection is probable. We recognize revenues at the time we perform services related to border security logistic support. With respect to our revenues from our chemical detectors, we recognize revenue under the units-of-delivery method. At the time the units are shipped to the United States Navy, the Company recognizes as revenues the contract price of each unit and recognizes the applicable cost of each unit shipped. As of June 30, 2004, the Company had completed delivery of all outstanding orders under the contract for chemical detector units.

Revenues from time and materials contracts are recognized as costs are incurred.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide services to the Federal government. The Company has managerial and oversight responsibility for team members as well as the responsibility for the ultimate acceptability of performance under the contract. The Company includes as revenues the amounts that they bill under the teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members.

Research and Development

Research and development costs are charged to expense as incurred. Markland capitalizes costs related to acquired technologies that have achieved technological feasibility and have alternative uses. Acquired technologies which do not meet this criteria are expensed as research and development costs.

Loss Per Share

Basic and diluted net loss per common share has been computed based on the weighted average number of shares of common stock outstanding during the periods presented.

Common stock equivalents, consisting of convertible debt, Series A and D Convertible preferred stock, Technest’s Series B preferred stock, options and warrants were not included in the calculation of the diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed.

Impairment of Intangible Assets

The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Statements of Financial Accounting Standards (SFAS ) No. 142, "Goodwill and Other Intangible Assets", prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in the nine months ended March 31, 2005 and 2004.

The purchase price allocation for the acquisition of Technest and Genex is preliminary.  We are engaging an independent valuation firm to determine the final fair value of the net assets acquired and expect this to be completed by June 30, 2005.  We expect that a material amount of the excess consideration paid over the final fair value of net assets acquired will be determined to be in-process research and development.  Any amount determined to be in-process research and development will be expensed immediately.

Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", Markland continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, Markland evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. Markland's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the nine months ended March 31, 2005 and 2004.

Stock-Based Compensation

At March 31, 2005, as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", Markland has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Had the Company followed the fair value method in accounting for its stock-based employee compensation it would have had the following effect on the net loss for the three months and nine months ended March 31:

                                                                 Nine months ended               Three months ended

                                                                    March 31,                    March 31,

                                                               2005            2004            2005             2004

                                                               ----            ----            ----             ----

Net loss as reported                                       $(20,954,843)    $(4,876,796)   $(11,701,631)    $(3,137,651)

Add: stock-based employee compensation under

intrinsic value method included in net loss                     750,523            --          124,319            --

Deduct: stock-based employee compensation

 under fair value method                                     (1,473,858)           --         (236,566)           --

                                                           ----------------------------    ----------------------------

Pro forma net loss                                          (21,678,178)     (4,876,796)   (11,813,878)      (3,137,651)

Less: dividends to preferred stockholders                           --       (1,366,822)           --        (1,100,032)

                                                           ----------------------------    ----------------------------

Pro forma net loss to applicable to common stockholders    $(21,678,178)    $(6,243,618)  $(11,813,878)    $(4,237,683)

                                                           ============================    ============================

Basic and diluted loss per share - as reported             $     (0.36)    $     (0.97)    $     (0.14)    $     (0.50)

                                                           ============================    ============================

Basic and diluted loss per share - pro forma               $     (0.38)    $     (0.97)    $     (0.14)    $     (0.50)

                                                           ============================    ============================

3. ACQUISITIONS

Purchase of Science and Technology Research, Inc.

In October 2003, Markland completed the acquisition of 100% of the common stock of Science and Technology Research, Inc., a Maryland corporation ("STR"), by its subsidiary, Security Technology, Inc., a Delaware Corporation ("STI"), through a merger of STI with newly formed STR Acquisition Corporation, a Maryland Corporation. STR is a producer of the U.S. Navy's Shipboard Automatic Chemical Agent Detection and Alarm System (ACADA). The Navy deploys the "man-portable" point detection system to detect all classic nerve and blister agents as well as other chemical warfare agent (CWA) vapors.

The purchase price for STR was $6,475,000 and consisted of $900,000 in cash, which was paid in October 2003, 1,539,779 shares of common stock valued at $5,100,000, a promissory note of $375,000 and acquisition costs of $100,000. The promissory note bears no interest and, under amended terms, was paid in full by December 31, 2004. Holders of the shares of common stock were granted piggy-back registration rights.

Markland also entered into a consulting agreement with the principal shareholder and employee of STR (see Note 11).

Purchase of E-OIR Technologies, Inc.

On June 29, 2004, Markland acquired all of the outstanding stock of E-OIR Technologies, Inc. ("EOIR") for $8,000,000 in cash and $11,000,000 in principal amount of five year notes secured by the assets and stock of EOIR. EOIR is a provider of technology and services to the US Army Night Vision Laboratories and has expertise in wide area remote sensing using both electro-optic and infrared technologies. The acquisition was consummated in furtherance of Markland's stated strategy of making synergistic acquisitions in order to provide products and services to Homeland Defense, the Department of Defense and U.S. Intelligence Agencies.

In connection with this acquisition, Markland has also adopted a Stock Incentive Plan (see Note 9).

Purchase of Technest Holdings, Inc. and Genex Technologies, Inc.

On February 14, 2005, Markland entered into definitive agreements with Technest Holdings, Inc., a Nevada corporation ("Technest"), a public company with no revenue and minimal assets and operations, Genex Technologies, Inc. ("Genex"), and the certain investors, which resulted in Markland acquiring controlling interests in Technest simultaneous with and conditioned upon the Technest acquisition of Genex.

In accordance with a Securities Purchase Agreement between Technest and Markland, Technest issued 412,650,577 shares of its common stock to Markland in exchange for 10,168,764 shares of Markland’s common stock (“the Markland Investment”).  The common stock received from Technest represents a 93% interest in Technest’s common stock.  Consequently, Technest became a majority owned subsidiary of Markland on February 14, 2005.  The Securities Purchase Agreement contains provisions for Markland to deliver additional shares of its common stock to

Technest in conjunction with the conversion of the Series B Convertible Preferred Stock (see below).

Immediately after the acquisition by Markland of a controlling interest in Technest, certain investors paid $5,000,000 in cash for shares of Technest Series B Preferred Stock, Technest Series C Convertible Preferred Stock and five-year warrants to purchase Technest common stock (see Note 8).

The acquisition of Genex was effected pursuant to an Agreement and Plan of Merger dated February 14, 2005, by and among Markland, Technest, MTECH Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex. As a result of the merger, all of the outstanding shares of the capital stock of Genex were automatically converted into the right to receive in the aggregate (i) $3 million of cash; (ii) 10,168,764 shares of Markland's common stock (the shares of Markland common stock issued to Technest); and (iii) if earned, contingent payments in the form of additional shares of Technest common stock. A brokerage fee in connection with this acquisition of $300,000 was also paid. In addition, Dr. Geng was to receive a twelve month unsecured promissory note in the principal amount of $550,000 that paid interest at the rate of 6% per annum. Dr. Geng's share consideration was to be adjusted to reflect changes in the closing bid price of Markland common stock in the 10 trading days following February 14, 2005, subject to limitations set forth in the Merger Agreement.  Following the acquisition, it is Technest’s opinion that Dr. Geng omitted material representations from the Merger Agreement and, as a result, Technest has not issued and does not intend to issue the promissory note , the additional shares of Markland common stock or the contingent consideration of Technest common stock, if any.

A summary of the initial allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed is as follows:

Cash                                                             $ 3,300,000

Shares of Markland Technologies, Inc. common stock                 6,101,258

                                                                 ------------

            Total Purchase Price                                 $ 9,401,258

                                                                 ============

Estimated fair value of net assets acquired:

Estimated fair value of assets acquired -

   Current assets, including cash of $784,484                    $ 1,199,401

   Property and equipment                                             21,417

Estimated fair value of liabilities assumed -

   Accounts payable & accrued expenses                              (544,291)

                                                                  ------------

Estimated fair value of identifiable net

   tangible assets acquired                                          676,527

Intangible assets – intellectual property

   161,111

Excess of consideration paid over estimated

   fair value of net assets acquired

       8,563,620

                                                                 ------------

         Total Purchase Price                                    $ 9,401,258

                                                                 ============

The purchase price allocation above is preliminary.  Technest is engaging an independent valuation firm to determine the final fair value of the net assets acquired and expects this to be completed by June 30, 2005.  Technest expects that a material amount of the excess consideration paid over the final fair value of net assets acquired will be determined to be in-process research and development.  Any amount determined to be in-process research and development will be expensed by Technest immediately.

As a result of the transaction being structured as a stock acquisition, Markland does not expect any goodwill resulting from the transaction to be deductible for tax purposes.

Genex is a supplier of advanced imaging, surveillance and security sensor technologies. The impact of this acquisition has not been determined at this time.

Unaudited pro forma financial information for the nine months and three months ended March 31, 2005, had the acquisitions of STR, EOIR,  been completed as of July 1, 2003, is as follows:

March 31, 2004

--------------

Nine Months ended

        Three Months ended

-----------------

        ------------------

     (000's)

Revenues

    $ 40,567

        $  12,747

    ========

        =========

Loss from operations          $ (2,388)

$ (2,111)

    =========

        =========

Net loss applicable to common

stockholders                  $ (5,533)

$ (3,901)

    =========

        =========

Net loss applicable to common

stockholders

per common share

    $  (0.84)

         $  (0.19)

    =========

        =========

The acquisitions of Technest and Genex have not been included in the pro forma as their net assets , revenues and results of operations fall below those required for a significant subsidiary

Push Down Accounting

Based on the substantial change in ownership and control of Technest, as well as the fact that the investors in the Technest financing  represent a collaborative group brought together to promote the acquisition of Genex, the push down basis of accounting has been applied to the acquisition of Technest by Markland and the acquisition of Genex by Technest.  In accordance with the push down basis of accounting, Technest’s and Genex’s net assets were adjusted to their estimated fair values as of the date of acquisition which resulted in the basis of the net assets acquired being adjusted as disclosed above.  As also noted above, this allocation of the purchase price is preliminary and is expected to change based on the completion of an independent business valuation.

4. AMORTIZATION OF INTANGIBLE ASSETS

Amortizable intangible assets consist of the following at March 31, 2005:

Amortizable intangibles - EOIR

      $  11,755,000

Amortizable intangibles - Ergo

            400,000

Amortizable intangibles - ASI

 1,000,000

Amortizable intangibles - STR

 1,551,944

Amortizable intangibles - Technest

            161,111

                                                   ------------

Total amortizable intangibles

      $  14,868,055

Accumulated amortization                            (2,013,945)

                       -------------

Net amortizable intangibles

               $ 12,854,110

                              =============

The intangible assets entitled "Acoustic Core" which has a carrying value of $1,300,000 are not available for commercial sale as of March 31, 2005. Accordingly, no amortization expense has been recorded through March 31, 2005. Amortization expense was $1,447,548 and $566,667 for the nine months ended March 31, 2005 and 2004, respectively.

5. GOODWILL

On the date EOIR was acquired by Markland, EOIR had a payable of $724,459 to the former stockholders related to possible taxes due in conjunction with the final pre-acquisition tax return. In the quarter ended December 31, 2004, this accrual was determined to no longer be required and no distributions are due to the former stockholders. This reduction in payables was considered an adjustment in the fair value of EOIR's net assets acquired and, accordingly, was recorded as a reduction in Goodwill of $724,459.

6. LONG-TERM DEBT

Note Payable - STR Acquisition

On October 1, 2003, Markland issued a note in the amount of $375,000 in connection with the acquisition of STR. This note was paid in full by December 31, 2004.

On March 15, 2004, Markland agreed to issue to George Yang $40,000 of cash and an additional 50,000 shares of common stock valued at $66,500 in exchange for his agreement to extend the note to October 15, 2004. These amounts were charged to interest expense in the statement of loss for the year ended June 30, 2004. Accounts payable at March 31, 2005 include $40,000 related to this agreement.

Notes Payable - EOIR Acquisition

On June 29, 2004, EOIR issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with the acquisition of EOIR's common stock. These notes accrue interest at 6% compounded monthly and interest is payable in quarterly installments over 60 months in addition to annual principal payments. The fair market value of these notes was $9,532,044 as determined by an independent valuation. The discount of $1,467,956 is being amortized to interest expense over the life of the notes. During the nine months ended March 31, 2004, $220,193 was amortized to interest expense. The carrying value and unamortized discount at March 31, 2005 was $9,752,237 and $1,247,763 respectively.

Other Long-Term Bank Debt

Markland's other long-term bank debt consists of the following as of March 31, 2005:

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $3,715 including interest of LIBOR plus 2.75% (6.15% at March 31, 2005)	$ 91,332
First Market Bank, dated July, 2002 with monthly payments of $15,278 plus interest of LIBOR plus 2.75%, (6.15% at March 31, 2005)	47,863
First Market Bank, secured by leasehold improvements, dated March 19, 2003 with monthly payments of $3,514 including interest of 5.05%	32,670
American Honda Finance, secured by vehicle, dated March 24, 2003 with monthly payments of $406 including interest of 4.70%	14,043
$185,908

Convertible Notes and Warrant Purchase Agreements - September 21, 2004

On September 21, 2004, Markland Technologies, Inc. entered into a Purchase Agreement with DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. (together the "Investors") pursuant to which the Company sold warrants to purchase shares of common stock (the "Warrants") and secured convertible promissory notes (the "Convertible Notes") for the aggregate consideration of $4,000,000. The Convertible Notes are initially convertible into $5,200,000 of common stock at a price of $0.80 per share, subject to certain adjustments as defined in the Purchase Agreement. The Warrants entitle the Investors to purchase an aggregate of 6,500,000 shares of our Common Stock at an initial conversion price of $.80 at any time and from time to time through September 21, 2009.

The Purchase Agreement contains standard representations, covenants and events of default. Occurrence of an event of default allows the Investors to accelerate the payment of the Convertible Notes and/or exercise other legal remedies, including foreclosing on collateral.

The Convertible Notes are in the aggregate principal amount of five million two hundred thousand dollars ($5,200,000) and accrue interest daily at the rate of eight percent (8%) per year on the then outstanding and unconverted principal balance of the Convertible Notes. Under the terms of the Convertible Notes, $4,000,000 of the outstanding principal and interest is required to be prepaid by March 15, 2005. In the event the Investors do not receive such prepayment amount by March 15, 2005, then the Conversion Price shall automatically become the Adjusted Conversion Price which is the lower of $0.80 a share or 80% of the average of the Closing Prices during the five (5) Trading Days prior to the applicable Conversion Date. This shall not be an event of default. The Company did not make such prepayment by March 31, 2005. The remaining outstanding balance is due by September 21, 2005. At anytime, and at the option of the Investors, the outstanding principal and accrued interest of the Convertible Notes may be converted into shares of Markland's common stock at the lower of $0.80 per share or 80% of the average of the closing prices during the five trading days prior to the applicable conversion date. During the nine months ended March 31 2005, the Investors converted $550,000 of the Convertible Notes.

The Company has granted a security interest in and a lien on substantially all of its assets to the Investors pursuant to the terms of a Security Agreement, dated September 21, 2004.

As part of this financing, James LLC, the largest holder of Series D Preferred Stock, agreed not to sell any of its holdings of Series D Preferred Stock until the earlier to occur of: (1) notice from the Company and the investors that the transactions contemplated in the Purchase Agreement had been terminated, or (2) March 15, 2005. However, pursuant to the terms of the lock-up agreement, James, LLC may still convert their Series D shares and sell the underlying shares of common stock in accordance with Rule 144 of the Securities Act of 1933, as amended. In exchange, Markland agreed that under certain conditions, if they did not redeem the Series D stock by January 15, 2005, they would issue to James LLC a warrant to purchase 1,088,160 shares of our common stock at $.80 per share. The Series D stock was not redeemed by January 15, 2005 and the warrant was subsequently issued.

Subject to conditions set forth in the agreement, the Company may require the Investors to purchase $1,000,000 of Additional Notes on the Additional Closing Date.

In conjunction with this financing, the Company issued 833,333 shares of common stock to investors that participated in the Company's April 2, 2004 private placement in exchange for their waiver and release of certain rights.

On September 21, 2004, Markland estimated the fair value of the Warrants and allocated the gross proceeds of $4,000,000 on a relative fair value basis between the Convertible Notes and the Warrants. Based on this analysis, Markland estimated that the relative fair value of the Warrants and Convertible Notes were approximately $1,659,000 and $2,341,000, respectively. Based on the initial conversion price of $0.80 per share, Markland estimated that the Convertible Notes could convert into 6,500,000 shares of common stock and the effective conversion price was approximately $0.36 per share. Accordingly, Markland determined that there was a beneficial conversion feature of approximately $3,054,000. Since the beneficial conversion feature exceeded the carrying value of the Convertible Notes, the recognition of the beneficial conversion feature was limited to $2,341,000. As a result, the Convertible Notes were recorded net of the fair value of the Warrants and beneficial conversion feature at $0 and will be accreted to $5,200,000, the face value of the Convertible Notes, over the term of those notes. Non-cash interest expense related to the accretion of this discount was $4,688,451 for the nine months ended March 31, 2005. The carrying value and unamortized discount at March 31, 2005 was $4,077,945 and $511,549 respectively.

In conjunction with the issuance of these Convertible Notes and Warrants, Markland incurred cash financing costs of $766,628. These costs have been recorded in Other Assets as deferred financing costs and are being amortized to interest expense over the term of the Convertible Notes. Non-cash interest expense related to the amortization of deferred financing costs was $678,165 in the nine months ended March 31, 2005.

Warrants to purchase 1,500,000 shares of common stock at an initial exercise price of $1.50 and three year term were issued as finders fees. The fair value of these warrants have been calculated at $887,374 and have been recorded as additional deferred financing costs and are being amortized to interest expense over the term of the Convertible Notes. Non-cash interest expense related to the amortization of these deferred financing costs was $784,978 in the nine months ended March 31, 2005.

See Note 9 for information regarding the December 28, 2004, reduction in the exercise price of the Warrants and related replacement warrants issued.

In the period ended March 31, 2005, notes with a face value of $550,000 were converted into 2,085,551 shares of the Company’s common stock.

Convertible Notes and Warrant Purchase Agreements - November 9, 2004

On November 9, 2004, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Harborview Master Fund, LP and Southridge Partners, LP (the "November Investors") pursuant to which the Company sold warrants to purchase shares of common stock (the "November Warrants") and secured convertible promissory notes (the "November Convertible Notes") for the aggregate consideration of $1,350,000. The November Convertible Notes are initially convertible into $1,755,000 of common stock at a price of $0.80 per share, subject to certain adjustments as defined in the Purchase Agreement.

The November Warrants entitle the November Investors to purchase an aggregate of 2,531,250 shares of our common stock, at any time and from time to time, through November 9, 2009 at an initial exercise price of $1.50 per share. The November Convertible Notes are in the aggregate principal amount of one million seven hundred fifty five thousand dollars ($1,755,000) and accrue interest daily at the rate of eight percent (8%) per year on the then outstanding and unconverted principal balance of the notes. Under the terms of the November Convertible Notes $1,000,000 of the outstanding principle and interest is required to be prepaid by March 15, 2005. In the event the November Investors do not receive such prepayment amount by the prepayment date then the conversion price shall automatically become the adjusted conversion price which is the lower of $0.80 per share or 80% of the average of the closing prices during the five trading days prior to the applicable conversion date. This shall not be an event of default. The Company did not make such prepayment by March 31, 2005. The remaining outstanding balance is due by September 21, 2005. The notes will mature on November 9, 2005. At any time, and at the option of the November Investors, the outstanding principal and accrued interest of the notes may be converted into shares of our common stock at the lower of $0.80 per share or 80% of the average of the closing prices during the five trading days prior to the applicable conversion date. During the nine months ended March 31, 2005, the November Investors converted $ 470,000 of the Convertible Notes.

On November 9, 2004, Markland estimated the fair value of the November Warrants and allocated the gross proceeds of $1,350,000 on a relative fair value basis between the November Convertible Notes and the November Warrants. Based on this analysis, Markland estimated that the relative fair value of the November Warrants and November Convertible Notes were approximately $571,513 and $778,487, respectively. Based on the initial conversion price of $0.80 per share, Markland estimated that the November Convertible Notes could convert into 2,193,750 shares of common stock and the effective conversion price was approximately $0.36 per share. Accordingly, Markland determined that there was a beneficial conversion feature of approximately

$713,263. As a result, the November Convertible Notes were recorded net of the fair value of the November Warrants and beneficial conversion feature at $65,224 and will be accreted to $1,755,000, the face value of the November Convertible Notes, over the term of those notes. Non-cash interest expense related to the accretion of this discount was $933,871 for the nine months ended March 31, 2005. The carrying value and unamortized discount at March 31, 2005 was $589,601 and $821,129, respectively.

In conjunction with the issuance of these November Convertible Notes and November Warrants, Markland incurred financing costs of $175,530. These costs have been recorded in Other Assets as deferred financing costs and are being amortized to interest expense over the term of the November Convertible Notes. Non-cash interest expense related to the amortization of deferred financing costs was $68,288 in the nine months ended March 31, 2005.

The other terms of these notes and warrants are substantially the same as the Convertible Notes and Warrants Purchase agreement dated September 21, 2004 described above.

See Note 9 for information regarding the December 28, 2004, reduction in the exercise price of the November Warrants and related replacement warrants issued.

In the period ended March 31, 2005, notes with a face value of $470,000 were converted into 1,816,759 shares of the Company’s common stock.

Accrued interest of $260,457 related to both the September 21, 2004 and November 9, 2004 convertible notes was paid through the issuance of 773,349 shares of common stock.  As a result of the common stock being issued at a discount, the Company recognized an additional beneficial conversion feature of $41,141.

7. EQUITY LINE

On September 10, 2003, Markland entered into a Private Equity Credit Agreement with Brittany Capital Management, Ltd. ("Brittany"). Markland agreed to issue and sell to Brittany up to $10,000,000 worth of its common stock over the next three years. Prior to any sales, Markland is required to file a registration statement with the Securities and Exchange Commission, relating to the shares to be issued, and to have such registration statement declared effective.

For all periods presented, Markland has determined that the fair value of this Put was not material.

The Equity Line expired on September 10, 2004 and the Company is no longer entitled to require Brittany to purchase shares of Common Stock pursuant to it.

8. STOCKHOLDERS' EQUITY

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock which may be issued in series with such designations, preferences, stated values, rights qualifications, or limitations as determined by the Board of Directors.

Series A Redeemable Convertible Preferred Stock

On June 30, 2003, Markland issued 30,000 shares of our Series A Non-Voting Redeemable Convertible Preferred Stock in satisfaction of our remaining obligations under a promissory note. The Series A Preferred Stock has no par value, is non-voting and has a stated value of $10 per share. The Preferred Stock is convertible at any time at the option of the Company, and cannot be converted by the holder. This stock is convertible at the rate of three shares of Series A Preferred Stock for each share of common stock. This conversion rate may be adjusted at any time by the Company as a result of either the sale of the Company or as a result of a stock split or stock dividend that is issued by the Company while these shares remain outstanding.

The Company shall have the right, but not the obligation to, at any time after the issuance of these shares to redeem all or any portion of the outstanding shares of Series A Preferred Stock from the holder in cash at the stated value of $10 per share by sending notice to the holder. The Series A Preferred Stock has a liquidation preference of $10 per share. This stock does not accrue dividends.

Series C 5% Cumulative Convertible Preferred Stock

The Series C Preferred Stock is non-voting and has a liquidation preference of $1,000 per share. The holders of the Series C Preferred Stock are entitled to receive dividends on each share of preferred stock, which shall accrue on a daily basis at the rate of 5% per annum on the sum of the liquidation preference plus all accumulated and unpaid dividends thereon. These dividends shall accrue whether or not they have been declared or there are legally available funds with which to pay them, and at the option of the holders are payable either in cash or in unrestricted common stock. The Series C Preferred Stock is redeemable at any time by Markland, and cannot be converted by the holders without written permission for a period of 6 months following the issuance of the shares and then only 10% may be converted per month thereafter. The Series C Preferred Stock is convertible at the option of the holder at a conversion price ranging from 65% to 80% of the common stock's market price at the time of the conversion.

At March 31, 2005, there were no shares of Series C Preferred Stock issued or outstanding.

Series D Convertible Preferred Stock

Shares of the Series D Convertible Preferred Stock have a liquidation preference of $1,000 per share, are non-voting, do not accrue dividends, are redeemable by Markland anytime and are convertible into shares of Markland's common stock at a conversion price ranging from 65% to 80% of the common stock's market price at the time of the conversion.

The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.

AVERAGE CLOSING BID PRICE (1)	DISCOUNT FACTOR
$15.00 or less	80%
more than $15.00, but less than or equal to $30.00	75%
more than $30.00, but less than or equal to $45.00	70%
more than $45.00	65%

(1) After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

The Series D preferred stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock.

During the nine months ended March 31, 2005, 7,380 shares of Series D were converted into 15,963,610 common shares of the Company.

At March 31, 2005, there were 15,406 shares of Series D outstanding.

Reverse Stock Split

On September 4, 2003, Markland's board of directors approved a resolution to effect a one-for-sixty reverse stock split. This action was subsequently approved by shareholder action which was approved by written consent of the Markland shareholders who held at least a majority of the voting power of the common stock, at least 67% of the voting power of the Series C Cumulative Convertible Preferred Stock, and at least 67% of the voting power of the Series D Cumulative Convertible Preferred Stock. As a result, each sixty shares of common stock was converted automatically into one share of common stock. To avoid the issuance of fractional shares of common stock, each fractional share resulting from the reverse split was rounded up to a whole share. The reverse stock split did not reduce the 500,000,000 shares of common stock that Markland is authorized to issue. The resolution, which impacts shareholders of record as of September 5, 2003 became effective on October 27, 2003. All share amounts and per share data have been restated to reflect this reverse stock split.

Common Stock Issuances

Markland has entered into compensation agreements with certain officers and a consultant (see Note 11) which provide for, among other things, certain performance-based stock grants. In connection with these agreements, Markland issued 20,956,382 shares of common stock during the nine months ended March 31, 2005. Due to the indeterminate number of shares to be issued under these agreements, Markland accounts for these stock compensation plans under variable accounting.

For the nine months ended March 31, 2005, Markland recognized unearned compensation, additional paid in capital and stock compensation expense of $5,784,676, $9,342,550 and $3,363,060 respectively.

During the nine months ended March 31, 2005, Markland also issued the following:

o 466,994 shares of its common stock to other employees and consultants as compensation.

o 15,963,610 shares of its common stock on conversion of 7,380 Series D shares.

o 833,333 shares of its common stock in connection with satisfying reset rights of an existing investor and a result of the Convertible Note and Warrant Purchase Agreement entered into on September 21, 2004 (see Note 6).

o 9,193,750 shares of its common stock in connection with the exercise of warrants.

o 152,778 shares with a fair value of $70,278 of its common stock issued as settlement in connection with litigation.

o 3,902,310 shares of its common stock on conversion of secured convertible notes.

o 773,349 shares of its common stock in satisfaction of accrued interest on convertible notes

o 10,394,860 shares of its common stock in connection with the acquisition of Technest, Genex and EOIR.

Markland has established the following reserves for the future issuance of common stock as follows:

Reserve for the exercise of warrants

                         29,000,000

Reserve for stock option plans

                25,000,000

Reserve for conversion of Series A Preferred Stock

                             10,000

Reserve for conversion of Series D Preferred Stock

                         77,000,000

Reserve for Technest Series B preferred stock

                         20,000,000

                      --------------

Total reserves

                                 151,010,000

                             ==============

The Company is also obligated to issue certain shares under employment and consulting agreements (see Note 11).

Technest Series B Convertible Preferred Stock

In conjunction with Markland’s acquisition of Technest and Technest’s acquisition of Genex (see Note 3), Technest issued, among other securities, 1,149,425 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”).  The Series B Preferred Stock will be convertible into Markland common stock upon the earlier to occur of (a) February 14, 2006 or (b) a date which is the first trading day after the date on which Markland common stock has a closing bid price of $2.50 or more for five consecutive trading days. The number of shares to be issued will be determined by dividing the quotient of (a) $5,000,000 divided by the lower of (i) $0.60 and (ii) the market price (as defined in the Merger Agreement) by (b) 1,149,425.  Technest has determined that there was a beneficial conversion feature, limited to the allocated proceeds, in the amount of approximately $2,050,000 related to the issuance of the Series B Preferred Stock.  This beneficial conversion feature will be recorded by the Company as a deemed dividend to the minority interest holders in the period in which the Series B Preferred Stock becomes convertible.

Minority Interest

As of March 31, 2005, the minority interest in Technest is comprised of the following:

Outside investment in Technest common and preferred stock

  $3,512,272

Deemed dividends related to beneficial conversion features of

Technest preferred stock

    2,174,858

Minority interest in net loss of Technest (7%)

            (192)

Minority interest

 $5,686,938

9. OPTIONS AND WARRANTS

Options

In conjunction with the Company's acquisition of EOIR, the Company adopted the 2004 Stock Incentive Plan ("the Plan"). The Plan authorizes the Company to issue up to 25,000,000 shares of common shares in the form of options, stock awards, performance share awards or stock appreciation rights.

On June 29, 2004, the Company issued options to eleven former minority owners of EOIR who have continued employment with the Company. These options have a ten year term and vest ratably over a five year period. Ten of these employees received options to purchase 9,345,737 shares of common stock at a price of $.3775. On the date of grant, the intrinsic value of these options, $3,528,016, was recorded as unearned stock-based compensation and additional paid in capital. This intrinsic value will be amortized to stock compensation over the five year vesting period.

One employee received five options, each of which allows for the purchase of a number of shares equal to .11799575 times a fraction of $1,600,000 divided by the fair value of the stock on the vesting date. One of these options vests each year for the next five years. The exercise price of these options will be one-half the fair value of the stock on the vesting date. The intrinsic value of these options based on the fair value of the stock on March 31, 2005 is $471,983. This intrinsic value has been recorded as unearned stock-based compensation and additional paid in capital. Due to the variable nature of the exercise price and number of shares to be issued under these options, the intrinsic value will be remeasured each period until the terms are fixed. The intrinsic value of each option will be amortized over the vesting periods. As of March 31, 2005, the maximum number of shares issuable under these options is 3,933,192.

During the three months ended December 31, 2004, 3,009,574 options were cancelled due to the departure of four employees. In conjunction with the departure of two of these employees, the Company modified the options so that the employees were immediately vested in 40% of the options held. Without modification, these options would have been cancelled upon termination. As a result of this modification, the Company remeasured the intrinsic value on the remeasurement date and determined that there was no incremental value. Therefore, the Company fully amortized the remaining unearned portion of the vested options upon modification. The cancellation of the remaining unvested options resulted in a reduction in unearned compensation and additional paid-in capital of $1,136,099.

For the nine months ended March 31, 2005, the Company recorded $750,523 in amortization relating to the Plan options.

Markland has also agreed to grant options to purchase an additional 5,000,000 shares of common stock to employees of EOIR in the future. Markland expects that these options will vest over five years after the date of grant and will have an exercise price equal to the fair market value of the common stock on the date of grant.

In connection with the acquisition of Genex (see Note 3), Markland agreed to replace options to purchase 312,000 shares of Genex common stock with fully vested options for the purchase of the same number of shares of Markland common stock with an exercise price equal to the fair value of Markland’s common stock on the grant date.

There were no options issued in the nine months ended March 31, 2005 and 1,500,343 were vested at March 31, 2005.

Warrants

At March 31, 2005, the Company had the following outstanding warrants:

	Number of Shares Exercisable	Exercise Price	Date of Expiration
Issued in conjunction with April 2, 2004 private placement	3,333,333	$1.25	April 2, 2007
	333,333	$1.40	April 2, 2007
Issued in conjunction with April 16, 2004 private placement	3,333,333	$1.50	April 16, 2007
	25,000	$2.00	April 16, 2007
Issued in conjunction with May 3, 2004 private placement	7,098,750	$1.50	May 3, 2007
	529,800	$1.50	May 3, 2007
Issued in conjunction with September 21, 2004 convertible note	1,000,000	$0.34	September 21, 2009
Issued in conjunction with November 9, 2004 convertible note	337,500	$1.50	November 9, 2007
Issued in conjunction with December 7, 2004 consulting agreement	400,000	$0.60	November 30, 2007
Issued in conjunction with September 21,2004 Lock up agreement	1,088,160	$0.60	January 5,2009
Issued in conjunction with March 29, 2005 Agreement	8,443,750	$0.60	March 8, 2010

Total	25,922,959
Weighted average exercise price		$1.00
Weighted average remaining life			3.16 years

Trilogy Warrants

On December 7, 2004, we entered into an Agreement with Trilogy Capital Partners, Inc. ("Trilogy"). Pursuant to that agreement, for a period of twelve months, Trilogy will provide publicity and marketing services for us. In addition, Trilogy will perform the functions of an in-house Investor Relations Officer for us. In return we are required to pay Trilogy a fee of $10,000 per month for twelve months. In addition, pursuant to this agreement, we issued to Trilogy warrants to purchase four million (4,000,000) shares of our common stock, par value $0.0001 per share, with an exercise price of $0.60 per share and three month vesting. We also issued warrants to purchase 400,000 shares of our common stock on substantially the same terms to an individual for the introduction to Trilogy.  The fair value of these warrants was calculated at $2,391,592, was recorded as unearned compensation and additional paid-in capital and was to be expensed over the twelve months service period from December 7, 2004. In February 2005, we terminated our relationship with Trilogy and Trilogy agreed to cancel and return  the outstanding warrants. The unamortized unearned compensation balance of $2,253,616 was reversed.  Prior to cancellation, the Company recorded amortization of unearned compensation in Selling, General and Administrative expense of $137,796 related to this agreement.

DKR Warrants

On December 28, 2004, we entered into agreements with DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. (collectively "DKR") to amend terms of warrants issued to DKR on September 21, 2004 (the "DKR Warrants"), for the purchase of up to 6,500,000 shares of our common stock, $0.0001 par value per share issued in connection with our September 21, 2004 private placement (see Note 6). Specifically, subject to the terms and conditions contained in the DKR Amendment, the parties have agreed:

To amend the DKR Warrants so that DKR may exercise all or any portion of the Warrants for an exercise price of $0.60 per share of the Common Stock, from December 28, 2004 until February 28, 2005 (the "DKR Exercise Period"). At the end of the DKR Exercise Period, the amendment shall expire and the exercise terms of the DKR Warrants existing prior to December 28, 2004, shall be effective.

That DKR shall exercise a minimum of $600,000 in exercise price of the DKR Warrants, as amended, on or before the close of business on December 31, 2004.

That the number of shares of Common Stock subject to the DKR Warrants shall not be adjusted as a result of the temporary reduction in exercise price.

At the end of the DKR Exercise Period, we will issue to DKR warrants to purchase a number of shares of Common Stock equal to the number of shares purchased by DKR during the DKR Exercise Period at an exercise price of $1.50 per share (the "New DKR Warrants").

On February 7, 2005, the Company entered into agreements with DKR to reduce the exercise price of the New DKR Warrants issuable to DKR pursuant to the DKR Amendment dated December 28, 2004 (see above).  Specifically, subject to the terms and conditions in the Agreements, the parties have agreed:

That DKR shall purchase no less than an aggregate of 1,500,000 shares of Common Stock by exercising Common Stock Purchase Warrant, as amended, no later than February 7, 2005.

That the exercise price of the Replacement Warrants issued to DKR pursuant to the Amendments shall be reduced from $1.50 per share to $0.50 per share.

That DKR waives any default or potential default that the Amendments may otherwise have caused under those certain Secured 8% Convertible Notes made by the Company and payable to DKR executed in connection with the September 21, 2004, private placement, and any other defaults under the other transaction contracts and agreements between DKR and the Company that may arise out of the Amendments.

The parties have further agreed that DKR shall have piggy-back registration rights with regard to the shares of Common Stock underlying the Replacement Warrants.

As a result of these modifications, Markland remeasured the fair value of the DKR Warrants. Since the beneficial conversion feature originally measured (see Note 6) exceeded the proceeds allocated to the convertible notes, no additional beneficial conversion feature was recorded as a result of this modification.

In the nine months ended March 31, 2005, DKR exercised warrants to purchase 5,500,000 shares of the Company's common stock at $0.60 per share for proceeds of $3,300,000.

Greenfield Capital Warrants

On December 29, 2004, we entered into an agreement with Greenfield Capital Partners LLC ("Greenfield") to amend the terms of a warrant issued to Greenfield (the "Greenfield Warrants") on September 22, 2004 for the purchase of up to 750,000 shares of Common Stock as compensation for consulting services performed by Greenfield in connection with our September 21, 2004 private placement. Specifically, subject to the terms and conditions contained in the Greenfield Amendment, the parties have agreed:

To amend the Greenfield Warrants so that Greenfield may exercise all or any portion of the Greenfield Warrant for an exercise price of $0.60 per share of Common Stock, from December 29, 2004 until January 31, 2005 (the "Greenfield Exercise Period").

That Greenfield shall exercise a minimum of 400,000 of the Greenfield Warrants, as amended, on or before December 31, 2004, and 350,000 of the Greenfield Warrants, as amended, on or before the close of business on January 31, 2005.

That the number of shares of Common Stock subject to the Greenfield Warrant shall not be adjusted as a result of the temporary reduction in exercise price.

That section 2(b) of the Greenfield Warrant shall be amended so as to prohibit the exercise of the Greenfield Warrants to the extent that such issuance would result in Greenfield beneficially owning more than 9.99% of the outstanding shares of Common Stock.

As a result of this modification of terms, Markland remeasured the fair value of the Greenfield Warrants. Markland determined there was no material incremental value as a result of this remeasurement.

In the nine months ended March 31, 2005, Greenfield exercised warrants to purchase 750,000 shares of the Company's common stock at $0.60 per share for proceeds of $450,000.

Southridge Partners LP Warrant

On December 29, 2004, we entered into an agreement with Southridge Partners LP ("Southridge") to amend the terms of a warrant issued to Southridge on November 9, 2004 (the "Southridge Warrant") for the purchase of up to 568,750 shares of Common Stock in connection with our November 9, 2004, private placement. Specifically, subject to the terms and conditions contained in the Southridge Amendment, the parties have agreed:

To amend the Southridge Warrant so that Southridge may exercise all or any portion of the Southridge Warrant for an exercise price of $0.60 per share of Common Stock, from December 29, 2004 until December 31, 2004 (the "Southridge Exercise Period").

That Southridge shall exercise all of the of the Southridge Warrant, as amended, on or before the close of business, New York City time, on December 31, 2004.

That the number of shares of Common Stock subject to the Southridge Warrant shall not be adjusted as a result of the temporary reduction in exercise price.

That section 11(a) of the Southridge Warrant shall be deleted in its entirety so as to eliminate restrictions on the ability of Southridge to exercise the Southridge Warrants based on the number of shares of Common Stock beneficially owned by Southridge.

As a result of this modification of terms, Markland remeasured the fair value of the Southridge Warrants. Markland determined there was no material incremental value as a result of this remeasurement. Since the beneficial conversion feature originally measured (see Note 6) exceeded the proceeds allocated to the convertible notes, no additional beneficial conversion feature was recorded as a result of this modification.

On December 30, 2004, Southridge exercised warrants to purchase 568,750 shares of the Company's common stock at $0.60 per share for proceeds of $341,250.

Stefansky and Rosenblum Warrants

On January 4, 2005, we entered into agreements with David Stefansky and Richard Rosenblum to amend the terms of warrants issued (the "Stefansky and Rosenblum Warrants") on September 21, 2004 in connection with our private placement on that date for the purchase of up to 375,000 shares of our common stock. Specifically, subject to the terms and conditions contained in the Stefansky and Rosenblum Amendment, the parties have agreed:

To amend the Stefansky and Rosenblum Warrants so that Stefansky and Rosenblum may exercise all or any portion of the Stefansky and Rosenblum Warrants for an exercise price of $0.60 per share of common stock, from January 4, 2005, until January 7, 2005.

That Stefansky and Rosenblum shall exercise all of the Stefansky and Rosenblum Warrants, as amended, on or before the close of business on January 7, 2005.

That the number of shares of common stock subject to the Stefansky and Rosenblum Warrants shall not be adjusted as a result of the temporary reduction in exercise price.

As a result of this modification of terms, Markland remeasured the fair value of the Stefansky and Rosenblum Warrants. Markland determined there was no material incremental value as a result of this remeasurement.

On January 5, 2005, warrants for 750,000 shares of common stock were exercised for proceeds of $450,000.

Harborview Warrants

On January 4, 2005, we entered into an agreement (the "Harborview Amendment") with Harborview Master Fund LP ("Harborview") to amend the terms of a warrant issued to Harborview on November 9, 2004 (the "Harborview Warrant") for the purchase of up to 1,625,000 shares of Common Stock in connection with our November 9, 2004, private placement. Specifically, subject to the terms and conditions contained in the Harborview Amendment, the parties have agreed:

To amend the Harborview Warrant so that Harborview may exercise all or any portion of the Harborview Warrant for an exercise price of $0.60 per share of Common Stock, from January 4, 2005 until February 28, 2005, after which time the exercise price will return to its original level.

That Harborview shall exercise the Harborview Warrant to purchase not less than 250,000 share of Common Stock on or before the close of business, New York City time, on January 7, 2005.

That the number of shares of Common Stock subject to the Harborview Warrant shall not be adjusted as a result of the temporary reduction in exercise price.

During the nine months ended March 31, 2005, warrants for 1,625,000 shares of common stock were exercised for proceeds of $975,000.

James LLC Warrants

As set forth in the Lock-Up agreement with the Series D Holder dated September 21, 2004,the Company  issued warrants to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of Common Stock, at an exercise price of $0.60 per share on January 5,2005.

Replacement Warrants

Based on the warrant exercises done in connection with the amendments described above, on February 7, 2005, the Company issued warrants to purchase 568,750 shares of common stock to Southridge Partners LP, warrants to purchase 1,625,000 shares of common stock to Harborview Master Fund LP, warrants to purchase 375,000 shares of common stock to Richard Rosenblum, and warrants to purchase 375,000 shares of common stock to David Stefansky (collectively, the "Warrants"). The Warrants entitle the holders thereof to purchase an aggregate 2,943,750 shares of common stock at an exercise price of $0.60 per share at any time and from time to time through, February 7, 2010.

On March 10, 2005, the Company issued warrants to purchase 5,500,000 of common stock to DKR.  The warrants entitle the holders thereof to purchase shares of common stock at an exercise price of $0.50 per share at any time and from time to time through March 10, 2010.

The majority of these replacement warrants were related to the private placements of convertible promissory notes for which full beneficial conversion features were recognized.  Therefore, no additional value was assigned to them.  However, the warrants issued to Stefansky and Rosenblum were originally recorded as deferred financing costs.  Therefore, the value of the replacement warrants issued to Stefansky and Rosenblum, $189,476, was charged to non-cash interest expense in the three months ended March 31, 2005.

On March 29, 2005, we entered into agreements with DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. (collectively the "DKR Investors"); and Southridge Partners LP, Harborview Master Fund LP, Richard Rosenblum and David Stefansky (collectively the "Remaining Investors") to amend the exercise price of warrants to purchase an aggregate 8,443,750 shares of our common stock, $.0001 par value per share issued to the Remaining Investors on February 7, 2005 and to the DKR Investors on March 10, 2005 (the "Warrants"). According to the terms of the agreements, the exercise price of the Warrants will be amended to $.34 per share. All remaining terms and conditions of the Warrants remain unchanged. Markland determined there was no material incremental value as a result of this remeasurement.

10. NET LOSS PER SHARE

Securities that could potentially dilute basic earnings per share ("EPS") in the future, and that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented, consists of the following:

Shares Potentially

Issuable

---------

Series A Redeemable Convertible Preferred Stock

                       10,000

Series D Convertible Preferred Stock (convertible at

80% of market value)

          77,000,000

Technest Series B preferred stock

          20,000,000

Stock options

                   13,300,000

Warrants

          29,000,000

Employment and consulting agreements

                   15,000,000

        -------------

Total as of March 31, 2005

                           154,310,000

                          =============

11.      COMMITMENTS AND CONTINGENCIES

Compensation Agreements

Effective January 2003, Markland entered into a one-year compensation agreement with the former chief executive officer and three three-year agreements with an officer, the president and chief financial officer, and two consultants to Markland, Robert Tarini and Verdi Consulting, which provided for aggregate remuneration of $47,500 per month.

One of these agreements provided for the issuance of 1.67% of Markland's outstanding common stock in three installments, 50% of the shares were issued on or about March 21, 2003, 25% of the shares on or about July 1, 2003 and 25% of the shares on or about October 1, 2003. A final issuance occurred as of December 31, 2003, so that the total amount of shares issued up to December 31, 2003 will equal 1.67% of the outstanding common stock as of December 31, 2003.

In addition, these three agreements provide in total for the issuance of 5.01% of the Company's outstanding common stock in four installments on a fully diluted basis based upon certain performance criteria being met. Upon contract signing, the Company issued a number of shares of Common Stock then equivalent to 0.5% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares; on or about July 1, 2003, Company will issue to these Employee/Consultants a number of shares of Common Stock then equivalent to 0.5% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares if the Second Quarter gross revenue target has been met; and on or about October 1, 2003 Company will issue to these Employee/Consultants a number of shares of Common Stock then equivalent to 0.67% of the total number of shares of Common Stock then outstanding, inclusive of such Employee's/Consultant's Shares, minus the aggregate number of Shares issued to these parties in the first two installments if the Third Quarter gross revenue target has been met. If necessary, an additional issuance will occur in January 2004, so that the total amount of shares issued will equal 5.01% of the outstanding common stock calculated on a fully-diluted basis assuming the conversion of all convertible securities as of December 31, 2003.

All of the shares issuable under these four agreements were earned as of January 1, 2004. Accordingly, a total of 1,410,719 shares were issued, of which 119,360 were issued during the year ended June 30, 2003 and 1,291,359 were issued during the year ended June 30, 2004.

On May 12, 2004, Markland entered into five-year compensation agreements with two executives, the chairman and chief executive officer and the president and chief financial officer, and a consultant, Verdi Consulting. These agreements, which are effective on January 1, 2004, provide for the following remuneration:

Base annual remuneration of $300,000 each (an aggregate of $900,000) payable over the five-year period ending January 2, 2009;

Discretionary bonuses over the term of the agreement of up to 300% of the base remuneration; and

Conditional stock grants over the period commencing April 1, 2004 through January 2, 2008, based on defined performance criteria. The stock grants, if all earned, entitle each of the three parties to receive up to 7.5% of Markland's common stock on a fully diluted basis. These grants are earned according to the following schedule:

Grant 1          2.5%          April 1, 2004

Grant 2          1.0%          July 1, 2004

Grant 3          1.0%          October 1, 2004

Grant 4          1.0%          January 2, 2005

Grant 5          1.0%          January 2, 2006

Grant 6          0.5%          January 2, 2007

Grant 7          0.5%          January 2, 2008

The number of shares of common stock to be granted on each grant date is equal to the product of (a) the number of fully diluted shares outstanding at the grant date and (b) the stock percentage associated with that grant date.

In the event of a change in control of Markland during the period covered by the agreement, each executive/consultant will automatically be granted all remaining stock grants and will be due cash and expense compensation for the shorter of (i) three years from the date of the change in control, or (ii) until the end of the term of the agreement. A change in control is defined by the agreements as a change in the majority ownership of the equity of Markland, or the resignation or termination of the majority of the board of directors within a two month period, or the replacement of the CEO or the President of Markland.

In June 2004, these agreements were modified to remove the anti-dilution provision. During the six months ended December 31, 2004, a total of 6,637,145 shares of common stock were issued under these new agreements.

In December 2004 these agreements were modified to provide a mechanism whereby the Company may acquire all or a portion of the Common Stock granted to each executive/consultant for a nominal sum in the event that their relationship with the Company terminates prior to the registration of those shares. As part of this modification, the stock grants were accelerated so that Grants 5 and 6 were earned on January 2, 2005 and Grants 7 and 8 will be earned on July 1, 2005.

On December 7, 2004, we appointed Gino Pereira as our Chief Financial Officer. The employment agreement for Mr. Pereira provides for a term of five years, beginning December 1, 2004. Mr. Pereira's salary is set at $225,000, with a provision that such salary shall be increased to $300,000 at such time when Mr. Pereira's duties with the Company preclude him from performing work for other clients. The employment agreement provides for a grant of 3,000,000 shares of the Company's Common Stock to Mr. Pereira on the date of signing. These shares are unregistered shares and were granted in reliance on Section 4(2) of the Securities Act of 1933. The employment agreement provides for payment to Mr. Pereira upon a change in control resulting in the voluntary or involuntary termination of a majority of the board of directors, the chief executive officer or the president of an amount equal to the lesser of three times his then current salary or the salary owed through the end of the employment agreement

The employment agreement provides a mechanism whereby the Company may acquire all or a portion of the Common Stock granted to Mr. Pereira for a nominal sum in the event that his engagement with the Company is terminated prior to the registration of those shares. Since August of 2004, Mr. Pereira had been acting as a paid consultant to us in matters involving finances. As of November 18, 2004, Mr. Pereira had received $62,497 for his consulting services.

On December 7, 2004, we appointed Dr. Joseph P. Mackin as our chief operating officer. Dr. Mackin was a selling shareholder of EOIR when we purchased it on June 30, 2004. As part of that transaction, Dr. Mackin received $97,712.15 in cash and a promissory note for $662,288.00. The employment agreement for Dr. Mackin provides for a term of five years, beginning January 3, 2005. Dr. Mackin's salary is set at $300,000. The employment agreement accelerated the vesting date for options previously granted to Dr. Mackin and provides for periodic grants of the Company's Common Stock to Dr. Mackin, with an initial grant of 2,000,000 shares. These shares are unregistered shares and were granted in reliance on Section 4(2) of the Securities Act of 1933. The employment agreement provides for an acceleration of stock grants and payment to Dr. Mackin upon a change in control resulting in the voluntary or involuntary termination of a majority of the board of directors or the chief executive officer of an amount equal to the lesser of three times his then current salary or the salary owed through the end of the employment agreement. The employment agreement provides a mechanism whereby the Company may acquire all or a portion of the Common Stock granted to Dr. Mackin for a nominal sum in the event that his engagement with the Company is terminated prior to the registration of those shares.

In the nine months ended March 31, 2005, Markland recorded unearned compensation, additional paid-in capital and stock compensation of $ 5,784,676, $9,342,550 and $3,363,060 respectively, related to these agreements.

In the quarter ended March 31, 2005, Markland paid cash bonuses totaling $1,975,000 to executives and consultants related to these agreements.

In connection with the STR acquisition, Markland entered into a one year consulting agreement, as amended on March 17, 2004, with the former President and principal of STR ("Consultant"). In consideration for the consulting services to be rendered by Consultant, Markland shall pay to Consultant the sum of $285,000 (the "fee"). The fee shall be payable as follows: $25,000 is payable on July 15, 2004, a second payment in the amount of $35,000, is payable on August 15, 2004, a third payment in the amount of $60,000 is payable on September 15, 2004, a fourth payment in the amount of $60,000 is payable on October 15, 2004, a fifth payment in the amount of $60,000 is payable on November 15, 2004 and the sixth and final payment in the amount of $45,000 is payable on December 15, 2004. As of March 31, 2005, Markland has accrued $225,625 related to this agreement.

Termination of engagement of Ken Ducey, Jr., as president of Markland

On March 23, 2005 we removed Ken Ducey, Jr. as our president, and terminated his engagement as a director or officer from our wholly owned subsidiaries Ergosystems, Inc., a Virginia corporation, Science and Technology Research, Inc., a Maryland corporation and Security Technology, Inc., a Delaware corporation.

On April 15, 2005 in connection with the termination of Mr. Ducey, and in accord with section 4(j) of the employment agreement by and between the Company and Mr. Ducey and dated December 30, 2004, we exercised our right to repurchase 1,525,010 shares of our common stock, par value $.0001 per share (the “Common Stock”), issued to Mr. Ducey pursuant to employment agreements at a price of $.01 per share.

Mr. Ducey remains a director of the Company.

Termination of Asset Growth Company as Strategic Operations Contractor

On March 23, 2005, pursuant to our Strategic Operations Contractor Agreement with them, we terminated our agreement with Asset Growth Company.  Mr. Ducey is a director and majority shareholder of Asset Growth Company

Also on April 15, 2005 in connection with the termination of our former consultant Asset Growth Company., and in accord with section 4(i) of the strategic operations contractor agreement by and between the Company and Asset Growth Company and dated December 30, 2004, we exercised our right to repurchase 5,030,078 shares of our common stock, par value $.0001 per share (the “Common Stock”), issued to Asset Growth Company pursuant to strategic operations contractor agreement at a price of $.01 per share.  All amounts paid to Asset Growth Company may be considered to have been paid to Mr. Ducey as he is a director and the controlling shareholder of Asset Growth Company.

As the result of the Company exercising these repurchase rights, the unamortized unearned compensation balance related to Ken Ducey and Asset Growth Company of $4,340,798 was reversed.

Facility Rental

STR leases its location in Fredericksburg, VA, on a month-to-month basis without a formal agreement. Rent expense relating to this location was $6,937 per month. This location was vacated on December 31, 2004.

We have a five year lease for our executive offices of approximately 1,500 square feet located in Ridgefield, Connecticut and a month-to-month lease for a manufacturing facility of approximately 5,000 square feet located in Fredericksburg, Virginia. We also have an administrative office in Providence, RI which is utilized under a monthly sublease comprising approximately 4,000 square feet.

EOIR, our wholly owned subsidiary, holds a four-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease, which has an option to renew for an additional three-year term, expires on September 30, 2005. EOIR also leases approximately 5,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. This lease is currently on a month-to-month basis.

We also have several offices located in Fredericksburg, VA. One office with approximately 4,722 sq ft., with a 1 year lease, one with 1,200 sq ft. with a 5 year lease, one with 10,000 sq ft., with a 5 year lease, and one with 4,200 sq ft., with a five year lease. Monthly lease amounts for these facilities total approximately $31,000.

 Genex leases office space under the terms of a non-cancelable operating lease that expires in January 2006.  The office space lease provides for annual increases of 3% to the base rent and requires the Company to reimburse the landlord for its pro rata share of the increases in annual operating expenses and real estate taxes. Monthly lease amounts for these facilities total approximately $11,600.

In addition, we have a one year lease for an executive office located in Boston, MA. The monthly lease amount for this facility is approximately $1,600.

Income Taxes

The Company is currently delinquent on its corporate state income tax filings. The Company expects that its net operating loss carryforwards will be sufficient to offset any taxable income. As a result, no provision for income taxes or any related penalties or interest has been recorded for the nine months ended March 31, 2005.

Government Contracts

The Company's billings related to certain U.S. Government contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting government agency.  During an audit conducted in November 2004 covering the fiscal year 2002, the Defense Contract Audit Agency (“DCAA”) discovered significant deficiencies in Genex’s accounting system that resulted in misclassified and unallowable costs. As a result of this audit, Genex could be prevented from completing certain previous contracts awarded by the Department of Defense and may be required to refund amounts overbilled to its customers.  The Company has accrued $ 68,017 for overpayments for 2002 and has extended the analysis of misclassified and unallowed costs to March 31, 2005.  At March 31, 2005, the company has determined that $102,228 is repayable to the government. This amount is included in accrued expenses at March 31, 2005.

12. INCOME TAXES

There was no provision for federal or state income taxes for the nine months ended March 31, 2005 and 2004, due to the Company's operating losses and a full valuation reserve.

The Company's deferred tax asset before valuation allowance is approximately $10,300,000 and at March 31, 2005 consisted primarily of net operating loss carry forwards. The change in the valuation allowance for the nine months ended March 31, 2005 was approximately $3,700,000. The Company's net operating loss carry forwards of approximately $25,900,000 will expire in varying amounts through 2024. The use of the federal net operating loss carry forwards may be limited in future years as a result of ownership changes in the Company's common stock, as defined by section 382 of the Internal Revenue Code. The Company has not completed an analysis of these changes.

The Company has provided a full valuation reserve against the deferred tax asset because of the Company's loss history and significant uncertainty surrounding the Company's ability to utilize its net operating loss and tax credit carryforward.

13. RELATED PARTY TRANSACTIONS

Robert Tarini, our chief executive officer is also chief executive officer of Syquest, Inc. Syquest performs software and engineering development for the Markland Group and provides approximately 4000 sq ft of office space to the Company in Providence, RI. During the nine months ended March 31, 2004 Syquest provided $392,004 in engineering and software services and charged $54,000 for rent.

ipPartners, Inc. a corporation majority owned and controlled by Mr. Tarini, Markland's Chief Executive Officer and Chairman, participated in 12.5% of the Investor Financing related to the acquisition of Genex by Technest. The Investor Financing was negotiated on behalf of Markland by senior management of Markland, including Mr. Tarini. The Markland Investment was approved by a unanimous vote of the Board of Directors of Markland including, Mr. Mackin and Mr. Ducey, neither of whom has an interest in the transaction.

The Company believes that all transactions described above were made on terms no less favorable to it than those obtainable from unaffiliated third parties. All future transactions, if any, with its executive officers, directors and affiliates will be on terms no less favorable to it than those that will be obtainable from unrelated third parties at the time such transactions are made.

14. LITIGATION

On June 28, 2004, Charles Wainer filed a civil suit against the Company in the Circuit Court for Broward County Florida alleging breach of a stock purchase agreement and breach of an employment agreement stemming from Wainer's sale of his business to a predecessor of the Company and his subsequent employment thereat. In the complaint, Wainer alleges Markland owes him $300,000 cash, some unspecified portion of $700,000 in stock, some unspecified portion of $86,000 cash for lease payments, and approximately $20,000 in back-pay. The Company believes that these claims are without merit and plans to vigorously defend the action. On August 11, 2004, answered the complaint and denied any liability.

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against the Company, EOIR, our wholly owned subsidiary, and our Chief Executive Officer and Director, Robert Tarini. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by the Company, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by the Company. In his complaint Mr. Moulton asserts, among other things, that the Company breached its obligations under the Stock Purchase Agreement, dated June 29, 2004, pursuant to which the Company acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors. Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking certain other equitable relief including, the appointment of a receiver to oversee the management of EOIR until these promissory notes issued to former EOIR shareholders at the closing of the acquisition are paid in full and a declaratory judgment that the Company's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts (approximately $11,000,000) due thereunder. The Company is a guarantor of these notes. The Company believes that the allegations in this lawsuit are entirely without merit and expects to file an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. The Company is considering bringing various claims against Mr. Moulton either by counterclaim or in a separate action.

In addition, we are subject to legal proceedings, claims, and litigation arising in the ordinary course of business. While the outcome of these matters is currently not determinable, we do not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations, or cash flows

On December 7, 2004, the Company issued 152,778 shares of its Common Stock in settlement of a civil suit filed against Quest Net, Inc., a predecessor company to Markland, for the non-payment of a promissory note valued at $66,671.

15. SUBSEQUENT EVENTS

Subsequent stock issuances

Subsequent to March 31, 2005, convertible promissory notes with a face value of $2,275,000 were converted into 15,189,985 shares of our common stock.

Subsequent to March 31, 2005, 3,558 shares of Series D Convertible Preferred Stock were converted into 25,625,648 shares of our common stock.

On May 18, 2005, we issued 3,866,391 shares of common stock to Robert Tarini, 1,933,195 shares of common stock to Verdi Consulting, and 3,750,286 shares of common stock to Joseph Mackin in connection with employment and consulting agreements.

Subsequent to March 31, 2005, we repurchased 6,555,088 shares of restricted common stock previously issued to Ken Ducey and Asset Growth Management in accordance with the terms of our contracts, as discussed in Note 11, at a price of $0.01 per share.

1

PART II

Information Not Required In Prospectus

Item 24.

Indemnification Of Directors And Officers.

Section 607.0850 the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. Our charter provides that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

Under Florida law, we have the power to indemnify our directors and officers against claims arising in connection with their service to us except when an director's or officer's conduct involves: (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; or (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

In addition, we have entered into employment agreements with our directors and officers that contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Article II, Section 4 of our bylaws limits the liability of current and former directors for monetary damages if they have acted in good faith and conformed to a standard of reasonable care. Furthermore, and notwithstanding anything to the contrary in our charter or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to management or policy of us unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes:

 (a) a violation of criminal law, unless the director had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful;

 (b) a transaction from which the director derived an improper personal benefit;

 (c) an unlawful distribution;

 (d) in a proceeding by or in the right of us or one or more of our shareholders, conscious disregard for our best interests or willful misconduct; or

 (e) in a proceeding brought by someone other than us or one or more of our shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.

We have purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against particular liabilities, including some liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they are not indemnified by us.

2

Item 25.

Other Expenses Of Issuance And Distributions.

The following table provides information regarding the various anticipated expenses payable by Markland in connection with the issuance and distribution of the securities being registered. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Nature Of Expense

Amount

SEC registration fee

$ 2,996.93

Accounting fees and expenses

$

12,500

Legal fees and expenses

$

25,000

Transfer agent fees

$

1,500

Printing and related fees

$

10,000

Miscellaneous

$

23,003.07

Total

$

75,000

Item 26.

Recent Sales Of Unregistered Securities.

We have issued the following unregistered securities within the last three years. The following information regarding our securities has been adjusted to reflect a 1-for-60 reverse stock split effected on October 27, 2003.

2002

On December 9, 2002, we entered into an Exchange Agreement with James LLC, a Cayman Island limited liability company, and Market LLC, a Cayman Island limited liability company, wherein we issued to them an aggregate of 5,225 shares of our Series C convertible preferred stock (with a stated value of $1,000 per share) in exchange for the cancellation of promissory notes in the aggregate amount of $5,250,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On December 9, 2002, we executed an Exchange Agreement with Eurotech, Ltd., a District of Columbia corporation, and Crypto.com, Inc., a Delaware corporation, wherein we issued 3,998,789 shares of our common stock in exchange for some assets related to the Acoustic Core(TM) technology for illicit material detection. In addition, we issued 499,848 shares of our common stock to ipPartners, Inc., a Rhode Island corporation, in connection with this acquisition of assets. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On December 10, 2002, we issued a convertible promissory note to Market LLC, a Cayman Island limited liability company, in the amount of $500,000. The issuance of this security was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

2003

At various times during 2003, we issued to our employees, directors and consultants the following number of shares of our common stock on the following dates as compensation for their services. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act as a sale not involving a public offering.

Name

Number Of Shares

Commonwealth Acquisitions, Inc. (1)

16,667

David Danovitch (1)

3,334

Dean Denuccio

280,000

Rodney Dodd

7,937

Kenneth Ducey, Jr.(2)

221,568

ECON Investor Relations, Inc. (1)

12,049

Oscar Hayes

21,035

Edward Kessler

7,937

Delmar Kintner (2)

119,303

MarketShare Recovery, Inc. (1)

27,272

George Martin (1)

4,546

Ernie Mercier (1)

8,334

3

Jo-Ann Nichols (2)

3,571

Joe O'Neill (1)

8,334

John Readey

65,000

Lawrence Shatsoff (1)

1,667

Stuart Siller (1)

13,636

The Research Works, Inc. (1)

37,099

Robert Tarini (1)

221,568

Verdi Consulting (1)

201,568

____________

(1)

Acquired shares in consideration of consulting services. (2) Acquired shares pursuant to an employment agreement.

On February 11, 2003, we issued 170 shares of our Series C Preferred stock to James LLC, a Cayman Island limited liability company, for a purchase price of $170,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On March 19, 2003, we executed a Technology Purchase Agreement with ASI Technology Corporation, a Nevada corporation, wherein we acquired some particular gas plasma antenna assets for 283,333 shares of our common stock. In connection with this acquisition, we also issued shares of our common stock to Patriot Scientific Corporation. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On March 27, 2003, we executed an Exchange Agreement with Eurotech, Ltd. wherein we issued 16,000 shares of our Series D preferred stock in exchange for 1,666,666 shares of our common stock. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

In July 2003, we entered into a consulting agreement with Emerging Concepts. As consideration for the consulting services, we issued 25,000 shares of our common stock to Emerging Concepts in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act, for transactions by an issuer not involving any public offering.

On July 24, 2003, we issued 750,000 shares of our common stock to Syqwest, Inc., a Rhode Island corporation formerly known as Ocean Data Equipment Corporation, for unpaid services valued at $450,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On September 30, 2003, we executed an Agreement and Plan of Merger with Science and Technology Research, Inc. In connection with the merger, we issued 1,539,779 shares of our common stock and a promissory note in the amount of $375,000 to George Yang, the sole stockholder of Science and Technology Research, Inc. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On each of October 1, 2003, November 3, 2003 and December 1, 2003, we sold to James LLC, a Cayman Island limited liability company, an aggregate of 385 shares of our Series D preferred stock for an aggregate purchase price of $385,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On November 12, 2003, we issued 37,099 shares of our common stock to Research Works, Inc., a New Jersey corporation, for the preparation of an equity research report. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

2004

During January 2004, we issued 208,906 shares of our common stock to each of Kenneth Ducey, Jr., and Robert Tarini and 209,006 shares of our common stock to Verdi Consulting in connection with employment and consulting agreements. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On February 2, 2004, we sold 277 shares of our Series D preferred stock to James LLC, a Cayman Island limited liability company, for $152,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

4

On ten different occasions between August 2003 and March 2004, we issued an aggregate of 4,096 shares of our Series D preferred stock to a single institutional investor for an aggregate consideration of $4,096,000. The issuance of these securities was exempt under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On April 2, 2004, we issued 3,333,333 shares of our common stock and warrants to purchase 3,333,333 shares of our common stock at $1.00 per share to three institutional investors for consideration of $200,000. We also issued a warrant to purchase 333,333 share of our common stock and paid $200,000 to a finder in connection with this transaction. The issuance of these securities was exempt under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On April 16, 2004, we issued 2,500,000 shares of our common stock and warrants to purchase 2,500,000 shares of our commons stock at $1.50 per share to ten institutional investors for consideration of $2,000,000. We also issued warrants to purchase 25,000 shares of our common stock at $2.00 per share and paid $100,000 to a finder in connection with this transaction. The issuance of these securities was exempt under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On April 20, 2004, we issued in the aggregate 300,000 shares to the three investors in our April 2, 2004 private placement in consideration of their consent to permit us to proceed with a private placement that was subsequently consummated on May 3, 2004. We also issued warrants to purchase 50,000 shares of our common stock to counsel for these investors in connection with this transaction. The issuance of these securities was exempt under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On May 3, 2004 and May 7, 2004, we issued and aggregate of 7,098,750 shares of our common stock and redeemable warrants to purchase 7,098,750 shares of our common stock at $1.50 per share to 26 institutional investors 8 individual investors for consideration of $5,679,000. We also issued redeemable warrants to purchase an aggregate of 529,800 shares of our common stock and paid an aggregate of $545,140 to five finders in connection with this transaction. The issuance of these securities was exempt under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On June 1, 2004, we issued 1,525,248 shares of our common stock to each of Verdi Consulting and Robert Tarini, 305,050 shares of our common stock to Kenneth Ducey, Jr., and 1,220,198 shares of our common stock to Asset Growth Company (which is wholly owned by Kenneth P. Ducey, Jr.) in connection with their services as employees and consultants and pursuant to the compensation terms of our agreements with them. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On June 29, 2004, in connection with our acquisition of E-OIR Technologies, Inc., we issued 3,500 shares of our Series D preferred stock to a single institutional investor for consideration of $2 million. The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act.

On June 29, 2004, also in connection with the acquisition of E-OIR Technologies, Inc., we adopted a Stock Incentive Plan under which we issued options to purchase 9,345,740 shares of its common stock to key employees of EOIR for an exercise price of $.3775 per share. The options will vest in five equal annual installments. In addition, we granted to another key employees of EOIR options to purchase a number of shares of our common stock equal to $471,983 divided by one-half of the market price for the common stock on the date of vesting. These options also vest in five equal annual installments. We have also agreed to grant options to purchase an additional 5,000,000 shares of common stock to employees of EOIR in the future.

From July 1, 2004 to November 29, 2004, various holders of our Series D convertible preferred stock converted shares of preferred stock into shares of our common stock. The total shares issued under such conversions was approximately 14,686,302. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On July 28, 2004, we issued 1,006,902 shares of our common stock to each of Robert Tarini and Verdi Consulting, 301,370 shares of common stock to Kenneth Ducey, Jr. and 705,532 shares of common stock to Asset Growth Company in connection with employment and consulting agreements. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act as a sale not involving a public offering.

During the three months ended September 30, 2004, we issued an aggregate of 227,776 shares of common stock to various consultants and employees under existing contacts. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act as sales not involving a public offering.

5

On August 26, 2004, we issued 38,333 shares of common stock to Darylene Wanek and Stephen Johnson pursuant to the terms of their employment agreements with the Company. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

     On September 21, 2004, we entered into a Purchase Agreement with DKR Soundshore Oasis Holding Fund, Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. pursuant to which we sold warrants to purchase shares of common stock and secured convertible promissory notes for the aggregate consideration of $4,000,000. At any time, and at the option of the investors, the outstanding principal and accrued interest of the notes may be converted into shares of our common stock. We also issued to Greenfield Capital Partners, LLC, David Stefansky and Richard Rosenblum warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $1.50 as compensation in connection with this private placement. The resale of the shares underlying these warrants were covered by another registration statement. The offer and sale of these securities was made in reliance on Section 4(2) of Securities Act.

On September 22, 2004, we issued 833,333 shares to investors that participated in the April 2, 2004 private placement in exchange for their waiver and release of some rights. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On October 1, 2004, we issued 1,205,479 shares of our common stock to each of Verdi Consulting, Inc. and Robert Tarini, 301,370 shares of our common stock to Kenneth Ducey, Jr., and 904,110 shares of our common stock to Asset Growth Company (which is wholly owned by Kenneth Ducey, Jr.) in connection with their services as employees and consultants and pursuant to the compensation terms of our agreements with them. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

On November 1, 2004, we entered into an Agreement and General Release with Gregory Williams and Mary Williams, detailing the terms and conditions of their resignations from our wholly owned subsidiary, E-OIR Technologies, Inc. Pursuant to these agreements, we accelerated the vesting of 1,000,000 stock options at an exercise price of $.375 per share. These options represented 40% of the non-statutory stock options held by Mr. and Mrs. William immediately prior to their resignations. The offer and sale of these securities was made in reliance on Section 4(2) of Securities Act.

On November 9, 2004, we entered into a Securities Purchase Agreement with Harborview Master Fund L.P. and Southridge Partners LP, pursuant to which we sold warrants to purchase shares of our common stock and secured promissory notes for the aggregate consideration of $1,350,000. At any time, and at the option of the investors, the outstanding principal and accrued interest of the notes may be converted into shares of our common stock. We also issued to Greenfield Capital Partners, LLC, David Stefansky and Richard Rosenblum warrants to purchase an aggregate of 337,500 shares of our common stock at an exercise price of $1.50 as compensation in connection with this private placement. The offer and sale of these securities was made in reliance on Section 4(2) of Securities Act.

On December 7, 2004, the Company issued 91,667 shares of common stock to Summerstrand Investments, Ltd., and 61,111 shares of common stock to Schoeppl & Burke, P.A., in connection with a lawsuit in which Summerstand Investments, Ltd., was a plaintiff and the Company was a defendant. The offer and sale of these securities was made in reliance on Section 4(2) of Securities Act.

On December 7, 2004, we entered into a consulting agreement with Trilogy Capital Partners, Inc. for publicity and marketing services. As partial consideration for the agreement, we issued to Trilogy warrants to purchase four-million (4,000,000) shares of our common stock, par value $0.0001 per share, with an exercise price of $0.60 per share. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a sale not involving a public offering. This consulting agreement was subsequently cancelled.

On December 7, 2004, we issued four-hundred-thousand (400,000) warrants to Michael Rosenblum, an unaffiliated consultant who assisted us in contacting Trilogy Capital Partners, Inc. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act, as amended as a sale not involving a public offering.

Between December 28, 2004 and February 7, 2005, we entered into agreements to amend the exercise price of our warrants held by the investors in our September 21, 2004, and November 9, 2004 private placements, effectively reducing the exercise price to $0.60. In connection with these amendments, we agreed to issue new common stock purchase warrants with an exercise price of $1.50 as consideration for the holder’s agreement to immediately exercise their right to purchase an aggregate of 9,193,750 shares of our common stock pursuant to the warrant amendment agreements.

6

On February 7, 2005 we issued warrants to Southridge Partners LP, Harborview Master Fund LP, David Stefansky and Richard Rosenblum to purchase an aggregate of 2,943,750 shares of our common stock with an exercise price of $0.60. The issuance and sale of the new warrants will not be registered under the Securities Act, but will be made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2)thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities are issued only to "accredited investors" within the meaning of Rule 501 of Regulation D.

On March 10, 2005 we issued to DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. warrants to purchase 5,500,000 shares of our common stock with an exercise price of $0.50 in consideration for entering into the December 28, 2004 agreements. The issuance and sale of the new warrants will not be registered under the Securities Act, but will be made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities are issued only to "accredited investors" within the meaning of Rule 501 of Regulation D.

2005

On January 3, 2005, we granted shares of common stock to the following parties. These shares have not be registered with the SEC and the offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act.

Purchasers

Number of shares granted

Robert Tarini

2,867,458

Gino Pereira

3,000,000

Kenneth P. Ducey

716,864

Joseph P. Mackin

2,000,000

Asset Growth (1)

 2,150,593

Verdi Consulting, Inc. (2)

3,584,322

____________

(1)

Kenneth P. Ducey is a director, officer and controlling shareholder of Asset Growth.

(2)

Chad Verdi is the sole shareholder of Verdi Consulting, Inc.

On January 5, 2005, we entered into a Preferred Stock Restriction Agreement with James LLC restricting the sale of shares of our series D cumulative convertible preferred stock and shares of our common stock issuable upon conversion of our series D preferred stock. In connection with the execution of this agreement, we issued warrants to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of our common stock at an exercise price of $0.60 per share. The offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act.

In accordance with the terms of the Markland Securities Purchase Agreement, on February 14, 2005, Technest issued to Markland 412,650,577 shares of its common stock (before the Reverse Split) in exchange for 10,168,764 shares of Markland common stock and Markland agreed to issue shares of common stock upon conversion of Technest's Series B Preferred Stock (which, together with the Technest Series C Preferred Stock and warrants, was sold to the Investors in the Investor Financing). Technest used the shares of common stock paid to it by Markland to fund a portion of the merger consideration paid to Jason Geng, the sole shareholder of Genex . Markland intends to hold Technest's common stock as an asset. Markland does not intend to take Technest private. The issuance of these securities was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On February 14, 2005, immediately after the acquisition by Markland of a controlling interest in Technest, the Investors consisting of Southridge Partners LP, Southshore Capital Fund Limited, Verdi Consulting, Inc., ipPartners, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund, LP paid $5,000,000 in cash for 1,149,425 shares of Technest Series B Preferred Stock, five-year warrants to purchase up to 242,735,571 shares of Technest common stock for an exercise price of $.0307 per share (before the Reverse Split), and 1,149,425 shares of Technest Series C Preferred Stock convertible into 242,735,571 shares of Technest's common stock (before the Reverse Split). After the Reverse Split, the warrants will be exercisable for 1,149,425 shares of Technest common stock and the Series C Preferred Stock will be convertible into 1,149,425 shares of Technest common stock. Technest raised $5,000,000 through this financing. Although Markland is not a party to the Investor Securities Purchase Agreement, Markland has agreed to issue shares of its common stock upon conversion of Technest Series B Preferred Stock sold under this agreement and to register the resale of such common stock by the Investors. The proceeds of this financing were used by Technest to fund the acquisition of Genex, pay transaction costs and fund working capital. These securities were sold in units for a price of $4.35 per unit. The issuance and sale of these securities was not registered under the Securities Act, but were made in reliance upon the exemptions from the registration requirements set forth in Section 4(2) thereof and Rule 506 of

7

Regulation D promulgated thereunder, insofar as such securities were issued only to "accredited investors" within the meaning of Rule 501 of Regulation D.

Between March 15, 2005 and June 9, 2005, certain of our investors converted a total of $3,295,000 in principal value of convertible notes into 17,407,770 shares of common stock.  Additionally, 2,461,910 shares of common stock were issued to these investors as payment for $341,155 in accrued interest on these notes.  We issued these notes on September 21, 2004 and November 9, 2004 in a private placement made in reliance on Section 4(2) of Securities Act.   These shares were issued to the following parties:

Note Holders

Number of issued shares

DKR Soundshore Oasis Holding Fund

11,596,062

DKR Soundshore Strategic Holding Fund

2,595,352

Southridge Partners LP

2,277,215

Harborview Master Fund L.P.

4,706,948

On March 10, 2005, we issued warrants to purchase 4,400,000 shares of common stock to DKR Soundshore Oasis Holding Fund Ltd. and warrants to purchase 1,100,000 of common stock to DKR Soundshore Strategic Holding Fund Ltd.  The warrants were issued with an original exercise price of $.50 per share.  The exercise price was amended to $.34 per share on March 29, 2005.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering

On April 15, 2005, we exercised our right to purchase 6,563,088 shares of common stock previously issued to Mr. Ducey, a Director and our former President and Chief Financial Officer and Asset Growth, a company owned and controlled by Mr. Ducey, in accordance with the terms their employment and consulting agreements dated December 31, 2004, at an average purchase price per share equal to $0.1.  The sale of these securities was exempt from registration pursuant to Section 4(2) of the Securities Act.

On March 21, 2005, we issued 298,332 shares of common stock to Southridge Partners LP, 110,664 shares of common stock to Harborview Master Fund LP, 489,028 shares of common stock to DKR Soundshore Oasis Holding Fund Ltd. and 122,257 shares of common stock to DKR Soundshore Strategic Holding Fund Ltd. pursuant to the conversion of convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.  For more information concerning this transaction please refer to Note 6 of our Condensed Consolidated Financial Statements.

On March 22, 2005, we issued 3,205 shares of common stock to Southridge Partners LP, 358,983 shares of common stock to Harborview Master Fund LP, 657,481 shares of common stock to DKR Soundshore Oasis Holding Fund Ltd. and 164,370 shares of common stock to DKR Soundshore Strategic Holding Fund Ltd. pursuant to the conversion of convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.  For more information concerning this transaction please refer to Note 6 of our Condensed Consolidated Financial Statements.

On March 23, 2005, we issued 182,215 shares of common stock to Harborview Master Fund LP pursuant to the conversion of a convertible promissory note.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.  For more information concerning this transaction please refer to Note 6 of our Condensed Consolidated Financial Statements.

On March 29, 2005, we issued 197,802 shares of common stock to Southridge Partners LP, 175,824 shares of common stock to Harborview Master Fund LP, 1,019,108 shares of common stock to DKR Soundshore Oasis Holding Fund Ltd. and 254,777 shares of common stock to DKR Soundshore Strategic Holding Fund Ltd. pursuant to the conversion of convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.  For more information concerning this transaction please refer to Note 6 of our Condensed Consolidated Financial Statements.

On March 31, 2005, we issued 183,318 shares of common stock to Southridge Partners LP and 458,295 shares of common stock to Harborview Master Fund LP pursuant to the conversion of convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.  For more information concerning this transaction please refer to Note 6 of our Condensed Consolidated Financial Statements.

8

On April 5, 2005, we issued 97,895 shares of common stock to Southridge Partners LP, 1,248,049 shares of common stock to DKR Soundshore Oasis Holding Fund Ltd. and 312,012 shares of common stock to DKR Soundshore Strategic Holding Fund Ltd. pursuant to the conversion of convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 6, 2005, we issued 696,238 shares of common stock to Southridge Partners LP and 1,352,813 shares of common stock to Harborview Master Fund LP pursuant to the conversion of convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 7, 2005, we issued 353,204 shares of common stock to Southridge Partners LP pursuant to the conversion of a convertible promissory note.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 8, 2005, we issued 486,715 shares of common stock to Southridge Partners LP pursuant to the conversion of a convertible promissory note.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 15, 2005, we issued 6,626 shares of common stock to Southridge Partners LP, 28,002 shares of common stock to Harborview Master Fund LP, 118,840 shares of common stock to DKR Soundshore Oasis Holding Fund Ltd. and 15,688 shares of common stock to DKR Soundshore Strategic Holding Fund Ltd. in satisfaction of interest due on convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 18, 2005, we issued 1,118,735 shares of common stock to Harborview Master Fund LP, 2,323,775 shares of common stock to DKR Soundshore Oasis Holding Fund Ltd. and 569,075 shares of common stock to DKR Soundshore Strategic Holding Fund Ltd. pursuant to the conversion of convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 20, 2005, we issued 25,801 shares of common stock to DKR Soundshore Strategic Holding Fund Ltd. pursuant to the conversion of convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 20, 2005, we issued 5,658,464 shares of common stock to James LLC pursuant to the conversion of shares of the Company’s Series D Cumulative Convertible Preferred Stock.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 22, 2005, we issued 3,169,573 shares of common stock to James LLC pursuant to the conversion of shares of the Company’s Series D Cumulative Convertible Preferred Stock.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 26, 2005, we issued 633,914 shares of common stock to DKR Soundshore Oasis Holding Fund Ltd. and 158,478 shares of common stock to DKR Soundshore Strategic Holding Fund Ltd. pursuant to the conversion of convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering

On April 27, 2005, we issued 13,663 shares of common stock to Harborview Master Fund LP pursuant to the conversion of convertible promissory notes.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 27, 2005, we issued 4,060,018 shares of common stock to James LLC pursuant to the conversion of shares of the Company’s Series D Cumulative Convertible Preferred Stock.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

9

On April 28, 2005, we issued 3,005,272 shares of common stock to James LLC pursuant to the conversion of shares of the Company’s Series D Cumulative Convertible Preferred Stock.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On May 2, 2005, we issued 3,020,739 shares of common stock to James LLC pursuant to the conversion of shares of the Company’s Series D Cumulative Convertible Preferred Stock.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On April 22, 2005, we issued 9,503,817 shares of common stock to James LLC pursuant to the conversion of shares of the Company’s Series D Cumulative Convertible Preferred Stock.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering

On April 22, 2005, we issued 237,417 shares of common stock to James LLC pursuant to the conversion of shares of the Company’s Series D Cumulative Convertible Preferred Stock.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On May 17, 2005, we issued 2,628,812 shares of common stock to James LLC pursuant to the conversion of shares of the Company’s Series D Cumulative Convertible Preferred Stock.  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On May 18, 2005, we issued 3,866,391 shares of common stock to Robert Tarini, 1,933,195 shares of common stock to Verdi Consulting, and 3,750,286 shares of common stock to Joseph Mackin in connection with employment and consulting agreements. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On May 18, 2005, the Company entered into a Restricted Stock Grant Agreement with Joseph Mackin, the Company’s President and Chief Operating Officer, pursuant to which Dr. Mackin forfeited options to purchase 1,250,286 shares of the Company’s common stock at a price of $.3775 per share.  In return, the Company granted Dr. Mackin 1,250,286 shares of Common Stock.  Subject to the terms of the Restricted Stock Grant Agreement, the shares of Common Stock issued to Dr. Mackin are subject to forfeiture in the event that Dr. Mackin’s tenure with the Company is terminated before a registration statement covering the shares has been declared effective by the Securities and Exchange Commission. .  The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

On June 20, 2005, we entered into definitive agreements (collectively, the “Exchange Agreement”) with a group of accredited investors (the “Investors”) pursuant to which we exchanged 2,750 shares of Markland’s Series D Preferred Stock (convertible into 31,421,390 shares of Markland common stock as of June 9, 2005) for 632,182 shares of Technest’s Series B Preferred Stock (convertible into 25,183,080 shares of Markland common stock as of June 9, 2005).  The Investors acquired 632,182 shares of Technest Series B Preferred Stock in a private placement completed on February 14, 2005.   For a description of the private placement completed on February 14, 2005 and the terms and conditions of Technest Series B Preferred Stock, please refer to the “Genex Transactions” beginning on page 4.  We did not register the issuance of the Series D Preferred Stock and subsequent exchange for Technest Series B Preferred Stock because they were made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were sold only to "accredited investors" within the meaning of Rule 501 of Regulation D.

10

Item 27.

Exhibits.

Filed With this

Exhibit

Registration

Incorporated By Reference

No.

Description

Statement

Form

Filing Date

Exhibit No.

3.1

Articles of Incorporation of Quest Net

8-K

March 20, 2000

1.3

Corp., filed with the Florida Secretary of

State on December 28, 1998

3.2

Articles of Merger filed with the Florida

8-K

March 20, 2000

1.2

Secretary of State on March 15, 2000

3.3

Articles of Amendment to the Articles of

8-K

April 10, 2001

3.1

Incorporation of Quest Net Corp., filed

with the Florida Secretary of State on

April 4, 2001

3.4

Articles of Amendment to the Articles of

8-K

April 10, 2001

3.3

Incorporation of Quest Net Corp., filed with

the Florida Secretary of State on June 21, 2001

3.5

Articles of Amendment to the Articles of

SB-2

May 11, 2004

3.5

Incorporation of Markland Technologies, Inc.

filed with the Florida Secretary of State on

December 21, 2001

3.6

Articles of Amendment to the Articles of

10-KSB

October 14, 2003

3.6

Incorporation of Markland Technologies, Inc.

filed with the Florida Secretary of State on

September 16, 2003

3.7

Certificate of Designations of Rights and

10-KSB

October 14, 2003

3.7

Preferences of the Series A Non-Voting

Convertible Preferred Stock

3.8

Certificate of Designations of Rights and

8-K

December 20, 2002

3.5

Preferences of the Series C Cumulative

Convertible Preferred Stock

3.9

Certificate of Designations of Rights and

10-KSB

October 14, 2003

3.5

Preferences of the Series D Cumulative

Convertible Preferred Stock

3.10

Amended and Restated By-Laws

8-K

March 20, 2000

1.4

4.1

Form of common stock certificate of

10-QSB

February 14, 2003

4.1

Markland Technologies, Inc.

4.2

Registration Rights Agreement between

SB-2(2)

May 11, 2004

4.2

Markland Technologies, Inc., Montana View

Corporation, Elite Properties, Ltd., Sparrow

Ventures, Inc., dated April 2, 2004

4.3

Form of Common Stock Purchase Warrant dated

SB-2(2)

May 11, 2004

4.3

April 2, 2004

11

4.4

Form of Common Stock Purchase Warrant dated

SB-2(2)

May 11, 2004

4.4

April 16, 2004

4.5

Form of Common Stock Purchase Warrant dated

SB-2(2)

May 11, 2004

4.5

May 3, 2004

4.6

Registration Rights Agreement, dated March

10-KSB

October 14, 2003

10.10

19, 2003, by and between ASI Technology

Corporation and Markland Technologies, Inc.

4.7

Registration Rights Agreement by and

10-KSB

October 14, 2003

10.17

between Markland Technologies, Inc. and

Brittany Capital Management limited, dated

September 10, 2003

4.8

Consulting Agreement by and between

8K

November 12, 2003

10.3

Markland Technologies, Inc. and George

Yang, dated September 30, 2003

4.9

Consulting Agreement by and between

SB-2(2)

May 11, 2004

4.9

Markland Technologies, Inc. and Commonwealth

Acquisitions, Ltd., dated March 24, 2003

4.10

Consulting Agreement by and between ECON

SB-2(2)

May 11, 2004

4.10

Investor Relations, Inc., dated January 18, 2003

4.11

Consulting Agreement by and between

SB-2(2)

May 11, 2004

4.11

Markland Technologies, Inc. and Marketshare

Recovery, Inc., dated October 29, 2003

4.12

Consulting Agreement by and between

10-QSB

February 23, 2004

10.4

Markland Technologies, Inc. and Emerging

Concepts, Inc., dated July 7, 2003

4.13

Research Agreement by and between Markland

SB-2(2)

May 11, 2004

4.13

Technologies, Inc. and The Research Works,

Inc., dated October 29, 2003

4.14

Employment Agreement by and between

SB-2(2)

May 11, 2004

4.14

Markland Technologies, Inc. and Jo-Ann

Nichols, dated October 27, 2003

4.15

Registration Rights Agreement by and between

8-K

September 23, 2004

99.3

Markland Technologies, Inc. and the investors

named therein, dated September 21, 2004

4.16

Form of Common Stock Purchase Warrant

8-K

September 23, 2004

99.5

issued by Markland Technologies, Inc. on

September 21, 2004

4.17

Lock-up Agreement by and among Markland

8-K

September 23, 2004

99.7

Technologies, Inc., Robert Tarini, and

Kenneth Ducey, Jr.

4.18

Lock-up Agreement by and between Markland

8-K

September 23, 2004

99.6

Technologies, Inc. and James, LLC

4.19

Waiver Agreement by and among Markland

8-K

September 23, 2004

99.8

Technologies, Inc. and the parties named

therein, dated September 21, 2004

12

4.20

Amendment to Warrant No. CS-85, by and

8-K

December 30, 2004

99.1

between Markland Technologies, Inc. and DKR

Soundshore Oasis Holding Fund, Ltd., dated

December 28, 2004

4.21

Amendment to Warrant No. CS-85, by and

8-K

December 30, 2004

99.2

between Markland Technologies, Inc. and DKR

Soundshore Strategic  Holding Fund, Ltd., dated

December 28, 2004

4.22

Form of Warrant issued in connection with

8-K

December 30, 2004

99.3

warrant amendments dated February 7, 2005

4.23

Amendment to Warrant No. CS-83, by and

8-K

December 30, 2004

99.4

between Markland Technologies, Inc. and

Greenfield Capital Partners, LLC dated

December 29, 2004

4.24

Amendment to Warrant No. CS-89, by and

8-K

December 30, 2004

99.5

between Markland Technologies, Inc. and

Southridge Partners LP, dated December 29,

2004.

4.25

Amendment to Warrant No. CS-86, by and

8-K

January 7, 2005

99.1

between Markland Technologies, Inc. and

David Stefansky, dated January 4, 2005.

4.26

Amendment to Warrant No. CS-87, by and

8-K

January 7, 2005

99.2

between Markland Technologies, Inc. and

Richard Rosenblum, dated January 4, 2005.

4.27

Amendment to Warrant No. CS-88, by and

8-K

January 7, 2005

99.3

between Markland Technologies, Inc. and

Harborview Master Fund LP, dated January 4,

2005.

4.28

Preferred Stock Restriction Agreement by

8-K

January 11, 2005

99.1

and between Markland Technologies, Inc. and

James LLC, dated January 5, 2005.

4.29

Form of Common Stock Purchase Warrant

8-K

January 11, 2005

99.3

issued to James LLC.

4.30

Preferred Stock Restriction Agreement

8-K

January 12, 2005

99.1

Amendment by and between Markland

Technologies, Inc. and James LLC, dated

January 5, 2005.

4.31

Registration Rights Agreement by and among

8-K

February 15, 2005

4.1

Markland Technologies, Inc., and Southridge

Partners, LP, Southshore Capital Fund

Limited, ipPartners, Inc., Verdi Consulting

Inc., DKR Soundshore Oasis Holding Fund,

Ltd., DKR Soundshore Strategic Holding

Fund, Ltd. and Deer Creek Fund, LP for

Markland Common Stock, dated February 14,

2005.

4.32

Registration Rights Agreement between

8-K

February 15, 2005

4.2

13

Technest Holdings, Inc., and Markland

Technologies, Inc., dated February 14, 2005.

4.33

Registration Rights Agreement by and among

8-K

February 15, 2005

4.3

Technest Holdings, Inc., and Southridge

Partners, LP, Southshore Capital Fund

Limited, ipPartners, Inc., Verdi Consulting

Inc., DKR Soundshore Oasis Holding Fund,

Ltd., DKR Soundshore Strategic Holding

Fund, Ltd. and Deer Creek Fund, LP for

Technest Series C Preferred Stock and

Warrants for Technest common stock, dated

February 14, 2005.

4.34

Registration Rights Agreement between

8-K

February 15, 2005

4.4

Technest Holdings, Inc. and Jason Geng,

dated February 14, 2005.

4.35

Registration Rights Agreement between

8-K

February 15, 2005

4.5

Markland Technologies, Inc., and Jason

Geng, dated February 14, 2005.

4.36

Form of Technest Common Stock Purchase

8-K

February 15, 2005

4.6

Warrant issued on February 14, 2005.

4.37

Technest Series B Convertible Preferred

8-K

February 15, 2005

4.7

Stock Certificate of Designations filed with

the Secretary of State of Nevada on

February 14, 2005.

4.38

Technest Series C Convertible Preferred

8-K

February 15, 2005

4.8

Stock Certificate of Designations filed

with the Secretary of State of Nevada on

February 14, 2005.

4.39

Promissory Note made by Genex Technologies,

 8-K

February 15, 2005

4.9

Inc. and issued in favor of Jason Geng on

February 14, 2005.

4.40

Warrant issued to Michael Rosenblum

                        SB-2(3)     March  17, 2005                 4.40

on December 7, 2005

4.42

Warrant issued to DKR Soundshore Oasis

                       SB-2(3)     March  17, 2005                  4.42

Holding Fund, Ltd. on March 10, 2005

4.43

Warrant issued to DKR Soundshore Strategic

                       SB-2(3)     March  17, 2005                   4.43

Holding Fund, Ltd. on March 10, 2005

4.44

Warrant issued to Southridge Partners, LP

                      SB-2(3)     March  17, 2005                    4.44

on February 7, 2005

4.45

Warrant issued to Harborview Master Fund, LP

                      SB-2(3)     March  17, 2005                    4.45

on February 7, 2005

4.46

Warrant issued to David Stefansky

                      SB-2(3)     March  17, 2005                    4.46

on February 7, 2005

4.47

Warrant issued to Richard Rosenblum

                                    SB-2(3)      March  17, 2005                    4.47

on February 7, 2005

14

4.48

Form of Letter Agreement lowering exercise

                                SB-2 (3)      March 17, 2005                      4.48

price of Warrants issued on February 7, 2005

and March 10, 2005.

4.49

Notices to investors in September 21, 2004 and

SB-2 (3)      March 17, 2005                      4.48

November 9, 2004 regarding  interest payments

effected with shares in lieu of cash

5.1

Opinion of Foley Hoag LLP(*)

10.1

Securities Purchase Agreement, between                                                SB-2(2)

May 11, 2004

10.1

Markland Technologies, Inc., Montana View

Corporation, Elite Properties, Ltd., and

Sparrow Ventures, Inc., dated April 2, 2004

10.2

Securities Purchase Agreement by and among

SB-2(2)

May 11, 2004

10.2

Markland Technologies, Inc. and the

Investors named therein, dated April 16, 2004

10.3

Securities Purchase Agreement by and

SB-2(2)

May 11, 2004

10.3

between Markland Technologies, Inc. and the

Investors named therein, dated May 3, 2004

10.4

Agreement and Plan of Merger by and among

8-K

November 12, 2003

10.1

Markland Technologies, Inc. and STR

Acquisition Corp., Security Technology, Inc.,

Science and Technology Research, Inc., and

George Yang, dated September 30, 2003

10.5

Promissory Note made by Markland

8-K

November 12, 2003

10.4

Technologies, Inc., in favor of George

Yang, dated September 30, 2003

10.6

Security Agreement by and between Markland

SB-2(2)

May 11, 2004

10.6

Technologies, Inc. and George Yang, dated

September 30, 2003

10.7

Guaranty by Markland Technologies, Inc. in

SB-2(2)

May 11, 2004

10.7

favor of George Yang, dated September 30, 2003

10.8

Amendment and Payment Extension Agreement

SB-2(2)

May 11, 2004

10.8

by and between Markland Technologies, Inc.

and George Yang, dated March 17, 2004

10.9

Loan Agreement by and between Security

8-K

November 12, 2003

10.2

Technology, Inc. and Bay View Capital LLC,

dated September 30, 2003

10.10

Promissory Note by and among Markland

8-K

November 12, 2003

10.5

Technologies, Inc., Security Technology, Inc.,

and Bay View Capital LLC, dated

September 30, 2003.

10.11

Security Agreement by and between Security

SB-2(2)

May 11, 2004

10.11

Technology, Inc. and Bay View Capital LLC,

dated September 30, 2003.

10.12

Security Agreement by and between Markland

SB-2(2)

May 11, 2004

10.12

Technologies, Inc. and Bay View Capital LLC

15

10.13

Sublicense Agreement by and between

SB-2(2)

May 11, 2004

10.13

Markland Technologies, Inc. and ASI

Technology Corporation, dated March 19, 2004

10.14

ASI Technology Corporation Contract with

SB-2/1A(2)

June 16, 2004

10.16

Naval Surface Warfare Center, dated January

31, 2003

10.15

Letter from Sherb & Co., LLP to the

8-K

March 17, 2003

16.1

Commission, dated March 12, 2003,

concerning change in certifying accountant

10.16

Technology Purchase Agreement by and

8-K

April 4, 2003

10.1

between Markland Technologies, Inc. and ASI

Technology Corporation, dated March 19, 2003

10.17

Exchange Agreement, dated March 27, 2003,

 8-K

April 4, 2003

10.2

by and between Eurotech, Ltd. and Markland

Technologies, Inc.

10.18

Registration Rights Agreement, dated March

10-KSB

October 14, 2003

10.12

27, 2003, by and between Eurotech, Ltd. and

Markland Technologies, Inc.

10.19

Amended and Restated Exchange Agreement,

 8-K

July 30, 2003

10.1

dated July 24, 2003, by and between

Markland Technologies, Inc. and Syqwest,

Inc.

10.20

Preferred Securities Purchase Agreement by

10-KSB

October 14, 2003

10.14

and between Markland Technologies, Inc. and

James LLC, dated February 2, 2003, relating

to the issuance of 170 shares of Series C

5% Convertible Preferred Stock.

10.21

Preferred Securities Purchase Agreement by

10-KSB

October 14, 2003

10.15

and between Markland Technologies, Inc.,

and James LLC, dated April 1, 2003,

relating to the issuance of Series D

Convertible Preferred Stock.

10.22

Private Equity Credit Agreement by and

10-KSB

October 14, 2003

10.16

between Markland Technologies, Inc. and

Brittany Capital Management Limited, dated

September 10, 2003.

10.23

Nonexclusive License Agreement by and

SB-2 (2)

 May 11, 2004

10.31

Science & Technology Research , Inc. and

the Secretary of the Navy, dated November

4, 2003.

10.24

International Distribution Agreement

SB-2 (2)

 May 11, 2004

10.32

between Markland Technologies, Inc. and

Tradeways.

10.25

Science & Technology Research contract

SB-2 (2)

 May 11, 2004

10.33

Naval Surface Warfare Center, dated January

31, 2003.

10.26

Subcontract Agreement by and between ERGO

SB-2 (2)

 May 11, 2004

10.34

16

Systems, Inc. and Computer Sciences

Corporation, dated December 8, 2003.

10.27

Lease for Property located at 112 Juliad

SB-2/1A(2)

June 16, 2004

10.35

Court, Fredericksburg, Virginia, dated

October 11, 2000, by and between Science

and Technology, Inc. and 112 Juliad Court

LLC.

10.28

Co-Operative Research and Development

SB-2/1A(2)

June 16, 2004

10.36

Agreement by and between Markland

Technologies, Inc. and the U.S. Air Force.

10.29

Employment Agreement by and between

10-QSB

May 24, 2004

10.32

Markland Technologies, Inc. and Robert

Tarini, dated May 12, 2004 .

10.30

Employment Agreement by and between

10-QSB

May 24, 2004

10.33

Markland Technologies, Inc. and Kenneth

Ducey, Jr., dated May 12, 2004.

10.31

Strategic Operations Contractor Agreement

10-QSB

May 24, 2004

10.34

by and between Markland Technologies, Inc.

and Asset Growth Company, dated May 12,

2004.

10.32

Consulting Agreement by and between

10-QSB

May 24, 2004

10.35

Markland Technologies, Inc. and Chad A.

Verdi, dated May 12, 2004.

10.33

Amendment to Employment Agreement between

SB-2/1A(2)

June 16, 2004

10.41

Markland Technologies Inc. and Robert

Tarini dated June 16, 2004.

10.34

Agreement between Markland Technologies

SB-2/1A(2)

 June 16, 2004

10.42

Inc. and Kenneth P. Ducey, dated June 16,

2004.

10.35

Amendment to the Consulting Agreement

SB-2/1A(2)

 June 16, 2004

10.43

between Markland Technologies Inc. and

Verdi Consulting, dated June 16, 2004.

10.36

Amendment to the Strategic Operations

SB-2/1A(2)

 June 16, 2004

10.44

Contractor Agreement by and between

Markland Technologies, Inc. and Asset

Growth Company, dated June 16, 2004.

10.37

Purchase Agreement between Markland

8-K

September 23, 2004

99.1

Technologies, Inc. and the investors named

therein, dated September 21, 2004.

10.38

Security Agreement between Markland

8-K

September 23, 2004

99.2

Technologies, Inc. and the investors named

therein, dated September 21, 2004.

10.39

Form of Secured Convertible Promissory Note

8-K

September 23, 2004

99.4

made by Markland Technologies, Inc., on

September 21, 2004.

10.40

Night Vision Electronic Sensors Directorate

10-KSB

October 13, 2004

10.48

17

 (NVESD) Omnibus Contract between E-OIR

Measurement Inc., a subsidiary of EOIR and

United States Army Night Vision and

Electronic Sensors Directorate.

10.41

Securities Purchase Agreement by and among

SB-2 (1)

 November 10, 2004

10.50

Markland Technologies, Inc., Harborview

Master Fund L.P. and Southridge Partners LP

dated November 9, 2004.

10.42

Form of Convertible Note made by Markland

SB-2 (1)

 November 10, 2004

10.51

Technologies, Inc. and issued to Harborview

Master Fund L.P. and Southridge Partners LP

on November 9, 2004.

10.43

Form of Warrant issued by Markland

SB-2 (1)

 November 10, 2004

10.52

Technologies, Inc. to Harborview Master

Fund L.P. and Southridge Partners LP, on

November 9, 2004.

10.44

Subordination Agreement by and among DKR

SB-2 (1)

 November 10, 2004

10.53

Soundshore Oasis Holding Fund, LLC DKR

Soundshore Strategic Holding Fund, LLC,

Harborview Master Fund L.P., Southridge

Partners LP, and Markland Technologies,

Inc., dated November 9, 2004.

10.45

Conditional Waiver and Consent by and among

SB-2 (1)

 November 10, 2004

10.54

DKR Soundshore Oasis Holding Fund, LLC DKR

Soundshore Strategic Holding Fund, LLC,

Harborview Master Fund L.P., Southridge

Partners LP, and Markland Technologies,

Inc., dated November 9, 2004.

10.46

Stock Purchase Agreement by and between

8-K

June 30, 2004

2.1

Markland and EOIR, dated June 30, 2004.

10.47

Form of Promissory Note made by EOIR

8-K

June 30, 2004

2.2

Technologies Inc. and dated June 29, 2004.

10.48

Security Agreement by and between EOIR and

8-K

June 30, 2004

2.3

sellers of EOIR stock, dated June 30, 2004.

10.49

The Markland Technologies, Inc. 2004 Stock

8-K

June 30, 2004

2.4

Option Plan.

10.50

Preferred Securities Purchase Agreement by

8-K

June 30, 2004

2.5

and between Markland Technologies, Inc. and

James LLC.

10.51

Pledge and Security Agreement, by and

8-K

June 30, 2004

2.6

between Markland, EOIR and the Sellers

thereon, dated June 29, 2004.

10.52

Forms of Nonqualified Stock Option issued

8-K

June 30, 2004

2.7

by Markland Technologies, Inc. on June 29,

2004.

10.53

Agreement and General Release, dated

10-QSB

November 15, 2004

10.61

November 1, 2004, by and between Markland

18

Technologies, Inc. and Gregory A. Williams.

10.54

Engagement Letter with Trilogy Capital

8-K

December 9, 2004

99.1

Partners, Inc., dated December 7, 2004.

10.55

Form of Warrant issued to Trilogy Capital

8-K

December 9, 2004

99.2

Partners, Inc., and the unaffiliated

consultant, dated December 7, 2004.

10.56

Waiver by and among Markland Technologies,

 8-K

December 13, 2004

99.1

Inc., DKR Soundshore Oasis Holding Fund

Ltd., DKR Soundshore Strategic Holding Fund

Ltd., Harborview Master Fund L.P. and

Southridge Partners LP.

10.57

Letter Agreement by and among Markland

8-K

December 13, 2004

 99.2

Technologies, Inc., DKR Soundshore Oasis

Holding Fund Ltd., and DKR Soundshore

Strategic Holding Fund Ltd.

10.58

Employment Agreement by and between

8-K

January 7, 2005

99.4

Markland Technologies, Inc. and Robert

Tarini, dated January 2, 2005.

10.59

Employment Agreement by and between

8-K

January 7, 2005

99.5

Markland Technologies, Inc. and Kenneth

Ducey, Jr., dated January 2, 2005.

10.60

Employment Agreement by and between

8-K

January 7, 2005

99.6

Markland Technologies, Inc. and Dr. Joseph

P. Mackin, dated January 2, 2005.

10.61

Employment Agreement by and between

8-K

January 7, 2005

99.7

Markland Technologies, Inc. and Gino M.

Pereira, dated January 2, 2005.

10.62

Strategic Operations Contractor Agreement

8-K

January 7, 2005

99.8

by and between Markland Technologies, Inc.

and Asset Growth Company, dated January 2,

2005.

10.63

Consultant Agreement with by and between

8-K

January 7, 2005

99.9

Markland Technologies, Inc. and Verdi

Consulting, Inc., dated January 2, 2005.

10.64

Finder Agreement by and between Technest

SB-2(2)

 February 28, 2005

10.64

Holdings, Inc. and Greenfield Capital,

dated February 14, 2005.

10.65

Escrow Agreement by and among Markland

8-K

February 15, 2005

10.1

Technologies, Inc., Technest Holdings,

Inc., Genex Technologies, Inc., Jason Geng,

and Wilmington Trust Company, dated

February 14, 2005.

10.66

Lock-Up Agreement by and among Markland

8-K

February 15, 2005

10.2

Technologies, Inc., Technest Holdings, Inc.

and Jason Geng, dated February 14, 2005.

10.67

Employment Agreement by and between Genex

8-K

February 15, 2005

10.3

19

Technologies, Inc. and Jason Geng dated

February 14, 2005

10.68

Lock-up Agreement by and among Technest

8-K

February 15, 2005

10.4

Holdings, Inc., Garth LLC and Southshore

Capital Fund Ltd., dated February 14, 2005

10.69

Form of Option to be granted under the 2004

8-K

February 15, 2005

10.6

Markland Stock Incentive Plan.

10.70

Agreement by and between Genex

8-K

February 15, 2005

10.7

Technologies, Inc. and Ocean Tomo.

10.71

Securities Purchase Agreement by and among

8-K

February 15, 2005

2.1

Technest Holdings, Inc., and Southridge

Partners, LP, Southshore Capital Fund

Limited, ipPartners, Inc., Verdi

Consulting, Inc., DKR Soundshore Oasis

Holding Fund, Ltd., DKR Soundshore

Strategic Holding Fund, Ltd and Deer Creek

Fund, LP, dated February 14, 2005

10.72

Preferred Stock Restriction Agreement between

8-K

January 11, 2005

99.1

Markland Technologies, Inc. and James LLC

10.73

Amendment to the Preferred Stock Restriction

8-K

January 12, 2005

99.2

Agreement between Markland Technologies, Inc.

and James LLC

10.74

Securities Purchase Agreement between

8-K

February 15, 2005

2.2

Markland Technologies, Inc., and Technest

Holdings, Inc., and dated February 14, 2005

10.75

Agreement and Plan of Merger by and between

8-K

February 15, 2005

2.3

Technest Holdings, Inc., MTECH Acquisition,

Inc., Genex Technologies, Inc. and Jason

Geng, dated February 14, 2005

10.76

Articles of Merger merging MTECH

10-QSB/A

February 18, 2005

99.2

Acquisition, Inc. with and into Genex

Technologies, Inc., filed with the

Secretary of the State of Maryland on

February 14, 2005.

10.77

Certificate of Merger merging MTECH

10-QSB/A

February 18, 2005

99.1

Acquisitions with and into Genex

Technologies, Inc., filed with the

Secretary of the State of Delaware on

February 14, 2005.

10.78

2005 Markland Technologies, Inc.

8-K

April 22, 2005

2.1

Stock Award Plan

10.79

Form of Markland Technologies, Inc.

8-K

April 22, 2005

2.2

Stock Award Agreement

10.80

Employment Agreement Amendment

                       10-QSB           May 23, 2005

10.83

between Markland Technologies, Inc.,

and Robert Tarini dated May 17, 2005

20

10.81

Employment Agreement Amendment

10-QSB

May 23, 2005

10.84

between Markland Technologies, Inc.,

and Joseph Mackin dated May 17, 2005

10.82

Consultant Agreement Amendment

10-QSB

May 23, 2005

10.85

between Markland Technologies, Inc.,

and Verdi Consulting, Inc. dated May 17, 2005

10.83

Restricted Stock Grant Agreement

10-QSB

May 23, 2005

10.86

between Markland Technologies, Inc.,

and Joseph Mackin dated May 18, 2005

10.84     Exchange Agreement dated June 20, 2005

(*)

by and between Markland Technologies, Inc.

and DKR Soundshore Oasis Holding Fund,

Ltd.

10.85     Exchange Agreement dated June 20, 2005

(*)

by and between Markland Technologies,

Inc. and DKR Soundshore Strategic

Holding Fund, Ltd.

10.86     Exchange Agreement dated June 20, 2005

(*)

by and between Markland Technologies, Inc.

and ipPartners, Inc.

10.87     Exchange Agreement dated June 20, 2005

(*)

by and between Markland Technologies, Inc.

and Verdi Consulting, Inc.

10.88     Settlement Agreement and General Release

8-K                June 30, 2005            10.1

dated June 30, 2005 by and between

Markland Technologies, Inc. and

Kenneth P. Ducey

21.1

List of Subsidiaries.

(*)

23.1

Consent of Foley Hoag LLP.

  x

23.2

Consent of Wolf & Company, P.C.

x

23.3

Consent of Marcum & Kliegman LLP

x

24.1

Power of Attorney (contained on the

x

signature page to this registration

statement).

Notes:

(1) SEC File # 333-120390

(2) SEC File # 333-115395

(3) SEC File #  333-123400

(*) Previously filed.

Item 28.

 Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

21

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

22

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment no. l to registration statement to be signed on its behalf by the undersigned, in the City of Providence, State of Rhode Island, on August 8, 2005.

MARKLAND TECHNOLOGIES, INC.

By: /s/ Robert Tarini

Robert Tarini

Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each individual whose signature appears below constitutes and appoints Gino Miguel Pereira, Joseph P. Mackin, and Robert Tarini, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement was signed by the following persons in the capacities and on the dates stated:

Signature

Title

Date

/s/ Robert Tarini

Chief Executive Officer and

August 8, 2005

Robert Tarini

Chairman of the Board of Directors

/s/ Gino Miguel Pereira

Chief Financial Officer  (1)

August 8, 2005

Gino Miguel Pereira

/s/ Joseph P. Mackin

President, Chief Operating Officer and

August 8, 2005

Joseph P. Mackin

Director

(1)  Gino M. Pereira also performs the functions of a chief accounting officer for the company although he has not officially been appointed as such.

II-1